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Exhibit 10.7

MANAGEMENT AGREEMENT
(SANTA ANITA PROJECT)

by and between

Santa Anita Associates, LLC,
a Delaware limited liability company,
as Company,

and

Caruso Management Company, Ltd.,
a California limited partnership,
as Manager

Dated as of September 28, 2006

LIMITED LIABILITY COMPANY AGREEMENT
OF
SANTA ANITA ASSOCIATES, LLC

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

i

	(o) [Veto] Legal Proceedings	11
	(p) [Veto — Minority Member Major Decision] Amendment to Agreement	12
	(q) [Veto — Minority Member Major Decision] Dissolution	12
	(r) [Veto — Minority Member Major Decision] Confess Judgments	12
	(s) [Veto — Minority Member Major Decision] Possess Company Property	12
	(t) [Veto — Minority Member Major Decision] Merger, Consolidation or Bankruptcy	12
	(u) [Veto — Minority Member Major Decision] Extending Credit	12
	(v) [Veto — Minority Member Major Decision] Acts in Contravention	12
	(w) [Veto — Minority Member Major Decision] Additional Capital Contributions For Unauthorized Expenditures	12
	(x) [Veto — Minority Member Major Decision] Material Changes to the Site Plan	12
2.06	Development Plan and Operating Plan	13
	(a) Development Plan	13
	(b) Operating Plan	14
2.07	Notification to the Member of Certain Matters	15
	(a) Defects and Deviations	15
	(b) Litigation	16
	(c) Disputes	16
	(d) Governmental Order	16
	(e) Environmental Matters	16
	(f) Construction Delays	16
	(g) Condemnation	16
	(h) Lapse of Insurance	16
	(i) Notice of Default	16
	(j) Recordation of Lien	16
	(k) Material Change in Operating Plan, Pre-Development Budget, Development Budget or Operating Budget	16
	(l) Purchase Offers	16
	(m) Other Material Events	16
2.08	Compensation	17
	(a) Development Agreement	17
	(b) Construction Management Fee	17
	(c) Retail Management Agreement	17
	(d) MEC Retail Asset Management Fee	17
	(e) Residential Management Agreement	17
	(f) MEC Residential Asset Management Fee	17
2.09	Treatment of Payments	18
2.10	Liability and Indemnity	18
2.11	Reimbursement and Fees	18
2.12	Limited Liability	19
2.13	Removal of the Managing Member	19
2.14	Authority with Respect to Caruso Affiliate Agreements	19

ARTICLE III	MEMBERS' CONTRIBUTIONS TO COMPANY	20
3.01	Initial Contributions	20
3.02	Construction Financing	20
3.03	Additional Contributions	21
3.04	Remedy for Failure to Contribute Capital	21
	(a) Loan Remedy	21
	(b) Dilution	23
	(c) Election of Remedy	25
	(d) Adjustments to Percentage Interests	25
	(e) Right to Remove Caruso as Managing Member	25
	(f) Loss of Voting Rights	26
	(g) Enforceability of Provisions	26
3.05	Affiliate Liability and Indemnification	26
3.06	Capital Contributions in General	27
ARTICLE IV	ALLOCATION OF PROFITS AND LOSSES	27
4.01	Allocation of Net Losses	27
	(a) First Tier Losses	27
	(b) Second Tier Losses	27
4.02	Net Profits	27
	(a) First Tier Profits	27
	(b) Second Tier Profits	27
4.03	Special Allocations	28
4.04	Curative Allocations	28
4.05	Differing Tax Basis; Tax Allocation	29
ARTICLE V	DISTRIBUTION OF CASH FLOW	29
5.01	Distribution of Cash Flow	29
5.02	Distribution of Extraordinary Cash Flow	29
	(a) Unreturned Contribution Accounts	29
	(b) Percentage Interests	29
5.03	Limitations on Distributions	29
5.04	In-kind Distribution	29
ARTICLE VI	RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS	30
6.01	Limitations on Transfer	30
6.02	Permitted Transfers	30
	(a) Other Members	30
	(b) Affiliates	30
	(c) Share Transfers	30
	(d) Merger, Consolidation or Sale of All or Substantially All Assets	30
	(e) REIT Controlled by Caruso	30
	(f) Owner of Racetrack Property	31
	(g) Sale of Partial Interest	31
	(h) Pledge for Loan for Sole Purpose of Funding Additional Capital Contribution	31
	(i) Transfer following Default under Right of First Refusal	31

6.03	Right of First Offer/Right of First Refusal	32
6.04	Lender Prohibitions	35
6.05	Admission of Substituted Members	35
6.06	Election; Allocations Between Transferor and Transferee	36
6.07	Partition	36
6.08	Waiver of Withdrawal and Purchase Rights	36
6.09	No Appraisal Rights	36
ARTICLE VII	DEFAULT BUY/SELL AGREEMENT	36
7.01	Buy/Sell Events	36
	(a) Fraud or Conviction of a Felony by Member	36
	(b) Misappropriation of Funds by Member	37
	(c) Fraud or Conviction of a Felony Under Development Agreement or Management Agreement	37
	(d) Misappropriation of Funds Under Development Agreement or Management Agreement	37
7.02	Rights Arising From a Buy/Sell Event	38
7.03	Determination of Purchase Price	38
	(a) Determination of Purchase Price	38
	(b) Determination of Appraised Value	38
	(c) Payment of Costs	39
7.04	Non-Defaulting Member's Option	40
7.05	Closing of Purchase and Sale	40
7.06	Payment of Purchase Price	40
7.07	Release and Indemnity	40
ARTICLE VIII	DISSOLUTION AND WINDING UP OF THE COMPANY	41
8.01	Events Causing Dissolution of the Company	41
8.02	Winding Up of the Company	41
	(a) Creditors	41
	(b) Reserves	41
	(c) Remaining Amounts	42
8.03	Negative Capital Account Restoration	42
8.04	Termination Rights	42
ARTICLE IX	BOOKS AND RECORDS	43
9.01	Books of Account and Bank Accounts	43
9.02	Annual Reports and Tax Returns	44
9.03	Delivery of Reports	44
	(a) Monthly Balance Sheet and Income Statement	44
	(b) Monthly Reports	44
	(c) Supplemental Information	45
	(d) Quarterly Reports	46
	(e) Quarterly Forecasts	46
	(f) Annual Reports	46
	(g) Construction Reports	46
	(h) Additional Information	46

ARTICLE X	INSURANCE REQUIREMENTS	46
10.01	Insurance	46
ARTICLE XI	MISCELLANEOUS	47
11.01	Investment Representations	47
	(a) Member Understandings	47
	(b) Acquisition for Own Account	47
	(c) No Public Market	47
	(d) No Advertisement	47
	(e) Survival of Representations and Warranties	47
11.02	Notice	48
11.03	Construction of Agreement	49
11.04	Further Acts	49
11.05	Preservation of Intent	49
11.06	Waiver	50
11.07	Entire Agreement	50
11.08	Choice of Law	50
11.09	No Third-Party Beneficiaries	50
11.10	No Usury	51
11.11	Venue	51
11.12	Waiver of Jury Trial	51
11.13	Timing	51
11.14	Remedies for Breach of this Agreement	52
11.15	Reasonableness of Remedies	52
11.16	Partnership Intended Solely for Tax Purposes	52
11.17	Arbitration of Disputes	52
11.18	Scope of Representation	54
11.19	CPI Adjustments	54
ARTICLE XII	DEFINITIONS	55
12.01	Accounting Firm	55
12.02	Adjusted Capital Account	55
12.03	Affiliate	55
12.04	Agreement	55
12.05	Approved Transferee	55
12.06	Budget	56
12.07	Business Plan	56
12.08	Buy/Sell Price Determination Notice	56
12.09	California Act	56
12.10	Capital Account	56

v

12.11	Caruso Affiliate Agreements	57
12.12	Cash Flow	57
12.13	City	57
12.14	Code	57
12.15	Commissionable Revenue	57
12.16	Company	57
12.17	Company Capital	57
12.18	Construction Contract	57
12.19	Construction Loan	58
12.20	Contractor	58
12.21	Contributing Member(s)	58
12.22	Contribution Date	58
12.23	Covered Persons	58
12.24	Default Loan	58
12.25	Delaware Act	58
12.26	Delinquent Contribution	58
12.27	Deposit	58
12.28	Development Agreement	58
12.29	Development Budget	59
12.30	Development Plan	59
12.31	Dilution Percentage	59
12.32	Due Care	59
12.33	Effective Date	59
12.34	Event of Default	59
12.35	Extraordinary Cash Flow	60
12.36	Extraordinary Event	60
12.37	Five Million Dollar Outstanding Delinquent Contribution	60
12.38	Force Majeure	60
12.39	Ground Lease	61
12.40	Improvements	61
12.41	Interest	61
12.42	Index	61
12.43	Leases	61
12.44	Liquidation	61
12.45	Major Decisions	62
12.46	Management Committee	62
12.47	Managing Member	62
12.48	Member(s)	62
12.49	Milestones	62
12.50	Minority Member Major Decisions	62
12.51	Net Profits and Net Losses	62
12.52	Opening	63
12.53	Operating Budget	63
12.54	Ordinary Cash Flow	63
12.55	Percentage Interest	63

12.56	Permitted Transferees	63
12.57	Pre-Development Costs	63
12.58	Prime Rate	63
12.59	Prohibited Transferee	63
12.60	Project(s)	64
12.61	Property	64
12.62	Quorum	64
12.63	Racetrack Property	64
12.64	REA	64
12.65	Recapture Conditions	64
12.66	Regulatory Allocations	65
12.67	Representative(s)	65
12.68	Retail Management Agreement	65
12.69	Securities Acts	65
12.70	Treasury Regulation	65
12.71	Unreturned Contribution Account	65

EXHIBITS

Exhibit "A" — DESCRIPTION OF SANTA ANITA PROPERTY
Exhibit "B" — DESCRIPTION OF PROPERTY
Exhibit "C" — GROUND LEASE
Exhibit "D" — NAMES, ADDRESSES, AND PERCENTAGE INTERESTS OF THE MEMBERS
Exhibit "E" — PRELIMINARY PRE-DEVELOPMENT PLAN AND PRELIMINARY PRE-DEVELOPMENT BUDGET
Exhibit "F" — DEVELOPMENT AGREEMENT
Exhibit "G" — RETAIL MANAGEMENT AGREEMENT
Exhibit "H" — FORM OF LEASE DOCUMENT REQUEST
Exhibit "I" — INSURANCE REQUIREMENTS

        INDEX

Page(s)
Accountant's Notice	24
Accounting Firm	55
Adjusted Capital Account	55
Affiliate	55
Agreement	55
Appraisal Costs	24
Appraisal Notice	24
Appraised Value	38
Approved Transferee	55
Arbitration Major Decisions	13
Arbitrator(s)	53
Budget	56
Business Plan	56
Buy/Sell Events	36
Buy/Sell Price Determination Notice	38
Buy/Sell Purchase Price	38
California Act	56
Capital Account	56
Caruso	1
Caruso Affiliate Agreements	57
Caruso Termination Election	42
Caruso Termination Window	42
Cash Flow	57
Certificates	22
City	1
Code	57
Commissionable Revenue	57
Company	57
Company Capital	57
Construction Contract	57
Construction Loan	58
Construction Management Fee	17
Construction Schedule	13
Contingency	13
Contractor	58
Contributing Member	21
Contribution Date	21
Contribution Notice	21
control	55
controlled by	55
Covered Persons	18
Default Event	19
Default Loan	21
Default Notice	38

Defaulting Member	37
Delaware Act	58
Delinquent Contribution	21
Demand	53
Demanding Member	53
Deposit	33
Development Agreement	17
Development Budget	13
Development Fee	17
Development Plan	13
Dilution Notice	22
Dilution Percentage	23
Due Care	59
Effective Date	1
Entitlements	2
Event of Default	59
Extraordinary Cash Flow	60
Extraordinary Event	60
First Offering Notice	32
Five Million Dollar Outstanding Delinquent Contribution	60
Force Majeure	60
GAAP	14
Ground Lease	1
Guarantor	26
Guarantors	26
Improvements	2
Index	61
Insurance Requirements	46
Interest	61
Lease Document Request	10
Leases	61
Leasing Plan	13
Lender	20
Liquidation	61
Major Decisions	9
Management Committee	4
Managing Member	62
Material Discrepancy	46
MEC Residential Asset Management Fee	17
MEC Retail Asset Management Fee	17
Member	62
Members	62
Members' Equity	23
Milestones	62
Minimum Interest Percentage	25

Minority Member	26
Net Losses	62
Net Profits	62
Non Competition Area	2
Non-Competition Period	2
Non-Contributing Member	21
Non-Defaulting Member	37
Non-Demanding Member	53
Non-Transferring Member	32
Offered Interest	32
Opening	32
Operating Budget	14
Operating Plan	14
Ordinary Cash Flow	63
partner nonrecourse deductions	28
Percentage Interest	63
Permitted Transferees	30
Pre-Development Costs	13
Preliminary Development Plan	13
Preliminary Pre-Development Budget	13
Prime Rate	63
Prohibited Transferee	63
Project	2
Property	1
Purchase Notice	32
Quorum	4
Racetrack Property	1
REA	1
Recapture Conditions	64
Recourse Document	26
Regulatory Allocations	28
Removal Notice	19
Representative	4
Representatives	4
Residential Asset Management Agreement	17
Residential Asset Management Fee	17
Residential Management Agreement	17
Residential Management Fee	17
Retail Leasing Fee	17
Retail Management Agreement	17
Retail Management Fee	17
SAC Owner	1
Santa Anita	1
Santa Anita Associates, LLC.	2
Santa Anita Park	1

x

Santa Anita Property	1
Santa Anita Termination Election	42
Santa Anita Termination Window	42
Schematic Plans and Specifications	13
Second Offering Notice	32
Securities Acts	47
Site Plan	13
tax matters partner	44
Termination Election	42
Termination Notice	43
Termination Window	42
Third Party	32
Transfer	30
Transferring Member	32
Treasury Regulation	65
under common control with	55
Unreturned Contribution Account	65
Veto Major Decisions	13

LIMITED LIABILITY COMPANY AGREEMENT
OF
SANTA ANITA ASSOCIATES, LLC

        THIS LIMITED LIABILITY COMPANY AGREEMENT OF SANTA ANITA ASSOCIATES, LLC, is entered into effective as of                                      , 2006 ("Effective Date"), by and between Santa Anita Commercial Enterprise, Inc., a Delaware corporation, ("Santa Anita"), and Santa Anita Associates Holding Co., LLC, a California limited liability company ("Caruso").

W I T N E S S E T H:

                A.    The Santa Anita Companies, Inc. ("SAC Owner") is the fee owner of that certain real property located in the City of Arcadia ("City"), County of Los Angeles, in the State of California, more particularly described in Exhibit "A" attached hereto (the "Santa Anita Property"). The Santa Anita Property includes an existing horse racing facility consisting of a grandstand, paddock, racetrack, stables and related improvements and facilities known as "Santa Anita Park" (the "Racetrack Property"). The Santa Anita Property also includes not more than eighty-five (85) acres of undeveloped non-racing land fronting on Huntington Drive, bordered on the north by racetrack facilities/operations and on the west by the Santa Anita Fashion Mall owned by Westfield Properties, more particularly described in Exhibit "B" attached hereto (the "Property").

                B.    Subject to the terms of this Agreement, Santa Anita and Caruso intend to develop a portion of the Property as a mixed-use project consisting of stores, restaurants and other entertainment and retail outlets and residential uses.

                C.    The Company will hold title to and develop the Project as a ground lessee pursuant to that certain seventy-five (75) year ground lease with two (2), ten (10) year renewal options, in the form attached hereto as Exhibit "C" (the "Ground Lease"), dated as of the date the Recapture Conditions have been satisfied, by and between SAC Owner as the ground lessor and the Company as the ground lessee.

                D.    Santa Anita and Caruso agree that the Project will not include any part of the Racetrack Property.

                E.    Santa Anita will cause the SAC Owner to enter into, and the Company will enter into, a Reciprocal Easement Agreement (the "REA"), dated as of the date the Recapture Conditions have been satisfied, which will provide reciprocal easements and other rights and obligations appurtenant to the Property and the Racetrack Property. SAC Owner and the Company will negotiate in good faith the terms of the REA, and will agree upon the form of the REA on or before the date which is ninety (90) days following the Effective Date.

        NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and of other good and valuable consideration, Santa Anita and Caruso hereby mutually agree as follows:

ARTICLE I

FORMATION

         1.01    Formation

        The Members hereby form a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. In connection therewith, an authorized representative of the Company shall execute a Certificate of Formation for the Company in accordance with the Delaware Act, which shall be duly filed with the Office of the Delaware Secretary of State. In addition, an authorized representative of the Company shall execute a Limited Liability Company Application for Registration (Form LLC-5), which shall be duly filed with the Office of the California Secretary of State. The Managing Member (or its designee) is also authorized to execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate in order to form the Company under the Delaware Act and/or to continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business in California (or any other state in which the Company conducts business) as a foreign limited liability company in accordance with the provisions of the California Act (or other applicable law).

         1.02    Names and Addresses

        The name of the Company is "Santa Anita Associates, LLC." The principal office of the Company in the State of California shall be at 101 The Grove Drive, Los Angeles, California 90036. The name and address of the agent for service of process for the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The names and addresses of the Members are set forth on Exhibit "D" attached hereto.

         1.03    Nature of Business

        The express, limited and only purposes of the Company shall be (i) to enter into the Ground Lease with respect to the Property, (ii) to obtain the entitlements, zoning and other governmental approvals (the "Entitlements") necessary to develop and construct the Project on the Property in accordance with the Business Plan (the "Improvements"), (iii) to operate, manage, maintain, market, lease, finance, refinance, hold for long-term investment, sell, exchange, dispose of and otherwise realize the economic benefit from the Property pursuant to the Ground Lease and the Improvements (collectively, the "Project"), and (iv) to conduct such other activities with respect to the Project as are necessary and/or appropriate to carry out the foregoing purposes and to do all things incidental to or in furtherance of the above-enumerated purposes.

         1.04    Outside Activities

                (a)   Non-Competition Agreement.    Notwithstanding the provisions of Section 1.04(b) below, during the period commencing as of the Effective Date and ending upon the earlier of (i) five (5) years after the Opening, (ii) the exercise by either Member of its termination rights pursuant to Section 8.04 due to the failure to timely satisfy the Recapture Conditions, or (iii) the dissolution of the Company (the "Non-Competition Period"), Caruso hereby agrees that Caruso and any Affiliate of Caruso shall not, without the prior written consent of Santa Anita, which consent may be withheld in Santa Anita's sole discretion, directly or indirectly (other than through its ownership interest in the Company), develop, manage, lease or own any shopping center or retail project within a five (5) mile radius of the Project (the "Non Competition Area"). In addition, during the Non Competition Period, Santa Anita hereby agrees that Santa Anita and any Affiliate of Santa Anita shall not, without the prior written consent of Caruso, which consent may be withheld in Caruso's sole discretion, directly or indirectly (other than through its ownership interest in the Company), develop, manage, lease or own any shopping center or retail project within the Non-Competition Area.

                (b)   Permitted Outside Activities.    In view of the limited purposes of the Company, but subject to Section 1.04(a) above, no Member shall have any fiduciary obligation with respect to the Company or to the other Member insofar as making other investment opportunities available to the Company or to the other Member. Subject to Section 1.04(a) above, each Member may, notwithstanding the existence of this Agreement, engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Member. Subject to Section 1.04(a) above, neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Member from engaging in such activities, and the fiduciary duties of the Members to each other and to the Company shall be limited solely to those arising from the purposes of the Company described in Section 1.03 above. SUBJECT TO SECTION 1.04(a) ABOVE, IN FURTHERANCE OF THE FOREGOING PROVISIONS OF THIS SECTION 1.04, THE MEMBERS ACKNOWLEDGE AND AGREE THAT THE MEMBERS AND THEIR RESPECTIVE AFFILIATES MAY CURRENTLY HOLD AND MAY HEREINAFTER ACQUIRE INVESTMENTS IN AND/OR ENGAGE IN A VARIETY OF ACTIVITIES (INCLUDING, WITHOUT LIMITATION, REAL ESTATE INVESTMENTS AND ACTIVITIES) THAT MAY OR MAY NOT COMPETE WITH THE BUSINESS OF THE COMPANY. SUBJECT TO SECTION 1.04(a) ABOVE, THE MEMBERS AGREE THAT EACH MEMBER (AND SUCH AFFILIATES) MAY ACQUIRE SUCH INVESTMENTS AND ENGAGE IN SUCH ACTIVITIES REGARDLESS OF WHETHER THEY COMPETE WITH THE COMPANY, AND SHALL NOT HAVE ANY OBLIGATION TO OFFER ANY INTEREST IN SUCH INVESTMENTS OR ACTIVITIES TO THE COMPANY OR TO THE OTHER MEMBER NOR SHALL ANY SUCH MEMBER (OR SUCH AFFILIATES) HAVE ANY FIDUCIARY DUTIES WITH RESPECT TO SUCH INVESTMENTS OR ACTIVITIES TO THE OTHER MEMBER OR TO THE COMPANY. EACH MEMBER AGREES THAT THE MODIFICATION AND WAIVER OF THE FIDUCIARY DUTIES OF THE MEMBERS PURSUANT TO THIS SECTION 1.04 ARE FAIR AND REASONABLE AND HAVE BEEN UNDERTAKEN WITH THE INFORMED CONSENT OF EACH MEMBER. TO THE MAXIMUM EXTENT ALLOWED BY LAW, THE MEMBERS FURTHER AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF THE PROVISIONS OF THIS SECTION 1.04 IN ANY COURT OF LAW (AND/OR ARBITRATION). IN ADDITION, EACH MEMBER MAY EXERCISE THE PROVISIONS OF ARTICLES III, VII AND/OR VIII WITHOUT REGARD TO ANY FIDUCIARY DUTIES. THE PROVISIONS OF THIS SECTION 1.04 SHALL NOT LIMIT THE OBLIGATIONS OR DUTIES OF EITHER MEMBER OR ANY OF ITS AFFILIATES ARISING UNDER THE DEVELOPMENT AGREEMENT, THE MANAGEMENT AGREEMENT, OR ANY OTHER AGREEMENT BETWEEN THE PARTIES OR RELATING TO THE PROJECT.

         1.05    Term of Company

        The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Delaware Secretary of State, and shall continue until expiration or termination of the Ground Lease, unless dissolved sooner pursuant to Article VIII or unless extended by the election of both Members. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company's Certificate of Formation.

ARTICLE II

MANAGEMENT OF THE COMPANY

         2.01    Appointment of Management Committee

                (a)   Management by the Management Committee.    Subject to the provisions of Section 2.03, the Company shall be managed by the Members acting through a "Management Committee" in accordance with the provisions of this Section 2.01 and Section 2.02.

                (b)   Composition of the Management Committee.    The Management Committee initially shall be composed of four (4) representatives (individually, a "Representative" and collectively, the "Representatives"). The Representatives shall not be required to be Members of the Company. Each Member shall appoint two (2) Representatives. Concurrently with the Effective Date of this Agreement, each Member shall deliver written notice to the other Member which notice shall designate the identity of the two (2) Representatives selected by such Member. Each Member may, from time to time, change such Member's designated Representative(s) by giving written notice thereof to the other Member. If any Representative ceases to serve, then the Member that appointed such Representative shall replace such Representative with a new Representative selected in the sole discretion of such Member by giving written notice thereof to the other Member. The other Member shall not have any right to approve any replacement Representative. The authorized number of Representatives of the Management Committee may be increased or decreased only with the prior written approval of both Members.

         2.02    Management Committee Procedures

                (a)   Quorum.    A "Quorum" shall require the attendance of (or participation by phone) of at least one of the Representatives selected by each Member. In the absence of a Quorum, the Representatives in attendance shall, adjourn the meeting until a Quorum shall attend. Each Member shall have one (1) vote on the Management Committee, which vote may be exercised by any of its designated Representatives who casts a vote. All decisions by the Management Committee shall require the unanimous affirmative vote of the Representatives. In the event of disagreement among the two (2) Representatives selected by either Member, the vote shall not be unanimous until those two (2) Representatives agree with each other. The Management Committee shall meet quarterly, unless otherwise agreed, on a business day designated by the Managing Member and shall hold such other regularly scheduled meetings as are designated by the Managing Member. Meetings shall be held at the Company's principal office, unless otherwise agreed to by the Management Committee. Notice of any regularly scheduled meeting of the Management Committee shall be given by the Managing Member to all of the Representatives no fewer than ten (10) days and no more than thirty (30) days prior to the date of any such meeting. The attendance of a Representative of the Management Committee at a regularly scheduled meeting of the Management Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Management Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. Minutes of the Management Committee shall not be required to be maintained. Resolutions of the Management Committee, when signed by at least one of the Representatives of each Member, shall be binding and conclusive evidence of the decisions reflected therein and any authorization granted thereby. Notice of any in person or telephonic special meeting may be waived by each Representative of the Management Committee.

                (b)   Special Meetings.    Special meetings of the Management Committee may be called by or at the request of any Representative and shall be held at the principal office of the Company, or elsewhere as mutually agreed, during normal business hours. Notice of any such special meeting of the Management Committee (other than any telephonic meeting) shall be given to all the Representatives no fewer than ten (10) business days and no more than thirty (30) days prior to the date of such meeting. Notice of any special telephonic meeting shall be given to all of the Representatives of the Management Committee no fewer than three (3) business days and no more than thirty (30) days prior to the date of such meeting. The attendance of a Representative of the Management Committee at a special meeting of the Management Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Management Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. The business to be transacted at, and the purpose of, any special meeting of the Management Committee shall be generally described in the notice or waiver of notice of such meeting. Notice of any in person or telephonic special meeting may be waived by each Representative of the Management Committee. Minutes of special meetings of the Management Committee shall not be required to be maintained. Resolutions of the Management Committee, when signed by at least one of the Representatives of each Member, shall be binding and conclusive evidence of the decisions reflected therein and any authorization granted thereby.

                (c)   Telephonic Participation.    Representatives of the Management Committee may participate in any meetings of the Management Committee telephonically or through other similar communications equipment provided that all of the Representatives participating in such meeting can hear one another. Participation in the meetings pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

                (d)   Transaction of Business.    Provided that notice of a meeting has been given in the manner set forth herein, a Quorum shall be entitled to transact business at any meeting of the Management Committee.

                (e)   Actions Without Meetings.    Any action required or permitted to be taken at a meeting of the Management Committee or any other action which may be taken at a meeting of the Management Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a Quorum, which shall have the same effect as an act of a Quorum at a properly called and constituted meeting of the Management Committee at which all of the Representatives of the Management Committee were present and voting.

                (f)    Proxies.    Each Representative may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Representative may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Managing Member.

                (g)   Limitations on Authority.    None of the Members, Representatives or officers, without the prior consent of the Management Committee or the Managing Member, as the case may be, shall take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for (i) actions expressly authorized by this Agreement; (ii) actions by any Member (or Representative or officer) within the scope of such Member's (or Representative's or officer's) authority granted under this Agreement; (iii) actions authorized by the Management Committee or the Managing Member in the manner set forth herein, (iv) actions by Santa Anita with respect to any Caruso Affiliate Agreement pursuant to Section 2.14 below, and (v) actions by Caruso with respect to any Santa Anita Affiliate Agreement pursuant to Section 2.14 below.

                (h)   Compensation.    Except as otherwise unanimously approved by both Members, no Representative of the Management Committee shall be entitled to receive any salary or other remuneration or expense reimbursement from the Company for his or her services as a Representative of the Management Committee.

         2.03    Day to Day Management by the Managing Member

                (a)   Subject to the terms of this Agreement, the Managing Member shall have the duty and responsibility to use Due Care to manage the day to day business of the Company in accordance with terms of the Development Plan and Development Budget, and the Operating Plan and Operating Budget, as applicable. Any and all agreements, contracts and other documents or instruments affecting or relating to the day-to-day development and operational business and affairs of the Company may be executed on the Company's behalf by the Managing Member alone and without execution by Santa Anita or the Management Committee provided that the amount or matters involved for any such agreement or other document does not otherwise represent a Major Decision or is expressly authorized in the Development Plan and the Development Budget (as the same may be revised in accordance with the provisions of Section 2.06(a) below) or in the Operating Plan and the Operating Budget (as the same may be revised in accordance with the provisions of Section 2.06(b) below), or otherwise approved by Santa Anita or the Management Committee. The Managing Member shall carry out the business of the Company and shall devote such time to the Company as is necessary for the efficient operation of the Company's business. The Managing Member will cause the Company to commence construction of the Project within twenty-four (24) months following the Effective Date of this Agreement, subject to extension for Force Majeure and subject to further extension for up to an additional twelve (12) months provided that the Milestones (as such term is defined in Article XII) are achieved within twenty-four (24) months following the Effective Date of this Agreement, subject to extension for Force Majeure.

                (b)   The Managing Member shall not, without the consent of the Management Committee, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions which have been expressly authorized hereunder or are within the scope of the Managing Member's authority granted hereunder or are expressly authorized in the Development Plan and the Development Budget (as the same may be revised in accordance with the provisions of Section 2.06(a) below), in the Operating Plan and the Operating Budget (as the same may be revised in accordance with the provisions of Section 2.06(b) below), or otherwise approved by Santa Anita or the Management Committee.

         2.04    Specific Duties of Managing Member

        Except as otherwise provided in this Agreement (including, without limitation, Sections 2.01, 2.05 and 2.06), the Managing Member shall have the responsibility, authority, and obligation to use Due Care to conduct or cause to be conducted the following activities on behalf of the Company in accordance with the last approved Development Plan and Development Budget, and/or the last approved Operating Plan and Operating Budget, as applicable:

                (a)   Preparing, supervising the preparation of, and submitting to the Management Committee the Development Plan and Development Budget and/or the Operating Plan and Operating Budget, as applicable, as provided in Section 2.06;

                (b)   Properly administer the day-to-day activities of the Company, and implement all actions necessary or appropriate to implement the approved Development Plan and Development Budget and/or the Operating Plan and Operating Budget, as applicable, as provided in Section 2.06;

                (c)   Preparing, supervising the preparation of and submitting to the Management Committee, monthly, quarterly and annual management reporting obligations set forth in this Agreement;

                (d)   Recommending for approval by the Management Committee specific policies, plans and procedures for security, maintenance, marketing/promotional, sponsorship and other operating aspects of the Project (in each case, addressing integration and synergies with the Racetrack Property), and periodically updating such policies, plans and procedures in accordance with Section 2.06(b);

                (e)   Complying with any and all applicable laws, ordinances, and regulations of any and all governmental authorities applicable to the Company or the Project or any portion thereof;

                (f)    Protecting and preserving the title and interests of the Company in and to the Project;

                (g)   Supervising the development and construction of the Project, including, without limitation, the actions of general contractors and subcontractors;

                (h)   Contracting on behalf of the Company for all supplies, equipment, repairs, improvements, and services for the Project in accordance with the last approved Development Plan and Development Budget and/or the Operating Plan and Operating Budget, as applicable, as provided in Section 2.06;

                (i)    Selecting, employing, supervising, coordinating, and discharging any engineers, designers, architects, general contractors, major subcontractors, other contractors, brokers, appraisers, attorneys, accountants, bookkeepers, clerical personnel, and other consultants who are needed to render services to the Company in order to develop, construct, manage, operate, maintain, improve, market, lease, and/or sell the Project, or any portion thereof;

                (j)    Preparing and supervising the preparation of such reports as may be required by the Company for the use of any public agency or the progress of the development of the Project;

                (k)   With cooperation from the SAC Owner, arranging for and coordinating the issuance of all required governmental consents, approvals, entitlements and the like for the development, construction, operation, leasing, marketing, management, maintenance, and/or sale of all or any portion of the Project, including, without limitation, preparing and submitting or filing such applications, maps, plans, and reports as may be required of the Company by any governmental authority and the preparation for and participation in any and all governmental agency hearings;

                (l)    Applying for and procuring any and all permits and licenses, including, without limitation, grading and building permits, business licenses, and assuring that the Contractor has a valid contractor's license, as may be required in connection with the development, construction, operation, management, maintenance, marketing, leasing, and/or sale of the Project or any portion thereof;

                (m)  Negotiating on behalf of, assisting the Company in procuring, and proposing for the approval of the Management Committee, any and all financing for the development, construction, and/or ownership of the Project or otherwise necessary or desirable in connection with the Company;

                (n)   Supervising the preparation, dissemination and execution of advertising, publicity, and community and press relations for the Project;

                (o)   Collecting and receiving all funds for the benefit of the Company, and making disbursements from Company funds to pay for all amounts due and payable as operating expenses of the Project and/or the Company, including, without limitation, payments to contractors, subcontractors, and suppliers performing services for the Project, taxes, special assessments, and similar obligations imposed against the Project or any other Company property, insurance, utility payments, and principal and interest payments on any financing for the Project;

                (p)   Managing the Company's cash assets, including, without limitation, investing Company funds temporarily in interest-bearing accounts, commercial paper, government securities, certificates of deposit, or other similar investments as directed by Management Committee's cash management policy;

                (q)   Enforcing and complying (to the extent of available Company funds) with the terms and conditions of all contracts and other agreements to which the Company is properly from time to time a party;

                (r)   Arranging for and coordinating the procurement and maintenance by the Company, from Company funds, of policies of insurance for the protection of the Company and the Members as set forth in Article XI of this Agreement;

                (s)   Supervising and coordinating the operation, management, maintenance, and repair of the Project;

                (t)    Supervising the management and leasing activities of the Company, including services performed by third party brokers approved by the Management Committee and services performed by an Affiliate of Caruso pursuant to the Management Agreement;

                (u)   Performing or causing to be performed the accounting functions of the Company set forth in Article IX, including, without limitation, maintaining, keeping, and if so requested pursuant to Article IX, causing to be audited (no more than once per fiscal year) the books, records, and accounts of the Company, and preparing or causing to be prepared any and all Company financial statements and tax returns; and

                (v)   Performing any and all other services and/or functions of a general and/or administrative nature required under the provisions of this Agreement or otherwise in connection with the development, construction, operation, management, maintenance, marketing, leasing, and/or sale of the Project or any portion thereof, which services and/or functions are not prohibited or restricted under this Agreement.

         2.05    Major Decisions

        Notwithstanding the provisions of Sections 2.03 and 2.04 above, the Managing Member shall not have the right, power or authority to cause the Company to undertake any of the following matters (collectively, the "Major Decisions") without the consent of the Management Committee:

                (a)   [Arbitration] Amendments to Development Plan or Development Budget.    (The initial Development Plan and Development Budget will be approved by the Management Committee upon satisfaction of the Recapture Conditions.) Approval of any amendment to the Development Plan or Development Budget pursuant to Section 2.06(a);

                (b)   [Arbitration] Operating Plan and Operating Budget.    Approval of the initial and annual Operating Plan and Operating Budget, and any amendments thereof, pursuant to Section 2.06(b);

                (c)   [Arbitration] Expenditures Outside of Approved Budgets.    The making of any expenditure that is not included in any Development Budget or Operating Budget (subject to any variances expressly permitted under this Agreement) or the use or application of the Master Contingency line item;

                (d)   [Arbitration] Leases.    Approval of any commitments for Leases or letters of intent, and Leases and Lease amendments for space which does not materially comply (i.e., annual rental less than seventy-five percent (75%) of Budget, or tenant allowances greater than one hundred twenty-five (125%) of Budget) with the space-by-space leasing plan set forth in the Business Plan, or if such Lease would cause the overall committed and projected Leases to not materially comply (i.e., annual rental less than ninety-seven percent (97%) of Budget, or tenant allowances greater than one hundred three percent (103%) of Budget) with the space-by-space leasing plan set forth in the Business Plan. Notwithstanding the foregoing, with respect to any Lease requiring Management Committee approval pursuant to this Section 2.05(d), the Managing Member may deliver a completed Lease Document Request in the form attached hereto as Exhibit "H" ("Lease Document Request") for such proposed Lease, and such proposed Lease shall be deemed approved if not disapproved by any member of the Management Committee within ten (10) business days of delivery of such Document Request or Lease to the members of the Management Committee;

                (e)   [Arbitration] Project Consultants.    The hiring and/or termination of any architect, civil engineer, general contractor or any other material Project consultant for design and development, architecture, engineering and finance (the Members will approve all initial material Project consultants prior to satisfaction of the Recapture Conditions);

                (f)    [Arbitration] Insurance.    Modify, terminate, or settle any claim in an amount equal to or greater than *** under or any insurance policies maintained by the Company, and modify, renew or terminate any insurance policies maintained by the Company;

                (g)   [Arbitration] Tax and Accounting Returns and Elections.    Any and all federal and state income tax returns and tax elections under the Code or the California Revenue and Taxation Code or any material changes to any depreciation or accounting methods, change in Fiscal Year or Taxable Year, and any other material decisions regarding the treatment of any transaction for bookkeeping and/or tax purposes.

                (h)   [Arbitration] Sale or Other Transfer of Incidental Personal Property.    The sale, exchange, transfer, grant of any option or right of first offer or first refusal, or other disposition of all or any portion of the Company's incidental personal property, unless such sale or other transfer is otherwise approved pursuant to the Operating Budget or with a sales price when combined with all other sales of incidental personal property for such year is less than ***, which Major Decision shall be subject to the approval by the Management Committee in the sole and absolute discretion of each Representative, and any related dispute or impasse shall be subject to arbitration pursuant to this Agreement;

                (i)    [Arbitration] Refinancing and Encumbrances.    Any refinancing for the Project or hypothecating or encumbering any of the Company's assets, and/or any modifications and/or amendments thereto (the Members will approve the terms of the initial Construction Loan as part of the requirement for satisfaction of the Recapture Conditions);

                (j)    [Veto] Sale or Other Transfer.    The sale, exchange, transfer, grant of any option or right of first offer or first refusal, or other disposition of all or any portion of the assets of the Company, other than any sales of incidental personal property otherwise approved pursuant to Section 2.05(h) above, which Major Decision shall be subject to the approval by the Management Committee in the sole and absolute discretion of each Representative, and any related dispute or impasse shall not be subject to arbitration pursuant to this Agreement (it being agreed by the Members that a Member may only have the unilateral right to Transfer its Interest pursuant to or to the extent permitted by Article VI below, and such Member shall not have the right to require the Company to sell all or any portion of the Project without the unanimous consent of the Representatives of the Management Committee);

                (k)   [Veto] Admission of New Member.    The admission of any new member into the Company;

                (l)    [Veto — Minority Member Major Decision] Acquisition of Properties.    The acquisition of any property by the Company (including, without limitation, the terms and conditions for any such acquisition) except for the acquisition of personal property as expressly approved pursuant to the Operating Budget or having a fair market value of *** or less with respect to any single transactions;

                (m)  [Veto] Entitlements.    The procurement of, and any material change in, any entitlements (including zoning or subdivision approval for any portion of the Project), permits and/or other governmental approvals for any Improvements and the submission, and approval of any environmental impact report, application plan, building plan, tentative tract map, development agreement, or other material report, plan, agreement or response to the City of Arcadia or any other governmental agency in connection with the procurement of any such entitlements, permits and/or other governmental approvals for such improvements;

                (n)   [Veto — Minority Member Major Decision] Contracts with Affiliates.    Except as otherwise provided in the Development Agreement, or the Management Agreement, enter into, or amend, any agreement with or otherwise make any payment to any Member or any Affiliate of any Member;

                (o)   [Veto] Legal Proceedings.    Institute any legal proceedings (including arbitration) in the name of the Company or settle any such legal proceedings on behalf of the Company if the amount of litigation expenses incurred or projected to be incurred by the Company is reasonably anticipated to exceed *** provided each member of the Management Committee agrees to act in good faith and for the good of the Company with respect to such Major Decision;

                (p)   [Veto — Minority Member Major Decision] Amendment to Agreement.    Any amendment to this Agreement (exclusive of any amendment to this Agreement necessary to reflect the admission of a substituted member in accordance with the provisions of Article VI);

                (q)   [Veto — Minority Member Major Decision] Dissolution.    The dissolution of the Company (other than any dissolution of the Company permitted or required pursuant to Article VIII of this Agreement);

                (r)   [Veto — Minority Member Major Decision] Confess Judgments.    Confessing a judgment against the Company in excess of * * *;

                (s)   [Veto — Minority Member Major Decision] Possess Company Property.    Possessing any Company property or assigning the rights of the Company in any specific property for other than the purposes set forth herein;

                (t)    [Veto — Minority Member Major Decision] Merger, Consolidation or Bankruptcy.    The entry into by the Company of any merger, consolidation, liquidation, bankruptcy proceeding (including, without limitation, of any composition with creditors and/or the filing of any proceeding under the United States Bankruptcy Code), dissolution, partnership, joint venture, limited liability company or other material corporate transaction;

                (u)   [Veto — Minority Member Major Decision] Extending Credit.    The extension by the Company of credit or the making by the Company of any loans or becoming a surety, guarantor, endorser or accommodation endorser for any person or entity;

                (v)   [Veto — Minority Member Major Decision] Acts in Contravention.    Any act in contravention of this Agreement;

                (w)  [Veto — Minority Member Major Decision] Additional Capital Contributions For Unauthorized Expenditures.    Any requirement to contribute additional capital, unless such capital contribution is required to satisfy a Company loan or other approved obligation set forth in the Company's Development Budget or Operating Budget, as applicable (in which event, either Member shall have the right to require such additional capital contribution); and

                (x)   [Veto — Minority Member Major Decision] Material Changes to the Site Plan.    Any of the following: (i) any material change to the Site Plan, (ii) any change to the Improvements which result in a material adverse impact upon the view corridors to the Racetrack grandstand on the Racetrack Property as such view corridors are set forth on the approved Site Plan; (iii) except for tenant required alterations, changes in the exterior design of all or any material portion of the Improvement provided that the Majority Member's approval with respect to the exterior design of the Improvements shall be limited to the compatibility of the same with the exterior architecture of the Racetrack as it exists as of the Effective Date, or (iv) any change in the parking areas, road network or access drives, or any reduction in the automobile parking ratio of 4.5 spaces per 1,000 square feet of retail floor area for the Improvements.

        In considering or approving/disapproving any Major Decision of the nature described in:

                (1)   Sections 2.05(a) through (i) inclusive (the "Arbitration Major Decisions") above, such Arbitration Major Decisions shall be subject to approval by the Management Committee in the sole and absolute discretion of each Representative and the sole remedy to resolve any dispute or impasse related to such Arbitration Major Decisions shall be the right of either Member to commence arbitration pursuant to Section 11.17 of this Agreement; and

                (2)   Sections 2.05(j) through (x) inclusive (the "Veto Major Decisions"), above, such Veto Major Decisions shall be subject to approval by the Management Committee in the sole and absolute discretion of each Representative and any related dispute or impasse shall not be subject to arbitration pursuant to this Agreement, with the result that either Member shall have the absolute right to prevent or veto any Veto Major Decisions.

        Notwithstanding the foregoing, in the event that a Member is a Minority Member or has a Five Million Dollar Outstanding Delinquent Contribution, then such Minority Member or Member with a Five Million Dollar Outstanding Delinquent Contribution shall have no right to participate in the management or control of the Company, or otherwise vote or approve Major Decisions, other than the Minority Member Major Decisions.

         2.06    Development Plan and Operating Plan

                (a)   Development Plan.    The Members have approved the preliminary business and development plan (the "Preliminary Development Plan") for the development and construction of the Improvements dated October 29, 2004, as supplemented by a site plan which has been initialed by the parties on or after the Effective Date, a copy of which is attached hereto as Exhibit "E." The Preliminary Development Plan includes, without limitation, (i) a preliminary pro forma pre-development budget ("Preliminary Pre-Development Budget") containing a current return on cost and a cost breakdown setting forth the estimated Pre-Development Costs ("Pre-Development Costs") necessary to obtain the Entitlements and satisfy the Recapture Conditions. Prior to the date that the Recapture Conditions are satisfied, and as a condition to such satisfaction of the Recapture Conditions, the Members shall approve a final Development Plan ("Development Plan") which shall include: (i) a pro forma development budget (the "Development Budget") containing a cost breakdown setting forth the estimated development and construction costs that will be incurred by the Company in connection with the development and construction of the Improvements, together with projected revenues, operating costs and cash flows for the applicable period which Development Budget shall include a contingency line item of ten percent (10%) in excess of the hard costs identified in the Development Budget ("Contingency"); (ii) a leasing plan ("Leasing Plan") setting forth in reasonable detail the following items: (A) a description of the proposed size of, type of tenants for and proforma rent for each tenant space and tenant improvement allowances; (B) a statement of projected operating costs, revenues and cash flows for the first two (2) years following the Opening, and (C) a merchandising plan incorporating a description of the Project's merchandising strategy, i.e., identifying target consumer and retailer markets; (iii) the artist drawings and drawings depicting architectural detail in a manner similar to the level of detail provided in the Preliminary Development Plan for the development and construction of the Improvements (the "Schematic Plans and Specifications"); (iv) site plan for the Improvements (the "Site Plan") showing the footprint of all buildings, parking, drives and points of ingress and egress and showing the integration of the Improvements with the Racetrack Property; (v) a time schedule for the completion of the Improvements (the "Construction Schedule"); and (vi) a staffing plan identifying all key members of the Project team along with a description of the role to be played by each such member and identification of key Project consultants. The Managing Member shall have the right and authority to incur costs or expenditures for any of the items set forth in the approved Development Budget without the approval of the Management Committee, and to apply line item cost savings and the Contingency line item to any other line items or to unanticipated expenditures not included in the Development Budget in accordance with policies approved by the Management Committee; provided, however, that the Managing Member shall promptly deliver written notice to the Management Committee whenever a specific line item in the Development Budget is exceeded or a line item cost savings or Contingency is applied, which notice shall be delivered with the normal monthly reporting date for monthly reports. In addition, the Managing Member shall have the right, power and authority without the consent of the other Member to incur costs or expenditures in such amounts as the Managing Member deems reasonably necessary for the preservation of the assets of the Company if under the circumstances in the good faith judgment of the Managing Member, there exists an emergency situation requiring an immediate expenditure of funds which should not reasonably be delayed until the approval of the Management Committee is obtained; provided that the Managing Member promptly delivers written notice to Santa Anita within five (5) days of such emergency, which notice shall describe the nature of the emergency and the amount of funds expended as a result of such emergency.

                (b)   Operating Plan.    The Managing Member (or its designee) shall prepare and deliver to the Management Committee an annual Operating Plan ("Operating Plan") and Operating Budget ("Operating Budget") for the Improvements. The initial draft of the Operating Plan and Operating Budget shall be delivered no later than one hundred eighty (180) days prior to the Opening, and shall be updated by the Managing Member no later than sixty (60) days prior to the Opening and the Management Committee will provide comments to the Managing Member within thirty (30) days of its receipt. Within ten (10) days following the date of Management Committee's comments, the Managing Member shall submit the final initial Operating Budget to the Management Committee for approval. For each fiscal year of the Company thereafter, the Managing Member shall deliver to the Management Committee an annual Operating Plan and Operating Budget no later than October 15 prior to the commencement of such fiscal year. The Management Committee shall provide its comments to the Managing Member on the draft Operating Plan and Operating Budget on or before November 1. On or before November 15, the Managing Member shall submit a final Operating Plan and Operating Budget for the ensuing fiscal year incorporating the comments and changes requested by the Management Committee. The Management Committee shall provide its approval (or its disapproval) of the final Operating Plan and Operating Budget on or before December 1. Each Operating Plan shall be required to be approved by the Management Committee and shall set forth on a detailed itemized basis for the Company: (i) all receipts projected for the period of such Operating Budget and all expenses, by category, for the Company (including, without limitation, all operating and capital expenditures projected to be incurred during such period); (ii) the anticipated reserves projected to be required for such period; (iii) a projection setting forth the estimated annual revenues, expenses and net operating income (or loss) expected to be incurred for the ensuing five (5) years for the Company, which shall be updated to compare the actual results to the projected results set forth in the prior Operating Budget, provided that the five (5) year projection shall be updated on an annual basis only; (iv) a monthly income statement prepared in accordance with generally accepted accounting principles ("GAAP"); (v) a monthly cash flow statement separately reflecting cash flow from sales activities and cash flow from operating activities; (vi) a schedule reflecting monthly contributions by and Cash Flow distributions to the Members; (vii) the Leasing Plan for the Project which shall set forth the rent and other material terms for the lease of each vacant space (or any space reasonably anticipated to be vacant) within the Project; (viii) a monthly capital expenditures budget for the ensuing subsequent Fiscal Year and a quarterly schedule reflecting the estimated capital expenditures for the ensuing Fiscal Year (which shall be reasonably correct in all material respects); (ix) the Property Manager's marketing plan for the Project; (x) the type and coverage level of all insurance for the Project to be maintained during such Fiscal Year; and (xi) a summary of all material agreements relating to the Project. The Operating Plan (including, without limitation, the income statement, cash flow statement and projected development and construction costs) shall be updated on a monthly basis to reflect (i) the actual results of the operations of the Company from the beginning of the Fiscal Year through the last complete calendar month ending prior to the month in which such updated plan is provided; and (ii) updated projections of income/cash flow through the end of the Fiscal Year. If any material changes to the Operating Plan are required, then the Managing Member shall deliver an updated Operating Plan to the other Members within forty-five (45) days after the Managing Member reasonably determines that such material changes are required, which approval shall be a Major Decision pursuant to Section 2.05(b). The Operating Plan shall also include a detailed description of such other information, contracts, agreements and other matters reasonably necessary to inform the Members of all matters relevant to the operation, management, and leasing of the Project or as may be reasonably requested by any Representative of the Management Committee, including, but not limited to, the general business strategy for the operation of the Project, and its, security, maintenance, customer service, marketing/promotion and other operating programs and integration with the Race Track Project. The Managing Member shall have the right and authority to incur costs or expenditures for any of the items set forth in an approved Operating Budget without the approval of the Management Committee. In addition, the Managing Member shall have the right, power and authority without the consent of the other Member to incur costs or expenditures in such amounts as the Managing Member deems reasonably necessary for the preservation of the assets of the Company if under the circumstances in the good faith judgment of the Managing Member, there exists an emergency situation requiring an immediate expenditure of funds which should not reasonably be delayed until the approval of the Management Committee is obtained.

         2.07    Notification to the Member of Certain Matters

        The Managing Member shall include with each quarterly report a reasonable description of each of the following items (in each case to the extent the Managing Member or its Affiliates has actual knowledge):

                (a)   Defects and Deviations.    Any defect or deviation (other than minor defects or deviations which can be remediated or cured at a cost not to exceed One Hundred Thousand Dollars ($100,000) and do not result in any overall delay in the construction schedule) in the construction of the Improvements from the plans and specifications for such improvements or any material breach by any contractor, major sub-contractor, materials supplier, vendor or consultant for the Company;

                (b)   Litigation.    Any litigation or claims relating to the Company and/or the Project, including a summary description of the status of such litigation, the amount of expenses incurred to-date by the Company and the company's budget for future expenses projected to be incurred with respect to such action;

                (c)   Disputes.    Any material dispute between the Company and any governmental agency or any third party relating to any part of the Project including, without limitation, any material disputes with any tenants of the Project;

                (d)   Governmental Order.    Any governmental order, ruling or change in zoning or other governmental action that could reasonably be expected to materially impact the successful or timely construction, if applicable, of the Improvements or any other future improvements to be constructed by the Company;

                (e)   Environmental Matters.    Any environmental matter or condition that could reasonably be expected to have a material adverse effect upon the Company and/or the Project;

                (f)    Construction Delays.    Any significant delay in the construction of the Improvements (or any other improvements to be constructed by the Company) caused by any Force Majeure or other event;

                (g)   Condemnation.    Any threat or commencement of proceedings in condemnation or eminent domain relating to all or a material portion of the Project;

                (h)   Lapse of Insurance.    Any lapse or change in any insurance policies maintained by the Company that could reasonably be expected to have a material adverse effect upon the Company and/or the Project;

                (i)    Notice of Default.    Any written notice of default or breach received from any lender or tenant;

                (j)    Recordation of Lien.    Any recorded mechanic's lien or claim made against the Project (excluding a notice of intent or other preliminary notices);

                (k)   Material Change in Operating Plan, Pre-Development Budget, Development Budget or Operating Budget.    Any fact or circumstance that may render the Operating Plan, the Pre-Development Budget, the Development Budget or Operating Budget materially inaccurate;

                (l)    Purchase Offers.    Any written bona fide offer to purchase all or any material portion of the assets of the Company;

                (m)  Other Material Events.    Any other event or condition that the Managing Member reasonably believes could cause a material adverse change in the financial condition of the Company or the construction, leasing, operation or sale of the Project.

         2.08    Compensation

                (a)   Development Agreement.    As consideration for providing development services in connection with the Project, Caruso (or Affiliate) shall be paid a development fee in an amount equal to *** of hard costs ("Development Fee") pursuant to the terms of a separate development agreement ("Development Agreement") entered into between the Company and Caruso (or Affiliate) in the form attached hereto as Exhibit "F."

                (b)   Construction Management Fee.    As consideration for providing construction management services in connection with the Project, Caruso (or Affiliate) shall be paid a construction management fee in an amount equal to *** of hard costs ("Construction Management Fee") pursuant to the terms of the Development Agreement.

                (c)   Retail Management Agreement.    As consideration for providing property management and leasing services for the Project on and after the Opening, Caruso (or Affiliate) shall be paid a retail management fee in the amount of *** of all Commissionable Revenue ("Retail Management Fee") and a retail leasing fee in the amount of *** per square foot of leased space, *** per square foot of leased space renewals, and a mutually agreed upon market rate leasing fee for carts ("Retail Leasing Fee"), payable pursuant to the terms of the management agreement ("Retail Management Agreement") entered into between the Company and Caruso (or Affiliate) in the form attached hereto as Exhibit "G."

                (d)   MEC Retail Asset Management Fee.    Without the obligation to perform any asset or property management services of any kind, MEC (or Affiliate) shall be paid a retail asset management fee in the amount of *** of all Commissionable Revenue ("MEC Retail Asset Management Fee"). The MEC Retail Management Fee shall be paid upon the same terms and conditions as the Retail Management Fee payable to Caruso.

                (e)   Residential Management Agreement.    In the event that there is a residential component to the Project, as consideration for providing residential property management and leasing services for the Project on or after the opening, Caruso (or Affiliate) shall be paid a residential management and leasing fee in the amount of *** of gross residential income collected ("Residential Management Fee") pursuant to the terms of the Residential Management Agreement ("Residential Management Agreement") to be entered into between the Company and Caruso (or Affiliate) in a mutually approved form; provided, however, that in the event that a third party manager is used to manage the residential project, then the Residential Management Fee shall not be paid, but Caruso (or Affiliate) shall be paid a residential asset management fee in the amount of *** of gross residential income collected ("Residential Asset Management Fee") pursuant to the terms of the Residential Asset Management Agreement ("Residential Asset Management Agreement") to be entered into between the Company and Caruso in a mutually approved form.

                (f)    MEC Residential Asset Management Fee.    In the event that there is a residential component to the Project, without the requirement of providing any asset or property residential management services of any kind, MEC (or Affiliate) shall be paid a residential asset management fee ("MEC Residential Asset Management Fee") in the amount of *** of all gross residential income collected on the same terms and conditions as the Residential Management Fee is payable to Caruso.

         2.09    Treatment of Payments

        For financial and income tax reporting purposes, any and all fees paid by the Company to any Member and/or any Affiliate thereof pursuant to Section 2.08 shall be treated as expenses of the Company and, if paid to any Member, as guaranteed payments within the meaning of Section 707(c) of the Code. To the extent all or any portion of any fee is not paid in full prior to the liquidation of the Company, such unpaid portion of such fee shall constitute a debt of the Company payable upon such liquidation. The Members acknowledge and agree that any fee paid to any Member (and/or any Affiliate thereof) in accordance with the terms of any agreement (including, without limitation, this Agreement) shall constitute the sole and exclusive property of such recipient Member (and/or such Affiliate) and the other Members, shall not have any rights thereto or interests therein.

         2.10    Liability and Indemnity

        No Member, Affiliate of a Member, Representative, officer, authorized person, or other person or entity approved by the Management Committee (collectively, the "Covered Persons") shall be liable or accountable in damages or otherwise to the Company or to the other Member for any error of judgment or any mistake of fact or law or for anything that such Covered Person may do or refrain from doing hereafter, except in the case of the Managing Member's gross negligence, fraud or willful misconduct except as specifically provided in the Development Agreement, the Management Agreement or any other agreement with the Company. To the maximum extent permitted by law, the Company hereby indemnifies and agrees to defend, protect and hold each Covered Person wholly harmless from and against any loss, expense or damage (including, without limitation, attorneys' fees and costs of litigation, investigation and appeal) suffered by such Covered Person arising out of or relating to the Company, including, without limitation, for any mistake or error in judgment or for any act or omission reasonably believed by such Covered Person to be within the scope of the authority under this Agreement; provided, however, the Company shall not indemnify, defend, protect or hold harmless any Covered Person from any loss, expense or damage which such Covered Person may suffer as a result of such Covered Person's fraud, willful misconduct or gross negligence in performing or in failing to perform such Covered Person's duties hereunder.

         2.11    Reimbursement and Fees

        Except as provided in this Agreement, none of the Members (or their respective Affiliates and/or other representatives) shall be paid any compensation for rendering services to the Company. To the extent each Member is authorized by an applicable approved Budget to be reimbursed for any ordinary and necessary third-party out-of-pocket expenses incurred by such Member on behalf of the Company, such reimbursements shall be without reduction to such Member's Capital Account or Unreturned Contribution Account; provided, however, the foregoing shall not be construed to authorize reimbursement of a Member for any Pre-Development Costs incurred by such Member which are treated as capital contributions to the Company pursuant to Section 3.01.

         2.12    Limited Liability

        Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

         2.13    Removal of the Managing Member

        Caruso (or any successor Managing Member) may be removed as the Managing Member as a result of the occurrence of a Default Event with respect to the Managing Member following the delivery of ten (10) days' prior written notice ("Removal Notice") from the other Member to the Managing Member, specifying in reasonable detail the Default Event giving rise to the removal. The term "Default Event" means (i) an Event of Default, or (ii) the occurrence of any of the Buy/Sell Events set forth in Section 7.01. Upon the removal of the Managing Member in accordance with this Section 2.13, (i) Caruso shall be relieved of all of its duties and obligations as Managing Member of the Company, (ii) Santa Anita shall have the right to designate a replacement Managing Member (which may be Santa Anita or an Affiliate of Santa Anita), and (iii) such replacement Managing Member shall assume and perform all of the rights, duties and obligations for which the Managing Member was relieved.

         2.14    Authority with Respect to Caruso Affiliate Agreements

        Notwithstanding the provisions of Article II, and elsewhere in this Agreement, Santa Anita, acting alone, shall have the sole right, power and authority, in its sole and absolute discretion: (i) to make any and all decisions on behalf of the Company with respect to any amendment, modification, and, subject to the Company's rights under the terms of the Caruso Affiliate Agreements, the right to effect rescission and/or termination of any Caruso Affiliate Agreement; provided that Caruso may grant any consent on behalf of the Company to approve leases or make expenditures to the extent that such approval or consent does not constitute a Major Decision; (ii) to declare any default under any Caruso Affiliate Agreement; (iii) to institute, settle and/or compromise any claim under any Caruso Affiliate Agreement; (iv) to waive any rights of the Company against any Affiliate of any Caruso Affiliate; (v) to consent to the assignment of any rights and/or the delegation of any duties by any Affiliate of any Caruso Affiliate not permitted under any Caruso Affiliate Agreement; (vi) upon any termination under any Caruso Affiliate Agreement, to designate a replacement development manager or property manager (which may be Santa Anita or an affiliate of Santa Anita) upon terms and conditions identical to those provided in the applicable Caruso Affiliate Agreement, or if the replacement development manager or property manager is not Santa Anita or an Affiliate of Santa Anita as otherwise determined in good faith by Santa Anita; and (vii) to execute and deliver, on behalf of the Company any document or agreement effectuating any of the foregoing. In addition, if and only if: (x) the Caruso Affiliate Agreements are terminated due to voluntary termination or, in the case of the Development Agreement, the "Developer" (as such term is defined in the Development Agreement) ceases to be owned and controlled by Rick J. Caruso and his family pursuant to Section 13.01(g) of the Development Agreement, and/or, in the case of the Management Agreement, the expiration of the term of the Management Agreement, or the "Manager" (as such term is defined in the Management Agreement) ceases to be owned and controlled by Rick J. Caruso and his family pursuant to Section 16.02(g) of the Management Agreement, and (y) Santa Anita or an Affiliate of Santa Anita enters into a replacement development agreement and/or management agreement as permitted pursuant to clause (vi) above, then in such event the rights of the parties under the preceding sentence shall be reversed (with the result that references to "Santa Anita" shall be deemed to refer to "Caruso", and vice versa).

ARTICLE III

MEMBERS' CONTRIBUTIONS TO COMPANY

         3.01    Initial Contributions

        Each Member has incurred certain jointly approved Pre-Development Costs on behalf of the Company prior to the Effective Date. In addition, each Member shall contribute to the capital of the Company fifty percent (50%) of all additional capital required from time to time pursuant to the approved Pre-Development Budget. Such Pre-Development Costs incurred and paid by each Member (to the extent approved by both Members as otherwise set forth in the Pre-Development Budget) shall be treated as contributions to the capital of the Company and shall be credited to the Capital Account and Unreturned Contribution Account of each Member as of the Effective Date. In addition, each Member shall contribute to the capital of the Company fifty percent (50%) of any and all equity amounts required to (i) fund expenditures approved in the current Development Budget or Operating Budget, as applicable; and (ii) to fund the Construction Loan for the Improvements. Such amounts, if any, shall be contributed on the dates called for under the Construction Loan or otherwise required pursuant to the approved Development Budget or Operating Budget, as applicable and shall be credited to the Capital Account and Unreturned Contribution Account of each Member as and when any such contribution is made to the Company.

         3.02    Construction Financing

        The Members intend to obtain one (1) or more loans (collectively, the "Construction Loan") from one or more third-party institutional lender(s) (collectively, the "Lender") to finance the construction of the Improvements. It is the intent of both Members to obtain construction/mini-permanent financing from third-party institutional sources in an amount equal to *** of the costs of the development of the Improvements. The Managing Member shall be required to use its commercially reasonable efforts to obtain the Construction Loan on commercially reasonable terms and conditions that are approved by the Management Committee. Except as otherwise agreed to by the Members, the Construction Loan shall be secured by an unsubordinated deed of trust encumbering the Ground Leasehold estate only (and not the fee estate) and shall be expressly nonrecourse to the Members (and their Affiliates) provided that the Members hereby agree to provide one (1) or more completion guarantees, repayment guarantees, and/or other guarantees, indemnitees or other agreements on terms reasonably required by the Lender(s) and approved by the Members on or before the date that the Recapture Conditions are satisfied. Any Member and/or Affiliate that provides a Recourse Document (as defined in Section 3.05) will have indemnity and contribution rights as described in Section 3.05 below.

         3.03    Additional Contributions

        If either Member in good faith determines that additional funds are necessary for the Company to meet its current or projected financial requirements pursuant to the currently approved Development Budget or Operating Budget, or are otherwise required to pay on a current basis the Company's previously approved Loan(s) or to cause such approved Loan(s) to remain "in balance", then either Member shall give written notice ("Contribution Notice") of such cash deficit to each Member, which notice shall summarize, with reasonable particularity, the Company's actual and projected cash obligations, cash on hand, and projected sources and amounts of future Cash Flow and a contribution date ("Contribution Date") (which shall not be less than ten (10) business days following the effective date of such notice (or such shorter time if required by the Company's Lender, but in no event less than five (5) business days following the effective date of such notice)) upon which each Member shall have the obligation, to contribute to the capital of the Company, in cash, such Member's Percentage Interest share of such cash deficit. Any and all amounts contributed to the capital of the Company by any Member pursuant to this Section 3.03 shall be credited to the Capital Account and the Unreturned Contribution Account of such Member as and when any such contribution is made.

         3.04    Remedy for Failure to Contribute Capital

        If any Member (the "Non-Contributing Member") fails to contribute timely all or any portion of the additional capital such Member is required to contribute pursuant to Section 3.03 (the "Delinquent Contribution"), and provided that the other Member (the "Contributing Member") has timely contributed to the capital of the Company all of the capital required to be contributed by such Contributing Member pursuant to Section 3.03 (with respect to that particular notice and capital call), then such Contributing Member, as its sole and exclusive remedies, shall have the right to: (1) require that the Company return to the Contributing Member such additional capital contributed by the Contributing Member, (2) treat such Contributing Member's share of additional capital contributed to the Company as the total amount of required capital, and select one (1) or more of the following options in accordance with the terms set forth below in Section 3.04(a) or 3.04(b) with respect to Percentage Interest share of the Non-Contributing Member of such reduced additional capital deemed required, or (3) contribute the full amount of the Delinquent Contribution and select one (1) or more of the following options in accordance with the terms set forth below in Section 3.04(a) or 3.04(b):

                (a)   Loan Remedy.    The Contributing Member may advance to the Company, in cash, within thirty (30) days following the Contribution Date, an amount equal to the Delinquent Contribution, and such advance shall be treated as a non-recourse loan ("Default Loan") by the Contributing Member(s) to the Non-Contributing Member, bearing interest at a rate equal to the lesser of (i) the Prime Rate plus four (4) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (ii) the maximum, nonusurious rate then permitted by law for such loans. Subject to Section 7.06, the initial term of each Default Loan shall be due and payable in full twelve (12) months from the date advanced (or, if earlier, upon the dissolution of the Company); provided, however, that if the Non-Contributing Member has a Five Million Dollar Outstanding Delinquent Contribution, or more, then on or after such date the maturity of all Default Loans shall thereafter be reduced to thirty (30) days following the date that such cumulative Delinquent Contributions exceeds the Five Million Dollar Outstanding Delinquent Contribution (with the result that the Contributing Member may elect pursuant to the following paragraph of this Section 3.04(a) the remedy provided in Section 3.04(b) with respect to such Default Loan). As of the effective date of any such advance of a Default Loan, the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be credited with an amount equal to the original principal balance of the Default Loan advanced by the Contributing Member(s) to the Non-Contributing Member. Notwithstanding the provisions of Articles V and VIII, until any and all Default Loans advanced to the Non-Contributing Member are repaid in full, the Non-Contributing Member shall draw no further distributions from the Company, and all cash or property otherwise distributable with respect to the Non-Contributing Member's Interest pursuant to Articles V and VIII, shall be distributed to the Contributing Member(s) as a reduction of the outstanding balance of (together with all accrued, unpaid interest thereon) any and all such Default Loans, with such funds being applied first to reduce any and all interest accrued on such Default Loans and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Contributing Member pursuant to Section 5.01 and applied by the Non-Contributing Member to repay such outstanding Default Loan(s).

        To secure the repayment of any and all Default Loans made on behalf of a Non-Contributing Member, such Non-Contributing Member hereby grants a security interest in favor of the Contributing Member in and to such Non-Contributing Member's Interest in the Company, and hereby irrevocably appoints the Contributing Member, and any of the Contributing Member's respective representatives, agents, officers, partners, members or employees, as such Non-Contributing Member's attorney-in-fact, with full power to prepare and execute a commercially reasonable pledge agreement and UCC-1 financing statement, and to the extent of any change in law such other documents as may be reasonably required to properly perfect a security interest with respect to such Default Loan(s). The Contributing Member is also authorized to cause the Company to issue certificates (collectively, the "Certificates") evidencing the Members' respective Interests in the Company (in such form as is determined in the sole and absolute discretion of the Contributing Members) and is further authorized to transfer possession and control of any such Certificate of the Non-Contributing Member to the Contributing Member on behalf of such Non-Contributing Member. The Certificates shall constitute securities for purposes of Article 8 of the Delaware version of the Uniform Commercial Code.

        If, upon the maturity of a Default Loan (taking into account any agreed upon extensions thereof), any principal thereof and/or accrued interest thereon remains outstanding, then the Contributing Member may elect any one (1) of the following options: (i) to renew such Default Loan(s) (or portion thereof) pursuant to the terms and provisions of this Section 3.04(a) or (ii) to contribute all or any portion of such outstanding principal of, and accrued interest on, such Default Loan (or portion thereof) to the capital of the Company in the manner described in Section 3.04(b) below. The Contributing Member may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member within thirty (30) days following such maturity date, which notice shall be a dilution notice ("Dilution Notice") if such Contributing Member elects the dilution option. The Non-Contributing Member may at any time within ten (10) days of receipt of notice of the Dilution Notice, elect to repay such Default Loan. Failure of the Contributing Member to timely give such Dilution Notice to the Non-Contributing Member shall be deemed to constitute an election to renew such Default Loan(s) for an additional term of one (1) month on the terms set forth herein.

                (b)   Dilution.    The Contributing Member may contribute to the Company, in cash, within thirty (30) days following the Contribution Date, an amount equal to the Delinquent Contribution, and the Contributing Member's Capital Account and Unreturned Contribution Account shall each be credited with the amount so contributed by such Contributing Member. Upon the maturity of a Default Loan that is not fully repaid on or before the maturity thereof, each Contributing Member advancing such Default Loan (or portion thereof) also may contribute to the capital of the Company, in accordance with the provisions of Section 3.04(a) above, all or any portion of the outstanding principal of and/or accrued, unpaid interest on such Default Loan (or portion thereof) previously advanced by such Contributing Member that is not repaid prior to the maturity thereof, and (i) the amount of such outstanding principal and/or interest so contributed shall be deemed repaid and satisfied, (ii) the Non-Contributing Member shall be deemed to have received a distribution equal to the amount of such outstanding principal so contributed and each of the Capital Account and Unreturned Contribution Account of the Non-Contributing Member shall be reduced by such amount, and (iii) the Capital Account and Unreturned Contribution Account of the Contributing Member shall be increased by the amount of the reduction to the Non-Contributing Member's Capital Account and Unreturned Contribution Account pursuant to clause (ii) set forth immediately above.

        Upon any contribution by any Contributing Member pursuant to the foregoing provisions of this Section 3.03(b), (i) the Percentage Interest of the Non-Contributing Member shall be decreased by the Dilution Percentage and the Percentage Interest of the Contributing Member shall be increased by the Dilution Percentage. The "Dilution Percentage" shall equal the amount expressed in percentage points calculated based upon the following formula:

Dilution Percentage=200%×	Delinquent Contribution by the applicable Contributing Member
Aggregate Amount of the Members' Equity

        For purposes of determining the Dilution Percentage pursuant to this Section 3.04(b), the aggregate amount of Members' equity ("Members' Equity") shall be determined in accordance with the following procedures:

  (i)
  If the Contributing Member contributes the Delinquent Contribution and makes the election to dilute prior to the Opening, then the Members' Equity shall mean the cumulative total amount of the balances standing in all of the Members' respective Unreturned Contribution Accounts; and

  (ii)
  If the Contributing Member contributes the Delinquent Contribution and makes the election to dilute on or after the Opening, then the aggregate amount of the Members' Equity shall be determined in accordance with the following appraisal procedure. Within fifteen (15) days after determination of the Appraised Value of the assets of the Company, as determined pursuant to the procedures set forth in Sections 7.03(a) and 7.03(b) (for purposes of implementing the procedures set forth in Section 7.03(a), both the Contributing Member(s) and the Non-Contributing Member(s) shall have the right to deliver a written notice requesting an appraisal ("Appraisal Notice") within thirty (30) days following the Dilution Notice, the accountants regularly employed by the Company shall determine the amount of cash which would be distributed to the Members pursuant to Section 8.02 if (i) the assets of the Company were sold for the Appraised Value thereof as of the Effective Date of the Dilution Notice, (ii) the liabilities of the Company were liquidated pursuant to Section 8.02, (iii) the a reasonable reserve for any contingent, conditional or unmatured liabilities or obligations of the Company was established by the Contributing Member, as applicable, and (iv) the Company made its required distributions to the Members pursuant to Section 8.02. Upon such determination, such accountants shall give each Member written notice ("Accountant's Notice") thereof. Such determination by such accountants of such amounts (including all components thereof) shall be deemed conclusive, absent any material computational error. One hundred percent (100%) of the aggregate amount which would be distributed to the Members pursuant to Section 8.02 shall be deemed to be the "Members' Equity".

        The Non-Contributing Member shall pay for the services of the accountant and the services of all appraisers appointed pursuant to this Section 3.03(c) (whether one (1) or three (3) appraisers are selected) (collectively, the "Appraisal Costs").

        If the Non-Contributing Member fails to pay all or any portion of the Appraisal Costs associated with determining the Appraised Value, then, in order to calculate the amount (expressed in percentage points) by which such Non-Contributing Member's Percentage Interest shall be decreased pursuant to the provisions of Section 3.03(b), the amount representing the Delinquent Contribution (or the outstanding principal of, and accrued interest on, a Member Loan, as the case may be) to be used in the calculation set forth in Section 3.03(b) shall be increased by the balance of such unpaid Appraisal Costs.

        The application of the provisions of this Section 3.04(b) are illustrated by the following example: Assume that (i) the aggregate Members' Equity of all of the Members is equal to Eighty Million Dollars ($80,000,000), (ii) an additional contribution of Five Million Dollars ($5,000,000) is required to be contributed by the Members in proportion to their respective Contribution Percentages pursuant to Section 3.02, (iii) the Percentage Interest of Caruso and of Santa Anita is each equal to fifty percent (50%), (iv) Caruso fails to contribute its fifty percent (50%) share of such contribution of Two Million Five Hundred Thousand Dollars ($2,500,000) (i.e., 50% of $5,000,000), and (v) Santa Anita contributed its entire fifty percent (50%) share of such contribution of Two Million Five Hundred Thousand Dollars ($2,500,000) (i.e., 50% of $5,000,000) and the Delinquent Contribution of Two Million Five Hundred Thousand Dollars ($2,500,000) to the capital of the Company on behalf of Caruso pursuant to this Section 3.04(b). By operation of this Section 3.04(b), the Dilution Percentage for Caruso would be equal to five and 88/100ths (5.88) percentage points as calculated in accordance with the following formula:

5.88%=200%×	$2,500,000 $85,000,000

        The Percentage Interest of Caruso would therefore be reduced by five and 88/100ths (5.88) percentage points from fifty percent (50%) to forty-four and 12/100ths percent (44.12%), and the Percentage Interest of Santa Anita would be increased by a like amount of percentage points from fifty percent (50%) to fifty-five and 88/100ths percent (55.88%).

                (c)   Election of Remedy.    The Contributing Member shall determine which of the options set forth in Sections 3.04(a) or 3.04(b) are to be exercised by the Contributing Member with respect to each Delinquent Contribution. Subject to the last paragraph of Section 3.04(a), the Contributing Member may not elect to exercise more than one (1) of the remedies set forth in Sections 3.04(a) or 3.04(b). If the Contributing Member advances any amount to the Company pursuant to this Section 3.04 but fails to specify which of the foregoing options the Contributing Member has elected within ten (10) days after the effective date that the Contributing Member makes such advance, then such Contributing Member shall be deemed to have elected the option set forth in Section 3.04(a) above with respect to such advance.

                (d)   Adjustments to Percentage Interests.    Any and all adjustments to the Members' respective Percentage Interests pursuant to Section 3.04(b) shall be rounded to the nearest one one-hundredth percentage point (.01%) and the Contributing Member shall not succeed to all or any portion of the Capital Account or Unreturned Contribution Account of the Non-Contributing Member as the result of any such adjustment. In addition, notwithstanding any provision contained in this Article III, the Non-Contributing Member's Percentage Interest shall in no event be reduced below one one-hundredth percent (.01%) (the "Minimum Interest Percentage") by operation of Section 3.04(b).

                (e)   Right to Remove Caruso as Managing Member.    Notwithstanding any other term of this Agreement, and in the event that Caruso is the Non-Contributing Member, so long as Caruso has failed to contribute a Five Million Dollar Outstanding Delinquent Contribution or more, Santa Anita shall have the right, exercisable at any time following ten (10) business days notice to Caruso (and provided that Caruso has not repaid all or any portion of the outstanding Default Loan(s) within such ten (10) day period with the result that Caruso no longer has a Five Million Dollar Outstanding Delinquent Contribution), to remove Caruso as Managing Member and substitute Santa Anita or its nominee as Managing Member, and to terminate on behalf of the Company the Development Agreement and/or Management Agreement, without penalty to Santa Anita, the Company or any of their respective Affiliates.

                (f)    Loss of Voting Rights.    Notwithstanding any other term of this Agreement, if a Non-Contributing Member's Percentage Interest has been reduced to twenty-five percent (25%) or less (a "Minority Member"), or has a Five Million Dollar Outstanding Delinquent Contribution, so long as such Non-Contributing Member remains a Minority Member, such Minority Member or Member with a Five Million Dollar Outstanding Delinquent Contribution shall thereafter have no right to participate in the management or control of the Company, or otherwise vote or approve Major Decisions, other than the Minority Member Major Decisions, as defined herein.

                (g)   Enforceability of Provisions.    THE MEMBERS ACKNOWLEDGE AND AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE HEREOF, THE REMEDIES PROVIDED FOR IN THIS SECTION 3.04 ARE FAIR AND REASONABLE AND DO NOT CONSTITUTE A FORFEITURE OR PENALTY. THE MEMBERS FURTHER ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN PROVIDED WITH THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 3.04 AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW AND/OR IN ANY ARBITRATION PROCEEDING (OR OTHERWISE).

         3.05    Affiliate Liability and Indemnification

        The Company hereby agrees to indemnify, defend, protect and hold each Member and/or any Affiliate and their representatives, divisions, subsidiaries, partners, employees, officers, directors, shareholders, agents, representatives and attorneys and its and all of their respective successors and assigns thereof (collectively, the "Guarantors" and individually, a "Guarantor") that provides any non-recourse carve-out guaranty, indemnity and/or other guaranties, indemnities, documents or other agreements that may impose recourse liability upon one (1) or more of the Guarantors (collectively, a "Recourse Document") wholly harmless from and against any claim, loss, cost, expense, damage or liability incurred by any such Guarantor as a result of such Recourse Document that is not reimbursed or otherwise satisfied by the Company including, without limitation, attorneys' and expert witness fees and costs; provided, however, the foregoing indemnification obligation shall not extend or apply to any claim, loss, cost, expense, damage or liability incurred by any such Guarantor resulting from the fraud, willful misconduct, gross negligence, misappropriation of funds, or other intentional wrongful act or intentional wrongful omission by such Guarantor. Either Member may require the Members to make capital contributions pursuant to Section 3.02 for the Company to satisfy the foregoing indemnification obligation. In addition, the Members shall enter into one (1) or more contribution and/or indemnity agreements prior to the date that any Recourse Documents are executed to ensure that any liability for which the Guarantors are entitled to be indemnified under this Section 3.05 is borne by the Members in proportion to their respective Percentage Interests.

        The Members acknowledge and agree that the Guarantors (but no other third parties) are third-party beneficiaries of the foregoing provisions of this Section 3.05, and, as such, the Guarantors have the right, power and authority to enforce the provisions of this Section 3.05.

         3.06    Capital Contributions in General

        Except as otherwise expressly provided in this Agreement or as otherwise agreed to in writing by all of the Members (i) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (ii) no Member shall be entitled to receive interest on such Member's contributions to the capital of the Company, (iii) no Member shall have the right to demand or receive property other than cash in return for such Member's contribution to the Company, and (iv) no Member shall be required or be entitled to contribute additional capital to the Company other than as permitted or required by this Article III.

ARTICLE IV

ALLOCATION OF PROFITS AND LOSSES

         4.01    Allocation of Net Losses

        Net Losses of the Company for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in the following order of priority:

                (a)   First Tier Losses.    First, to those Members with positive balances in their respective Capital Accounts in amounts equal to their respective Capital Account balances at the end of such fiscal year (or part thereof); provided, however, if the amount of Net Losses to be allocated is less than the sum of the Capital Account balances of all of the Members having positive Capital Account balances, then such Net Losses shall be allocated to the Members in such proportions and in such amounts as would result in the respective Capital Account balances of the Members equaling, as nearly as possible, each such Member's share of the then Company Capital determined by calculating the amount each Member would receive if an amount equal to the Company Capital were distributed to the Members in accordance with the provisions of Section 5.01; and

                (b)   Second Tier Losses.    Thereafter, to the Members in proportion to their respective Distribution Percentages.

         4.02    Net Profits

        Net Profits of the Company for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in the following order of priority:

                (a)   First Tier Profits.    First, to the Members in proportion to, and to the extent of, the negative balance, if any, standing in each such Member's Capital Account at the end of such fiscal year (or part thereof); and

                (b)   Second Tier Profits.    Thereafter, to the Members in such proportions and in such amounts, as would result, as closely as possible, in the respective Capital Account balances at the end of such fiscal year (or part thereof) of each such Member equaling, as nearly as possible, each such Member's share of the then Company Capital determined by calculating the amount each Member would receive if an amount equal to the Company Capital were distributed to the Members in accordance with the provisions of Section 5.01.

         4.03    Special Allocations

        Notwithstanding any other provision of this Agreement, no Net Losses or items of expense, loss or deduction shall be allocated to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member's Adjusted Capital Account and any such Net Losses and items of expense, loss and deduction shall instead be allocated to the Members in proportion to their respective "interests" in the Company as determined in accordance with Treasury Regulation Section 1.704-1(b). In addition, items of income and gain shall be specially allocated to the Members in accordance with and to the extent required by the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Notwithstanding any other provision in this Article IV, (i) any and all "partnership nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any fiscal year or other period shall be allocated to the Members in proportion to their respective Distribution Percentages; (ii) any and all "partner nonrecourse deductions" (as such term is defined in Treasury Regulation Section 1.704-2(i)(2)) attributable to any "partner nonrecourse debt" (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the "economic risk of loss" (as determined under Treasury Regulation Section 1.752-2) for such "partner nonrecourse debt" in accordance with Treasury Regulation Section 1.704-2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of minimum gain attributable to any "partner nonrecourse debt" shall be specially allocated items of Company income and gain in accordance with the partner minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). Any and all "excess nonrecourse liabilities" as determined under Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Members in proportion to their respective Distribution Percentages.

         4.04    Curative Allocations

        The allocations set forth in Section 4.03 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.01 and 4.02. In exercising its discretion under this Section 4.04, the Managing Member shall take into account future Regulatory Allocations under Section 4.03 but, although not yet made, are likely to offset other Regulatory Allocations previously made under the provisions of Section 4.03.

         4.05    Differing Tax Basis; Tax Allocation

        Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated among the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of applicable state law, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)).

ARTICLE V

DISTRIBUTION OF CASH FLOW

         5.01    Distribution of Cash Flow

        Subject to repayment of any Default Loans pursuant to Sections 3.04(a), Ordinary Cash Flow realized by the Company for each fiscal year (or part thereof) shall be distributed monthly to the Members in proportion to their respective Percentage Interests.

         5.02    Distribution of Extraordinary Cash Flow

        Subject to repayment of any Default Loans pursuant to Sections 3.04(a), Extraordinary Cash Flow realized by the Company for each fiscal year (or part thereof) shall be distributed to the Members in the following order of priority:

                (a)   Unreturned Contribution Accounts.    First, to the Members in proportion to, and to the extent of, the positive balances standing in each such Member's Unreturned Contribution Account, if any; and

                (b)   Percentage Interests.    Thereafter, to the Members in proportion to their respective Percentage Interests.

         5.03    Limitations on Distributions

        Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate any applicable provision of the Delaware Act or other applicable law.

         5.04    In-kind Distribution

        Assets of the Company (other than cash) shall not be distributed in-kind to the Members without the prior written approval of the Management Committee.

ARTICLE VI

RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS

         6.01    Limitations on Transfer

        Except as otherwise set forth in Section 6.02 (with respect to transfers to a Permitted Transferee) and Section 6.03 (with respect to a Transfer after five (5) years following the Opening, subject to a Right of First Offer/Right of First Refusal), no Member shall be entitled to sell, exchange, assign, transfer, or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in, directly or indirectly, all or any part of such Member's Interest in the Company or withdraw or retire from the Company ("Transfer"), without the prior written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. Each Member shall ensure that no Transfer shall be made of any direct or indirect interest in such Member (and no issuance of additional ownership interests in such Member or any entity directly or indirectly owning or controlling such Member, respectively, shall occur) without the written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. Any attempted Transfer in violation of the restrictions set forth in this Article VI shall be null and void ab initio and of no force or effect.

         6.02    Permitted Transfers

        Any Member may Transfer all or any portion of such Member's Interest in the Company to any of the following (collectively, "Permitted Transferees") without complying with the provisions of Section 6.01:

                (a)   Other Members.    In the case of any Member, to any other Member;

                (b)   Affiliates.    In the case of any Member, to any Affiliate of such Member provided the original transferring Member (that executed this Agreement) or its owners at all times thereafter owns more than fifty percent (50%) of the voting and beneficial interests in such Affiliate, and with respect to Caruso, provided that Rick J. Caruso, or an Affiliate or the heirs of Rick J. Caruso or the members of the immediate family of Rick J. Caruso, owns more than fifty percent (50%) of the voting and beneficial interests in such Affiliate;

                (c)   Share Transfers.    In the case of any Member or direct or indirect owner of any Member that is publicly traded, transfers of such publicly traded shares to any person or entity;

                (d)   Merger, Consolidation or Sale of All or Substantially All Assets.    In the case of any Member or constituent owner of any Member that is publicly traded, to any person or entity that acquires, directly or indirectly, all or substantially all of the assets of the Member;

                (e)   REIT Controlled by Caruso.    In the case of Caruso, to a private or publicly held real estate investment trust or comparable business entity provided that Rick J. Caruso, or an Affiliate or the heirs of Rick J. Caruso or the members of the immediate family of Rick J. Caruso, controls such trust or comparable entity;

                (f)    Owner of Racetrack Property.    In the case of Santa Anita, to any person or entity that acquires the Racetrack Property from the SAC Owner on or after the date which is five (5) years following the Effective Date;

                (g)   Sale of Partial Interest.    In the case of any Member, to any person or entity that is not a Prohibited Transferee that acquires any portion, but not all, of such Member's Interest in the Company; provided, however, that in the event that such Member or its Affiliate fails to control more than fifty percent (50%) or more of the voting and beneficial interests with respect to such Member's Interest, then such Member and such Permitted Transferee shall lose the right to approve Major Decisions, but shall retain the right to approve Minority Member Major Decisions;

                (h)   Pledge for Loan for Sole Purpose of Funding Additional Capital Contribution.    In the case of any Member, to an institutional lender as a pledge or security for a loan, provided that (i) the loan is made solely for the purposes of raising capital to be contributed by the Member to the Company pursuant to a Contribution Notice, (ii) the principal amount of such loan is limited to such Member's Percentage Interest share of such required contribution pursuant to the Contribution Notice, (iii) upon any default under such loan, the lender agrees to provide written notice to the non-pledging Member of such default, and grants the non-pledging Member the right to cure the default, repay the loan and receive an assignment of the lender's security interest in the pledging Member's membership Interest, (iv) if the non-pledging Member does not elect to cure the default as described in the (iii) above, the rights of the lender and its assignee upon foreclosure shall be limited to the rights of an assignee only and shall not be admitted as a Member of the Company, and shall have no right to participate in the management of the business and affairs of the Company, and the rights of such assignee shall, to the extent permitted by law, be limited to the rights of an assignee of an Interest who does not become a substituted member and shall have no right to vote on any of the matters as to which a Member would be entitled to vote under this Agreement, but shall only be entitled to receive financial information concerning the Company, share in such Net Profits and Net Losses, to receive such distribution, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the assignor was entitled, to the extent assigned; and

                (i)    Transfer following Default under Right of First Refusal.    In the case of any Transferring Member (as defined in Section 6.03(a) below), any Transfer of such Transferring Member's Interest in the event that the Non-Transferring Member fails to consummate a purchase of the Offered Interest pursuant to Section 6.03(e) below.

        Any such Permitted Transferee shall receive and hold such ownership interest or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor. There shall be no further transfer of such ownership interest or portion thereof except to a person or entity to whom the original transferor could have transferred such ownership interest in accordance with this Section 6.02.

         6.03    Right of First Offer/Right of First Refusal

                (a)   If at any time on or after the date which is five (5) years following the date that the Project opens to the public (the "Opening"), any Member (the "Transferring Member") desires to transfer all, but not less than all of such Member's Interest (the "Offered Interest") to any person or entity other than a Permitted Transferee and is not a Prohibited Transferee, then the Transferring Member shall give written notice (the "First Offering Notice") thereof to the other Member (the "Non-Transferring Member"). The First Offering Notice shall specify the purchase price and the other terms upon which the Transferring Member intends to so transfer. For a period of thirty (30) days following the effective date of the First Offering Notice, the Non-Transferring Member shall have the right, but not the obligation, to elect to purchase all, but not less than all, of the Offered Interest for the purchase price (and on the other terms) specified in the First Offering Notice by delivering written notice of such election to the Transferring Member.

                (b)   If the Non-Transferring Member fails to timely and validly elect to purchase the Offered Interest in accordance with the terms of the First Offering Notice as provided in Section 6.03(a) above (or rejects the opportunity to purchase), time being of the essence, then, notwithstanding the failure of the Transferring Member to obtain the consent required for the transfer of the Offered Interest pursuant to Section 6.01, the Transferring Member may offer the Offered Interest for sale on the open market for a period of one hundred eighty (180) days following the effective date of the First Offering Notice. If, during such one hundred eighty (180) day period, a cash offer is received from an independent third party that is not directly or indirectly affiliated with either Member, is an Approved Transferee and is not a Prohibited Transferee ("Third Party") and if the cash purchase price offered by such Third Party is equal to or greater than ninety five percent (95%) of the price previously offered to the Non-Transferring Member then the Transferring Member shall be permitted to transfer the Offered Interest to such Third Party at a purchase price equal to or greater than ninety five percent (95%) of the price previously offered to the Non-Transferring Member without any further consent or rights of first offer and/or refusal in favor of the Non-Transferring Member. If the purchase price offered by such Third Party is less than ninety five percent (95%) the purchase price previously offered to the Non-Transferring Member, then the Transferring Member shall deliver written notice (the "Second Offering Notice") thereof to the Non-Transferring Member. The Second Offering Notice shall specify the identity of the Third Party, the purchase price made in the offer by such Third Party and the other terms of purchase. For a period of thirty (30) days following the effective date of the Second Offering Notice, the Non-Transferring Member shall have the right, but not the obligation, to elect to purchase all, but not less than all, of the Offered Interest for the purchase price (and on the other terms) specified in the Second Offering Notice by delivering written notice ("Purchase Notice") of such election to the Transferring Member;

                (c)   If the Non-Transferring Member fails to timely and validly elect to purchase the Offered Interest in accordance with the terms of the Second Offering Notice (or rejects the opportunity to purchase), then the Transferring Member may transfer the Offered Interest to the Third Party who is not a Prohibited Transferee as identified in the Second Offering Notice at the same price and on the same terms as are specified in the Second Offering Notice for a period of one hundred and eighty (180) days following the date of the Second Offering Notice without any further consent or rights of first offer and/or refusal in favor of the Non-Transferring Member.

                (d)   If the Non-Transferring Member timely and validly elects to purchase the Offered Interest in accordance with the provisions of Section 6.03(a) or 6.03(b) above, then: (i) within sixty (60) days after the delivery of the Purchase Notice, the Non-Transferring Member shall deposit into an escrow account established by the Non-Transferring Member with a nationally recognized title company mutually and reasonably agreed-upon with the Transferring Member, a deposit by wire transfer of immediately available federal funds in an amount equal to ten percent (10%) of the purchase price of the Transferring Member's interest which amount shall include any interest earned thereon (the "Deposit"), which Deposit shall be non-refundable to the Non-Transferring Member if the closing of the sale fails to occur by reason of the default by the Non-Transferring Member; (ii) the closing for such purchase shall be held at the principal office of the Company in California within ninety (90) days following the effective date of the First Offering Notice or the Second Offering Notice, as the case may be and (iii) upon the closing of the sale, the Deposit shall be a credit against the purchase price. If the sale fails to occur due to a default by the Non-Transferring Member, then the Transferring Member shall retain the Deposit of the Non-Transferring Member as liquidated damages. The Members acknowledge that it would be impractical and extremely difficult to estimate the damages which the Transferring Member may suffer in connection with a default by the Non-Transferring Member under this Article VI. Therefore, the Members have agreed that a reasonable estimate of the detriment that any Member would suffer in such event is and shall be the right of the Transferring Member to retain the Deposit as liquidated damages. The Members expressly acknowledge and agree that the retention of the Deposit is not intended as a forfeiture or penalty within the meaning of any state laws, but is intended to constitute liquidated damages to the Transferring Member. Nothing contained herein shall limit or otherwise affect any rights the Transferring Member may have to obtain specific performance and, to the maximum extent permitted by law, any other equitable remedies;

                (e)   If the Non-Transferring Member timely and validly elects to acquire the Offered Interest in accordance with the foregoing provisions of this Section 6.03, but fails to consummate such purchase within ninety (90) days following the effective date of the First Offering Notice or the Second Offering Notice, as the case may be, then the Offered Interest shall thereafter be freely transferable by the Transferring Member to any third party who is not a Prohibited Transferee without any further consent or rights of first offer and/or refusal in favor of the Non-Transferring Member;

                (f)    The Members acknowledge and agree that either Member may assign such Member's rights of first offer and/or rights of first refusal set forth above in this Section 6.03 to any Affiliate of such Member without the consent of the other Member so as to enable any such Affiliate to acquire the Offered Interest;

                (g)   This Section 6.03 shall not apply to a transfer described in Article VII below;

                (h)   If the Transferring Member is Caruso (except if a Permitted Transferee), and irrespective of whether Santa Anita elects to purchase the Offered Interest, then Santa Anita may elect, in its sole and absolute discretion, to remove and replace Caruso (and Caruso's transferee) as Managing Member, and cause the Company to terminate the Development Agreement and Management Agreement, without penalty to Santa Anita, the Company or any of their respective Affiliates, pursuant to Section 2.14;

                (i)    Notwithstanding any other provision of this Article VI, and as a condition to the right to exercise the purchase rights provided in this Article VI, on or before the closing of a purchase and sale held pursuant to this Article VI, the Non-Transferring Member(s) shall obtain written releases of each Transferring Member and each such Transferring Member's Affiliates (including, without limitation, any Affiliates, principals of any Member that have entered into any guarantee or indemnitee, or who are otherwise obligated in any way pursuant to any loan agreement or contractual obligations of the Company), from all contractual liabilities of the Company for which such Transferring Member (and/or its Affiliates) may have personal liability and from all guarantees of such liabilities of the Company previously executed by such Transferring Member (and/or such Transferring Member's Affiliates). To the extent such releases cannot be obtained by the Non-Transferring Member despite the Non-Transferring Member using its best efforts to obtain such releases, the Non-Transferring Member shall indemnify, defend and hold the Transferring Member (and such Affiliates) free and harmless from and against any and all claims, liabilities, causes of action, liens, charges, and all other matters arising out of or in connection with the business and affairs of the Company, whether arising prior to or subsequent to the effective date of such closing, except for unknown liabilities arising prior to the effective date of such closing and not taken into account in calculating the purchase price for the Transferring Member's Interest.

                (j)    The closing of a purchase and sale held pursuant to this Article VI shall be held at the principal office of the Company. The Transferring Member shall transfer to the Non-Transferring Member (or such Non-Transferring Member's nominee) the entire Interest of the Transferring Member free and clear of all liens, security interests, and competing claims and shall deliver to the Non-Transferring Member (or such Non-Transferring Member's nominee) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims, as the Non-Transferring Member (or such Non-Transferring Member's nominee) shall reasonably request. The purchase price for the Transferring Member's Interest shall be paid by the Non-Transferring Member by delivering, at the closing, in cash in immediately available funds, by wire transfer, or one (1) or more certified or bank cashier's checks made payable to the order of the Transferring Member in an amount equal to the purchase price, less the amount of the Deposit paid by the Non-Transferring Member. If the Interest of any Member is purchased pursuant to this Article VI, then, effective as of the closing for such purchase, the Transferring Member shall withdraw as a member of the Company and shall have no further rights, duties, liabilities or obligations with respect to the Company or the remaining Member. In connection with any such withdrawal, where the Non-Transferring Member would otherwise be the sole member, the Non-Transferring Member may cause any nominee designated in the sole and absolute discretion of such Member to be admitted as a substituted member of the Company. The Transferring Member shall be required at the closing pursuant to this Section 6.03 to repay the outstanding balance of any Default Loan(s) (together with all accrued, unpaid interest thereon) previously made to the Transferring Member pursuant to a previous Delinquent Contribution. The Non-Transferring Member shall have the right to apply the purchase price that would otherwise be payable to the Transferring Member pursuant to this Article VI to the repayment of such Default Loan(s). For all purposes of this Agreement, the Transferring Member shall, to the extent any Default Loan is repaid pursuant to this Article VI, be deemed to have received the purchase price and to have used the proceeds thereof to repay such Default Loan(s).

         6.04    Lender Prohibitions

        Notwithstanding any other provision of this Agreement, no Member may Transfer all or any portion of such Member's Interest if such Transfer would result in a breach of or violation in any loan documentation (and/or guaranty) relative to any indebtedness governing all or any portion of the Improvements (and such restrictions are not waived by the applicable lender).

         6.05    Admission of Substituted Members

        If any Member transfers such Member's Interest to a transferee in accordance with Sections 6.01, 6.02 and/or 6.03 above, then such transferee shall only be entitled to be admitted into the Company as a substituted member (and this Agreement shall be amended in accordance with the Delaware Act to reflect such admission), if: (i) the Non-Transferring Member shall reasonably approve the form and content of the instrument of transfer, which approval shall not be unreasonably withheld or delayed; (ii) the Transferring Member and transferee named therein execute and acknowledge such other instruments as the Management Committee may deem reasonably necessary to effectuate such admission; (iii) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; provided, however, that in the case of a Transfer by Caruso, then Santa Anita may at its sole option elect to be admitted as Managing Member and cause the Company to terminate the Development Agreement and Management Agreement without penalty to the Company, (iv) the Transferring Member pays, as the Management Committee may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs; and (v) the Transferring Member or the transferee repays in full any outstanding Default Loan(s) with respect to the Transferring Member's Membership Interest. To the extent permitted by law, any assignee of an Interest who does not become a substituted member shall have no right to vote on any of the matters as to which a Member would be entitled to vote under this Agreement, but, if such assignee is not a Prohibited Transferee, shall have the right to receive financial information concerning the Company and to inspect the Company's books and records. An assignee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the Transferring Member was entitled, to the extent assigned. A Member that Transfers such Member's Interest shall not cease to be a Member of the Company until the admission of the assignee as a substituted member. If the Transferring Member is Caruso, and irrespective of whether Santa Anita elects to purchase the Offered Interest, then Santa Anita may elect, in its sole and absolute discretion, to remove and replace Caruso (and Caruso's transferee) as Managing Member, and cause the Company to terminate the Development Agreement and the Management Agreement, without penalty to Santa Anita, the Company or any of their respective Affiliates, in which event Santa Anita and the new transferee of Caruso's Interest shall jointly approve a replacement property manager, and in the event that such parties are unable to agree upon such replacement property manager, the determination of the replacement property manager shall be determined by arbitration pursuant to the terms of this Agreement.

         6.06    Election; Allocations Between Transferor and Transferee

        Upon the Transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company may file, in the reasonable discretion of the Management Committee, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the Transferring Member and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii).

         6.07    Partition

        No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 6.07 by any Member, the other Members (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding.

         6.08    Waiver of Withdrawal and Purchase Rights

        Except in the case of any Transfer permitted in accordance with this Agreement, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. In furtherance of the foregoing, each Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Delaware Act and hereby waives any and all rights such Member may have to receive the fair value of such Member's Interest in the Company upon any resignation and/or withdrawal in breach of the terms of this Agreement pursuant to Section 18-604 of the Delaware Act.

         6.09    No Appraisal Rights

        None of the Members shall have any appraisal rights with respect to their Interests pursuant to Section 18-210 of the Delaware Act or otherwise.

ARTICLE VII

DEFAULT BUY/SELL AGREEMENT

         7.01    Buy/Sell Events

        For purposes of this Article VII, the following shall constitute "Buy/Sell Events":

                (a)   Fraud or Conviction of a Felony by Member.    Any act of fraud by a Member, as determined by a final, non-appealable judicial determination by a court of competent jurisdiction, or a final, non-appealable conviction of a felony with respect to a Member's performance of its obligations or duties relating to the Company;

                (b)   Misappropriation of Funds by Member.    Any misappropriation of funds by a Member provided that if such misappropriation of funds is committed by an employee of a Member, then such event may be cured if, within five (5) Business Days after being notified in writing of such event, such Member (i) makes full restitution to Company of all damages caused by such event, (ii) terminates the employment of such employee, and (iii) promptly takes all appropriate actions necessary to remediate the situation and protect the interests of Company;

                (c)   Fraud or Conviction of a Felony Under Development Agreement or Management Agreement.    Any act of fraud or conviction of a crime involving moral turpitude by Caruso or its Affiliate (or Santa Anita, if applicable) under the Development Agreement or Management Agreement followed by the failure of Caruso or its Affiliate (or Santa Anita, if applicable) to remedy or cure such act of fraud within any applicable cure period set forth in the applicable Agreement, which act gives the Company the right to terminate the Development Agreement or Management Agreement, as applicable; provided, however, that in the event that Caruso or its Affiliate (or Santa Anita, if applicable) timely files suit to contest such termination as permitted by the Development Agreement or Management Agreement, as applicable, then the Buy/Sell Event described in this Section 7.01(c) shall not be deemed to have occurred until there is a final, non-appealable judicial determination that the Company had the right to terminate the applicable Agreement; and

                (d)   Misappropriation of Funds Under Development Agreement or Management Agreement.    Any misappropriation of funds by Caruso or its Affiliate (or Santa Anita, if applicable) under the Development Agreement or Management Agreement followed by the failure of Caruso or its Affiliate (or Santa Anita, if applicable) to remedy or cure such act of misappropriation of funds within any applicable cure period set forth in the applicable Agreement, which act gives the Company the right to terminate the Development Agreement or Management Agreement, as applicable; provided, however, that in the event that Caruso or its Affiliate (or Santa Anita, if applicable) timely files suit to contest such termination as permitted by the Development Agreement or Management Agreement, as applicable, then the Buy/Sell Event described in this Section 7.01(d) shall not be deemed to have occurred until there is a final, non-appealable judicial determination that the Company had the right to terminate the applicable Agreement.

        For the purposes of implementing the provisions contained in this Article VII:

                (i)    the "Defaulting Member" shall be: (A) in the case of the event referenced in Section 7.01(a), the Member that has committed an act of fraud or conviction of a felony, (B) in the case of the event described in Section 7.01(b), the Member that has misappropriated funds, and (C) in the case of the events described in 7.01(c) and in Section 7.01(d), Caruso or Santa Anita, as applicable;

                (ii)   the "Non-Defaulting Member" shall be the Member(s) who is not the Defaulting Member; and

                (iii)  the Buy/Sell Event shall be deemed to have occurred: (A) in the case of the event described in Section 7.01(a), the date that such Member is convicted of a felony or a court of competent jurisdiction determines that an act of fraud has occurred, (B) in the case of the event described in Section 7.01(b), the date that a Member misappropriates funds, or the date that the five (5) day cure period expires with respect to misappropriation of funds by an employee of a Member, and (C) in the case of the events described in Section 7.01(c) and Section 7.01(d), the date that the Development Agreement or Management Agreement is terminated, and if Caruso or its Affiliate contests such determination and has timely filed an action under the Development Agreement or Management Agreement, as applicable, the date that there is a final, non-appealable judicial determination that the Company had the right to terminate such Development Agreement or Management Agreement, as applicable.

         7.02    Rights Arising From a Buy/Sell Event

        Upon the occurrence of a Buy/Sell Event, the Non-Defaulting Member may elect to implement the buy/sell procedures set forth in this Article VII by giving written notice ("Default Notice") thereof to the Defaulting Member within thirty (30) days following such occurrence. For a period of ten (10) days following the Default Notice, the Members shall attempt to agree upon a purchase price for the Defaulting Member's Interest (the "Buy/Sell Purchase Price"). If the Members are unable to agree, then the Buy/Sell Purchase Price shall be determined in accordance with the provisions of Section 7.03.

         7.03    Determination of Purchase Price

                (a)   Determination of Purchase Price.    Within thirty (30) days after the determination of the Appraised Value of the assets of the Company as determined pursuant to Section 7.03(b) below, the Members shall for a period of twenty (20) days attempt to jointly determine the amount of cash which would be distributed to each Member pursuant to Section 5.01, if (i) the assets of the Company were sold for the Appraised Value thereof as of the date of the Default Notice; (ii) the liabilities of the Company were liquidated in accordance with Section 9.02, (iii) reasonable reserves for any contingent, conditional or unmatured liabilities of the Company were established by the Non-Defaulting Member; and (iv) the Company made its required distributions to the Members pursuant to Section 5.01. If the Members are unable to agree upon such determination within the applicable twenty (20) day period, then the accountants regularly employed by the Company shall make such determination of the Appraised Value and shall give each Member written notice (" Buy/Sell Price Determination Notice") thereof. The determination by the accountants of such amounts, including all components thereof, shall be deemed conclusive absent any material computational error. Ninety percent (90%) of the amount that would be distributed to the Defaulting Member pursuant to clause (iv) above shall be deemed to be the Purchase Price for purposes of this Article VII.

                (b)   Determination of Appraised Value.    For purposes of this Article VII, the appraised value ("Appraised Value") of the assets of the Company shall be determined by one (1) or more real estate appraiser(s) all of whom shall be independent qualified M.A.I. appraisers. The Non-Defaulting Member shall select one (1) appraiser, who shall be identified in the Default Notice. The Defaulting Member shall either agree to the appraiser selected by the Non-Defaulting Member or select a second appraiser within ten (10) days of the date of the Default Notice and give written notice to the Non-Defaulting Member of the person so selected. In the event of the failure of the Defaulting Member to appoint such an appraiser within the times specified and after expiration of five (5) days following the Effective Date of written demand that an appraiser be appointed, the appraiser duly appointed by the Non-Defaulting Member shall proceed to make the appraisal as herein set forth and the determination thereof shall be conclusive on both Members.

        If two (2) appraisers are selected, then for a period of sixty (60) days, the two (2) appraisers shall attempt to agree upon the fair market value, and if they are unable to agree within such sixty (60) day period, then such selected appraisers shall thereafter appoint a third (3rd) appraiser. If the two (2) selected appraisers fail to appoint a third (3rd) appraiser within ten (10) days following the date of written notice from the Defaulting Member notifying the Non-Defaulting Member of the selection of the second (2nd) appraiser, then either Member may file a petition with the Superior Court in the County of Los Angeles, State of California for the purposes of causing the judge to select an Arbitrator to appoint a third (3rd) appraiser.

        The appraiser or three appraisers, as the case may be, shall promptly fix a time for the completion of the appraisal which shall not be later than thirty (30) days from the date of appointment of the last appraiser.

        The appraiser(s) shall determine the Appraised Value by determining the fair market value of the assets of the Company, such fair market value being the price estimated in terms of money which the Company could obtain if such assets were sold in the open market, allowing a reasonable time to find a purchaser who purchases with knowledge of the uses which such assets in their then condition are adapted for and capable of being used for as of the date of the Default Notice.

        Upon submission of the appraisals setting forth the opinions as to the appraised value of the assets of the Company, (A) if only one (1) appraiser is selected, then such appraisal shall constitute the Appraised Value of the assets of the Company, or (B) if three (3) appraisers are selected, then the two (2) such appraisals which are nearest in amount shall be retained, and the third appraisal shall be discarded, unless one (1) appraisal is the mean of the other two (2) appraisals in which case such appraisal shall constitute the Appraised Value. The average of the two (2) retained appraisals shall constitute the Appraised Value of the assets of the Company.

                (c)   Payment of Costs.    Except as provided below, the Company shall pay for the services of the appraiser appointed by the Non-Defaulting Member, and the Defaulting Member shall pay for the services of the appraiser appointed by such Member. The cost of the services of the third (3rd) appraiser, if any, shall be paid one-half (1/2) by the Company, on the one hand, and one-half (1/2) by the Defaulting Member, on the other hand. The costs of the services of the Accounting Firm and, in the event only one (1) appraiser is required, the cost of the services of such appraiser, shall be paid one-half (1/2) by the Company, on the one hand, and one-half (1/2) by the Defaulting Member, on the other hand. Any costs that the Company is required to pay pursuant to this Section 7.03(c) shall be treated as expenses of the Company in determining the Defaulting Member's Buy/Sell Purchase Price pursuant to Section 7.03.

         7.04    Non-Defaulting Member's Option

        For a period of thirty (30) days after the effective date of the Buy/Sell Price Determination Notice, the Non-Defaulting Member shall have the right, but not the obligation, to purchase the entire Interest of the Defaulting Member for the Defaulting Member's Purchase Price, and on the terms and conditions set forth in this Article VII by giving written notice thereof to each other Member within such thirty (30)-day period. Failure by the Non-Defaulting Member to timely give written notice exercising such Member's right to purchase set forth in this Section 7.04 shall be deemed an election by such Member to waive such right to purchase with respect to the particular Buy/Sell Event that triggered the application of the provisions of this Article VII.

         7.05    Closing of Purchase and Sale

        The closing of a purchase and sale pursuant to this Article VII shall be held at the principal office of the Company in California on the ninetieth (90th) day after the expiration of the thirty (30)-day period set forth in Section 7.04 (or such earlier date as is unanimously agreed to by the purchasing Members). The Defaulting Member shall transfer to the purchasing Non-Defaulting Member(s) (or such Member's(s') nominee(s)) the entire Interest of the Defaulting Member free and clear of all liens, security interests, and competing claims and shall deliver to the purchasing Non-Defaulting Member(s) (or such Member's(s') nominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims as such purchasing Non-Defaulting Member(s) (or such Member's(s') nominee(s)) shall reasonably request.

         7.06    Payment of Purchase Price

        The purchasing Non-Defaulting Member shall pay the Defaulting Member's Purchase Price, in cash, by a certified or bank cashier's check or a confirmed wire transfer of readily available funds at the closing. The Defaulting Member shall be required at the closing pursuant to this Section 7.06 to repay the outstanding balance of any Default Loan(s) (together with all accrued, unpaid interest thereon) previously made to the Non-Defaulting Member pursuant to a previous Delinquent Contribution. The Non-Defaulting Member(s) shall have the right to apply the Buy/Sell Purchase Price that would otherwise be payable to the Non-Defaulting Member pursuant to this Article VII to the repayment of such Default Loan(s). For all purposes of this Agreement, the Defaulting Member shall, to the extent any Default Loan is repaid pursuant to this Section 7.06, be deemed to have received the Buy/Sell Purchase Price and to have used the proceeds thereof to repay such Default Loan(s).

         7.07    Release and Indemnity

        Notwithstanding any other provision of this Article VII, and as a condition to the right to exercise the buy/sell rights provided in this Article VII, on or before the closing of a purchase and sale held pursuant to this Article VII, the buying Member(s) shall obtain written releases of each selling Member and each such selling Member's Affiliates (including, without limitation, any Affiliates of any Member that have entered into any guarantee or indemnitee), from all contractual liabilities of the Company for which such selling Member (and/or its Affiliates) may have personal liability and from all guarantees of such liabilities of the Company previously executed by such selling Member (and/or such selling Member's Affiliates). To the extent such releases cannot be obtained by the buying Member despite the buying Member using its best efforts to obtain such releases, the buying Member, shall indemnify, defend and hold the selling Member (and such Affiliates) free and harmless from and against any and all claims, liabilities, causes of action, liens, charges, whether arising prior to or subsequent to the effective date of such closing, except for unknown liabilities arising prior to the effective date of such closing and not taken into account in calculating the Purchase Price for the selling Member's Interest.

ARTICLE VIII

DISSOLUTION AND WINDING UP OF THE COMPANY

         8.01    Events Causing Dissolution of the Company

        Upon any Member's bankruptcy, retirement, resignation, withdrawal, expulsion or other cessation to serve or the admission of a new Member into the Company, the Company shall not dissolve but the business of the Company shall continue without interruption or break in continuity. However, the Company shall be dissolved and its affairs wound up upon the first to occur of: (a) the expiration of the term of the Company as provided in Section 1.05, unless such term has been extended with the approval of both Members; (b) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all Cash Flow derived therefrom; (c) the affirmative election of both Members to dissolve the Company; (d) the making of Termination Election by a Member pursuant to Section 8.04; or (e) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Delaware Act. Except as may be permitted in accordance with this Section 8.01, no Member shall have the right to, and each Member hereby agrees that it shall not, seek to dissolve or cause the dissolution of the Company or seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the remaining Member.

         8.02    Winding Up of the Company

        Upon the Liquidation of the Company caused by other than the termination of the Company under Section 708(b)(1)(b) of the Code (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), the Managing Member shall proceed to the winding up of the affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. Subject to Section 8.04(d), the assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall, subject to Section 8.04(d), be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order:

                (a)   Creditors.    First, to creditors of the Company (including Members who are creditors) in the order of priority as provided by law;

                (b)   Reserves.    Second, to establishing any reserves which the Management Committee determines reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and

                (c)   Remaining Amounts.    Thereafter, any remaining proceeds shall be distributed to the Members in the order of priority set forth in Section 5.01.

        Any reserves withheld pursuant to Section 8.02(b) shall be distributed as soon as practicable, as determined in the reasonable discretion of the Management Committee to the Members in the order of priority set forth in Section 8.02(c).

        The Members believe and intend that the effect of making any and all liquidating distributions in accordance with the provisions of this Section 8.02 will result in such liquidating distributions being made to the Members in proportion to the positive balances standing in their respective Capital Accounts.

         8.03    Negative Capital Account Restoration

        No Member shall have any obligation whatsoever upon the Liquidation of such Member's Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member's Capital Account to the Company, to any other Member or to any other person or entity.

         8.04    Termination Rights.

                (a)   In the event that (1) prior to timely completion of the Recapture Conditions, Caruso presents to Santa Anita a Business Plan which adversely deviates from the Santa Anita current return on cost set forth in the Preliminary Pre-Development Budget, or, (2) if the Recapture Conditions are not achieved by the Company (or waived by Santa Anita) within twenty-four (24) months following the Effective Date, subject to extension for events of Force Majeure, and subject to further extension for an additional twelve (12) months provided that the Milestones (as defined in Article XII), are achieved as will be agreed upon in the Business Plan within twenty-four (24) months following the Effective Date, subject to extension for Force Majeure, in Santa Anita's sole discretion (the "Santa Anita Termination Window"), Santa Anita shall have the option to elect to terminate this Agreement, the Ground Lease and all other agreements, documents and instruments related to this Agreement and the Ground Lease between Santa Anita, SAC Owner and/or any of its Affiliates and Caruso and/or any of its Affiliates (the "Santa Anita Termination Election").

                (b)   In the event that Caruso concludes at any time, within twenty-four (24) months following the Effective Date subject to extension for events of Force Majeure, and subject to further extension for an additional 12 months provided that the Milestones are achieved in the Business Plan (the "Caruso Termination Window"); the Santa Anita Termination Window and the Caruso Termination Window may also be separately referred to as a "Termination Window"), that satisfaction of any of the Recapture Conditions may not be met on terms which are acceptable to Caruso, in Caruso's sole discretion, Caruso shall have the option to elect to terminate this Agreement, the Ground Lease and all agreements, documents and instruments related to this Agreement and the Ground Lease between Santa Anita, SAC Owner and/or any of its Affiliates and Caruso and/or any of its Affiliates (the "Caruso Termination Election"; the Santa Anita Termination Election and the Caruso Termination Election may also be separately referred to as a "Termination Election").

                (c)   If Santa Anita or Caruso desires to make a Termination Election pursuant to Sections 8.04(a) or 8.04(b), respectively, the applicable Member making such Termination Election must deliver written notice within thirty (30) days following the expiration of the applicable Termination Window (a "Termination Notice"). Any such election to deliver a Termination Election shall be effective on the date specified in the Termination Notice; provided, however, that such effective date shall not be less than thirty (30) days following the delivery of the Termination Notice by the Member making the Termination Election.

                (d)   If a Termination Election is delivered pursuant to the foregoing provisions of this Section 8.04, (i) title to and all ownership rights in the Property shall continue to be held by Santa Anita; (ii) all Improvements shall automatically revert to Santa Anita; (iii) the Members shall be deemed to have released each other and their respective Affiliates, representatives, divisions, subsidiaries, partners, employees, officers, directors, shareholders, agents, representatives and attorneys and all of their respective successors and assigns from any claims or obligations of any nature relating to the Company, the Ground Lease, the Property and the Project; (iv) all rights and interests in any drawings, intellectual property, entitlements, and other work product relating to the Project shall automatically become the sole and exclusive property of Santa Anita; (v) all approved third-party costs and expenses incurred by either Member following the date of the Letter of Intent through the effective date of termination pursuant to this Section 8.04 shall be paid by the Members in proportion to each Member's Percentage Interest within thirty (30) days after the effective date of such termination, to the extent such costs and expenses had not been previously paid by the Company; and (vi) each Member agrees to execute any and all documents, instruments, agreements and other writings, and to take such other actions, as the other Member reasonably deems necessary or appropriate to accomplish the foregoing (i)-(vi).

ARTICLE IX

BOOKS AND RECORDS

         9.01    Books of Account and Bank Accounts

        The fiscal year and taxable year of the Company shall be the year ending December 31. The Managing Member shall maintain all of the books and records of the Company. During normal business hours at the principal office of the Company, all of the following shall be made available for inspection and copying by all of the Members at their own expense: (i) a current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the contribution and share in Net Profits and Net Losses of each Member; (ii) a copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed; (iii) copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent taxable years; (iv) a copy of this Agreement and any amendments thereto, together with any powers of attorney pursuant to which this Agreement or any amendments thereto were executed; (v) copies of the financial statements of the Company, if any, for the six (6) most recent fiscal years; and (vi) all of the books and records of the Company. All receipts, funds and income of the Company shall be deposited into a bank account selected by the Members and disbursements from such account shall be made upon the signature of any individual designated by the Managing Member, provided such disbursement does not exceed Fifty Thousand Dollars ($50,000). Any disbursement in excess of Fifty Thousand Dollars ($50,000) shall require such signature(s) as the Management Committee may approve.

         9.02    Annual Reports and Tax Returns

        Within fifteen (15) days after the end of each calendar quarter, the Managing Member shall cause to be prepared and distributed to the other Member, at the expense of the Company, unaudited quarterly financial statements, which shall include a balance sheet of the Company, an operating (income or loss) statement, a statement of cash flow, a statement of changes in the Capital Accounts, and all other information customarily shown on quarterly financial statements prepared in accordance with generally accepted accounting principles, consistently applied. Within thirty (30) days after the end of each calendar quarter, the Managing Member shall cause to be prepared and distributed to the other Member, at the expense of the Company, a report which includes the planned and forecasted revenues, expenses, net income and net cash flow of the Company and an explanation of any variance item in excess of five percent (5%) of the Pre-Development Budget, Development Budget and Operating Budget. In addition, the Managing Member shall cause to be prepared and distributed to the other Member within forty-five (45) days after the close of each fiscal year, at the expense of the Company, annual unaudited financial statements, which shall include, without limitation, a balance sheet of the Company, an operating (income or loss) statement, and all other information customarily shown on financial statements prepared in accordance with generally accepted accounting principles, consistently applied. The annual financial statements of the Company may be audited once a year at the written request of either Member at the expense of the Company. Within one hundred twenty (120) days after the close of each fiscal year, the Managing Member shall also cause to be prepared and timely filed and distributed to each Member, at the expense of the Company, all required federal, state and local Company tax returns. Subject to Sections 2.05 and 6.06, the Managing Member shall act as the "tax matters partner" of the Company under Section 6231(a)(7) of the Code and the Treasury Regulations promulgated thereunder, and the accounting and legal fees reasonably incurred by the Managing Member in its capacity as "tax matters partner" shall be a cost and expense of the Company (whether or not provided in the Budget).

         9.03    Delivery of Reports

        The Managing Member shall send or cause to be sent to the other Members the following at the expense of the Company:

                (a)   Monthly Balance Sheet and Income Statement.    The Managing Member shall cause a monthly balance sheet and income statement to be e mailed or faxed to the other Member no later than the tenth (10th) business day following the end of each such calendar month.

                (b)   Monthly Reports.    Within thirty (30) days after the end of each month, in each case certified by the Managing Member as being true and correct in all material respects and prepared in accordance with GAAP and generally accepted industry standards: (i) a leasing activity report, and copies of completed lease Document Requests approved by the Managing Member during such month; (ii) monthly financial statements (including, without limitation, an accrual based balance sheet and income statement); (iii) a statement of the cash flow for the Project and an explanation of any profit and loss variance to the Approved Plan in excess of One Hundred Thousand Dollars ($100,000); (iv) a progress report on any construction work being undertaken by the Company during the period of such construction work; (v) a report on all capital expenditures of the Company with an explanation of each item the exceeds the Approved Plan by the lesser of One Hundred Thousand Dollars ($100,000) or five percent (5%) of an individual line item; and (vi) a budget analysis including, without limitation, the actual and expected total projected cost variances, by line item, to the Pre-Development Budget, Development Budget and Operating Budget most recently submitted to the other Member;

                (c)   Supplemental Information.    Each monthly report shall also include the following information:

                        (i)    Financial Information.    All of the following: (A) a detailed general ledger, (B) a check register, (C) a cash receipts journal (by tenant), (D) the supporting calculations for the management fee, development fee and leasing fees and other fees paid to the Members and/or their Affiliates, (E) a security deposit ledger, (F) a rent roll and other supplemental lease information reasonably requested by any Member, (G) delinquencies/tenant receivable aging report, broken down by 30/60/90/90+ day categories and the amount of arrearages for each tenant, (H) a job cost report including the total costs incurred to date for the Pre-Development Budget and the Development Budget, total costs incurred to date, estimated costs to complete the improvements, total anticipated costs and budget variances by line item, and (I) an account analysis including the composition of the ending balance/subledger report for accounts receivable, fixed assets and other balance sheet asset and liability accounts including, without limitation, prepaid accounts and accrued liabilities, in excess of Five Hundred Thousand Dollars ($500,000); and

                        (ii)    Executive Summary.    All of the following: (A) a comparison of the actual and planned occupancy for the Project, (B) an overview of the strategic plan for the Company including the leasing activity, construction completion activity/timeline for completion, major lease expiration and other information reasonably requested by either Member, (C) leasing information including a description of the spaces that are leased and occupied and vacancies calculated by square footage and percentage, a description of any space re-leased during the month and a description of any current leasing activity, (D) a summary of any material tenant claims or other material concerns, (E) a list of any material litigation matters with a description of any material developments with respect thereto, and (F) a summary of any other matters affecting the Company.

                (d)   Quarterly Reports.    Within fifteen (15) days after the end of each calendar quarter, (i) a quarterly statement of changes in Company's capital, balance sheet, statements of profit and loss and cash flow and (ii) for the quarter ending June 30 and December 30 of each Fiscal Year, a straight-line rent schedule complying with Financial Accounting Standard 13;

                (e)   Quarterly Forecasts.    Within thirty (30) days after the end of each calendar quarter a quarterly summary of the planned and forecasted revenues, expenses, net income and net cash flow of the Company and an explanation of any variance item in excess of one hundred thousand dollars ($100,000) of the Pre-Development Budget, Development Budget and Operating Budget;

                (f)    Annual Reports.    Within forty five (45) days after the end of each Fiscal Year financial statements for the Company audited by the Accounting Firm, prepared in accordance with GAAP, which shall contain a balance sheet as of the end of such Fiscal Year, statements of profit and loss and cash flow, a statement of changes in the Capital Accounts and a statement of changes in financial position for such Fiscal Year. Drafts of such financial statements shall be delivered to the Members within thirty (30) days after the end of each Fiscal Year. The timing of the annual audit for each Fiscal Year shall be such that the Accounting Firm is in a position to render a conclusion as to the probable fairness of presentation of the financial statements of each Project Entity for such Fiscal Year by the forty-fifth (45th) day following the close of such Fiscal Year;

                (g)   Construction Reports.    Upon request from the other Member, deliver to the other Member copies of all material construction, management and other reports, all draw requests and other information delivered to any lender or any general contractor, or received by the Managing Member from any lender or any general contractor; and

                (h)   Additional Information.    Deliver to the other Member copies of such other reports or other information as the other Member may reasonably request from time to time.

        Each Member shall have the right, at all reasonable times during customary business hours and at such Member's expense, to inspect, review, audit and make copies of the books of account and records of the Company; provided, however, that in the event that there is a discrepancy in excess of two and one-half percent (2.5%) between the items reported in the books of account and records and the actual amount of said items as determined in connection with the audit of the Company's books of account and records (the "Material Discrepancy"), then the cost of said audit shall be borne by the Managing Member.

ARTICLE X

INSURANCE REQUIREMENTS

         10.01    Insurance

        The Managing Member shall procure and maintain in effect during the Term of this Agreement the insurance coverages described in Exhibit "I" attached hereto ("Insurance Requirements").

ARTICLE XI

MISCELLANEOUS

         11.01    Investment Representations

        Each Member agrees as follows with respect to investment representations:

                (a)   Member Understandings.    Each Member understands:

              (i)  That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et seq., the Delaware Securities Act, the California Corporate Securities Law of 1968, or any other state securities laws (the "Securities Acts") because the Company is issuing Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

             (ii)  That the Company has relied upon the representation made by each Member that such Member's Interest in the Company is to be held by such Member for investment; and

            (iii)  That exemption from registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests in the Company or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such Member's Interest in the Company.

                (b)   Acquisition for Own Account.    Each Member hereby represents to the Company that such Member has acquired such Member's Interest in the Company for such Member's own account, for investment and not with a view to the resale or distribution.

                (c)   No Public Market.    Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date.

                (d)   No Advertisement.    Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests.

                (e)   Survival of Representations and Warranties.    Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants. Each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company and the other Members from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation, warranty and/or covenant. All representations, warranties and covenants contained herein and the indemnification contained above in this Section 11.01(e) shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

         11.02    Notice

        Any notice, demand or other communication which may or is required to be given under this Agreement shall be in writing and shall be: (a) personally delivered; (b) transmitted by United States or Canadian postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation), or transmitted by e- mail, to Caruso and Santa Anita as listed below. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) seven (7) calendar days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) business day after the date of deposit, if transmitted by reputable overnight courier service, or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur, or (v) the first (1st) business day after the date of transmission by e-mail. Any notice or other communication sent by facsimile or e-mail must be confirmed within one (1) business day by letter or overnight courier service mailed or delivered in accordance with the foregoing in order to be effective. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the party and all other persons to whom they are required or permitted to be given. Any notice may be given on behalf of either party by such party's legal counsel. Caruso and Santa Anita may change their addresses for purposes hereof by notice given to the other party in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given unless and until it is actually received by the other party. Notices hereunder shall be directed as follows:

If to Caruso:	Santa Anita Associates Holdings Co., LLC c/o Caruso Affiliated Holdings 101 The Grove Drive Los Angeles, CA 90036 Attention: Rick J. Caruso Richard A. Moses Fax: 323-900-8101

with a copy to:	Donfeld, Kelley & Rollman 11845 West Olympic Blvd., Suite 1245 Los Angeles, CA 90064 Attention: Jeffrey E. Donfeld, Esq. Fax: 310-312-8014

If to Santa Anita:	Santa Anita Commercial Enterprise, Inc. 337 Magna Drive Aurora, Ontario 74G 7K1 Attention: Chief Executive Officer, Chief Financial Officer and Corporate Secretary Fax: 905-726-7172

with a copy to:	Allen Matkins Leck Gamble & Mallory LLP 12348 High Bluff Drive, Suite 100 San Diego, California 92130 Attention: Michael C. Pruter, Esq. Fax: 858-481-5028

         11.03    Construction of Agreement

        The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. If any proceeding is brought by any Member against any other Member or the Company that arises out of, or in connection with, this Agreement, then the prevailing parties in such proceeding shall be entitled to recover reasonable attorneys' fees and costs and expert witness costs and fees. Subject to the restrictions set forth in Article VI, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns. Each of the Exhibits attached hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the singular number shall include the plural and vice versa. Each Member acknowledges that (i) each Member is of equal bargaining strength; (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement; and (iii) any rule to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof or any amendments hereto.

         11.04    Further Acts

        Each Member covenants, on behalf of such Member and such Member's successors and assigns, to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be reasonably necessary or desirable to implement, accomplish, and/or consummate the formation of the Company, the achievement of the Company's purposes, or any other matter contemplated under this Agreement.

         11.05    Preservation of Intent

        If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one (1) or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Members' rights and privileges shall be enforceable to the fullest extent permitted by law, unless the enforcement of any such provision under the circumstances would otherwise clearly frustrate the purpose and intent of this Agreement.

         11.06    Waiver

        No consent or waiver, express or implied, by a Member to or of any breach or default by any other Member in the performance by such other Member of such other Member's obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non-declaring Member of the latter's rights hereunder.

         11.07    Entire Agreement

        This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understanding, correspondence, negotiations or agreements between them respecting the subject matter hereof. This Agreement may be amended and/or modified only with the written approval of both Members.

         11.08    Choice of Law

        Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly acknowledge and agree that all of the terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, and pursuant to Section 17450(a) of the California Act, all rights, duties, obligations and remedies shall be governed by the Delaware Act without giving effect to principles of conflict of laws.

         11.09    No Third-Party Beneficiaries

        Except with regard to the Company's obligation to indemnify Covered Persons as set forth in Section 2.10, and as otherwise specifically provided in this Agreement, the provisions of this Agreement are not intended to be for the benefit of, or enforceable by, any third party and shall not give rise to a right on the part of any third party (i) to enforce or demand enforcement of a Member's obligation to contribute to capital, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Agreement, or (ii) to demand that the Company or the Managing Member issue any capital call.

         11.10    No Usury

        Notwithstanding any other provision in this Agreement, the rate of interest charged by the Company or by any Member (and/or any Affiliate thereof) to the Company or to any Member in connection with any obligation under this Agreement shall not exceed the maximum rate permitted by applicable law. To the extent that any interest otherwise paid or payable by a Member or the Company to the Company or to any Member (and/or Affiliate) shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, such interest shall be retroactively deemed to have been a required repayment of principal (and any such amount paid in excess of the outstanding principal amount shall be promptly returned to the payor). In furtherance of the foregoing, the Members acknowledge and agree that pursuant to the Delaware Act, no obligation of a Member to the Company shall be subject to the defense of usury, and no Member shall impose the defense of usury with respect to any such obligation in any action.

         11.11    Venue

        Subject to Section 11.17, each Member agrees that any litigation, claim or lawsuit directly or indirectly arising out of or related to this Agreement shall be instituted exclusively in the courts, whether federal or state, located in the County of Los Angeles, State of California, and nowhere else. Each Member further agrees that, notwithstanding the foregoing, any such litigation, claim or lawsuit as to which there is federal jurisdiction, by reason of diversity, federal question or otherwise, shall be instituted exclusively in a federal district court located in the Central District of California.

         11.12    Waiver of Jury Trial

        TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH MEMBER WAIVES, AND COVENANTS THAT SUCH MEMBER WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY OTHER MEMBER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Member may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury.

         11.13    Timing

        All dates and times specified in this Agreement are of the essence and shall be strictly enforced.

         11.14    Remedies for Breach of this Agreement

        Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a person or entity may be lawfully entitled.

         11.15    Reasonableness of Remedies

        THE REMEDIES SET FORTH IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, SECTIONS 3.04 AND 7.04) ARE A MATERIAL INDUCEMENT FOR EACH MEMBER TO ENTER INTO THIS AGREEMENT, AND THE MEMBERS WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT BUT FOR THE AGREEMENT OF EACH MEMBER TO BE BOUND BY SUCH REMEDIES. EACH MEMBER ACKNOWLEDGES AND AGREES THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND HAVE BEEN ENTERED INTO WITH THE INFORMED CONSENT OF EACH MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE COMPANY AND THE NON DEFAULTING MEMBERS MAY SUFFER IN CONNECTION WITH THE OCCURRENCE OF ANY OF THE DEFAULTS DESCRIBED ABOVE. THEREFORE, EACH MEMBER AGREES THAT THE REMEDIES SET FORTH ABOVE REASONABLY AND FAIRLY REFLECT THE DETRIMENT THAT THE COMPANY AND THE NON DEFAULTING MEMBER WOULD SUFFER IN SUCH EVENT AND, IN LIGHT OF THE DIFFICULTY IN DETERMINING ACTUAL DAMAGES, REPRESENT A PRIOR AGREEMENT AMONG THE MEMBERS AS TO APPROPRIATE LIQUIDATED DAMAGES. EACH MEMBER ALSO AGREES THAT THE REMEDIES SET FORTH ABOVE ARE NOT INTENDED AS A FORFEITURE OR PENALTY UNDER DELAWARE OR ANY OTHER APPLICABLE STATE LAW. EACH MEMBER FURTHER COVENANTS NOT TO CONTEST THE VALIDITY OF THE REMEDIES SET FORTH ABOVE AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR ARBITRATION).

         11.16    Partnership Intended Solely for Tax Purposes

        The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a general or limited partnership under California or any other state law. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 11.16 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

         11.17    Arbitration of Disputes

        Any controversy or claim arising out of or relating to this Agreement, or the claimed breach or interpretation thereof, shall be resolved by binding arbitration, subject to the following additional provisions (provided, however, that any controversy or claim relating to a dispute as to whether a Buy/Sell Event has occurred shall be resolved by a court of competent jurisdiction, with venue as provided in Section 11.11):

                (a)   The Member seeking arbitration ("Demanding Member") shall deliver a written notice of demand to resolve dispute (the "Demand") to the other Member ("Non-Demanding Member"). The demand shall include a brief statement of the Demanding Member's claim or controversy, the amount thereof, and the name of the proposed arbitrator to decide the dispute ("Arbitrator(s)"). Within ten (10) days after receipt of the demand, the Non-Demanding Member against whom a demand is made shall deliver a written response to the Demanding Member. Such response shall include a short and plain statement of the Non-Demanding Member's defenses to the claim and shall also state the name of the arbitrator chosen by the Demanding Member. Thereafter, the two (2) arbitrators shall select a third independent arbitrator. An arbitrator shall not be employed by any Member or its Affiliate, directly, indirectly or as an agent, except in connection with the arbitration proceeding. Any person appointed as an arbitrator shall be knowledgeable and experienced in the matters sought to be arbitrated. As an example, if the arbitrable dispute deals with construction issues, the arbitrator so appointed shall be experienced and knowledgeable as to construction practice of shopping centers.

                (b)   The locale of the arbitration shall be in Los Angeles County, California, unless otherwise mutually agreed upon between the parties.

                (c)   The arbitrator's powers shall be limited as follows: the arbitrator shall follow the laws of the State of Delaware, and pursuant to Section 17450(a) of the California Act, all rights, duties, obligations and remedies shall be governed by the Delaware Act without regard to principles of conflict of laws, and the Rules of Evidence of California. The arbitrator's decision may be entered as a judgment in the Superior Court located in Los Angeles County, and that judgment shall be subject to any and all appeal rights which either party would have if the judgment had been rendered in a Superior Court action after trial before a judge sitting without a jury.

                (d)   The costs of the resolution (including all reporter costs) shall be split between the Members prorata in accordance with their Distribution Percentages, provided, however, that such costs, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in full or in part, by the arbitrator, in his/her discretion, to the prevailing party. Unless the arbitrator so awards attorneys' fees, each Member shall be responsible for its own attorneys' fees.

                (e)   To the extent possible, the arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the hearings.

                (f)    In connection with any arbitration proceedings commenced hereunder, either Member shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

                (g)   The arbitrator shall render her/his decision(s) concerning the substantive issue(s) in dispute in writing. The written decision shall be sent to the parties no later than thirty (30) days following the last hearing date.

                (h)   All hearings shall be concluded within ninety (90) days from the day the arbitrator is selected or appointed, unless the arbitrator determines that this deadline is impractical.

                (i)    If any of the provisions relating to arbitration are not adhered to or complied with, either party may petition the Presiding Judge of the California Superior Court located in Los Angeles County for appropriate relief.

                (j)    All arbitration conducted under this Section 11.17 shall be in accordance with the rules of the American Arbitration Association to the extent such rules do not conflict with the procedures herein set forth. To the extent permitted by law, compliance with this Section 11.17 is a condition precedent to the commencement by any Member of a judicial proceeding arising out of any dispute relating directly or indirectly to this Agreement; provided, however, that any controversy or claim relating to a dispute as to whether a Buy/Sell Event has occurred shall be resolved by a court of competent jurisdiction, with venue as provided in Section 11.11.

         11.18    Scope of Representation

        EACH MEMBER ACKNOWLEDGES AND AGREES THAT IN CONNECTION WITH THE DRAFTING, PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND ANY OTHER MATTERS RELATED THERETO (I) ALLEN MATKINS LECK GAMBLE & MALLORY LLP HAS ONLY REPRESENTED THE INTERESTS OF SANTA ANITA AND NOT ANY OTHER MEMBER OR THE COMPANY, AND (II) DONFELD, KELLEY & ROLLMAN HAS ONLY REPRESENTED THE INTERESTS OF CARUSO, AND NOT ANY OTHER MEMBER OR THE COMPANY. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR ANY OF THE MEMBERS MAY ALSO PERFORM SERVICES FOR THE COMPANY. THE MEMBERS FURTHER ACKNOWLEDGE THAT THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY SHALL NOT BE DEEMED BY VIRTUE OF SUCH REPRESENTATION TO HAVE ALSO REPRESENTED THE MEMBERS IN CONNECTION WITH ANY SUCH MATTERS.

         11.19    CPI Adjustments

        The dollar limitations provided in the following Sections of this Agreement shall be subject to adjustment on January 1, 2010, and thereafter shall be adjusted in five (5) year increments (i.e., on January 1, 2015, January 1, 2020, etc.) pursuant to the Index: Section 2.05(f), Section 2.05(h), Section 2.05(l), Section 2.05(o), Section 2.05(r), Section 2.07(a), Section 2.08(c), Section 3.04(a), Section 6.03 (i), Section 9.01 and Section 9.03.

ARTICLE XII

DEFINITIONS

         12.01    Accounting Firm

        The term "Accounting Firm" means the accounting firm retained by the Company to prepare the Company's tax returns and financial reports and statements or such other accounting firm as is approved by the Management Committee.

         12.02    Adjusted Capital Account

        The term "Adjusted Capital Account" means, with respect to any Member as of the end of each fiscal year of the Company, such Member's Capital Account (i) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), and (ii) increased by the amount of any deficit in such Member's Capital Account that such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) or under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations as the end of such fiscal year.

         12.03    Affiliate

        The term "Affiliate" means any person or entity which, directly or indirectly through one(1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to (i) vote more than fifty percent (50%) of the outstanding voting securities of such person or entity, or (ii) otherwise direct management policies of such person by contract or otherwise. The term "Affiliate" as to Santa Anita, includes Magna International Inc., MI Developments Inc., Magna Entertainment Corp., and any Affiliate of any of the foregoing corporate entities.

         12.04    Agreement

        The term "Agreement" means this Limited Liability Company Agreement of Santa Anita Associates, LLC.

         12.05    Approved Transferee

        The term "Approved Transferee" means any publicly-traded real estate investment trust, any financial institution or pension fund, any mutual fund or other institutional investor, any investment bank, and any publicly-traded real estate ownership or operating company, in each case with a net worth in excess of Two Hundred Fifty Million Dollars ($250,000,000.00), and any corporation, partnership, limited liability company, trust or private fund in which any of the foregoing has a controlling interest, provided that such entity also has a net worth in excess of Two Hundred Fifty Million Dollars ($250,000,000.00) or is guaranteed by any one of the foregoing entities having assets in excess of Two Hundred Fifty Million Dollars ($250,000,000.00).

         12.06    Budget

        The term "Budget" means the Pre-Development Budget, Development Budget or Operating Budget, as applicable.

         12.07    Business Plan

        The term "Business Plan" means the Development Plan or Operating Plan, as applicable.

         12.08    Buy/Sell Price Determination Notice

        The term "Price Determination Notice" is defined in Section 7.03(a).

         12.09    California Act

        The term "California Act" means the Beverly-Killea Limited Liability Company Act, as set forth in Title 2.5, Chapter, et seq. of the California Corporations Code, as hereafter amended from time to time.

         12.10    Capital Account

        The term "Capital Account" means with respect to each Member the amount of money contributed by such Member to the capital of the Company, increased by the aggregate fair market value at the time of contribution (as determined by a the Management Committee) of all property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income and gain specially allocated to such Member pursuant to Sections 4.03 and 4.04, and decreased by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value at the time of distribution (as determined by a the Management Committee) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses allocated to such Member, and any and all losses and deductions, including, without limitation, any and all partnership and/or partner "nonrecourse deductions" specially allocated to such Member pursuant to Sections 4.03 and 4.04. For purposes of applying the provisions of Sections 4.01 and 4.02, each Member's Capital Account shall be increased by such Member's allocable share of partnership minimum gain as determined under Treasury Regulation Section 1.704-2(g)(1) and partner nonrecourse debt minimum gain as determined under Treasury Regulation Section 1.704-2(i)(5). The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.

         12.11    Caruso Affiliate Agreements

        The term "Caruso Affiliate Agreements" means the Management Agreement, the Development Agreement and any other agreement entered into between the Company and any Affiliate of Caruso.

         12.12    Cash Flow

        The term "Cash Flow" means the sum of any and all Ordinary Cash Flow and Extraordinary Cash Flow.

         12.13    City

        The term "City" means the City of Arcadia, California.

         12.14    Code

        The term "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law).

         12.15    Commissionable Revenue

        The term "Commissionable Revenue" means all revenues paid by sub-tenants under Leases to with the Company, less all common area maintenance, taxes, insurance and marketing and promotional amounts charged to sub-tenants under Leases.

         12.16    Company

        The term "Company" means the limited liability company created pursuant to this Agreement and the filing of a Certificate of Formation with the Delaware Secretary of State in accordance with the provisions of the Delaware Act.

         12.17    Company Capital

        The term "Company Capital" means an amount equal to the sum of all of the Members' respective Capital Account balances determined immediately prior to the allocation to the Members pursuant to Section 4.01 or 4.02 of any Net Losses or Net Profits, decreased by the aggregate amount of any Net Losses to be allocated to the Members pursuant to Section 4.01 or increased by the aggregate amount of any Net Profits to be allocated to the Members pursuant to Section 4.02.

         12.18    Construction Contract

        The term "Construction Contract" means the construction contract(s) by and between Company and Contractor.

         12.19    Construction Loan

        The term "Construction Loan" means a mortgage loan encumbering the applicable phase of the Project with minimum proceeds sufficient to provide funding (in excess of any required equity and available public funds, if any), for the applicable Improvements which the Parties intend to construct in such phase. Any Construction Loan shall comply with the applicable criteria, if any, set forth in the Development Plan, and shall in any event conform to commercially reasonable rates and terms of national or regionally recognized construction lenders.

         12.20    Contractor

        The term "Contractor" means the licensed general contractor selected and engaged by Company to perform the construction of the applicable phase of the Project.

         12.21    Contributing Member(s)

        The terms "Contributing Member" and "Contributing Members" are defined in Section 3.04.

         12.22    Contribution Date

        The term "Contribution Date" is defined in Section 3.03.

         12.23    Covered Persons

        The term "Covered Persons" is defined in Section 2.10.

         12.24    Default Loan

        The term "Default Loan" is defined in Section 3.04(a).

         12.25    Delaware Act

        The term "Delaware Act" means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as hereafter amended from time to time.

         12.26    Delinquent Contribution

        The term "Delinquent Contribution" is defined in Section 3.04.

         12.27    Deposit

        The term "Deposit" is defined in Section 6.03(c).

         12.28    Development Agreement

        The term "Development Agreement" is defined in Section 2.08(a).

         12.29    Development Budget.

        The term "Development Budget" is defined in Section 2.06(a)

         12.30    Development Plan

        The term "Development Plan" is defined in Section 2.06(a).

         12.31    Dilution Percentage

        The term "Dilution Percentage" is defined in Section 3.04(b).

         12.32    Due Care

        "Due Care" means the care, skill, prudence and diligence under circumstances then prevailing that a skillful, prudent, diligent, careful and experienced developer of national standing would use in the conduct of an enterprise similar to that of the Project.

         12.33    Effective Date

        The term "Effective Date" is defined in the initial paragraph of this Agreement.

         12.34    Event of Default

        The term "Event of Default" means, with respect to the Managing Member or Member, as applicable:

                (a)   The Managing Member (A) makes a general assignment for the benefit of creditors, (B) files in any court a petition in bankruptcy, or insolvency, or for a reorganization, or for the appointment of a receiver or trustee of all or a substantial part of its property, (C) voluntarily takes advantage of any bankruptcy or insolvency law, or (D) has filed against it an involuntary petition or any answer is filed against the Managing Member or proposing the adjudication of the Managing Member as bankrupt which is not discharged or denied within ninety (90) days thereafter;

                (b)   the failure of the Managing Member to observe or perform any covenant or agreement to be observed or performed by it under this Agreement for a period of thirty (30) days after written notice from the other Member which notice specifies the failure and requests that it be remedied, provided, however, if the failure stated in the notice cannot reasonably be corrected within thirty (30) days, but is capable of being cured, the time period for curing such default shall be extended for an additional period of time if corrective action is instituted by the Managing Member within such thirty (30) day period and so long as such cure is pursued with diligence until the event of default is corrected;

                (c)   willful misconduct, bad faith, or gross negligence of a Member in the performance of any of its tasks hereunder;

                (d)   an assignment by the Managing a Member of the Managing its Member's rights and duties under this Agreement in violation of Article VI hereof; or

                (e)   the occurrence of any circumstance identified in (a) above applicable to any Affiliate of the Managing Member that is a party to the Management Agreement, Development Agreement, or any guarantor under any loan on behalf of the Company.

         12.35    Extraordinary Cash Flow

        The term "Extraordinary Cash Flow" means the cash proceeds (including, without limitation, loan proceeds, insurance proceeds, recoveries, damages and awards) realized by the Company, directly or indirectly, as a result of the occurrence of an Extraordinary Event, plus cash interest payments received with respect to such proceeds, decreased by the sum of (i) the amount of such proceeds applied by the Company to pay debts and liabilities of the Company (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member) and insurance proceeds used to repair or rebuild Company property; (ii) any incidental or ancillary expenses, costs or liabilities incurred by the Company in effecting or obtaining any such Extraordinary Event, or the proceeds thereof (including, without limitation, attorneys' fees, expert witness' fees, accountants' fees, court costs, recording fees, transfer taxes and fees, appraisal costs and the like) all of which expenses, costs and liabilities shall be paid from the gross amount of such cash proceeds to the extent thereof; (iii) the payment of such other Company debts and liabilities as are determined in the reasonable discretion of the Management Committee; and (iv) a reserve, established in the reasonable discretion of the Management Committee for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide funds therefor.

         12.36    Extraordinary Event

        The term "Extraordinary Event" means the sale, disposition, exchange, condemnation, damage, destruction, financing, refinancing or other transfer of any substantial portion of the assets of the Company.

         12.37    Five Million Dollar Outstanding Delinquent Contribution

        The term "Five Million Dollar Outstanding Delinquent Contribution" means that a Non-Contributing Member has failed to contribute cumulative Delinquent Contributions of Five Million Dollars ($5,000,000) or more, less (i) the amount of any Delinquent Contributions that have been subsequently repaid by the Non-Contributing Member whether or not pursuant to a Default Loan (including cash distributed to the Contributing Member which would otherwise be distributed to the Non-Contributing Member as set forth in Section 3.04), and (ii) the amount of any Delinquent Contribution that a Contributing Member has elected to contribute to the Company pursuant to a dilution election pursuant to Section 3.04(b).

         12.38    Force Majeure

        The term "Force Majeure" shall have the meaning set forth in Section 6.02 of the Development Agreement. Force Majeure shall exclude delays caused by lack of funds or financing.

         12.39    Ground Lease

        The term "Ground Lease" is defined in Recital "C."

         12.40    Improvements

        The term "Improvements" is defined in Section 1.03.

         12.41    Interest

        The term "Interest" means with respect to any Member, all of such Member's right, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Delaware Act.

         12.42    Index

        The term "Index" means with respect to any applicable calculation that is provided for herein, for each particular year or period in question, means the "All Items" portion of the Consumer Price Index for All Urban Consumers: U.S. City Average (1982-84 = 100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the terms or number of items contained in the Index, or if the Index is altered, modified, converted or revised in any way, then the Index shall be determined by reference to the index designated as the successor to the prior Index or other substitute index published by the government of the United States and new index numbers shall be substituted for the old index numbers in making the calculations, as may be appropriate. If at any time the Bureau of Labor Statistics shall no longer publish such Index, then any successor or substitute index to the Index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication selected by Manager and reasonably acceptable to Company shall be used in evaluating the information theretofore used in determining the Index.

         12.43    Leases

        "Leases" means any lease, sublease, license to occupy or other right of occupancy, use or possession of the Property or any part of the Property, including advertising agreements and sponsorship agreements, and any amendment thereof, entered into or granted by the Company, whether temporarily or for a fixed or periodic term, whether or not recorded, and whether oral or written including, without limitation, any storage license, cart or kiosk lease or license, and any other specialty lease or license. "Leases" means each and every Lease in effect at the applicable time, collectively.

         12.44    Liquidation

        The term "Liquidation" means, (i) with respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) with respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member's interest in the Company under Treasury Regulation Section 1.761-1(d).

         12.45    Major Decisions

        The term "Major Decisions" is defined in Section 2.05.

         12.46    Management Committee

        The term "Management Committee" is defined in Section 2.01(a).

         12.47    Managing Member

        The term "Managing Member" initially means Caruso, unless replaced pursuant to the terms of this Agreement.

         12.48    Member(s)

        The term "Members" means all of the parties listed as "Members" on Exhibit "A" attached hereto, collectively; the term "Member" means any one (1) of the Members.

         12.49    Milestones

        The term "Milestones" means satisfaction by Caruso of the following milestones prior to expiration of the Termination Window: (i) obtaining an executed letter of intent from at least one (1) anchor store on terms and conditions consistent with the Development Plan and Development Budget and approved by Santa Anita, (ii) completed and submitted to applicable government agencies a final environmental impact report for the Project, approved by Santa Anita, and (iii) confirmation that the overall owner returns to Santa Anita are consistent with the preliminary proforma attached to the Preliminary Development Plan or the last updated Preliminary Development Plan, if any, approved by the Members.

         12.50    Minority Member Major Decisions.

        The term "Minority Member Major Decisions" means any of the Major Decisions provided in Section 2.05(l), Section 2.05(n), and Sections 2.05(p) through (x), inclusive.

         12.51    Net Profits and Net Losses

        The terms "Net Profits" and "Net Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b), and (ii) any and all items of gross income, gain, losses and/or deductions, including, without limitation, any and all partnership and/or partner "nonrecourse deductions" specially allocated to any Member pursuant to Sections 4.03 and 4.04 shall not be taken into account in calculating such taxable income or loss.

         12.52    Opening

        The term "Opening" is defined in Section 6.03(a).

         12.53    Operating Budget

        The term "Operating Budget" is defined in Section 2.06(b).

         12.54    Ordinary Cash Flow

        The term "Ordinary Cash Flow" means the amount, if any, of all cash receipts of the Company (exclusive of the proceeds of an Extraordinary Event), as of any applicable determination date in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member, but exclusive of disbursements made from the proceeds of an Extraordinary Event to the Members in their capacities as such) of the Company prior to that date; and (ii) a reserve, established in the reasonable discretion of the Management Committee for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefor.

         12.55    Percentage Interest

        The term "Percentage Interest" means, with respect to such Member, the percentage set forth opposite each such Member's name on Exhibit "D" attached hereto under the column labeled "Percentage Interest", as the same may be adjusted from time to time.

         12.56    Permitted Transferees

        The term "Permitted Transferees" is defined in Section 6.02.

         12.57    Pre-Development Costs

        The term "Pre-Development Costs is defined in Section 2.06.

         12.58    Prime Rate

        The term "Prime Rate" means as of any applicable date the prevailing Bank of America, NA, commercial reference rate, which rate shall be adjusted concurrently with any adjustments to such commercial reference rate.

         12.59    Prohibited Transferee

        The term "Prohibited Transferee" means, with respect to any transfer by Caruso, any entity which, directly or indirectly, through an Affiliate or otherwise, owns or operates any horse racing, pari-mutuel wagering or other gaming facility, and with respect to any transfer by either Member, any person or entity who has been convicted of a felony, or any person or entity that owns or manages the shopping center located at 400 South Baldwin Avenue and to the West of the Project.

         12.60    Project(s)

        The term "Project" is defined in Section 1.03.

         12.61    Property

        The term "Property" is defined in Recital A.

         12.62    Quorum

        The term "Quorum" is defined in Section 2.02(a).

         12.63    Racetrack Property

        The term "Racetrack Property" shall have the meaning given to such term in Recital "A".

         12.64    REA

        The term "REA" is defined in Recital "E".

         12.65    Recapture Conditions

        The term "Recapture Conditions" means the following:

                (a)   the Company obtains the Entitlements, and the Entitlements have been fully vested and all applicable appeal periods and periods for challenge initiative or referendum have expired without any appeal initiative or referendum, or such appeals initiatives or referendum have been resolved in favor of the Company;

                (b)   the minimum pre-leasing conditions required pursuant to the Company's Construction Loan have been satisfied;

                (c)   construction drawings have been completed and contracts have been negotiated;

                (d)   applicable building permits have been or are ready to be obtained and actual construction is ready to commence for the construction of the Project; and

                (e)   the Company has obtained a commitment letter, and the Company has paid a commitment fee, for a Construction Loan in an amount *** loan-to-cost ratio, as determined by reference to the cumulative hard and soft costs provided in the approved Development Budget.

                (f)    the Members have approved the Development Budget and Development Plan; and

                (g)   the Members have agreed upon the form of the REA.

         12.66    Regulatory Allocations

        The term "Regulatory Allocations" is defined in Section 4.04.

         12.67    Representative(s)

        The terms "Representative" and "Representatives" are defined in Section 2.01(b).

         12.68    Retail Management Agreement

        The term "Retail Management Agreement" shall have the meaning given to such term in Section 2.08(c).

         12.69    Securities Acts

        The term "Securities Acts" is defined in Section 11.01(a)(i).

         12.70    Treasury Regulation

        The term "Treasury Regulation" means any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

         12.71    Unreturned Contribution Account

        The term "Unreturned Contribution Account" means with respect to each Member, the amount of money contributed by each such Member to the capital of the Company and credited to such account pursuant to Section 3.01 and Section 3.03, and decreased by the amount of money distributed by the Company to such Member pursuant to Section 5.02(a), and the agreed-upon fair market value (as reasonably determined by the Management Committee) of any property distributed to such Member by the Company as permitted pursuant to Section 5.04 (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) pursuant to Section 5.02(a).

        WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

"Santa Anita"	SANTA ANITA COMMERCIAL ENTERPRISE, INC., a Delaware corporation

	By:	/s/ Blake Tohana Blake Tohana, Executive Vice President and Chief Financial Officer

	By:	/s/ Frank Stronach
Name:
Title:

"Caruso"	SANTA ANITA ASSOCIATES HOLDING CO., LLC, a California limited liability company

	By:	/s/ Rick Caruso
Rick J. Caruso, Manager

EXHIBIT "A"
DESCRIPTION OF SANTA ANITA PROPERTY

        EXHIBIT "A"

* * *

EXHIBIT "B"
DESCRIPTION OF PROPERTY

EXHIBIT "B"

* * *

EXHIBIT "C"

GROUND LEASE

        THIS GROUND LEASE (this "Lease") is made as of the              day of                                     , 200     (the "Effective Date"), by and between THE SANTA ANITA COMPANIES, INC., a California corporation ("Landlord"), and SANTA ANITA ASSOCIATES, LLC, a Delaware limited liability company ("Tenant").

R E C I T A L S:

        A.    Landlord is the owner of a parcel of land, together with all easements, rights and appurtenances related thereto (referred to herein as the "Premises") containing approximately eighty-five (85) [TO BE CONFIRMED] acres located in the State of California, within Los Angeles County and within the City of Arcadia. The legal description of the Premises is attached hereto as Exhibit A.

        B.    Tenant desires to obtain a long-term leasehold estate in the Premises for the purpose of enabling Tenant to develop thereon a mixed-use retail/entertainment/residential and office (in conjunction with such retail/entertainment uses, but in any event the square footage of such office use shall not exceed twenty percent (20%) of the square footage of such retail/entertainment uses) project consisting of approximately eight hundred thousand (800,000) square feet of retail space, the potential future development of residential housing and approximately four thousand (4,000) parking spaces (collectively, together with all replacement thereof and additions thereto, referred to as the "Improvements"). It is anticipated that the Improvements will be (i) physically integrated relative to access and certain common areas and certain parking areas with each other and with Landlord's existing improvements related to Landlord's operation of a horse racing and wagering facility generally known as "Santa Anita Park" (the "Racetrack") shown on the Site Plan (as hereinafter defined), and (ii) functionally integrated, at least in part, with the Racetrack. Santa Anita Park and the Racetrack are located on land owned by Landlord adjacent to the Premises (referred to herein as the "Adjacent Land"). The proposed general layout and configuration of the Improvements on the Premises and the Racetrack on the Adjacent Land are depicted in the site plan (the "Site Plan") attached hereto as Exhibit B. The Improvements and Racetrack are sometimes hereinafter collectively referred to as the "Complex".

        C.    Landlord and Tenant acknowledge that the success of the Improvements and the Racetrack will be enhanced by the physical integration of the Improvements and the Racetrack, including easements for the common use of parking areas, driveways and walkways located on the Premises and the Adjacent Land, and upon observance and performance by Tenant and the owner and occupants of the Adjacent Land of various reciprocal restrictions and common obligations and standards of development, operation and maintenance.

        D.    In order to provide for such common standards, reciprocal rights and restrictions and in order to create various reciprocal easements for access, parking and utilities, concurrent with the execution of this Lease, Landlord and Tenant have entered into a Construction, Operation and Reciprocal Easement Agreement (as may be amended or supplemented from time to time, the "REA").

        E.    Definitions of capitalized terms not otherwise defined in the body of this Lease are set forth in Section 16.14 below.

        NOW, THEREFORE, the parties do hereby agree as follows:

ARTICLE 1
LEASE OF PREMISES

         1.1.    Lease of Premises

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the consideration and subject to the terms and conditions hereinafter set forth.

         1.2.    Reservation of Oil, Gas and Mineral and Water Rights

        Landlord reserves to itself and its Affiliates all water rights used in connection with or appurtenant to the Premises and the sole and exclusive right to prospect for, drill for, produce and take any water, oil, gas, or other hydrocarbon or mineral substances and accompanying fluids, including all geothermal resources, from below the Premises (the "Oil, Gas and Mineral Rights"), including the right to slant drill, maintain subsurface pressures and utilize subsurface storage space for natural substances; provided, however, that this reservation does not include the right of entry from the surface or within 500 feet below the surface, nor any other right not expressly reserved herein. Furthermore, Landlord shall not disturb, remove or impair the lateral or subjacent support of the Premises or any improvements thereon. Landlord covenants that Tenant and its subtenants and their respective employees and customers shall not be disturbed in its quiet enjoyment and peaceful use of the Premises by any drilling and production or any energy production activities, and Landlord agrees to indemnify Tenant and hold it harmless for any damages caused by such activities. Tenant shall not conduct any exploration or operations for the extraction of water.

         1.3.    Tenant's Investigation

        Subject to the terms of Section 18.8, Tenant accepts the Premises "as is" without representation or warranty of Landlord except as expressly set forth in this Lease. Tenant acknowledges that it has: the advice of such independent professional consultants and experts as it deems necessary in connection with its investigation and study of the Premises; to the extent it has deemed necessary, independently investigated the condition of the Premises, including the soils, hydrology and seismology thereof, and the laws and regulations relating to the construction and operation of the Improvements on the Premises, including environmental, zoning and other land use entitlement requirements and procedures, height restrictions, floor area coverage limitations and similar matters; and not relied upon any statement, representation or warranty of Landlord and/or of its Affiliates of any kind or nature in connection with its decision to execute and deliver this Lease and its agreement to perform the obligations of Tenant hereunder, except as expressly set forth in this Lease. Without limiting the foregoing, except as otherwise provided in Section 18.8 of this Lease, Tenant acknowledges that Landlord makes no representation as to entitlement, soil or "Hazardous Substances" (as defined in Section 16.14.1.4. below) conditions.

         1.4.    Subordination to and Conflicts with the REA

        All references herein to the REA shall mean and refer to the REA as it exists as of the Effective Date and as the REA may be hereinafter amended by amendments thereto which are consented to in writing by Landlord and Tenant. This Lease shall be subordinate to the REA. Landlord and Tenant intend for the REA and this Lease to supplement and be consistent with one another. Thus, as between Landlord and Tenant, the REA and this Lease each shall be interpreted to avoid any conflict between the two instruments. However, in the event of a conflict between any terms of this Lease and the terms of the REA, as between Landlord and Tenant, the terms of this Lease shall control.

         1.5.    Covenant of Quiet Enjoyment

        Landlord hereby covenants that Tenant, on paying the rent herein reserved and upon performing all of the terms and conditions on its part to be performed, shall at all times during the Term quietly have, hold and enjoy the Premises without any disturbance from Landlord or any Person claiming through Landlord or any of its Affiliates which would interfere with Tenant's use of the Premises except for the permitted exceptions identified on Exhibit "C" attached hereto (the "Permitted Exceptions") and other matters expressly permitted in this Lease.

ARTICLE 2

TERM

         2.1.    Initial Term

        The initial term of this Lease (the "Term") shall be for a period of seventy-five (75) years, plus the partial calendar year from the Effective Date until December 31st of such year if the Effective Date is other than January 1st of the subject calendar year. The date Rent under this Lease shall commence (the "Rent Commencement Date") shall be the earlier of (i) the date Tenant opens the Improvements, or any material portion thereof, to the general public (the "Opening Date"), (ii) twenty-four (24) months following the Effective Date as extended for Force Majeure Delays which cause the Opening Date to be delayed or (iii) five (5) years following the Effective Date.

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         2.2.    Option Terms

        Tenant shall have the right to extend the Term for two (2) periods of ten (10) years each (each, an "Option Term"), which Tenant may exercise by giving Landlord written notice thereof at least twelve (12) months prior to the expiration of the initial Term or the first Option Term, as applicable. Notwithstanding the foregoing, Tenant may not exercise an extension option at any time an Event of Default exists. If Tenant timely exercises an extension option, then all references in this Lease to the Term shall include the exercised Option Term.

ARTICLE 3

RENTAL

         3.1.    Annual Rental

        Tenant shall pay to Landlord without abatement, deduction (except as expressly permitted under this Lease), offset (except as expressly permitted under this Lease) or prior demand, annual rental as calculated pursuant to the provisions of Exhibit 3.1 attached hereto (the "Annual Rental") in equal, consecutive monthly installments, in advance on or before the first business day of each calendar month. On the fifth (5th) anniversary of the Rent Commencement Date, and every five (5) years thereafter during the Term (including any exercised Option Term), Annual Rental shall increase to an amount equal to one hundred ten percent (110%) of the Annual Rental in effect during the immediately preceding five (5) year period.

         3.2.    Adjustment to Annual Rental

                3.2.1    Change in Use.    If Tenant causes there to be (i) a net change in the actual use of the Premises or (ii) an intensification of the use of the Premises for the same uses that are specified in Section 5.1.1 (individually and collectively referred to herein as the "Changed Use"), then effective upon the date that the improvements that constitute a Changed Use first open for business, or a material portion thereof (for purposes of this Section 3.2.1, the "Adjustment Date"), the Annual Rental shall be increased by an amount equal to the product of (i) eight percent (8%) multiplied by (ii) fifty percent (50%) of the Changed Use Value Increase as determined in accordance with the provisions of Section 16.4. The "Changed Use Value Increase" means the difference between the value of the entitlements for the Changed Use and the value of the entitlements being replaced by the Changed Use; however, in no event shall the Annual Rent be reduced as a result of a Changed Use. On the fifth (5th) anniversary of the Adjustment Date and every five (5) years thereafter during the Term (including any exercised Option Term), Annual Rental shall increase to an amount equal to one hundred ten percent (110%) of the Annual Rental in effect during the immediately preceding five-year period. By way of example of the concept of "Changed Use Value Increase", assume that 100,000 square of retail space is converted to 125,000 square feet of office space as a result of Tenant securing a change in entitlements, the Changed Use Value Increase would be the value of the entitlements for 125,000 square feet of office space less the value of the entitlements for 100,000 square feet of retail space.

                3.2.2    Cessation of Racetrack Operations.    In the event the Racetrack ceases operation for a period of at least twelve (12) consecutive months, or does not conduct at least sixty (60) days of live horse racing meets in any twelve (12) month period, for reasons other than Force Majeure Delays or loss of license, or if the Racetrack loses its license to conduct live horse racing meets and the license is not renewed within thirty-six (36) months (each of the foregoing being referred to as a "Cessation Event"), then effective upon the occurrence of a Cessation Event (for purposes of this Section 3.2.2, the "Adjustment Date"), the Annual Rental shall be adjusted to an amount equal to the product of (i) eight percent (8%) multiplied by (ii) fifty percent (50%) of the fair market value of the Premises as determined in accordance with the provisions of Section 16.4. Notwithstanding the foregoing, in no event shall Annual Rent increase as the result of such adjustment. On the fifth (5th) anniversary of the Adjustment Date and every five (5) years thereafter during the term (including any exercised Option Term), Annual Rental shall increase to an amount equal to one hundred ten percent (110%) of the Annual Rental in effect during the immediately preceding five-year period.

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         3.3.    Place for Payment of Rent

        Rent shall be payable to Landlord without deduction (except as expressly permitted by this Lease) or offset (except as expressly permitted by this Lease), prior notice or demand, in lawful money of the United States of America, at Landlord's then current address for notices as furnished pursuant to Section 16.1, by wire transfer or other method of transfer of immediately available funds. The term "Rent" or "rent" means Annual Rental and all other sums payable by Tenant hereunder.

         3.4.    Net Lease

        This Lease shall be deemed and construed to be a "net lease" and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the rent provided for in this Lease, free of deductions of any kind and without abatement except as specifically provided herein, and under no circumstances or conditions, whether now or hereafter existing, or whether within or beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth; and Tenant agrees that, except as herein otherwise expressly provided, Tenant shall pay all costs, charges, and expenses of every kind and nature whatsoever against or in connection with the Improvements and/or the Premises which may arise or become due during the term of this Lease, and which, except for the execution and delivery hereof, would or could have been payable by Landlord. Nothing in this Section is intended to relieve Landlord of any liability specifically imposed on Landlord in any other Section of this Lease.

ARTICLE 4

TAXES AND UTILITIES

         4.1.    Tenant's Obligations to Pay Taxes

        Except as provided in Section 4.3, all real and personal property taxes, general and special assessments, environmental levies or charges other than attributable to Hazardous Substances present at or under the Premises on the Effective Date (including, but not limited to, levies, or charges, governmental employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority) and other charges of every description levied on or assessed against the Premises, Improvements located on the Premises, personal property located on or in the Improvements, the leasehold estate, any subleasehold estate or the rent payable hereunder, to the full extent of installments falling due (or otherwise applicable to periods) after the Effective Date and prior to the expiration or termination of the Term, ordinary or extraordinary, foreseen or unforeseen, general or special, shall be paid or caused to be paid by Tenant directly to the taxing authority, except only those specifically and separately levied against the Oil, Gas and Mineral Rights reserved by Landlord and those levied against the personal property (if any) of Landlord, all of which shall be paid by Landlord. Tenant shall make or cause to be made all such payments directly to the charging authority prior to delinquency and before any fine, interest, or penalty shall become due or be imposed by operation of law for their nonpayment. If, however, the law expressly permits the payment of any or all of the foregoing in installments prior to delinquency (whether or not interest accrues on the unpaid balance), Tenant may, at Tenant's election, utilize the permitted installment method of payment, but shall pay each installment with any interest before delinquency. Notwithstanding any provision in this Lease to the contrary, in no event shall Tenant be liable for nor obligated to pay any portion of real property taxes or assessments on the Premises that may be attributable to: (i) to any special assessment, including a "Mello Roos" bond, voted for or approved by Landlord for which Landlord did not receive the prior written approval of Tenant, or not opposed by Landlord following Tenant's written request of Landlord that, at Tenant's expense, Landlord oppose such bond, provided, however, even if Tenant requests that Landlord not support, not vote for or actively oppose any proposed Mello Roos that affects the Premises, Landlord may ignore such requests, but in such event Tenant shall not be liable for the payment of any assessment attributable to bonds that encumber the Premises in connection with such Mello Roos; or (ii) federal, state or local income or franchise taxes, inheritance taxes, transfer, or documentary transfer taxes.

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         4.2.    Prorations

        All payments of taxes or assessments or both shall be prorated for the year in which Tenant's obligation to pay taxes commences (i.e., proration as of the Effective Date), terminates or expires. Tenant shall pay, at or prior to the expiration or earlier termination of this Lease, all installments of taxes or assessments relating to any period prior to such expiration or termination.

         4.3.    Prorations for Other Premises of Landlord

        Landlord shall use its diligent efforts to obtain separate assessment of the Premises from the balance of the Adjacent Land at the earliest practicable date. For such part of the Term, if any, as the Premises, is not separately assessed but is included in a larger parcel for computation of real property taxes and assessments (the "Larger Parcel"), or is separately assessed but the taxes attributable thereto are billed to Landlord as though the Premises is part of the Larger Parcel, then (i) Landlord shall provide to Tenant a copy of the tax bill along with a computation setting forth Landlord's allocation of the taxes between the Larger Parcel and the Premises; (ii) Tenant's share of taxes on the Larger Parcel shall be an amount equal to the sum of (a) Tenant's share of taxes payable with respect to all improvements upon the Larger Parcel (which will be based upon a fraction, the numerator of which is the floor area of the Improvements, and the denominator of which is the floor area of all Improvements on the Larger Parcel), plus (b) Tenant's share of Taxes with respect to the land within the Larger Parcel (which will be determined by a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the square footage of the Larger Parcel), and (iii) all taxes payable by Tenant hereunder shall be paid to Landlord, as the case may be, on the later of (a) ten (10) days before such tax becomes delinquent or (b) ten (10) days after Landlord, or the taxing authority, notifies Tenant that a payment is due.

         4.4.    Tenant's Right to Contest

        Tenant, at Tenant's expense, may contest the legal validity or amount of any taxes, assessments, or charges for which Tenant is responsible under this Lease, and may institute such proceedings as shall be reasonable under the circumstances. If Tenant contests any such tax, assessment, or charge, Tenant may withhold or defer payment or pay under protest to the extent permitted by law and the remaining provisions of this Section 4.4, but shall protect Landlord, the Premises and the Improvements from any lien by posting a surety bond or other appropriate security reasonably satisfactory to Landlord, which Landlord may apply against any such taxes, assessments or charges upon completion of or failure to diligently prosecute such contest. Tenant may contest taxes, assessments, and other charges hereunder only in good faith and by appropriate proceedings which shall operate to prevent (i) the collection of or other realization upon the tax, assessment, or charge so contested, and (ii) the sale, forfeiture or loss of the Premises and/or the Improvements, and which shall not affect the payment of any rent and provided that such contest shall not subject Landlord to the risk of any criminal or civil liability. Tenant shall notify Landlord prior to commencement of any contest and shall keep Landlord apprised of the status thereof. Unless Tenant elects to cease the contest and pay the taxes, Tenant will diligently prosecute such contest to completion.

        Landlord appoints Tenant as Landlord's attorney-in-fact for the purpose of making all payments to any taxing authorities and for the purpose of contesting any taxes, assessments or charges to the extent Tenant is required to make such payments or permitted to conduct such contest hereunder, conditional upon Tenant's preventing any liens with respect to such taxes, assessments or charges (other than a statutory lien for non-delinquent taxes) from being levied on the Premises or other property of Landlord.

         4.5.    Substitute Taxes

        Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay any municipal, county, state or federal net income taxes or corporation franchise, or net profit taxes, if any, of Landlord, or any municipal, county, state or federal estate, succession, inheritance, or transfer taxes of Landlord. If, however, during the Term, taxes described in the preceding sentence are imposed, assessed, or levied on the rents derived from the Improvements in lieu of all or any part of real property taxes, personal property taxes, or real and personal property taxes that Tenant would have been obligated to pay under this Lease, and the purpose of the new taxes is more closely akin to that of an ad valorem or use tax than to an income or franchise tax on Landlord's income, Tenant shall pay the taxes as provided above for property taxes and assessments.

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         4.6.    Tax Receipts

        Promptly upon request Tenant shall furnish Landlord with copies of receipts evidencing payment of any taxes or assessments or other charges Tenant is required to pay hereunder.

         4.7.    Utilities

        Tenant is solely responsible for obtaining utility services and Landlord shall have no responsibility or liability for, nor shall any Rental be abated or offset as a result of, any interruption in utility service unless the same is caused by Landlord and is due to Landlord's gross negligence or willful misconduct. Tenant shall pay or cause to be paid all charges and connection fees for water, gas, heat, electricity, power, garbage service, air conditioning, telephone service, cable, satellite, fiber optics, telecommunications, sewer service charges and sewer rentals charged or attributable to the Improvements, and all other services or utilities used in, upon or about the Improvements by Tenant or any of its subtenants, licensees or concessionaires during the Term. Tenant shall have the right to install meters in the Improvements. Landlord will not enter into any discretionary or voluntary agreement with a provider of utilities for the Premises that would increase the costs of utilities, meters, connection fees or the like for the Premises without first obtaining Tenant's consent.

ARTICLE 5

USE AND POSSESSION

         5.1.    Uses

                5.1.1    Permitted Uses.    Subject to Section 5.1.3, Tenant may use the Premises only for retail/entertainment uses, and at Tenant's election, residential (rental and/or for sale housing), and office (in conjunction with such retail/entertainment uses, but in any event the square footage of the office use shall not exceed twenty percent (20%) of the square footage of the such retail/entertainment uses) (the "Permitted Use"). The retail/entertainment component of the Permitted Use shall be (i) during the initial five (5) year term following the Rent Commencement Date, consistent with the retail/entertainment uses as currently exist for "The Grove", located at 101 The Grove Drive, Los Angeles, California, and (ii) thereafter, consistent with the retail/entertainment uses as are commonly found in first-class open-air mixed-use lifestyle and entertainment centers in the Southern California area.

                5.1.2    Prohibited Uses.    Notwithstanding any other provision of this Lease, no use or operation shall be made, conducted or permitted on any part of the Premises that is clearly inconsistent with the development or operation of a first-class mixed-use retail/entertainment/ residential project. So long as there is not a Cessation Event, Tenant shall not permit any activity at the Premises that would (i) be incompatible with the operation of the Racetrack, or (ii) violate the Horse Safety Restrictions set forth on Exhibit 5.1.2 attached hereto.

                5.1.3    Change in Use.    At any time following the first to occur of (i) fifteen (15) years following the Rent Commencement Date or (ii) a Cessation Event, Tenant may change the Permitted Use of the Premises to any then legally permissible use that is not otherwise prohibited under Section 5.1.2 above, provided that such permissible use constitutes a first-class development.

         5.2.    Permits

        Tenant shall obtain and/or maintain all necessary licenses, approvals and permits from all federal, state and local authorities required for the operation of the Improvements and for any other activity of Tenant hereunder but not for the business of subtenants.

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         5.3.    Opening and Operation Covenant

        Subject to Force Majeure Delays, Tenant covenants to and agrees with Landlord that Tenant shall open the constructed and leased portions of the retail/entertainment Improvements for business, on or before                               (the "Scheduled Opening Date") and during the Term of this Lease shall operate or cause to be operated the retail/entertainment Improvements as follows:

          (a)   Tenant shall continuously operate the retail/entertainment Improvements (but not individual shop premises) as a complex of merchandise retail/ entertainment establishments within the Premises satisfying the applicable standard set forth in Section 5.1.1 above, and shall be preserved as such by such refurbishing and/or remodeling to the extent reasonably necessary for such standard to be continuously adhered to.

          (b)   Tenant shall: (i) have the occupied and leased retail/entertainment floor area open and operated daily other than for national holidays and due to Force Majeure Events and (ii) have at all times a mixture of retail/entertainment occupants in the Improvements satisfying the applicable standard set forth in Section 5.1.1 above.

          (c)   Tenant shall maintain a quality of management and operation satisfying the applicable standard in Section 5.1.1 above.

        In the event Tenant changes the use of the Premises in accordance with the provisions of Section 5.1.3 above, (i) the operating criteria set forth in clauses (a), (b) and (c) above shall be revised to reflect such new use and (ii) cessations in operations due to alterations to the Improvements necessary to accommodate such new use shall not constitute a default of Tenant's obligation to operate under this Section 5.3 for so long as Tenant is diligently pursing such alterations; provided, however, in no event may such cessation with respect to any single or related series of alterations exceed a total of three (3) years (it being the intent that a cessation in operations with respect to successive related alterations may not exceed a total of three (3) years, but once such alterations have been completed and operations commence, subsequent cessations in operations due to alterations shall not constitute a default of Tenant's obligation to operate under this Section 5.3 for so long as Tenant is diligently pursing such alterations; provided, however, in no event may such cessation with respect to any subsequent single or series of alterations exceed a total of three (3) years).

        Notwithstanding the foregoing, Tenant's obligation to operate as provided above shall terminate in the event (i) a Cessation Event occurs, or (ii) the Improvements are damaged by casualty and Tenant elects not to restore such damaged Improvements pursuant to Section 7.2 below.

ARTICLE 6

CONSTRUCTION OF IMPROVEMENTS

         6.1.    Plan Approval

        This Section 6.1 shall apply to the plans for the original construction of the Improvements, the subsequent restoration thereof and any alterations requiring Landlord's consent.

                6.1.1    Improvement Plans.    The "Improvement Plans" shall consist of Schematic Design Plans, Design Development Plans and Contract Documents.

          (a)   Schematic Design Plans.    The "Schematic Design Plans" are conceptual in nature and shall include the following with respect to the Improvements: site plans, architectural floor plans and elevations, Exterior Design, perspectives and renderings of exterior design concepts, layouts and descriptions of landscaping.

          (b)   Design Development Plans.    The "Design Development Plans" shall be developed from and substantially conform to the approved Schematic Design Plans and shall describe the following with respect to the Improvements:

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            (1)   Plans relating to all truck loading areas and truck parking, turn-around and dock areas and ramps;

            (2)   Architectural floor plans and elevations of the Improvements;

            (3)   Exterior Design including facade and all exterior (non-store front) signage;

            (4)   Layout of all occupant space in the Improvements (but not individual occupant premises); and

            (5)   Such plans to include architectural floor plans and elevations and renderings, color schemes, floor coverings, lighting, decorative elements, furnishings and signage, excluding the storefront signage of occupants;

          (c)   Contract Documents.    The "Contract Documents" shall be developed from and substantially conform to the approved Design Development Plans and provide the precise plans and specifications for construction of the Improvements as well as the precise locations of the staging, employee parking, equipment access and fenced areas Tenant shall employ during said construction.

                6.1.2    Approval of Plans.    Landlord shall have the right to approve in its reasonable discretion (i) all aspects of the Schematic Design Plans and (ii) only those aspects of the Design Development Plans that do not substantially conform to the approved Schematic Design Plans, as distinguished from additional detailed information that did not appear on the approved Schematic Design Plans. Subject to the provisions of Section 16.14.11, Landlord's approval or disapproval of the Schematic Design Plans shall be given within thirty (30) days following receipt thereof and of the Design Development Plans within fifteen (15) days following receipt thereof. Approval by Landlord shall not imply any assumption of liability with respect to such Improvement Plans.

                6.1.3    Changes in Plans.    Subsequent changes to the approved Design Development Plans that constitute material changes from the approved Schematic Design Plans or that do not otherwise substantially conform to the approved Schematic Design Plans shall be subject to Landlord's approval pursuant to the provisions of Section 6.1.2. Any changes to the Schematic Design Plans or Design Development that materially differ from the last approved set of such plans shall contain a statement delineating the nature and extent of the changes.

                6.1.4    Governmental Requirements.    The Improvement Plans shall be prepared in accordance with the requirements of all governmental authorities and agencies having jurisdiction over the Premises or Improvements.

         6.2.    Notice of Nonresponsibility and Completion

        Tenant shall notify Landlord of Tenant's intention, and upon securing actual knowledge, Tenant shall notify Landlord of the intention of its subtenants to commence initial construction of any work of improvement which will exceed a cost of Five Hundred Thousand Dollars ($500,000) at least fifteen (15) days before commencement of any such work or delivery of any materials. Additionally, the notice shall specify the approximate location and nature of the intended Improvements. Landlord shall have the right to post and maintain on the Improvements any notices of nonresponsibility provided for under applicable law. On completion of any work of improvement during the Term, Tenant shall promptly file or cause to be filed a notice of completion.

         6.3.    Completion Bonds

        Subject to the remainder of this Section, Landlord shall be named as a co-obligee (whose rights are secondary to the Leasehold Mortgagee) under such lien and completion bonds required, if at all, by Tenant's Leasehold Mortgagee. Such bonds shall be in the form of bond acceptable to Tenant's construction lender. In the event of a default by Tenant in constructing and/or completing the Improvements as herein provided, as between Landlord and the Leasehold Mortgagee, such Leasehold Mortgagee may, but shall not be obligated to, enforce such completion/performance bonds and complete or cause completion of construction of the Improvements. Should such Leasehold Mortgagee refuse or fail to enforce such bonds, Landlord may, but shall not be obligated to, enforce such bonds and/or complete construction of the Improvements.

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         6.4.    Financing

        Tenant shall deliver to Landlord the written approval of the Final Plans by the lender, if any, which will advance the funds required for construction of the Improvements. Tenant shall provide such information and evidence as Landlord may reasonably require to assure Landlord that Tenant is able to and will make all payments required to be made as and when Tenant is required to do so. A commitment for construction financing on commercially reasonable terms from a Leasehold Mortgagee will satisfy this requirement.

         6.5.    Land Use Matters

        Provided the same are normally incident to development of a project of the type and scale similar to the Improvements, no Adverse Impact will result and no Event of Default then exists, Tenant, at its sole expense and without cost or expense to Landlord, may enter into any agreement governing the use, operation or development of the Premises and may apply for and obtain use permits or variances with respect to the Premises. Landlord shall, upon notice of request by Tenant, join with Tenant as necessary in any application for land use entitlements, including subdivision maps, variances, use permits, including conditional use permits or grant of easement necessary in connection with the development or operation of the Improvements, such agreement and in applications to obtain use permits or variances, at no out-of-pocket cost or expense to Landlord. Landlord may refuse to join in such agreements and applications only if such agreement, easement, use permit, variances, or other change or matter affecting the Premises, would at any time materially adversely affect the current use or future development of the Adjacent Land or would materially adversely affect Landlord's use or development of the Premises upon the expiration or earlier termination of this Lease or would subject Landlord to exactions or conditions of approval to future development that Landlord would not otherwise be subject to (an "Adverse Impact"). Notwithstanding the foregoing, a development project for the Premises that reduces entitlement rights for the Adjacent Land shall not be deemed an Adverse Impact so long as it does not adversely affect the operation of the Racetrack as a horse racing venue (for example, if the Premises and the Adjacent Land were collectively allocated a certain number of dwelling units, the use of all such allocated dwelling units for the Premises would not constitute an Adverse Impact). Tenant agrees not to oppose any development by Landlord or any of its Affiliates of any of the Adjacent Land so long as the proposed development in no way violates this Lease or impairs Tenant's rights under the REA.

         6.6.    Time for Commencement and Completion of Construction, Leasing and Opening

        Subject to Force Majeure Delays, Tenant shall (i) commence construction (meaning grading of the Premises and trenching for foundations) of the Improvements not later than one hundred eighty (180) days after the Effective Date (which date is referred to herein as the "Construction Commencement Date") and (ii) on or before the Scheduled Opening Date Tenant shall (a) complete the Improvements (other than sub-tenant improvements and other than Improvements to be constructed by pad subtenants) in accordance with the approved Schematic Design Plans and (b) open the retail/entertainment Improvements and the parking areas to the general public, (c) use commercially reasonably efforts to have at least sixty-five percent (65%) of the square feet of retail/entertainment floor area of the Improvements either opened for business to the general public or leased under leases requiring the occupants thereunder to be first open for business to the general public by the Scheduled Opening Date. Provided that Tenant is not otherwise in material default of its obligations hereunder following the receipt of written notice and passage of applicable cure periods, the failure of Tenant to fully and timely meet any of the foregoing shall not constitute an Event of Default hereunder so long as Tenant is exercising diligent and commercially reasonable efforts to perform the foregoing obligations.

         6.7.    Mechanic's Liens

        In the event any mechanic's lien is filed against the Premises arising from work performed at the Premises, Tenant shall discharge the lien from record within thirty (30) days following Tenant's notice of the commencement of a foreclosure action, whether such discharge shall be by payment or by the posting of a bond in the event Tenant elects to contest such lien.

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         6.8.    Indemnity

        Except to the extent caused by the negligence or willful misconduct of Landlord, its tenants or any of their respective contractors or agents, Tenant shall indemnify, defend and hold Landlord and the Premises harmless from (i) claims of lien of laborers, materialmen and others arising from such work performed or supplies furnished pursuant to such order or contract and (ii) all claims arising from or as a result of the death of, or any accident, bodily injury, loss or damage whatsoever caused to any natural Person, or to the property of any Person, as shall occur by reason of the performance of any work at the Premises.

ARTICLE 7

MAINTENANCE, REPAIRS, ALTERATIONS, RECONSTRUCTION

         7.1.    Maintenance

        Tenant shall keep and maintain, or cause to be kept and maintained, the Premises and all Improvements in good order, first class-condition and repair (including necessary replacements), reasonable wear and tear excepted, and in accordance with all applicable laws. Landlord shall have no obligation to make any alterations, repairs or improvements to the Improvements or the Premises.

         7.2.    Casualty

        In the event of any casualty during the Term, except as provided in Sections 7.3 and 7.4, Tenant shall be required to rebuild or restore the Improvements, or at Tenant's option, to construct different improvements that are equal in quality and, following such construction, along with the undamaged Improvements, comprise at least fifty percent (50%) of the square footage of Improvements that existed on the Premises immediately prior to the casualty. In the event Tenant constructs different improvements, the same shall be on the terms of Section 6.1 above including Schematic Design Plans developed and approved by Landlord in accordance with the terms of Section 6.1 above. The provisions of this Lease constitute an agreement between Landlord and Tenant with respect to damage or destruction to the Premises or the Improvements, and any law, including Sections 1932(2) and 1933(4) of California Civil Code, with respect to termination rights arising from damage or destruction shall have no application to this Lease. Notwithstanding the foregoing, (i) in the event of any casualty occurring after the date that is fifteen (15) years following the Rent Commencement Date that would require an expenditure of more than twenty-five percent (25%) of the then full insurable value of all Improvements (as defined in the provisions of this Lease relating to fire and extended coverage) or (ii) in the event of any casualty at any time during the Term that would require an expenditure of more than ten percent (10%) of the full insurable value of all Improvements and a Leasehold Mortgagee requires the insurance proceeds to be applied to the Leasehold Mortgage rather than to restoration, then Tenant may elect not to rebuild or restore such damaged Improvements, in which case, (a) Tenant shall give Landlord written notice thereof within sixty (60) days following such casualty, (b) Tenant shall raze the same and place the area of the Premises upon which such Improvements were located in a safe, clean and sightly condition and (c) this Lease shall remain in full force and effect, subject to Tenant's termination right under Sections 7.3 and 7.4 below.

         7.3.    Damage or Destruction During Final Years of Term: Tenant's Right to Terminate

        Notwithstanding the provisions of Section 7.2 (other than Section 7.2(ii) which shall be applicable), in the event of damage or destruction from casualty (a) at any time after the first fifteen (15) years of the Term and provided the work of repairing, restoring or reconstructing the Improvements would require an expenditure of more than twenty-five percent (25%) of the then full insurable value of all Improvements (as defined in the provisions of this Lease relating to fire and extended coverage insurance), or (b) during the final ten (10) years of the Term and provided the work of repairing, restoring or reconstructing the Improvements would require an expenditure of more than ten percent (10%) of the then full insurable value of all Improvements, Tenant shall have the option of repairing and reconstructing the Improvements or of terminating this Lease. If Tenant elects to repair and reconstruct, Tenant shall promptly do so in accordance with the terms of this Lease. To exercise its right of termination, Tenant must comply with all of the following conditions:

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          (i)    Give Landlord notice of termination within one (1) year after the damage or destruction, specifying the date of termination which shall be not less than sixty (60) days nor more than one hundred twenty (120) days after the date such notice of termination is given;

          (ii)   Prior to the termination date, cure any Defaults on Tenant's part under this Lease;

          (iii)  Continue to make all payments when due as required by the provisions of this Lease until the date of termination and on or before such date pay to Landlord all sums then accrued under this Lease;

          (iv)  Prior to the termination date, pay in full any outstanding indebtedness incurred by Tenant and secured by an encumbrance or encumbrances on the leasehold, or alternatively, deliver to Landlord the written consent of the holders of all such encumbrances to the early termination of this Lease and extinguishment of their liens;

          (v)   Subject to subsection (vii) below, on or before the termination date, deliver possession of the Premises and the Improvements and any personal property of Tenant useful in connection therewith to Landlord, including, but not limited to, subtenant security deposits and prepaid rent with respect to subleases which are not terminated by the subtenant and not required to be terminated by Tenant pursuant to subsection (vii) below, convey title in the Premises and Improvements to Landlord by grant deed and by similar bill of sale convey the above-described personal property to Landlord and cease to do business on the Premises;

          (vi)  Prior to the termination date, cause to be discharged all liens and encumbrances resulting from any act or omission of Tenant including, but not limited to, any subleases not entitled to the benefits of attornment set forth in Section 13.1; and

          (vii) Prior to the termination date, at Landlord's option, (a) in the case of an insured casualty, to the extent not required to be paid to the Leasehold Mortgagee by the terms of the Mortgage, effectively relinquish and transfer to Landlord the casualty insurance proceeds payable with respect to the subject damage or destruction (less the cost of (b) below if it is also elected by Landlord and less the book value of the damaged Improvements, as carried on Tenant's records for purposes of federal income tax) and (b) terminate all subleases, raze all surface improvements on the Premises at Tenant's sole cost and expense and return the Premises to Landlord in a clean, neat and undeveloped condition.

         7.4.    Uninsurable Casualty: Tenant's Right to Terminate

        In the event of damage or destruction by a casualty not required to be insured against hereunder and not so insured by Tenant, and provided the work of repairing, restoring or reconstructing the Improvements would require an expenditure of more than ten percent (10%) of the then full insurable value of all Improvements (as defined in the provisions of this Lease relating to fire and extended coverage insurance), Tenant shall have the option of repairing and reconstructing the Improvements or of terminating this Lease. If Tenant elects to repair and reconstruct, Tenant shall promptly do so in accordance with the terms of this Lease. To exercise its right of termination, Tenant must comply with all of the following conditions:

          (i)    Give Landlord notice of termination within one (1) year after the damage or destruction, specifying the date of termination which shall be not less than sixty (60) days nor more than one hundred twenty (120) days after the date such notice of termination is given;

          (ii)   Prior to the termination date, cure any Defaults on Tenant's part under this Lease;

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          (iii)  Continue to make all payments when due as required by the provisions of this Lease until the date of termination and on or before such date pay to Landlord all sums then accrued under this Lease;

          (iv)  Prior to the termination date, pay in full any outstanding indebtedness incurred by Tenant and secured by an encumbrance or encumbrances on the leasehold, or alternatively, deliver to Landlord the written consent of the holders of all such encumbrances to the early termination of this Lease and extinguishment of their liens;

          (v)   Prior to the termination date, cause to be discharged all liens and encumbrances resulting from any act or omission of Tenant; and

          (vi)  Prior to the termination date, terminate all subleases, raze all surface improvements on the Premises at Tenant's sole cost and expense and return the Premises to Landlord in a clean, neat and undeveloped condition.

         7.5.    General

        Except as specifically provided above, including a permitted change of use and election not to reconstruct all or any part of the Improvements, at no cost to Landlord, Tenant shall promptly and diligently repair, restore, and replace the Improvements as required to comply with the terms of this Article 7 to remedy all damage to or destruction of all or any part of the Improvements. Subject to the provisions of the preceding sentence, and Article 6, the completed work shall be equal in value, aesthetic appeal and quality to the condition of the Improvements before the event giving rise to the work and Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in, to or on the Improvements.

        In determining whether Tenant has acted promptly as required under this Section, in the case of a casualty, subject to Force Majeure Delays, Tenant may delay repair commencement up to one hundred fifty (150) days while making preparations such as processing claims, obtaining lender approvals, developing plans and soliciting bids and obtaining permits if Tenant is exercising reasonable reconstruction efforts during said period but is unable to commence the actual work of reconstruction any sooner. Subject to Force Majeure Delays, Tenant shall complete restoration within eighteen (18) months after commencement.

         7.6.    No Abatement of Rent

        No deprivation, impairment, or limitation of use resulting from any event or work contemplated by this Article 7 shall entitle Tenant to any offset, abatement, or reduction in rent nor to any termination except as provided in Sections 7.3 and 7.4 (termination on damage or destruction), and Article 9 (condemnation) nor to any extension of the Term.

         7.7.    Alterations

                7.7.1    Interior Alterations.    Following the initial construction of the Improvements, Tenant may alter the interior of its Improvements without Landlord's consent.

                7.7.2    Exterior Alterations.    Following the initial construction of the Improvements, Tenant may alter the exterior of its Improvements without Landlord's consent provided that such alteration will not in any way cause or result in any of the following (in which event Tenant shall obtain Landlord's prior written approval and the plan approval process set forth in Section 6.1 shall apply): (i) any material change to the Site Plan; (ii) a material adverse impact upon the view corridors to the Racetrack grandstand as such view corridors are set forth on the approved Site Plan; (iii) except for subtenant required alterations, changes in the Exterior Design of all or any material portion of the Improvements provided that Landlord's approval with respect to the Exterior Design of the Improvements shall be limited to the compatibility of the same with the exterior architecture of the Racetrack as it now exists, or (iv) any change in the parking areas, road network or access drives, or any reduction in the automobile parking ratio of 4.5 spaces per 1,000 square feet of retail floor area on the Premises. Notwithstanding the foregoing, the provisions of this Section 7.7.2 shall be null and void from and after the date that either the originally named Landlord or its Affiliate is not the fee simple owner of the Premises or is not the fee simple owner of the Racetrack property.

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ARTICLE 8

INDEMNITY AND EXCULPATION; INSURANCE

         8.1.    Indemnity

                8.1.1    By Tenant.    Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys' fees and court costs (collectively, "Claims"), arising or resulting from any occurrence within the Premises unless caused by the negligence or willful misconduct of Landlord or Landlord's Affiliates, tenants, contractors or subcontrators or any of their respective agents or employees. The provisions of this Section 8.1.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                8.1.2    By Landlord.    Landlord shall indemnify, defend, protect and hold Tenant and its subtenants harmless from and against any and all Claims arising or resulting from any occurrence within the Premises caused by the negligence or willful misconduct of Landlord or Landlord's Affiliates and which is not caused by an occurrence covered by a special causes of loss property damage insurance policy carried by Tenant, or required to be carried by Tenant hereunder; provided, however, in any such event, Landlord shall pay all deductible amounts. The provisions of this Section 8.1.2 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         8.2.    Exculpation of Landlord and Tenant

        Except as otherwise provided in Section 8.1, neither Landlord nor any Affiliates of Landlord nor Tenant nor any Affiliates of Tenant shall be liable to the other for any personal injury or death or any loss or damage to any property or business arising at the Premises from any cause.

         8.3.    Rent Insurance

        Throughout the Term, Tenant at Tenant's cost shall procure and maintain in force rent or business interruption insurance insuring that the full monthly rent (i.e., one-twelfth (1/12) of the current Annual Rental) will be paid to Landlord for a period of not less than eighteen (18) months if the Improvements are destroyed or rendered inaccessible by a risk insured against by a policy of "Special Form" property insurance required by this Lease. The maintenance of such insurance shall not entitle Tenant to any offset, abatement or reduction in rent.

         8.4.    Property Insurance.    The provisions of Exhibit 8.4 attached hereto shall govern the insurance requirements of Landlord and Tenant hereunder.

         8.5.    Other Insurance Matters

        In the event of termination of this Lease, Landlord shall, at its election, subject to the rights of any Leasehold Mortgagee in the event of a casualty, as hereinafter provided, have the right to require Tenant to make an assignment to Landlord of any or all insurance policies maintained by Tenant with respect to the Improvements, other than blanket policies permitted hereunder, upon Landlord's pro rata reimbursement to Tenant for prepaid premiums. The provisions of the preceding sentence shall be applicable only to the extent that Tenant's insurance carriers permit assignment to be made to Landlord. Tenant may effect for its own account any insurance not required under this Lease provided that such insurance does not adversely affect any of Landlord's rights under this Lease. Tenant shall procure and maintain such other types of insurance as are maintained by a majority of owners of comparable Southern California shopping centers.

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ARTICLE 9

CONDEMNATION

         9.1.    Definitions

                9.1.1    Condemnation.    "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor or (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                9.1.2    Date of Taking.    "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

                9.1.3    Award.    "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

                9.1.4    Condemnor.    "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                9.1.5    Total Taking.    "Total Taking" means all or substantially all of the Premises or the Improvements are taken under the power of eminent domain or sold to a condemning authority under threat of the exercise of said power.

         9.2.    Notification

        Promptly upon its receipt of such notice or process, each party shall notify the other of the receipt, contents and date of any notice of intended taking of all or any portion of the Premises, service of any legal process relating to Condemnation of the Premises, notice in connection with any proceeding or negotiations with respect to such a Condemnation or notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of Condemnation.

        Landlord, Tenant, and all Persons and entities holding under Tenant, including a Leasehold Mortgagee, shall each have the right to represent his or its respective interest in each proceeding or negotiation with respect to a taking or intended taking and to make full proof of its claims. No negotiations, agreements, settlement, sale, or transfer to or with the Condemnor shall be made without the consent of Landlord and Tenant, and, if applicable, the Leasehold Mortgagee. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this Lease relating to Condemnation.

        The provisions of this Lease constitute an express agreement between Landlord and Tenant with respect to any Condemnation of all or any portion of the Premises or Improvements, and any law, including Section 1265.130 of the California Code of Civil Procedure, with respect to termination rights arising from a condemnation shall have no application to this Lease.

         9.3.    Total Taking

                9.3.1    Effect on Lease.    If there is a Total Taking, or in the event that primary access to or from the Premises is taken and not replaced in a manner that is reasonably acceptable to Tenant, at Tenant's option this Lease shall terminate on the date of taking.

                9.3.2    Distribution of Award if no Outstanding Leasehold Mortgage.    If at the time of the Total Taking and early termination, there is not outstanding a Leasehold Mortgage that constitutes a first deed of trust on Tenant's leasehold estate hereunder, then Landlord shall be entitled to receive and retain the following:

                (a)   An amount equal to the discounted present value of the estimated future rentals that would have been received under this Lease in the absence of the Total Taking; and

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                (b)   An amount equal to the discounted present value of Landlord's reversionary interest (absent the Total Taking) in the Premises, including without limitation, all Improvements.

In making the foregoing calculations, the discounted present value shall be computed as provided in Section 10.3.3 for computing "worth at the time of the award". The balance of the Award shall be payable to Tenant.

                9.3.3    Distribution of Award if Leasehold Mortgage Outstanding.

        If at the time of the Total Taking and early termination of this Lease, there is outstanding a Leasehold Mortgage that constitutes a first deed of trust on Tenant's leasehold estate hereunder, then Landlord shall be entitled to receive and retain the amount provided for in the preceding Section 9.3.2, except that to the extent that the application of the provisions of Section 9.3.2 would result in the compensation payable to Tenant pursuant to Section 9.3.4 being less than the amount that Tenant is required to pay to the Leasehold Mortgagee under said Leasehold Mortgage in connection with the Total Taking and early termination of this Lease, said amount otherwise so payable to Landlord pursuant to Section 9.3.2(b) for Landlord's reversionary interest in the Improvements only shall be reduced so that the amount of compensation so payable to Tenant shall not be less than said amount that Tenant is required to pay to said Leasehold Mortgagee.

                9.3.4    Compensation to Tenant.

        Subject to the provisions of Section 9.3.3, Tenant shall be entitled to receive and retain all other compensation of any type or nature awarded other than that payable to Landlord under Section 9.3.2.

         9.4.    Partial Taking

                9.4.1    Right to Terminate.    If any portion of the Premises which contains less than all of the Improvements is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the portion of the Improvements not so taken cannot be restored or reconstructed, taking into consideration the amount of the award actually made available to Tenant for repair, so as to constitute a complete, rentable mixed-use retail/entertainment/office shopping center and residential complex, if any, capable of producing a proportionately (giving regard to the extent of the partial taking) net annual income as was realized by Tenant prior to the taking, after payment of all operating expenses and debt service, the rent (as reduced as a result of the taking), and other charges payable under this Lease, and after performance of all covenants and conditions required of Tenant by law and under this Lease.

        If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within ninety (90) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, it also shall notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than the date of final taking; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. In connection with any such termination, Tenant shall comply with all of the following conditions:

                        9.4.1.1    Prior to the termination date, Tenant shall cure any defaults on Tenant's part under this Lease;

                        9.4.1.2    Tenant shall continue to make all payments when due as required by the provisions of this Lease until the date of termination and on or before such date pay to Landlord all sums then accrued under this Lease;

                        9.4.1.3    Prior to the termination date, provided that the condemning authority and Landlord have made that portion of the Award available to Tenant to retire the Leasehold Mortgage, Tenant shall pay in full any outstanding indebtedness incurred by Tenant and secured by an encumbrance or encumbrances on the leasehold, or alternatively, deliver to Landlord the written consent of the holders of all such encumbrances to the early termination of this Lease and extinguishment of their liens;

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                        9.4.1.4    On or before the termination date, Tenant shall deliver possession of the Premises to Landlord, including, but not limited to, subtenant security deposits and prepaid rents with respect to subleases which are not terminated as a result of the condemnation or required to be terminated pursuant to subsection 9.4.1.5, convey title in the land and improvements to Landlord by quitclaim deed;

                        9.4.1.5    Prior to the termination date, Tenant shall cause to be discharged all liens and encumbrances resulting from any acts or omissions of Tenant and any subleases not entitled to the benefits of Section 13.1 (relating to attornment).

        If Tenant does not terminate this Lease within the said ninety-day period, this Lease shall continue in full force and effect, except that the Annual Rental shall be reduced pursuant to Section 9.4.2.

                9.4.2    Effect on Rent.    If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Annual Rental shall be reduced by an amount that is in the same ratio to Annual Rental as the value of the portion of the Premises taken bears to the total value of the Premises immediately before the date of taking (excluding in both instances the value of Oil, Gas and Mineral Rights). Notwithstanding the foregoing, if the condemnation does not result in an adverse impact on Tenant's business operations at the Premises or receipt of net income, then there shall be no reduction in Annual Rental.

                9.4.3    Restoration of Improvements.    If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to Section 9.4.1, Landlord shall provide to Tenant any portion of the severance Award that is attributable to damage done to any of the Improvements, and to the extent that severance Award damages are made available to Tenant by Landlord and the Leasehold Mortgagee, Tenant shall accomplish all necessary restoration in accordance with the procedures set forth in Sections 7.2 and 7.5 for reconstruction following destruction covered by insurance. If at the time of the partial taking, there is outstanding a Leasehold Mortgage that constitutes a first deed of trust on Tenant's leasehold estate hereunder, then Landlord shall be entitled to receive and retain the amount provided for in Section 9.3.2, except that to the extent that the application of the provisions of Section 9.3.2 would result in the compensation payable to Tenant pursuant to Section 9.3.4 being less than the amount that Tenant is required to pay to the Leasehold Mortgagee under said Leasehold Mortgage in connection with the partial taking, said amount otherwise so payable to Landlord pursuant to Section 9.3.2(b) for Landlord's reversionary interest in the Improvements only shall be reduced so that the amount of compensation so payable to Tenant shall not be less than said amount that Tenant is required to pay to said Leasehold Mortgagee. Subject to the foregoing, the Award for or on account of Landlord's reversionary interest in the Improvements, Landlord shall apply to the cost of restoration and any remainder shall be allocated as provided in Section 9.3.2 as in the case of Total Taking; provided, however, if the condemnation does not result in an adverse impact on Tenant's business operations at the Premises or receipt of net income then any remainder shall be allocated to Landlord. Any Award for severance or other damages with respect to other property of Landlord shall belong solely to Landlord.

                9.4.4    Distribution of Award.    If there is a partial taking of the Premises and Tenant elects to terminate this Lease pursuant to Section 9.4.1, the entire Award shall be distributed in accordance with Sections 9.3.2, 9.3.3 and 9.3.4 as if such partial taking were a Total Taking.

         9.5.    Temporary Taking

        On any taking of the temporary use of all or any part or parts of the Premises for a period ending on or before the expiration date of the Term, neither the Term nor the rent shall be reduced or affected in any way, and Tenant shall be entitled to any award for the use or estate taken. If a result of the taking is to necessitate expenditures for changes, repairs, alterations, modifications, or reconstruction of the improvements, the award shall be paid to the Tenant or Leasehold Mortgagee, and Tenant shall accomplish all necessary changes, repairs, alterations, modifications or reconstruction of the Improvements in accordance with the procedures set forth in Article 7. At the completion of the work and the discharge of the Improvements from all liens and claims, Tenant shall be entitled to any surplus.

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        If any such taking is for a period extending beyond the expiration date of the Term, the provisions of Section 9.3 or 9.4, as applicable, shall apply to such taking.

ARTICLE 10

DEFAULT

         10.1.    Tenant's Default

        The occurrence of any of the following shall constitute an "Event of Default" or "Default" by Tenant:

                10.1.1    Failure to Pay.    Failure to pay rent or any other payment required to be made by Tenant hereunder when due, and such failure continues for five (5) days after written notice from Landlord to Tenant; provided, however, that Tenant may cure such default at any time prior to a termination of this Lease by Landlord or a re-entry by Landlord by paying all rents and other expenses or charges then due together with any interest due under Section 16.9.

                10.1.2    Abandonment: Surrender.    Abandonment or surrender of the Premises or the leasehold estate by Tenant. If after commencement of construction Tenant leaves the Premises vacant for twelve (12) consecutive months and Tenant is otherwise in default under any other provision of this Lease following written notice and opportunity to cure, or unless caused by Force Majeure Delays, Tenant shall be presumed to have abandoned the Premises.

                10.1.3    Construction.

                        10.1.3.1    Should, after commencement of construction of the Improvements, such work substantially abate (other than appropriate reductions in the level of work based on the current phase of construction) for a period of ninety (90) days except if such abatement is caused by Force Majeure Delays.

                        10.1.3.2    Except as delayed by Force Majeure Delays, should Tenant not have commenced construction of the Improvements on or before the Construction Commencement Date. Notwithstanding the foregoing, to the extent that Tenant has not secured subtenants for certain of the Improvements, Tenant shall not be obligated to commence construction of those Improvements, provided that those Improvements that Tenant is not obligated to construct do not exceed fifty percent (50%) of the square footage set forth on the Site Plan.

                        10.1.3.3    Except as delayed by Force Majeure Delays, if all structural and exterior aspects of the Improvements to be constructed by Tenant as distinguished from any of its subtenants have not been substantially completed and/or the common areas of the Improvements are not open for use by the public on or before the Scheduled Completion Date.

                10.1.4    Failure to Perform.    Failure to perform any other covenant or provision of this Lease (other than Sections 10.1.1, 10.1.2 and 10.1.3), if the failure to perform is not cured within thirty (30) days after written notice from Landlord to Tenant. If the Default cannot reasonably be cured within thirty (30) days, an Event of Default shall not exist if Tenant commences to cure the Default within the thirty (30) day period and thereafter continues to make diligent and reasonable efforts to cure such failure as soon as practicable.

                10.1.5    Attachment.    The subjection of any right or interest to attachment, execution, order, levy, or to seizure under legal process, if not released within ninety (90) days, except that foreclosure by any Leasehold Mortgagee entitled to receive notice under the provisions of Section 10.2.1 shall not be construed as an Event of Default within the meaning of this Section. Should Tenant not commence a contest of any such attachment, execution, order, levy or seizure within thirty (30) days or should Tenant thereafter fail to diligently and in good faith prosecute such contest, such attachment, execution, order, levy or seizure shall immediately constitute an Event of Default without regard to the ninety (90) day cure period.

                10.1.6    Bankruptcy.    An assignment by Tenant for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Tenant under any law for the purposes of adjudicating Tenant a bankrupt; or for extending time for payment, adjustment, or satisfaction of Tenant's liabilities; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless, in the case of an involuntary proceeding, Tenant commences a contest thereof within thirty (30) days, Tenant diligently and in good faith prosecutes such contest and the proceeding, and all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within ninety (90) days after the filing or other initial event.

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                10.1.7    Receivership.    The appointment of a receiver, unless, in the case of an involuntary proceeding, Tenant commences a contest thereof within thirty (30) days, Tenant diligently and in good faith prosecutes such contest and such receivership is terminated within ninety (90) days after the appointment of the receiver, to take possession of Tenant's interest in the Improvements or of Tenant's interest in the leasehold estate or of Tenant's operations on the Improvements for any reason, including but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, but not including receivership (a) pursuant to administration of the estate of any deceased or incompetent tenant or of any deceased or incompetent individual member or partner of any Tenant, or (b) pursuant to any Leasehold Mortgage on Tenant's estate in this Lease, or (c) instituted by Landlord, the Event of Default being not the appointment of a receiver at Landlord's instance but the event justifying the receivership if the same is not otherwise an uncured Event of Default.

                10.1.8    General.    None of the foregoing shall constitute an Event of Default unless and until all elements of the Event of Default have occurred (i.e., where required, Landlord shall have given notice of Default in accordance with Sections 10.1 and 10.2.1 and Tenant and Leasehold Mortgagee shall have failed to cure the failure to perform within the applicable time period.)

        Any notice required to be given by Landlord to Tenant under this Section 10.1 shall specify in reasonable detail the event or act or failure to perform complained of by Landlord and the applicable provision of this Lease which Tenant is alleged to have violated, and shall be given in accordance with the provisions of Section 16.1. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice. All notice and cure periods provided in this Lease shall run concurrently with any notice or cure periods under applicable law. Without limiting the foregoing and notwithstanding anything in this Lease to the contrary, Landlord shall be entitled to cause a notice to pay/perform or quit to be served if a Default occurs and the service on Tenant and any Leasehold Mortgagee of such notice to pay/perform or quit shall constitute a notice of such Default under this Lease.

         10.2.    Leasehold Mortgagee's Right to Cure Lease Defaults

                10.2.1    Notice of Tenant Failure to Pay or Perform to be Given to Leasehold Mortgagee.    Landlord agrees to give to any Leasehold Mortgagee who so requests in writing of Landlord and furnishes its current notice address to Landlord: (a) a simultaneous copy of any notice of failure to pay or perform that Landlord gives to Tenant under Section 10.1, and (b) the right to cure any failure by Tenant to pay or perform hereunder in accordance with the provisions of Section 10.2.2.

                10.2.2    Leasehold Mortgagee's Right to Cure.    In the event that Tenant shall fail to pay Rent as and when required hereunder or shall fail to perform any of Tenant's other obligations hereunder, any Leasehold Mortgagee referred to in Section 10.2.1 who then holds a Leasehold Mortgage shall have the right to cure said failure in accordance with the following provisions and Landlord shall not have the right to terminate this Lease as a result of any Tenant default if within the following prescribed periods Leasehold Mortgagee effectuates the cure:

                        10.2.2.1    Monetary Defaults.    In case of Tenant's failure to pay all or any part of any amount of Rent provided for herein, the Leasehold Mortgagee shall have the right to cure such failure by paying the required amount to Landlord if such cure is effected within thirty (30) days after Landlord notifies the Leasehold Mortgagee of such failure by a notice separate from the notice referred to in Section 10.2.1, which separate notice may not be given prior to the expiration without cure of Tenant's applicable cure period under Section 10.1.1, i.e., until Tenant is in Default under that Section.

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                        10.2.2.2    Nonmonetary Defaults

                                10.2.2.2.1    Nonmonetary Defaults That Are Curable by Tenant.    In case of a failure by Tenant to perform any obligation under this Lease other than the obligation to pay Rent, where Tenant is entitled to notice of such failure and the right to cure it under Section 10.1, the Leasehold Mortgagee shall have the right to cure such failure if such cure is effected within thirty (30) days after Landlord notifies the Leasehold Mortgagee of such failure by a notice separate from the applicable notice referred to in Section 10.1, which separate notice may not be given prior to the expiration without cure of Tenant's applicable cure period under Section 10.1; provided that if (other than by reason of the Leasehold Mortgagee's having to obtain possession of the Premises) more than thirty (30) days are reasonably required to cure the Default, then the Leasehold Mortgagee shall have the right to cure the Default if such cure is commenced within thirty (30) days after Landlord notifies the Leasehold Mortgagee of the Default as aforesaid and such cure is thereafter diligently prosecuted to completion; and provided further that if the nature of the failure is such that the Leasehold Mortgagee cannot cure it without obtaining possession of the Premises, then the Leasehold Mortgagee's time to cure the failure will not start until it obtains possession of the Premises if within thirty (30) days following receipt of Landlord's written notice of Tenant's default and failure to cure (or as soon thereafter as the Leasehold Mortgagee is legally allowed to do so, if the Leasehold Mortgagee is not legally allowed to do so within said period of time), the Leasehold Mortgagee commences (by filing any necessary court papers) formal legal proceedings to obtain such possession and, to extent allowed by law, thereafter prosecutes such proceedings diligently to conclusion.

                                10.2.2.2.2    Nonmonetary Defaults That Are Not Curable by Tenant.    In case of an act, omission or event that constitutes a Default under Section 10.1 without Tenant being entitled to notice or a right to cure under that Section, the Leasehold Mortgagee shall nevertheless have the right to cure the resulting Default if such cure is effected within thirty (30) days after Landlord notifies the Leasehold Mortgagee in writing of the Default and the cure results in Landlord being restored to the same position in all material respects that Landlord would have been in had the Default not occurred; provided that if (other than by reason of the Leasehold Mortgagee's having to obtain possession of the Premises) more than thirty (30) days are reasonably required to cure the Default, then the Leasehold Mortgagee shall have the right to cure the Default if such cure is commenced within thirty (30) days after Landlord notifies the Leasehold Mortgagee of the Default as aforesaid and such cure is thereafter diligently prosecuted to completion; and provided further that if the nature of the Default is such that the Leasehold Mortgagee cannot cure it without obtaining possession of the Premises, then the Leasehold Mortgagee's time to cure the Default will not start until it obtains possession of the Premises if within thirty (30) days after the aforesaid notice from Landlord (or as soon thereafter as the Leasehold Mortgagee is legally allowed to do so, if the Leasehold Mortgagee is not legally allowed to do so within said thirty (30) days), the Leasehold Mortgagee commences (by filing any necessary court papers) formal legal proceedings to obtain such possession and, to extent allowed by law, thereafter prosecutes such proceedings diligently to conclusion.

                                10.2.2.2.3    Rights of Leasehold Mortgagee.    In connection with the cure of any default of Tenant by the Leasehold Mortgagee or after a foreclosure of the Leasehold Mortgagee, the Leasehold Mortgagee shall have the following rights:

                (a)   The Leasehold Mortgagee shall be entitled to exercise all rights of Tenant under the Lease.

                (b)   The Leasehold Mortgagee shall have the right to enter the Premises in order to effectuate cures of any defaults by Tenant under the Lease, subject, however, to the rights of any subtenant of Tenant.

                (c)   The Lease may not be surrendered, terminated or materially amended by mutual future agreement of Landlord and Tenant without the prior written consent of the Leasehold Mortgagee.

                (d)   Subject to Section 12.9, Landlord agrees that, following foreclosure of a Leasehold Mortgage, or conveyance of the leasehold interest under this Lease in lieu of such foreclosure, Landlord will recognize the purchaser at foreclosure or recipient of the conveyance in lieu of foreclosure as the successor Tenant under this Lease. Subject to Section 12.9, the Leasehold Mortgagee may, following foreclosure or a conveyance in lieu thereof, assign this Lease without Landlord's consent. All subsequent assignments shall be subject to all of the requirements of Article 12 of this Lease.

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                (e)   If Leasehold Mortgagee makes written request therefor within thirty (30) days after Leasehold Mortgagee's receipt from Landlord of written notice of termination of this Lease, Landlord will enter into a new lease with Leasehold Mortgagee or its designee, commencing on the date of termination of the Lease and ending on the scheduled expiration date of this Lease as the same may be extended pursuant to the exercise of the options to extend the Term, at the same rent and upon the same terms and conditions (subject only to adjustment of provisions unique to the original Tenant and impossible of performance by the new Tenant) as this Lease, and with the same priority with respect to any subleases or other interests in the Premises as this Lease, provided that Leasehold Mortgagee or such designee cures all curable defaults under this Lease through the date of termination. The new lease shall contain all of the covenants, conditions, limitations and agreements contained in this Lease; provided, however, that Landlord shall not be deemed to have represented or covenanted that such new lease shall be superior to claims of Tenant, its other creditors or a judicially appointed receiver or trustee for Tenant or in any other way be deemed, directly or indirectly (such as, but not limited to, a covenant of quiet enjoyment), to have made any representation or warranty, express or implied, as to title of the Premises and the Improvements or Adjacent Land after the date hereof, or as to the condition of the Improvements.

                (f)    If the leasehold estate covering the Premises and the Premises fee estate become vested in the same party, there shall be no merger of estates while the Leasehold Mortgage is outstanding.

                (g)   A Leasehold Mortgage does not constitute an assignment of the Lease to the Leasehold Mortgagee, nor an assumption by the Leasehold Mortgagee of any of Tenant's obligations under the Lease until the Leasehold Mortgagee acquires the Leasehold estate upon foreclosure or transfer in lieu thereof.

                (h)   Upon foreclosure of the Leasehold Mortgage or transfer in lieu thereof, Leasehold Mortgagee shall succeed to (i) the interest of Tenant in any unapplied security deposit and any other monies of Tenant then in the possession of Landlord, subject to Landlord's right to apply such security deposit or other monies in accordance with this Lease; and (ii) the right to exercise all of Tenant's rights under the Lease, including without limitation the right to exercise any option to extend the term.

                10.2.3    Curing of Defaults After Foreclosure.    Notwithstanding anything in Section 10.2.2 to the contrary, any Leasehold Mortgagee or other transferee of Tenant's leasehold interest in the Premises upon foreclosure of a Leasehold Mortgagee or as a result of a deed in lieu of foreclosure must cure all outstanding Tenant Defaults hereunder and, subject to the last sentence of this section, assume all executory obligations of Tenant under this Lease within thirty (30) days after the transfer in question occurs; provided, however, that if more than thirty (30) days is reasonably required to cure an outstanding Default hereunder, then the transferee shall not be deemed in Default hereunder if the transferee commences such cure within said thirty (30)-day period and thereafter diligently prosecutes the same to completion; and provided further that the transferee shall not be required to cure any outstanding Default that is not reasonably susceptible to cure by the transferee so long as said Default shall also have constituted a default under the Leasehold Mortgage and the Leasehold Mortgagee shall have proceeded diligently in exercising its remedies under the Leasehold Mortgage and proceeding to foreclosure (or acceptance of a deed in lieu of foreclosure) under the Leasehold Mortgage in connection with such default; and provided further that the assumption of executory obligations referred to above shall be in writing in a form reasonably satisfactory to Landlord's counsel and shall be delivered to Landlord within thirty (30) days from the date Landlord and the transferee reasonably agree on the form of assumption. Upon a permitted transfer of the leasehold estate by the Leasehold Mortgagee subsequent to the foreclosure or transfer in lieu thereof, Leasehold Mortgagee shall be relieved from all obligations accruing under the Lease after the date of such subsequent transfer.

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         10.3.    Remedies

                10.3.1    Cumulative Nature of Remedies.    If any Event of Default shall occur, Landlord shall have the remedies described in this Section 10.3 (subject to the provisions of Sections 10.1 and 10.2) in addition to all other rights and remedies provided by law or equity or elsewhere in this Lease, to which Landlord may resort cumulatively or in the alternative.

                10.3.2    No Termination.    Landlord shall have the remedy described in California Civil Code Section 1951.4. If Landlord does not elect to terminate this Lease on account of a Default, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                10.3.3    Termination.    Subject to the provisions of Sections 10.1, 10.2 and 10.6, whether before, after or concurrently with the exercise of any other remedy, Landlord may at Landlord's election terminate this Lease. In the event Landlord terminates this Lease, Landlord may recover possession of the Premises (which Tenant shall surrender and vacate upon demand) and remove all Persons and property therefrom (subject to the nondisturbance provisions of this Lease), and Landlord shall be entitled to recover as damages all of the following:

                        10.3.3.1    The worth at the time of the award of any unpaid rent due to Landlord which have been earned or accrued at the time of termination;

                        10.3.3.2    The worth at the time of the award of the amount by which the unpaid rent which would have been earned or accrued after termination until the time of the award exceeds the amount of the loss of such rent that Tenant proves could have been reasonably avoided;

                        10.3.3.3    The worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of the loss of such rent that Tenant proves could have been reasonably avoided;

                        10.3.3.4    Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                        10.3.3.5    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        As used in Sections 10.3.3.1 and 10.3.3.2 above, the "worth at the time of the award" shall be computed by allowing interest at the rate of the lower of the highest rate permitted by law with respect to this transaction or one percent (1%) in excess of the Prime Rate as the same may vary from time to time. As used in Section 10.3.3.3 above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                10.3.4    Use of Tenant's Personal Property.    Following the termination of this Lease by reason of an Event of Default, in connection with the exercise of Landlord's remedies, Landlord may at Landlord's election use Tenant's personal property and trade fixtures located on, about or appurtenant to any of such property and fixtures that remain at the Premises without compensation and without liability for use and damage, or store them and remove for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever.

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                10.3.5    Assignment of Subrents.    Tenant assigns to Landlord all subrents and other sums falling due from subtenants, licensees, and concessionaires (herein called subtenants) during any period in which an Event of Default exists, and Tenant shall not have any right to such sums during that period. This assignment is subject and subordinate to any and all assignments of the same subrents and other sums made to the Leasehold Mortgagee. Landlord may at Landlord's election, without terminating this Lease, either collect these sums or bring action for the recovery of the sums directly from such obligors, or both. Landlord shall receive and collect all subrents and proceeds from reletting, applying them when and as received: first, to the payment of reasonable expenses (including attorneys' fees) incurred by or on behalf of Landlord in recovering such proceeds; and second, to the fulfillment of Tenant's covenants hereunder. Any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder shall be held in trust by Landlord for application to Tenants obligations hereunder. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less the proceeds of the sums assigned and actually collected under this provision.

                10.3.6    Landlord's Right to Cure Tenant's Default.    At any time after Tenant fails to perform any covenant or provisions of this Lease, after prior reasonable notice to Tenant of Landlord's intent to cure, Landlord may, but is not obligated to, cure such failure at Tenant's cost.

        If Landlord at any time, by reason of such failure by Tenant, pays any sum or does any act, the reasonable, ascertainable and verifiable sum paid by Landlord plus the reasonable, ascertainable and verifiable cost of performing such act shall be due as additional rent immediately on demand by Landlord to Tenant along with evidence of the foregoing expenditures. No such payment or act shall constitute a waiver of default or of any remedy for default or render Landlord liable for any loss or damage resulting from any such act.

         10.4.    Landlord's Default

        Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the event or act or failure to perform complained of by Tenant and the applicable provisions of this Lease which Landlord is alleged to have violated; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently and in good faith prosecute the same to completion. In no event shall Tenant have any right to terminate this Lease as a result of a Landlord default. Notwithstanding anything to the contrary contained herein, the liability of Landlord under this Lease and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in the Premises.

         10.5.    Certain Waivers

        The parties hereto shall and they hereby do waive, to the extent permitted by law, trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

         10.6.    Limitation on Right to Terminate Lease

        Notwithstanding the foregoing provisions of this Article 10, Landlord may elect the remedy of Lease termination only in the following circumstances:

                10.6.1    On account of a failure to pay rent or any other payment required to be made by Tenant hereunder as provided in Section 10.1.1 above;

                10.6.2    On account of a material default under this Lease resulting from Tenant's (but not Tenant's subtenants') failure to perform or comply with any material agreement, term covenant or condition of this Lease other than payment of rent;

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                10.6.3    On account of any violation by a subtenant of Tenant of any material provision of this Lease; however, if such subtenant's sublease expressly provides that it is subject to applicable terms and conditions of this Lease and Tenant promptly and diligently pursues all available legal remedies (through trial court) against such subtenant on account of such violation, including, but not limited to the termination of such sublease if necessary to cease the violation, then Landlord shall not terminate this Lease on account of such material violation. In its notice of default to Tenant, Landlord shall state that, in Landlord's commercially reasonable judgment, the violation is of a material provision of this Lease. If Tenant disputes the materiality of the provision, Tenant and Landlord shall arbitrate the issue pursuant to the arbitration provisions set forth in Article 19 below if Tenant shall serve on Landlord written notice of a demand to arbitrate within fifteen (15) business days of delivery of the notice of default from Landlord. If Tenant disputes the materiality of the alleged violation of this Lease, Tenant shall not be obligated to initiate termination of the subject sublease unless and until a ruling is issued in the arbitration that the alleged violation of this Lease is in fact material; or

                10.6.4    On account of any default by Tenant specified in Sections 10.1.5 through 10.1.7.

        In any notice of default regarding the matters set forth in subsections 10.6.1 through 10.6.4, Landlord shall state: "SUCH DEFAULT GIVES LANDLORD THE RIGHT TO ELECT THE REMEDY OF LEASE TERMINATION."

        Notwithstanding the provisions of Section 10.6, a termination of this Lease by reason of a default of Tenant shall not terminate the sublease of a subtenant of Tenant where a Nondisturbance Agreement has been entered into by Landlord and such subtenant, and such Nondisturbance Agreement provides for the continuation of such sublease as a direct lease between Landlord and the subtenant after termination of this Lease.

ARTICLE 11

OWNERSHIP, REMOVAL OF IMPROVEMENTS
AT EXPIRATION OR TERMINATION

         11.1.    Improvements

        All Improvements on the Premises shall be the property of Tenant (and Tenant shall retain all rights to depreciation deductions and tax credits arising from ownership) or (should its sublease so provide) of any subtenant ("owner subtenant") which occupies the subject portion of such Improvements, provided that, at the expiration or sooner termination of this Lease (or, as to any owner subtenant attorning to Landlord pursuant to Article 13, at the expiration or sooner termination of its sublease) such improvements (exclusive of subtenants' trade fixtures and other personalty but including Tenant's trade fixtures) shall, without compensation to Tenant or such owner subtenant, be surrendered to Landlord in good condition and repair, ordinary wear and tear excepted (subject to Sections 7.2, 7.3, 7.4, 9.3, 9.4 and 9.5 hereof), and become Landlord's property free and clear of all claims to or against them by Tenant or any third Person other than the claims of equipment lessors and mortgagees, and Tenant shall defend, protect and indemnify and hold Landlord harmless against all liability and loss arising from such claims or from Landlord's exercise of the rights conferred by this section with respect to Tenant's Improvements for a period of two (2) years after the expiration or sooner termination of this Lease. Notwithstanding the foregoing, upon the expiration or sooner termination of the Term, should Landlord so direct prior to such expiration or termination, subject to the non-disturbance rights of subtenants pursuant to Article 13, Tenant shall, at its sole cost and expense, remove all personal property and Improvements (razing and removal of all debris) from the Premises and, within one hundred twenty (120) days following such expiration or termination, surrender the Premises in the same condition as following grading of the site of the Premises but prior to any vertical development thereon. In the event Tenant shall fail to remove any of such property as provided herein, in addition to and in no way waiving Landlord's right to damages arising from such default by Tenant, Landlord may, at its option, retain all or any portion thereof as abandoned by Tenant, or Landlord may, but is not obligated to, at Tenant's expense, remove all of such property not so removed, and Landlord shall have no responsibility to Tenant for any loss or damage to said property caused by or resulting from such removal or otherwise.

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         11.2.    Surrender of Improvements

        If the Improvements and Premises are not surrendered at the end of the Term, Tenant shall indemnify, defend, protect and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Improvements and Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

ARTICLE 12

ASSIGNMENT; SUBLETTING

         12.1.    General Prohibition

        Neither Tenant's leasehold interest hereunder nor any part of such interest shall be assignable, transferable or subject to being sublet, mortgaged or otherwise encumbered, whether voluntarily or by operation of law, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's reasonable discretion.

                12.1.1    Prohibition Applies to Direct and Indirect Transfers.    For purposes hereof, if Tenant is a corporation or limited liability company or partnership or other type of business entity, the dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer, in one or more related or unrelated transactions, whether simultaneously or over time, and whether voluntarily or by operation of law, of a controlling percentage of the corporate stock of or membership or partnership interests or other ownership interests in Tenant, other than by means of transactions on a public securities exchange or through the NASDAQ over-the-counter public securities market, shall constitute an assignment of this Lease. For purposes of the preceding sentence, the term, "controlling percentage" shall mean stock or membership or partnership or other ownership interests possessing, in the aggregate, more than fifty percent (50%) of the total combined voting power of all classes of stock of or membership or partnership or other ownership interests in Tenant that are issued, outstanding and entitled to vote for the election of directors or managers or general or managing partner of Tenant, whether such ownership be (a) direct ownership, or (b) indirect ownership through the ownership of (i) stock or membership or partnership or other ownership interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock of or membership or partnership or other ownership interests in one or more other corporations or limited liability companies or partnerships, or (ii) beneficial interests in a trust or estate. The term "controlling percentage" shall specifically exclude any change of any of the foregoing described interests among the then owners of corporate stock, partnership interests or limited liability company membership interests or other ownership interests, provided that any such change in ownership is not designed as a subterfuge to avoid the limitations on transfer set forth in this Section 12.1.1.

         12.2.    Exceptions

        Notwithstanding anything in Section 12.1 or 12.1.1 to the contrary, the transactions described in Sections 10.2.2.2.3 (Rights of Leasehold Mortgagee), 12.2 (Exceptions), 12.3 (Permitted Transfers), 12.8 (Subletting) and 12.9 (Encumbrance or Assignment As Security) shall be permitted and Landlord's consent to all or any of such transactions shall not be required.

         12.3.    Permitted Transfers

        Subject to the provisions of this Section 12.3 and compliance with the provisions of Section 12.6 below, Tenant shall have the right, without necessity of obtaining Landlord's consent, to assign Tenant's leasehold interest hereunder by means of:

                12.3.1    Transfer to Tenant Subsidiary.    A direct transfer of Tenant's leasehold interest to, or a merger or consolidation of Tenant with, a majority-owned subsidiary of Tenant;

                12.3.2    Other Members.    In the case of any member of Tenant ("Member"), to any Affiliate of a Member or to any other Member of Tenant, unless such Member of Tenant is first admitted as a minority Member of Tenant as a subterfuge designed to avoid the limitations of Section 12.1.1.;

                12.3.3    Affiliates.    To any Affiliate of Tenant;

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                12.3.4    Publicly Traded Share Transfers.    In the case of any Member of Tenant or constituent owner of any Member that is publicly traded, transfers of such publicly traded shares to any person or entity;

                12.3.5    Merger, Consolidation or Sale of All or Substantially All Assets.    In the case of any Member of Tenant or constituent owner of any Member of Tenant that is publicly traded, to any person or entity acquiring, directly or indirectly, all or substantially all of the assets of such Member;

                12.3.6    REIT Controlled by Caruso.    In the case of Rick J. Caruso, to a private or publicly held real estate investment trust or comparable business entity provided that Rick J. Caruso, or an Affiliate or the heirs of Rick J. Caruso or the members of the immediate family of Rick J. Caruso, controls such trust or comparable entity;

                12.3.7    Owner of Racetrack.    In the case of The Santa Anita Companies, Inc., to any person or entity that acquires the Racetrack from The Santa Anita Companies, Inc. on or after the date which is five (5) years following the Effective Date;

                12.3.8    Sale of Partial Interest by Santa Anita Commercial Enterprises, Inc.    In the case of Santa Anita Commercial Enterprise, Inc., to any person or entity that acquires all or any portion of Santa Anita Commercial Enterprise, Inc.'s Interest in Tenant;

                12.3.9    Pledge for Loan for Sole Purpose of Funding Additional Capital Contribution.    In the case of any Member, to an institutional lender who has foreclosed on a security interest in the Member's interest in Tenant in connection with a pledge or security for a loan, all as permitted and provided for in the Operating Agreement of Tenant;

                12.3.10    Trusts.    Pursuant to the successorship provisions of any trust by reason of the death of any Person;

                12.3.11    Assignment or Sublease of Entirety of Tenant's Interest to Unrelated Third Party

                (a)   Subject to the requirements set forth in this subparagraph (a), an assignment of this Lease to any other Person, provided that such Person (or all Persons therein who will be jointly and severally liable for the performance of all of Tenant's obligations under this Lease) would have a net worth (as defined in Section 12.3.11 (c) below) after the assignment (i.e., including the value of the assignee's right, title and interest in and to the Premises and the Improvements) at least equal to the lesser of (i) the product of $50,000,000 times a fraction, the numerator of which is the Index last published immediately preceding the date of the proposed assignment and the denominator of which is the Index last published prior to the third anniversary of the Opening Date and (ii) twenty-five percent (25%) of the then fair market value of the Tenant's interests under this Lease as determined by the proposed purchase price that will be paid in consideration for the assignment of Tenant's interest in this Lease;

                (b)   An assignment to an entity described in Paragraph (a) above of this Section 12.3.11 shall be a permitted assignment only if such assignee or its Affiliate has had at least one million (1,000,000) square feet of first-class real estate operations of the same type as the then existing use of the Premises as of the date of the assignment under its management for the prior three (3) years, or the assignee contracts for management services with a manager satisfying such criteria, which contract shall be for a period of at least one (1) year after the effective date of the assignment;

                (c)   As used in Section 12.3.11 (a), "net worth" refers to "tangible net worth" exclusive of (a) any cash or other property to be paid or transferred to obtain the proposed assignment and (b) any assets outside of the United States and Canada. "Tangible net worth" means the excess of a Person's assets over its liabilities, determined by GAAP, less the sum of:

    (i)
    goodwill, including any amounts, however designated, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person;

    (ii)
    patents, trademarks, trade names, and copyrights;

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    (iii)
    any amounts at which shares of capital stock or equity interests of such Person appear as an asset on such Person's balance sheet;

    (iv)
    loans and advances to stockholders, directors, officers, partners, or employees;

    (v)
    deferred expenses; and

    (vi)
    any other amount in respect of an intangible that should be classified as an asset on a balance sheet of such Person in accordance with GAAP.

         12.4.    Absolute Prohibition.

        Any other provision in this Lease to the contrary notwithstanding, an assignment to the then existing owner or manager of the regional shopping center adjacent to the Premises and located at the corner of Huntington Drive, or to any Affiliate of such owner or manager, shall not be a permitted assignment.

         12.5.    Other Assignments (Landlord's Consent Required)

        Any assignment other than an assignment of the type described in Sections 12.2 and 12.3 shall be subject to Landlord's prior written consent which may be withheld only in Landlord's reasonable discretion.

         12.6.    Procedure for Assignment

                12.6.1    Assignments.    Except in the event of a death described in Section 12.3.10, before Tenant can make any assignment described in Sections 12.3 or 12.5:

  (i)
  Tenant shall give Landlord notice of the proposed assignment and, where the net worth of the proposed assignee is required hereunder to exceed a specified level, financial statements representing the proposed assignee's net worth (as of a date no more than six (6) months prior to the date of the proposed assignment) and a letter from the proposed assignee's chief financial officer or equivalent that there has been no material change in its financial position since such date, and any other documentation or information which Landlord shall reasonably request or Tenant considers supportive of the proposed assignee's qualifications to be the assignee of Tenant's interest in this Lease (including, if applicable, the proposed assignee's history as a developer or property manager or proposed contractual arrangements for management of the property by third parties, and related information). The financial statements submitted pursuant to Section 12.3.11(c) shall be prepared in accordance with generally accepted accounting principles ("GAAP"), accompanied by a certification of an executive officer of the proposed assignee or its general partner with the understanding that Landlord will rely thereon, representing an aggregate net worth under GAAP of at least the required amount.

  (ii)
  Tenant shall cure any Defaults on Tenant's part of which Tenant has or is given notice then existing under the terms of this Lease prior to the effective date of any assignment;

  (iii)
  If applicable, Tenant shall pay such reasonable sums (for attorneys' fees, appraisals, unless the proposed assignee delivers financial statements that have been audited by a nationally recognized independent certified public accounting firm, and accounting fees) as are reasonably necessary to enable Landlord adequately to investigate the proposed assignee's qualifications and reputation as contemplated by Section 12.6.1(i) and to review or prepare documentation in connection with the proposed assignment;

  (iv)
  If applicable, the proposed assignee shall deliver to Landlord, in recordable form, an express assumption of Tenant's obligations hereunder accruing from and after the effective date of the assignment (for use if the proposed assignment becomes a "permitted assignment"); and

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  (v)
  Tenant shall furnish to Landlord and the proposed assignee Tenant's written commitment to Landlord and the proposed assignee to deliver to the proposed assignee (if the proposed assignment becomes a permitted assignee) original books of account and records, or copies thereof, in accordance with the provisions of Section 15.1 relating to the retention of records.

                12.6.2    Consent.    Tenant shall give Landlord notice of the identity of the proposed assignee, its ownership structure, and such other information as may be helpful to Landlord in determining whether the proposed assignment is not subject to Section 12.1.1, 12.2 or 12.3, and if not, whether it would be reasonable for Landlord to withhold consent. Landlord's failure to reasonably disapprove the proposed assignee in accordance with the terms of Section 12.5 within thirty (30) days of its receipt of the foregoing notice and information shall, subject to Section 16.14.11(d), be deemed to be Landlord's approval of the general reputation of the proposed assignee or relevant principals of the proposed assignee and Landlord's acknowledgment that the proposed assignment is not of the type described in Section 12.5.

         12.7.    Effective Date of Assignment

        The effective date of the assignment shall be thirty (30) days after Tenant's notice of the proposed assignment and any required submission unless, within that time, Landlord gives notice of an objection that the proposed assignee is not a permitted assignee. Landlord's failure to give notice within that time shall, subject to Section 16.14.11(d), constitute a waiver of any objection to the assignment and such assignment shall be deemed to be a permitted assignment.

         12.8.    Subletting

                12.8.1    Subleases in Normal Course of Business.    Tenant shall have the right, without necessity of obtaining Landlord's consent, to sublease space at the Premises, in the normal course of operation of the Premises, for a sublease term or terms not extending beyond the then-remaining term of this Lease, to any subtenant (i) whose principal business is the retailing of merchandise, services, food, beverages, including alcohol, and entertainment for the purpose of operating the subleased space as a retail sales or service establishment, (ii) as office space, or (iii) as otherwise permitted hereunder. Tenant's right to sublease space at the Premises under the preceding sentence shall include the right to ground-sublease building pads to subtenants (such as a restaurant, department store or a movie-theater operator) for construction by the subtenant of a building to be operated by the subtenant as a retail sales or service establishment where the subtenant will be the direct retailer of merchandise, food, beverage, entertainment or services. Except as otherwise provided in a non-disturbance agreement executed by Landlord, no sublease permitted by this Section shall contain any provision in conflict with any provision of this Lease, and in any such sublease, the subtenant shall expressly represent and agree that the provisions of this Lease will be binding upon the subtenant as to all matters affecting the permitted use and prohibited uses of the Premises and the subtenant's obligation to attorn as provided below, and shall specifically exclude the payment of any monetary obligations by the Tenant to Landlord hereunder or the provisions governing insurance. In addition, Tenant shall comply with the balance of the provisions of Section 12.8 in conjunction with Tenant's subleasing of space at the Premises.

                12.8.2    Non-Disturbance and Attornment.    Each sublease shall contain a provision requiring the subtenant to attorn to Landlord or its successors or assigns (subject to the provisions of Article 13 below). If such sublease is not entitled to non-disturbance and recognition under Article 13, Landlord may, without cause upon thirty (30) days' written notice given at any time after the date of termination of this Lease, terminate such sublease.

                12.8.3    Prepayment.    Each sublease shall contain an express acknowledgment and agreement by the subtenant that in the event the subtenant is required to attorn as provided in Section 12.8.2, or otherwise permitted to attorn, not more than one (1) month's rent plus security deposit actually prepaid by the subtenant to Tenant and actually delivered by Tenant to Landlord in connection with a termination of this Lease will be recognized or allowed as a credit against any rent or other sums which the subtenant is required to pay to Landlord under such subtenant's sublease.

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                12.8.4    Subject to Ground Lease.    The sublease with such subtenant shall specifically recognize that it is subject to the permitted use and prohibited use provisions hereof. No sublease may extend beyond the Term as in effect when such sublease is executed.

                12.8.5    Restrictions on Subtenants and Sublease Terms.    Tenant shall not enter into any sublease of the Premises with an Affiliate of Tenant or any other Person not on an arm's length" basis unless the same reflects market terms for similar subleases at that time. Without Landlord's consent, Tenant shall not sublease more than thirty-five percent (35%) of the floor area to any single user or group of users under common ownership, unless such user is a nationally recognized tenant.

                12.8.6    Effect of Consent.    Where Landlord consent to a sublease is required because the sublease does not comply with the foregoing terms of this Section 12.8, such consent shall be subject to the provisions of Section 16.14.11 (except the time period to respond shall be ten (10) business days) and any consent by Landlord to any sublease shall not constitute a consent to any specific requirement of this Lease other than the requirement of obtaining Landlord's consent.

                12.8.7    Notice of Execution, Modification or Termination of Subleases.    Subject to the provisions of Section 12.8.8, Tenant shall give Landlord a copy of any sublease and any material modification thereof, and prompt notice of (a) any agreement to terminate or waive any material rights of Tenant under, and (b) termination of any Premises sublease. In the event that pursuant to Section 12.8.8, Tenant cannot deliver the aforementioned copies to Landlord, Tenant shall give to Landlord prompt written notice of execution of a Premises sublease that shall identify the subtenant thereunder, the space covered thereby and the term thereof.

                12.8.8    Copies of Subleases.    If a particular sublease contains a confidentiality clause that prevents disclosure of that sublease to Landlord, Landlord shall execute and deliver to Tenant a confidentiality agreement that is reasonably satisfactory to such subtenant. If the Landlord and the subtenant are not able to agree on a mutually satisfactory confidentiality agreement and Tenant, after exercising commercially reasonable efforts, is unable to obtain from the subtenant a waiver of the confidentiality clause that would allow a copy of the sublease to be provided to Landlord, then Tenant need not furnish Landlord with a copy of that sublease. However, Tenant shall furnish Landlord with copies of such (if any) portions of the sublease in question as Tenant is permitted to furnish under its confidentiality agreement with the subtenant (or, if Tenant is not permitted to furnish such copies, then, to the extent permitted by the confidentiality agreement, Tenant shall furnish Landlord with a comprehensive summary of the sublease). If requested by a subtenant of Tenant, Landlord will execute and deliver a confidentiality agreement in commercially reasonable form covering such sublease.

         12.9    Encumbrance or Assignment as Security

        Notwithstanding any other provision contained in this Lease, Tenant shall have the right to encumber or assign its interest in this Lease or assign its interest in any sublease hereunder by a Leasehold Mortgage (or by foreclosure or assignment in lieu of foreclosure under such Leasehold Mortgage) to any Institutional Lender, and if not an Institutional Lender, then a lender reasonably acceptable to Landlord, and if such Leasehold Mortgage is a deed of trust, foreclosure may be had thereunder by the exercise of a power of sale in accordance with the provisions of California law, provided that no successor to the beneficiary under the Leasehold Mortgage, whether by purchase, foreclosure or otherwise will be permitted in violation of Section 12.4. Except as provided in this Section 12.9 and Section 12.4, foreclosure of a Leasehold Mortgage may be had without compliance with Section 12.1 through 12.6 inclusive. Upon execution of a Leasehold Mortgage otherwise entitled to the benefits of a Leasehold Mortgage (or any amendment, supplement or modification thereto) and in order to be entitled to such benefits, Tenant or the Leasehold Mortgagee must give Landlord written notice of the name and mailing address of the Leasehold Mortgagee (which shall be deemed such Leasehold Mortgagee's address hereunder until changed by notice to Landlord and Tenant as provided in Section 16.1) and the date of recording and recorder's instrument number for the Leasehold Mortgage. Until such notification is delivered to Landlord, any such instrument shall have no force or effect whatsoever on the enforcement by Landlord of any provisions of this Lease or any rights or remedies hereunder. So long as any Leasehold Mortgage is in existence, unless the holder of such Leasehold Mortgage shall otherwise express its consent in writing, the fee title to the Improvements and the leasehold estate of Tenant created by this Lease shall not merge, but shall remain separate and distinct, notwithstanding the acquisition of both fee title to the Improvements and the leasehold estate by Landlord, or by Tenant, or by any Leasehold Mortgagee or by any other party. During the existence of a Leasehold Mortgage and following delivery thereof, there shall be no cancellation, surrender, acceptance of surrender or modification of this Lease except as provided in this Lease or by a written instrument executed by Landlord, Tenant and the Leasehold Mortgagee. Except as expressly provided herein, nothing contained in any Leasehold Mortgage or herein shall be deemed or construed to relieve Tenant from the full and faithful observance and performance of its covenants herein contained, or from any liability for the nonobservance or nonperformance thereof, or to constitute a waiver of any rights of Landlord hereunder. Nothing contained in any Leasehold Mortgage or herein shall be deemed or construed to require or provide for the subordination to the lien of the Leasehold Mortgagee of any estate, right, title or interest of Landlord in or to the Improvements or this Lease. With the exception of the rights specifically granted to a Leasehold Mortgagee pursuant to the provisions of Article 9, Section 10.2 and this Section 12.9, the execution and delivery of a Leasehold Mortgage shall not give nor shall be deemed to give a Leasehold Mortgagee any greater rights against Landlord than those granted to Tenant hereunder. Any Leasehold Mortgage must provide that Landlord will be notified concurrently in writing of any default thereunder and provided an equal opportunity to cure the same, provided, however, failure to deliver any such notice shall not serve to impair the priority nor enforceability of any such Leasehold Mortgage. Subject to Landlord's interest in the Improvements and this Lease, subtenants may assign their interest in their respective subleases to finance leasehold improvements.

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         12.10    Effect of Consent

        Any consent by Landlord to any act requiring consent pursuant to this Lease shall not constitute a waiver of the necessity for such consent to any subsequent act.

ARTICLE 13

ATTORNMENT

         13.1.    Generally

        In the event of a termination of this Lease after completion of construction of the Improvements for which a subtenant is requesting a non-disturbance agreement from Landlord and prior to the expiration of its Term (other than upon a termination by reason of a condemnation described in Section 9.3 or 9.4 or a casualty described in Section 7.2, 7.3 or 7.4 and the election of Tenant to terminate and not reconstruct), Landlord shall recognize the attornment of and not disturb the tenancy of each subtenant who is not then in default (following the expiration of applicable notice and cure periods) and attorning to Landlord and thereby allow the continuation of such subtenant' s sublease in effect on the same terms and conditions as set forth in such sublease but as a direct lease, subject to the payment, when due, of all rentals payable for any period after termination of this Lease and compliance on the part of the subtenant with each and every term and condition of its sublease, provided the sublease is made in accordance with the provisions of Section 12.8, is otherwise permitted hereunder and is with a subtenant affiliated with (a) a national or regional retailer or brand name tenant which is recognized nationally or regionally and whose lease term, including options to extend, is not more than 20 years, or (b) any department store tenant whose floor area is in excess of forty thousand (40,000) square feet and whose lease term, including options to extend, is not more than 50 years; (c) a movie theater whose lease term, including options to extend, is not more than 35 years; (d) a restaurant whose lease term, including options to extend, is not more than 30 years; and (e) any other tenant whose lease term, including options to extend, is not more than 15 years.

        In connection with any automatic recognition and non-disturbance under this Article 13, Landlord shall not be: (i) liable for any act or omission of any prior landlord (including Tenant) under the sublease or any damages or other relief attributable to any latent or patent defects in the Premises; (ii) subject to any offsets, defenses or counterclaims which subtenant might have against any prior landlord (including Tenant) under the sublease; (iii) bound by any rent or other charges which subtenant may have paid to any prior landlord (including Tenant) for more than one (1) month in advance; (iv) responsible or liable for security deposits except to the extent received by Landlord (e.g., turned over by Tenant to Landlord); (v) bound by the terms of any amendment of the sublease which materially modifies the terms thereof to the extent not approved or consented to by Landlord (which such consent or approval Landlord agrees not to unreasonably withhold or delay); (vi) responsible or liable for any obligation of any prior landlord (including Tenant) under the sublease to perform, pay for or reimburse the cost of, the construction, alteration or removal of subtenant's improvements or leasing commissions or any other Improvements, except to the extent the funds for the same have been received by Landlord (e.g., turned over by Tenant to Landlord); (vii) be obligated to restore the Improvements or the sublease premises following a casualty if Tenant hereunder is not obligated to restore the Premises, and in the event Landlord is obligated to restore, such obligation shall be limited to such restoration as is funded by the insurance proceeds actually received by Landlord, or (viii) prevented from terminating the sublease in the event of a condemnation that would permit the termination of this Lease. Within ten (10) days of any demand therefor by Landlord, any subtenant shall execute and deliver to Landlord a recordable certificate stating that such subtenant has attorned to Landlord hereunder, that the subtenant's sublease is unmodified and in full force and effect, such defenses or offsets as are claimed by such subtenant, if any, the date to which all rentals have been paid, and such other information concerning the sublease, subleased premises and subtenant as Landlord may reasonably request. Landlord's recognition of any subtenant's attornment shall be conditioned upon such subtenant's compliance with all the terms, covenants and conditions hereof.

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        Within ten (10) business days following written demand by Tenant, Landlord agrees to enter into a specific recordable separate Recognition, Attornment and Non-Disturbance Agreement with any subtenant satisfying the requirements set forth in the preceding paragraph substantially on the terms of Exhibit D attached hereto (the "Non-Disturbance Agreement") and to timely negotiate in its good faith reasonable discretion (i) such revisions to the Non-Disturbance Agreement as may be reasonably requested by such subtenant, and (ii) such subtenant's requested form of Recognition, Attornment and Non-Disturbance Agreement reflecting the same general terms as contained in this Section 13.1. Landlord further agrees to reasonably consider reasonable recognition and non-disturbance requests of subtenants not entitled to automatic recognition and non-disturbance rights taking into consideration Tenant's interest in achieving a desired tenant mix, full occupancy and maximum rents from the perspective of viewing the Improvements as a whole and also considering the subtenant's business, operating history and ownership. If Tenant requests on behalf of a subtenant recognition and non-disturbance rights in the form of the Non-Disturbance Agreement or another form of Recognition, Attornment and Non-Disturbance Agreement and such request is accompanied by the requested form of agreement, if other than the Non-Disturbance Agreement, and information on the subtenant's business, operating history and ownership, and Landlord fails to disapprove such request in writing by notice to Tenant received within ten (10) business days after Landlord's receipt of an additional notice requesting Landlord's action that conforms to the requirements of Section 16.14.11(d), Landlord hereby appoints Tenant as its attorney in fact to execute, record and deliver such Recognition, Attornment and Non-Disturbance Agreement and/or such subtenant shall be entitled to automatic recognition and non-disturbance on the terms of this Article 13 above notwithstanding that such subtenant or such subtenant's sublease fails to satisfy the conditions for automatic recognition and non-disturbance set forth above.

ARTICLE 14

INTENTIONALLY OMITTED

ARTICLE 15

EXPIRATION, TERMINATION

         15.1.    Duty to Surrender

        At the expiration or earlier termination of the Term, Tenant shall surrender to Landlord the possession of the Improvements and, subject to Tenant's right to retain a copy of the same and the rights of any Leasehold Mortgagee, shall surrender and assign to Landlord Tenant's right, title and interest, if any, in and to all books and records with respect to the Improvements, including, but not limited to, Tenant's rights with respect to plans and specifications, soils tests, architectural plans and designs, engineering reports and similar items. Surrender or removal of improvements, fixtures and trade fixtures shall be as directed in Article 11. Tenant shall leave the surrendered property and any other property in good and broom-clean condition except as provided in Sections 7.3, 7.4, Article 9 and except for reasonable wear and tear.

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         15.2.    Holding Over

        This Lease shall terminate without further notice at expiration of the Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises. Should Tenant hold possession of the Premises or Improvements after the expiration of the stated term of this Lease, such holding over shall create a tenancy at sufferance only, upon the same terms and conditions as herein set forth, except that Annual Rental shall be *** of the Annual Rental applicable immediately preceding the expiration of the Term.

         15.3.    Existing Liabilities

        Expiration or termination of this Lease shall not relieve any party hereto of any liability accrued as of such date or arising out of or relating to facts occurring on or prior to such date, whether for breach, indemnity or otherwise. Without limiting the generality of the foregoing, Sections 8.1, 8.2 and 15.1 shall survive such expiration or termination.

         15.4.    Name

        At the expiration or earlier termination of the Term, any and all rights to any and all names used to designate the Improvements (other than the name "Caruso") shall vest in Landlord without the requirement of any further act or instrument. Tenant shall, however, execute any and all instruments Landlord may request to effectuate the foregoing.

ARTICLE 16

MISCELLANEOUS

         16.1.    Notices; Appointment of Agent

        As used in this Lease, notice includes but is not limited to the communication of notice, request, demand, approval, disapproval, statement, report, acceptance, consent, objection, waiver and appointment.

        All notices must be in writing; provided that no writing other than the check or other instrument for the rent payment itself need accompany the payment or rent.

        Notice shall be given (i) by personal delivery to the address(es) set forth below, (ii) by United States mail in a sealed envelope or container, either registered or certified mail, return receipt requested, postage and postal charges prepaid, addressed by name and address to the party or Person intended set forth below, (iii) by delivery by a courier service keeping records of deliveries and attempted deliveries to the address specified below or (iv) by telecopy or similar facsimile transmission to the number set forth below with a hard copy to be mailed within twenty-four (24) hours of such transmission:

Notice to Landlord	The Santa Anita Companies, Inc. c/o Magna Entertainment 337 Magna Drive Aurora, Ontario 74G 7KI Attn: President, Chief Executive Officer and Chief Financial Officer Telecopy No.: (905) 726-7172
With a copy to:	Allen Matkins Leck Gamble & Mallory LLP 12348 Bluff Drive, Suite 100 San Diego, CA 92130 Attn: Michael C. Pruter, Esq. Telecopy No.: (858) 481-5028

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Notice to Tenant:	Santa Anita Associates, LLC c/o Caruso Affiliated Holdings 101 The Grove Drive Los Angeles, CA 90036 Attn: Rick J. Caruso Richard A. Moses Telecopy No.: (323) 900-8101
With a copy to:	Donfeld, Kelley & Rollman 11845 West Olympic Blvd, Suite 1245 Los Angeles, CA 90064 Attn: Jeffrey Donfeld, Esq. Telecopy No.: (310) 312-8014

        Any notice, demand, request or other communication, including any copy, shall be deemed to have been given, made, received and communicated, as the case may be, on the date personal delivery was effected if personally served, on the day one day after the date of acknowledgment of receipt if by facsimile or telex (provided a hard copy of the same is sent in another manner permitted hereunder within twenty-four (24) hours of transmission), on the date shown as the delivery date on the overnight courier's cartage copy if by overnight courier, or on the date of delivery as shown on the return receipt if delivered by mail; provided, however, if delivery is not completed due to the absence of the recipient or his/her refusal to accept delivery, delivery to the Person identified above for receipt of copies shall be deemed to be delivery to the primary addressee.

        Either party may, by notice given at any time or from time to time, require subsequent notices to be given to another individual Person, whether a party or an officer or representative, and/or to a different address and/or number. Notices given before actual receipt of notice of change shall not be invalidated by the change.

        If Landlord or Tenant is at any time comprised of more than one Person (e.g., tenants-in-common), a majority (computed on the basis of their respective interests in Landlord's or Tenant's estate) of such Persons shall appoint one of their number as agent to receive rent, to receive services of process, to receive notices, to grant consents or approvals and otherwise to act for that party with respect to all matters relating to this Lease. Failing such appointment, Landlord or Tenant as the case may be (the "selecting party") may select and designate one of such Persons comprising the other party for that purpose, and the selecting party shall be conclusively permitted to treat such selected and designated Person as the agent of the other party for all purposes related to this Lease.

         16.2.    Estoppel Certificates

        At any time and from time and time, within fifteen (15) days after notice of request by either party, the other party shall execute, acknowledge, and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement indicating that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease is in full force and effect as modified in the manner specified in the statement and acknowledging that there are no uncured defaults or failures to perform any covenant or provision of this Lease on the part of the requesting party or specifying any such defaults or failures which are claimed to exist. The statement shall also state the dates to which the rent and any other charges have been paid in advance. The statement shall be such that it can be relied on by the addressee thereof.

        The failure of the party requested to execute, acknowledge, and deliver, on request, the certified statement described above within the specified time shall constitute its acknowledgment to all Persons entitled to rely on the statement that this Lease is unmodified and in full force and effect and that the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of the notice of request and shall constitute a waiver, with respect to all Persons entitled to rely on the statement, of any defaults on the requesting party's part that may exist before the date of the notice.

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         16.3.    Attorneys' Fees

        If either party brings an action or proceeding (including an arbitration action) to declare, enforce, protect, or establish any right or remedy, including, but not limited to, any proceedings to lift stay or other bankruptcy proceedings, the prevailing party shall be entitled to recover its costs and legal expenses including reasonable attorneys' fees and expert witness fees and expenses.

         16.4.    Arbitration of Changed Use Value Increase and Fair Market Value of the Premises

        If Landlord and Tenant cannot reach an agreement as to the Changed Use Value Increase under Section 3.2.1 or the fair market value of the Premises under Section 3.2.2 of this Lease within thirty (30) days after notice by a party to the other party, then, at any time after the end of such thirty (30) day period either party may demand arbitration of the determination of the Changed Use Value or fair market value, as applicable, of the Premises by so notifying the other party. Within twenty (20) days after delivery of the arbitration demand, each party shall appoint an arbitrator who shall be an independent M.A.I. appraiser with at least five (5) years prior experience in appraising real property of the same or similar type and nature as the Premises (i.e., such experience appraising large commercial projects). The appointment of all appraisers shall be in writing and shall be served on the other party. If a party fails to appoint an appraiser within the time required above, the single appraiser appointed shall be the sole appraiser. The appraisers shall determine, as applicable, the Changed Use Value Increase or the fair market value of the Premises for its then permitted use under this Lease without otherwise taking into consideration this Lease or the Improvements, but taking into consideration: (i) the actual number of square feet of Improvements constructed or to be constructed by Tenant; and (ii) that such Improvements are to be constructed in compliance with the entitlement requirements, including the Specific Plan, architectural design review and design guidelines to which the Premises are subject, all recorded restrictions, and free and clear of all monetary encumbrances, as if such asset was sold in the open market on an arm's length basis allowing a reasonable time to find a purchaser who purchases with knowledge of the then general market conditions. The two appraisers appointed by Landlord and Tenant, respectively, shall be instructed by Landlord and Tenant to meet promptly and to use their best efforts to mutually agree upon the Changed Use Value Increase or fair market value, as applicable, of the Premises as described above. If the two appraisers agree upon the Changed Use Value Increase or fair market value, as applicable, of the Premises, then their mutual decision shall be final and binding upon Landlord and Tenant. If within forty-five (45) days after the second appraiser has been appointed, the two appraisers are unable to agree to the Changed Use Value Increase or fair market value, as applicable, of the Premises, then they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days thereafter. If the appraisers are unable to agree on the third appraiser within such ten (10) day period, then either of the parties to this Lease can apply to the presiding judge of the Superior Court for the State of California in and for the County of Los Angeles, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear the entire fee of the appraiser chosen by such party and one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party; provided, however, such appraiser may have acted as the third appraiser in connection with a prior appraisal rendered pursuant to this Section 16.4. Promptly after the selection of the third appraiser, the three appraisers shall meet and the first two appraisers selected shall present to the third appraiser their respective arguments and evidence (including copies of their written appraisals) respecting the Changed Use Value Increase or fair market value, as applicable, of the Premises. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall render its written decision to Landlord and Tenant, provided, that the Changed Use Value Increase or fair market value, as applicable, of the Premises so decided by the third appraiser must not exceed the higher of the two Changed Use Value Increases or fair market values, as applicable, of the Premises proposed by the first two appraisers, and must not be less than the lower of the Changed Use Value Increase or fair market value, as applicable, of the Premises proposed by the first two appraisers.

         16.5.    Joint and Several Obligations

        If either Landlord or Tenant consists of more than one Person, the obligation of all such Persons shall be joint and several.

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         16.6.    Authority

        Landlord and Tenant represent and warrant to each other that each individual executing the Lease (or any amendment hereto) on its behalf is duly authorized to execute and deliver this Lease or such amendment on its behalf and that this Lease or such amendment is binding upon such party in accordance with its terms.

         16.7.    Access for Landlord

        Landlord and its agents shall have free access to the Premises and the Improvements during all reasonable hours throughout the Term on reasonable advance notice to Tenant (except that Landlord shall have the right of immediate entry at any time in the case of emergency), for the purpose of exhibiting the same to Persons interested in purchasing or lending upon Landlord's interest in the Premises and the Improvements; posting or keeping posted thereon notices provided for hereunder, and such other non-obtrusive notices as Landlord may reasonably deem necessary or appropriate for protection of Landlord, its interest or the Premises and the Improvements; inspecting the Improvements or any portion thereof; and exercising Landlord's rights under Section 10.3.6. Nothing contained herein shall impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same.

        Except as otherwise provided in Section 8.1.2, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or quiet enjoyment, or other damage or loss to Tenant by reason of exercising Landlord's rights under this Section 16.7

         16.8.    Transfer of Landlord's Interest

        In the event of any transfer or transfers of Landlord's interest in the Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer provided that the transferee expressly assumes in writing all of Landlord's obligations under this Lease accruing from and after the date of transfer. Tenant agrees to attorn to such transferee, provided a copy of such assumption is delivered to Tenant executed and acknowledged by both the transferor and transferee. Provided that Tenant is operating the Premises for the use as specified in Section 5.1.1, Landlord shall not transfer Landlord's interest in the Premises to the then existing owner or manager of the regional shopping center adjacent to the Premises and located at the corner of Huntington Drive, or to any Affiliate of such owner or manager.

         16.9.    Interest on Past Due Obligations

        Any amount due from one party to the other party under the terms of or with respect to this Lease which is not paid within five (5) days after payment is due shall bear interest at the lower of (i) *** or (ii) the maximum per annum interest rate permitted by law with respect to this transaction from the date five (5) days after payment is due until paid unless otherwise specifically provided herein, but the payment of interest shall not excuse or cure any default under this Lease.

         16.10.    Waiver

        The waiver by Landlord or Tenant of any breach by the other party of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease (including, without limitation, the provisions of Article 12 on assignment and subletting), other than the failure to pay the particular rents so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's rights to recover the balance of such rent or pursue any other remedy under this Lease.

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         16.11.    Time of Essence

        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         16.12.    Brokers

        Landlord and Tenant each warrants to and for the benefit of the other, and shall indemnify, defend, protect and hold harmless the other for a breach hereof, that it has had no dealings with any real estate broker or other agent (attorneys excepted) in connection with the negotiation or making of this Lease.

         16.13.    Surrender or Cancellation

        The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall (subject to the nondisturbance provisions of this Lease) terminate all or any existing subleases, unless Landlord elects to treat such surrender or cancellation as an assignment to Landlord of any or all of such subleases.

         16.14.    Interpretation of Lease

                16.14.1    Definitions

                        16.14.1.1    Affiliate means any person or entity which, directly or indirectly through one(1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to (i) vote more than fifty percent (50%) of the outstanding voting securities of such person or entity, or (ii) otherwise direct management policies of such person by contract or otherwise. As to Santa Anita Commercial Enterprises, Inc., Affiliates shall include Magna International Inc., MI Developments Inc., Magna Entertainment Corp., and any Affiliate of any of the foregoing corporate entities. As to Rick J. Caruso, Affiliates include one or more of his heirs or the members of the immediate family of Rick J. Caruso, provided that individually or collectively they own more than fifty percent (50%) of the voting and beneficial interests in such Affiliate.

                        16.14.1.2    Business Day means any day other than a Saturday, a Sunday or a day on which banking institutions in Arcadia, California, are authorized by law to close.

                        16.14.1.3    Control (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

                        16.14.1.4    Exterior Design means the general architectural theme of the exterior appearance of the façade of an Improvement and shall specifically encompass the color, material, finish, location, design and architectural feature of the subject façade.

                        16.14.1.5    Hazardous Substances means and includes the following, including mixtures thereof; any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any federal, state or local laws and regulations as amended or hereafter enacted regulating hazardous or toxic substances or wastes, petroleum pollutant or waste or similar substances, including, but not limited to, as defined in the Comprehensive Environmental Response, Liability and Compensation Act, 42 U.S.C. 9601 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq., Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., Safe Drinking Water Act, 42 U.S.C. Sections 3000(f), et seq., Clean Air Act, 42 U.S.C. Sections 7401, et seq., United States Department of Transportation Hazardous Materials Table, 49 C.F.R. 172.101, Chapters 444, 445A, 445B, 477, 590 or 618 of NRS, pesticides regulated under the Federal Insecticides, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., asbestos and asbestos containing materials, PCBs and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., source material, special nuclear material, byproduct material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Police Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. (1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., all as may be amended.

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                        16.14.1.6    Improvements means any and all improvements existing on the Premises from time to time other than improvements belonging to subtenants pursuant to the terms of their respective subleases.

                        16.14.1.7    Institutional Lender means any bona fide financial institution duly authorized to lend money on the security of an interest or interests in this Lease and/or the Improvements.

                        16.14.1.8    Landlord means the Person who is the fee owner at the time question of the Premises, whether singular or plural in number, and whether named in this Lease as Landlord or having become the successor-in-interest of the initially named Landlord, or the successor of a successor, whether by assignment, foreclosure, or other transfer, and whether intentional or inadvertent or by operation of law.

                        16.14.1.9    Leasehold Mortgage means a first priority mortgage or deed of trust, including, but not limited to, construction financing or permanent financing or any refinancing in connection therewith, complying with the provisions of Section 12.9 which encumbers Tenant's interest in the Improvements and/or this Lease.

                        16.14.1.10    Leasehold Mortgagee means the holder of a Leasehold Mortgage.

                        16.14.1.11    Mezzanine Lender means a lender whose loan is secured by a pledge and/or security interest in the membership interests of one or more of the members of the Tenant and otherwise satisfies the requirements of an Institutional Lender.

                        16.14.1.12    Person means a Person or Persons or entity or entities of any combination or Persons and entities including when such Person(s) or entity(ies) are acting in the capacity of an executor, trustee or other fiduciary capacity.

                        16.14.1.13    Tenant means the Person named as Tenant in this Lease, whether singular or plural in number, or the Person who at the time in question is the successor-in-interest of Tenant, or the successor of a successor, whether by assignment, foreclosure, or other transfer, and whether intentional or inadvertent or by operation of law. It does not, however, include any Person claiming under any assignment or other transfer which is not a permitted assignment described or referred to under Article 12. This definition does not alter the provisions of this Lease relating to assignment or subletting.

                16.14.2    Table of Contents; Headings.    The table of contents of this Lease and the captions of the various sections of this Lease are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content, or intent of this Lease or of any part or parts of this Lease.

                16.14.3    Gender; Number.    The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes fiduciary, corporation, partnership, or other legal entities whenever the context so requires. The singular number includes the plural whenever the context so requires.

                16.14.4    Exhibits.    All exhibits to which reference is made in this Lease are hereby incorporated by reference. Any reference to "this Lease" includes matters incorporated by reference.

                16.14.5    Entire Agreement; Modification.    This Lease contains the entire agreement between the parties with respect to the leasing of the Premises. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statements, law or custom to the contrary notwithstanding. No promise, representation, warranty, or covenant not included in this Lease has been or is relied on by either party. Each party has relied on its own inspection of the Premises and examination of this Lease, the counsel of its own advisors, and the provisions of this Lease. The failure or refusal of either party to inspect the Premises, to read this Lease or other documents, or to obtain legal or other advice relevant to this transaction constitutes a waiver of any objection, contention, or claim that might have been based on such reading, inspection, or advice.

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        No provision of this Lease may be amended or varied except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

                16.14.6    Severability.    The invalidity or illegality of any provision shall not affect the remainder of this Lease and all remaining provisions shall, notwithstanding any such invalidity or illegality, continue in full force and effect.

                16.14.7    Successors.    Subject to the provisions of this Lease on assignment and subletting, each and all of the covenants and conditions of this Lease shall be binding on and shall inure to the benefit of the heirs, successors, executors, administrators, assigns, and personal representatives of the respective parties.

                16.14.8    No Partnership.    Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation or rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                16.14.9    Governing Law.    The laws of the State of California shall govern the validity, construction, performance and effect of this Lease.

                16.14.10    Covenants.    Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

                16.14.11    Consents and Approvals.

                (a)   In any instance in which any party to this Lease shall be requested to consent to or approve of any matter with respect to which such party's consent or approval is required by any of the provisions of this Lease, such consent or approval, or disapproval, shall be given in writing, and such consent or approval shall not be unreasonably withheld, unless the provisions of this Lease with respect to a particular consent or approval shall expressly provide that the same may be given or refused in the sole discretion of such party.

                (b)   Wherever in this Lease approval or consent of any party is required, and unless a different time limit is provided in this Lease, such approval or disapproval or consent or denial of consent shall be given within thirty (30) days following the receipt of the item to be so approved or disapproved, or the same shall be conclusively deemed to have been approved by such party, subject to the provisions of this Section 16.14.11. Any disapproval shall specify with particularity the reasons therefor; provided, however, that wherever in this Lease any party is given the right to approve or disapprove in its sole discretion, such party may disapprove without specifying a reason therefor and its disapproval shall not be subject to contest in any judicial, administrative, arbitration or other proceeding.

                (c)   Wherever a period of time less than thirty (30) days is provided in this Lease, such time limit shall not apply unless the notice to the party whose approval or disapproval is required contains a correct statement of the period of time within which such party must act or otherwise respond. If the time specified in the notice is incorrectly set forth or omitted, the time limit shall be thirty (30) days unless a longer time period is specified in this Lease, in which case the longer time period shall control. Failure to specify such time period shall not invalidate such notice but shall instead require the action of such party within said thirty (30) day period or such longer period.

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                (d)   Any request for the consent or approval of any party shall recite verbatim the applicable Lease provision involved and state that the document, or the facts contained therein, shall be deemed approved or consented to by the recipient unless the recipient objects thereto within the required time period specified in such notice. Notwithstanding anything to the contrary contained in this Lease, no recipient's approval of or consent to the subject matter of a notice shall be deemed to have been given by its failure to object thereto if such notice (or the accompanying cover letter) did not fully comply with the provisions of this Section 16.14.11.

                16.14.12    No Third Party Beneficiaries.

        Tenant acknowledges and agrees that it shall have no rights with respect to the Adjacent Land, express or implied, except as provided in the REA. This Lease is made solely for the benefit of Landlord, Tenant and, with respect to Section 12.8 and Section 10.2, Tenant's Leasehold Mortgagee.

                16.14.13    Force Majeure Delays.

        Except as otherwise expressly provided in this Lease to the contrary, each party shall be excused from its duty to perform any covenant or obligation under this Lease, except an obligation to pay any sums of money not expressly conditioned on the other party's performance of a covenant or obligation that has itself been excused, in the event but only so long as the performance of any such covenant or obligation is prevented, delayed, retarded or hindered by any of the following ("Force Majeure Delays"): shortages of labor or materials, act of God, fire, earthquake, floods, explosion, action of the elements, war, invasion, terrorism, insurrection, riot, mob violence, sabotage, strikes, lockouts, action of labor unions, condemnation, government moratorium, litigation relating to entitlements for the Improvements, requisition, or orders of military or naval authorities (other than the lack or inability to procure funds to fulfill its covenants and obligations provided in this Lease).

        Notwithstanding any specific references in certain provisions of this Lease to extension for Force Majeure Delays, the absence of such specific reference in any other provision shall not be deemed to diminish the general applicability of this Section 16.14.13.

        In the event any party claims excuse from its duty to perform any covenant or obligation set forth in this Lease due to a Force Majeure Delay, such party shall notify the other party of the occurrence of such event of force majeure within thirty (30) days following the occurrence thereof. The provisions of this Section 16.14.13 shall not be effective to excuse any party failing to give such notice from the performance of such covenant or obligation until such notice is given to the other party; provided, however, in no event shall the giving of such notice at any time following such thirty (30) day period extend the period during which such party is otherwise excused beyond any maximum period of delay or excuse set forth in this Lease or failure of one party to timely fulfill its obligations hereunder, which failure delays performance of the other party.

                16.14.14    Index Adjustment.

        Wherever in this Lease other than Article 3 reference is made to a dollar denomination, such dollar denomination shall be subject to the "Index Adjustment", which shall be the amount of the proportionate increase or decrease for each year during the term of this Lease in the Consumer Price Index for all Urban Consumers), issued and published by the United States Department of Commerce (1982-1984) (the "Index"), or any successor index thereto, appropriately adjusted, shall be used. In the event that the Index is converted to a different standard reference base or otherwise revised, the determination of the adjustment to be made with reference to the Index shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Department of Commerce or, if said Department shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or other nationally recognized publisher of similar statistical information as may be agreed upon by the parties. If the Index ceases to be published, and there is no successor thereto, then a reasonable substitute index selected by Landlord and approved by Tenant shall be utilized; or, if such a substitute index is not available or may not lawfully be used for the purposes stated herein, then based upon a reliable governmental or other nonpartisan publication, selected by Landlord, and approved by Tenant, evaluating changes in the cost of living or purchasing power of the consumer dollar, if such a publication is available and may be lawfully used for the purposes stated herein. For the purposes of calculating fluctuations in the Index, the calendar year of the date of this Lease shall be considered to be the base year (the "Base Year"). In computing future dollar equivalencies, any amount referred to in this Lease shall, for the purpose of calculating the equivalency, be referred to in this Section 16.14.14 as the "Base Amount" and the Base Amount, as adjusted by the application of this Section 16.14.14, shall be referred to herein as the "Adjusted Amount."

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        The Adjusted Amount shall be determined as follows:

        With respect to each time at which the equivalency is to be determined, the Adjusted Amount shall be equal to the product obtained by multiplying the Base Amount by a fraction, the numerator of which is the average annual Index for the most recent complete calendar year, and the denominator of which is the average annual Index for the Base Year.

        For purposes of this Section 16.14.14, the Base Amount utilized for any initial calculation made hereunder shall continue to be utilized as the Base Amount for each subsequent application of this provision.

ARTICLE 17

EXECUTION; RECORDATION OF SHORT FORM OF LEASE; CONSENT

         17.1.    Execution in Counterparts

        This Lease, or the short form of this Lease, or both, may be executed in two or more counterparts, each of which shall be in original, but all of which shall constitute one and the same instrument.

         17.2.    Recordation of Short Form of Lease

        This Lease shall not be recorded; however the parties shall execute and acknowledge a short form or memorandum of this Lease (the "Memorandum of Ground Lease") in the form of Exhibit E attached hereto. At Tenant's expense relative to the recording costs and any taxes, the Memorandum of Ground Lease shall be recorded in the real property records of Los Angeles County at the request of either party on or after the Conditions Removal Date.

         17.3.    Execution Triplicate Originals

        This Lease shall be executed by the parties in triplicate originals, and each original executed Lease without the others shall serve as an original.

ARTICLE 18

HAZARDOUS SUBSTANCES

         18.1.    Covenant

        Tenant covenants to Landlord that it will not use, or allow to be used, generated, manufactured, produced, stored, transported, treated, disposed or released on, in or about the Premises, any Hazardous Substances except as may be reasonably required in connection with the operation and maintenance of the Improvements, such as cleaning and maintenance supplies and fuel related to emergency power generation needs, and then only in full compliance with all laws and except for the use of Hazardous Substances by Tenant's subtenants in connection with their respective permitted uses of their respective premises, provided that such uses are in compliance with all laws.

         18.2.    Right of Entry

        Landlord reserves the right to enter the Premises upon prior notice at any reasonable time, and at any time without notice in exigent circumstances, for the purpose of visually inspecting and examining the Premises for the presence of any Hazardous Substance. If the results of such inspection or examination reveal the presence of Hazardous Substances in, on or about the Premises, or if Landlord has reasonable cause to believe that they are present in, on or about the Premises due to Tenant's failure to be in compliance with Section 18.1, then Tenant shall reimburse Landlord for its reasonable cost incurred in undertaking such inspection and examination.

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         18.3.    Indemnity

                18.3.1    By Tenant.    Tenant shall hold Landlord harmless from, and protect, defend and indemnify Landlord against, any and all claims, expenses, including reasonable attorney's fees, damages, clean-up costs or liability (including the orders of any regulatory agency) whether foreseeable or not for any injury or damage to any Person or property caused by the presence of Hazardous Substances in, on or about the Premises except to the extent placed, released or stored in, on or about the Premises by Landlord or its agents or contractors or employees in violation of applicable laws as of the Effective Date. The provisions of this indemnity shall remain in full force and effect and shall not be affected or impaired by any termination of this Lease and shall survive any such termination. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Substances as set forth in Section 18.1, nor Tenant's strict compliance with all Hazardous Substances laws, shall excuse Tenant from Tenant's indemnification obligations hereunder. Any defense of Landlord pursuant to this indemnity shall be by counsel reasonably acceptable to Landlord.

                18.3.2    By Landlord.    Landlord shall hold Tenant harmless from, and protect, defend and indemnify Tenant against, any and all claims, expenses, including reasonable attorneys' fees, damages, clean-up costs or liability (including the orders of any regulatory agency) whether foreseeable or not for any injury or damage to any Person or property caused by the presence of Hazardous Substances in, on or about the Premises to the extent placed, released or stored in, on or about the Premises by Landlord, its subtenants or its agents or contractors or their respective employees in violation of applicable laws as of the Effective Date. The provisions of this indemnity shall remain in full force and effect and shall not be affected or impaired by any termination of this Lease and shall survive any such termination. Any defense of Tenant pursuant to this indemnity shall be by counsel reasonably acceptable to Tenant.

         18.4.    Permits

        Tenant shall at all times maintain or cause to be maintained current permits required for all of its operations on the Premises, including those required for the use, storage, or disposal of Hazardous Substances in, on or about the Premises; provided, however, that nothing in this paragraph shall imply Landlord's consent to Tenant's storage, use or disposal of any hazardous substance or material in, on or about the Premises except as provided pursuant to Section 18.1.

         18.5.    Notice of Release

        In the event of the release of any Hazardous Substance from the Premises, after obtaining actual knowledge of such release, Tenant shall immediately give Landlord notice thereof if such release is in a quantity or of a quality requiring notice to any public authority or agency.

         18.6.    Termination/Expiration

        Upon the termination or expiration of this Lease, for whatever reason, Tenant shall promptly (a) remove any and all Hazardous Substances placed, or allowed to be placed, in, on or about the Premises by Tenant to the extent required to return the Premises to a condition in full compliance with all laws, and (b) remove and replace any fixture, mechanical or other system, or improvement in and to the Premises which was involved in Tenant's use, storage or disposal of Hazardous Substances and which cannot otherwise be returned to a condition in full compliance with applicable laws.

         18.7.    Dumping

        Tenant shall not deposit or allow to be deposited in, on or about, or allow to remain in, on or about the Premises, or any other property of Landlord, any waste material or debris of any nature whatsoever except as such is generated by Tenant's normal operation of the Premises, and then only temporarily pending proper ultimate disposition thereof off of the Premises.

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         18.8.    Landlord's Obligation to Remediate

        Landlord shall deliver to Tenant the Premises free and clear of all Hazardous Substances that are present in, on or under the Premises, including ground water, that are in excess of levels permitted by law as of the date hereof and to the extent of any such contamination, shall deliver to Tenant no further action letters from applicable government authorities. In the event that the costs to remediate the Premises are reasonably projected to exceed Seven Million Dollars ($7,000,000), and Tenant does not elect to pay the excess costs, Landlord may elect to terminate this Lease within ten (10) days following such determination provided that Landlord pays to Tenant Tenant's third party out of pocket costs and expenses incurred in accordance with the approved "Pre-Development Budget" (as defined in that certain Development Agreement between Tenant and Caruso Management Company, Ltd., a California limited partnership, dated as of the Effective Date.

ARTICLE 19

GENERAL ARBITRATION

         19.1.    Dispute Resolution; Arbitration.    Other than with respect to the matters covered in Section 16.4 above, any controversy, dispute or claim among or between Landlord and Tenant arising out of or relating to this Lease that is specified to be resolved by arbitration shall be resolved solely and exclusively as provided in this Article 19.

         19.2.    Informal Resolution.    The party initiating the dispute resolution procedure shall submit to, and serve upon the adverse party, a written demand that invokes this provision and identifies the nature of the dispute and all requested relief. The adverse party shall serve upon the initiating party a written response to each of the disputes identified in the written demand within five (5) business days after service of the demand. If no written resolution is achieved ten (10) days after the demand is submitted (or any later date agreed to by the parties in writing), then the provisions of Section 19.3 shall govern with respect to each of the disputes identified in the written demand.

         19.3.    Formal Resolution.

                19.3.1    Any controversy, dispute or claim identified in the written demand served by the initiating party that has not been resolved pursuant to Section 19.2 shall be finally resolved by binding arbitration, which the initiating party shall commence within twenty-one (21) days after no written resolution is achieved. The arbitration shall be governed by this Lease and, to the extent that they do not conflict with this Lease, Sections 1280 through 1294.2 of the California Code of Civil Procedure (or any amendments or successor statutes

                19.3.2    The parties shall attempt to agree on an arbitrator. If the parties cannot agree on an arbitrator within fifteen (15) days following the expiration of the twenty-one (21) day period referenced in Section 19.3.1 above, then the demanding party shall request that the CPR Institute for Dispute Resolution or its successor or any comparable organization and if none, then the Presiding Judge of the Los Angeles Superior Court will appoint an arbitrator with experience resolving disputes arising from complex real estate transactions to conduct the proceeding. Once the arbitrator has been identified, the party initiating the dispute resolution procedure shall provide both the written demand and any response to the arbitrator.

                19.3.3    Each party shall have the right to conduct discovery consistent with the California Code of Civil Procedure, including expert and third-party discovery. Discovery may not be served before a written demand is provided to the arbitrator. Limitations on the quantity, type manner or timing of discovery or responses to discovery shall be determined by the arbitrator. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days' written notice. Written discovery requests shall be responded to within ten (10) days after service. Discovery disputes that cannot be resolved by the parties shall be submitted to the arbitrator whose decision on such matters shall be final and binding. All non-expert discovery must be completed no less than fifteen (15) days before the first hearing date for the arbitration proceeding. Expert discovery must be completed no less than five (5) days before the first hearing date of the arbitration proceeding. For good cause, however, the arbitrator may extend the period for discovery or allow additional discovery.

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                19.3.4    The parties shall have the right to bring and the arbitrator shall rule on dispositive motions including, but not limited to, demurrers, motions to dismiss, and motions for summary judgment or adjudication. Section 437c of the California Code of Civil Procedure shall govern summary judgment or summary adjudication motions, except for notice periods or briefing schedules, which shall be determined by agreement or by the arbitrator. Hearings on such motions must be held no less than ten (10) days before the first hearing date for the arbitration proceeding. If the parties are unable to agree upon a briefing schedule for such motions, the arbitrator shall set the briefing schedule.

                19.3.5    The arbitration shall be held within ninety (90) days after the date the written demand was first sent but in any event not earlier than 21 days following selection of the arbitrator. Except as expressly set forth in this clause, the arbitrator shall determine the manner in which the arbitration is conducted including the time and place (within the County of Los Angeles, California) of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of arbitration. The arbitrator shall determine all issues in accordance with applicable decisional law. The presentation and admission of evidence shall be governed by the rules governing the presentation and admission of evidence in Los Angeles County Superior Court, including but not limited to the provisions of the California Evidence Code. All proceedings and hearings conducted before the arbitrator shall be transcribed by a court reporter unless both parties agree that no reporter is necessary. The costs of the court reporter shall be borne equally by the parties, but may be awarded as costs to the prevailing party.

                19.3.6    The arbitrator shall be empowered to enter equitable as well as legal relief, to provide temporary and/or provisional relief and to enter equitable orders that will be binding upon the parties; provided that, the arbitrator shall not have the authority to grant any remedy or relief that is expressly prohibited by, or that exceeds any limitations on remedies set forth in, this Lease. If the arbitrator determines that a remedy available to a party pursuant to this Lease and sought by a party exceeds the arbitrator's authority, then the party denied such a remedy may initiate an action in the appropriate Federal or California court in the County of Los Angeles, California seeking exclusively such a remedy or remedies. This Section shall not be construed to provide any remedy to any party that is prohibited by this Lease.

                19.3.7    The arbitrator shall issue a single award at the close of the arbitration consistent with California Code of Civil Procedure § 1283.4. The arbitrator shall issue the final award within fifteen (15) days after the conclusion of the arbitration hearing.

[SIGNATURES ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, the undersigned have executed this Ground Lease as of the date first written above.

LANDLORD:
THE SANTA ANITA COMPANIES, INC., a California corporation
By:

Name:

Title:

By:

Name:

Title:

TENANT:
SANTA ANITA ASSOCIATES, LLC a Delaware limited liability company
By:	Santa Anita Associates Holding Co., LLC, a California limited liability company, Managing Member
By:

Rick J. Caruso, Manager
By:	Santa Anita Commercial Enterprise, Inc., a Delaware corporation, Member
By:

Name:

Title:

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EXHIBIT 3.1
ANNUAL RENTAL

        The Annual Rental shall be an amount equal to the product of (i) *** multiplied by *** of the fair market value of the Premises as of the Effective Date (the "Valuation Date").

        If Landlord and Tenant have been unable to reach an agreement as to the fair market value of the Premises by the Valuation Date, either party may demand arbitration of the determination of the fair market value of the Premises by so notifying the other party. Within twenty (20) days after delivery of the arbitration demand, each party shall appoint an arbitrator who shall be an independent M.A.I. appraiser with at least five (5) years prior experience in appraising real property of the same or similar type and nature as the Premises (i.e., such experience appraising large commercial projects). The appointment of all appraisers shall be in writing and shall be served on the other party. If a party fails to appoint an appraiser within the time required above, the single appraiser appointed shall be the sole appraiser. The appraisers shall determine the fair market value of the Premises for its then permitted use under this Lease, without otherwise taking into consideration this Lease or the Improvements, but taking into consideration: (i) the actual number of square feet of Improvements constructed or to be constructed by Tenant; and (ii) that such Improvements are to be constructed in compliance with the entitlement requirements, including the Specific Plan, architectural design review and design guidelines to which the Premises are subject, all recorded restrictions, and free and clear of all monetary encumbrances, as if such asset was sold in the open market on an arm's length basis allowing a reasonable time to find a purchaser who purchases with knowledge of the then general market conditions. The two appraisers appointed by Landlord and Tenant, respectively, shall be instructed by Landlord and Tenant to meet promptly and to use their best efforts to mutually agree upon the fair market value of the Premises as described above. If the two appraisers agree upon the fair market value of the Premises, then their mutual decision shall be final and binding upon Landlord and Tenant. If within forty-five (45) days after the second appraiser has been appointed, the two appraisers are unable to agree to the fair market value of the Premises, then they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days thereafter. If the appraisers are unable to agree on the third appraiser within such ten (10) day period, then either of the parties to this Lease can apply to the presiding judge of the Superior Court for the State of California in and for the County of Los Angeles, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear the entire fee of the appraiser chosen by such party and one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Promptly after the selection of the third appraiser, the three appraisers shall meet and the first two appraisers selected shall present to the third appraiser their respective arguments and evidence (including copies of their written appraisals) respecting the fair market value of the Premises. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall render its written decision to Landlord and Tenant, provided, that the fair market value of the Premises so decided by the third appraiser must not exceed the higher of the two fair market values of the Premises proposed by the first two appraisers, and must not be less than the lower of the fair market value of the Premises proposed by the first two appraisers.

1

EXHIBIT 5.1.2
HORSE SAFETY RESTRICTIONS

1

EXHIBIT 8.4
INSURANCE REQUIREMENTS

1

GROUND LEASE

by and between

THE SANTA ANITA COMPANIES, INC.,
a California corporation

as Landlord,

and

SANTA ANITA ASSOCIATES, LLC
a Delaware limited liability company

as Tenant

TABLE OF CONTENTS

SANTA ANITA GROUND LEASE

		Page(s)
ARTICLE 1	LEASE OF PREMISES	1
1.1.	Lease of Premises	1
1.2.	Reservation of Oil, Gas and Mineral and Water Rights	2
1.3.	Tenant's Investigation	2
1.4.	Subordination to and Conflicts with the REA	2
1.5.	Covenant of Quiet Enjoyment	2
ARTICLE 2	TERM	2
2.1.	Initial Term	2
2.2.	Option Terms	3
ARTICLE 3	RENTAL	3
3.1.	Annual Rental	3
3.2.	Adjustment to Annual Rental	3
3.3.	Place for Payment of Rent	4
3.4.	Net Lease	4
ARTICLE 4	TAXES AND UTILITIES	4
4.1.	Tenant's Obligations to Pay Taxes	4
4.2.	Prorations	5
4.3.	Prorations for Other Premises of Landlord	5
4.4.	Tenant's Right to Contest	5
4.5.	Substitute Taxes	5
4.6.	Tax Receipts	6
4.7.	Utilities	6
ARTICLE 5	USE AND POSSESSION	6
5.1.	Uses	6
5.2.	Permits	6
5.3.	Opening and Operation Covenant	7
ARTICLE 6	CONSTRUCTION OF IMPROVEMENTS	7
6.1.	Plan Approval	7
6.2.	Notice of Nonresponsibility and Completion	8
6.3.	Completion Bonds	8
6.4.	Financing	9

i

		Page(s)
6.5.	Land Use Matters	9
6.6.	Time for Commencement and Completion of Construction, Leasing and Opening	9
6.7.	Mechanic's Liens	9
6.8.	Indemnity	10
ARTICLE 7	MAINTENANCE, REPAIRS, ALTERATIONS, RECONSTRUCTION	10
7.1.	Maintenance	10
7.2.	Casualty	10
7.3.	Damage or Destruction During Final Years of Term: Tenant's Right to Terminate	10
7.4.	Uninsurable Casualty: Tenant's Right to Terminate	11
7.5.	General	12
7.6.	No Abatement of Rent	12
7.7.	Alterations	12
ARTICLE 8	INDEMNITY AND EXCULPATION; INSURANCE	13
8.1.	Indemnity	13
8.2.	Exculpation of Landlord and Tenant	13
8.3.	Rent Insurance	13
8.4.	Property Insurance	13
8.5.	Other Insurance Matters	13
ARTICLE 9	CONDEMNATION	14
9.1.	Definitions	14
9.2.	Notification	14
9.3.	Total Taking	14
9.4.	Partial Taking	15
9.5.	Temporary Taking	16
ARTICLE 10	DEFAULT	17
10.1.	Tenant's Default	17
10.2.	Leasehold Mortgagee's Right to Cure Lease Defaults	18
10.3.	Remedies	21
10.4.	Landlord's Default	22
10.5.	Certain Waivers	22
10.6.	Limitation on Right to Terminate Lease	22

ii

		Page(s)
ARTICLE 11	OWNERSHIP, REMOVAL OF IMPROVEMENTS AT EXPIRATION OR TERMINATION	23
11.1.	Improvements	23
11.2.	Surrender of Improvements	24
ARTICLE 12	ASSIGNMENT; SUBLETTING	24
12.1.	General Prohibition	24
12.2.	Exceptions	24
12.3.	Permitted Transfers	24
12.4.	Absolute Prohibition	26
12.5.	Other Assignments (Landlord's Consent Required)	26
12.6.	Procedure for Assignment	26
12.7.	Effective Date of Assignment	27
12.8.	Subletting	27
12.9	Encumbrance or Assignment as Security	28
12.10	Effect of Consent	29
ARTICLE 13	ATTORNMENT	29
13.1.	Generally	29
ARTICLE 14	INTENTIONALLY OMITTED	30
ARTICLE 15	EXPIRATION, TERMINATION	30
15.1.	Duty to Surrender	30
15.2.	Holding Over	31
15.3.	Existing Liabilities	31
15.4.	Name	31
ARTICLE 16	MISCELLANEOUS	31
16.1.	Notices; Appointment of Agent	31
16.2.	Estoppel Certificates	32
16.3.	Attorneys' Fees	33
16.4.	Arbitration of Changed Use Value Increase and Fair Market Value of the Premises	33
16.5.	Joint and Several Obligations	33
16.6.	Authority	34
16.7.	Access for Landlord	34
16.8.	Transfer of Landlord's Interest	34
16.9.	Interest on Past Due Obligations	34

iii

		Page(s)
16.10.	Waiver	34
16.11.	Time of Essence	35
16.12.	Brokers	35
16.13.	Surrender or Cancellation	35
16.14.	Interpretation of Lease	35
ARTICLE 17	EXECUTION; RECORDATION OF SHORT FORM OF LEASE; CONSENT	38
17.1.	Execution in Counterparts	39
17.2.	Recordation of Short Form of Lease	39
17.3.	Execution Triplicate Originals	39
ARTICLE 18	HAZARDOUS SUBSTANCES	39
18.1.	Covenant	39
18.2.	Right of Entry	39
18.3.	Indemnity	40
18.4.	Permits	40
18.5.	Notice of Release	40
18.6.	Termination/Expiration	40
18.7.	Dumping	40
18.8.	Landlord's Obligation to Remediate	41
ARTICLE 19	GENERAL ARBITRATION	41
19.1.	Dispute Resolution; Arbitration	41
19.2.	Informal Resolution	41
19.3.	Formal Resolution	41

iv

EXHIBITS

A	Legal Description of Premises
B	Site Plan of Complex
C	Permitted Exceptions
D	Form of Non-Disturbance Agreement
E	Memorandum of Ground Lease
3.1	Annual Rental
5.1.2	Horse Safety Restrictions
8.4	Insurance Requirements

v

INDEX OF DEFINED TERMS

Page(s)
Adjacent Land	1
Adjusted Amount	38
Adjustment Date	3
Adverse Impact	9
Affiliate	35
Annual Rental	3
Award	14
Base Amount	38
Base Year	38
Business Day	35
Cessation Event	3
Changed Use Value Increase	3
Complex	1
Condemnation	14
Condemnor	14
Construction Commencement Date	9
Contract Documents	8
Control	35
Date of taking	14
Default	17
Design Development Plans	7
Effective Date	1
Event of Default	17
Exterior Design	35
Force Majeure Delays	38
GAAP	26
Hazardous Substances	35
Improvement Plans	7
Improvements	1
Index	38
Index Adjustment	38
Institutional Lender	36
Landlord	1
Larger Parcel	5
Lease	1
Leasehold Mortgage	36
Leasehold Mortgagee	36
Member	24
Memorandum of Ground Lease	39
Mezzanine Lender	36
net worth	25
Non-Disturbance Agreement	30
Oil, Gas and Mineral Rights	2
Opening Date	2
Option Term	3
owner subtenant	23
Permitted Exceptions	2
Permitted Use	6
Person	36
Premises	1
Racetrack	1
REA	1
Rent	4
Rent Commencement Date	3
Scheduled Opening Date	7
Schematic Design Plans	7
selecting party	32
Site Plan	1
Tangible net worth	25

vi

Page(s)
Tenant	1
Term	2
Total Taking	14

vii

EXHIBIT "D"
NAMES, ADDRESSES, AND
PERCENTAGE INTERESTS OF THE MEMBERS

Name and Address of the Members		Percentage Interest
Santa Anita Associates Holding Co., LLC 101 The Grove Drive Los Angeles, CA 90036		50%
Attention:	Rick J. Caruso Richard A. Moses
Fax: 323-900-8101
E-mails:	rcaruso@carusoaffiliated.com and rmoses@carusoaffiliated.com
Santa Anita Commercial Enterprise, Inc. c/o Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario 74G 7K1		50%
Attention:	Mr. Blake Tohana
Fax: 905-726-7172
E-Mail:	BTohana@magnaent.com

100%

1

EXHIBIT "E"

PRELIMINARY PRE-DEVELOPMENT PLAN AND
PRELIMINARY PRE-DEVELOPMENT BUDGET

* * *

EXHIBIT "F"

DEVELOPMENT AGREEMENT
(SANTA ANITA PROJECT)

by and between

Santa Anita Associates, LLC,
a Delaware limited liability company,
as Owner,

and

Caruso Management Company, Ltd.,
a California limited partnership,
as Developer

Dated as of                                     , 200

DEVELOPMENT AGREEMENT
[SANTA ANITA PROJECT]

        THIS DEVELOPMENT AGREEMENT ("Agreement") is made and entered into as of the                          day of                                     , 200            , by and between SANTA ANITA ASSOCIATES, LLC, a Delaware limited liability company ("Owner"), and CARUSO MANAGEMENT COMPANY, LTD., a California limited partnership ("Developer").

R E C I T A L S:

        A.    Owner is the lessee of certain lands described in Schedule I ("Property") pursuant to that certain seventy-five (75) year ground lease with two (2), ten (10) year renewal options with The Santa Anita Companies, Inc. as lessor, and desires to construct thereon the shopping center commonly known as "[Santa Anita Project]", as more particularly described in the definition of ("Project"); and

        B.    Owner desires to carry out certain development works with respect to a portion of the Property, and for the purposes of such development, Owner desires to engage Developer to provide development, pre-construction and construction management services and pre-opening leasing services on the terms and conditions hereinafter set forth.

A G R E E M E N T:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

        Section 1.01  Definitions.    As used in this Agreement the following words and phrases shall have the meanings respectively assigned to them:

        "Affiliate" means, with respect to any Person (the "Subject Person"), any other Person controlling, controlled by or under common control with the Subject Person. As used in this definition of "Affiliate," the term "control" means, with respect to any Person, the right to the exercise, directly or indirectly, of fifty percent (50%) or more of the voting rights attributable to such Person.

        "Approved Budget" means the budget for the Project set out in Schedule IV, as it may be amended from time to time by Change Order or otherwise by the written agreement of Owner or Owner's Representative and Developer in accordance with the provisions of this Agreement.

1

        "Authorities" means all Federal, state, county and local governments and their respective agencies and departments, and any other public authorities having jurisdiction over the Project or any component part thereof.

        "Bankruptcy" with respect to any Person means the occurrence of any of the following events:

        (a)    if such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person of all, or substantially all, of its property; or

        (b)    if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or substantially all of its property shall be appointed without the consent of such Person and such appointment shall remain unvacated and unstayed for a period of ninety (90) days, or if such Person shall file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

        (c)    if such Person shall admit to the others in writing its inability to pay its debts as they mature; or

        (d)    if such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

        (e)    if any assets of such Person are attached, seized or subjected to a garnishment or other action by a creditor of such Person seeking to realize upon a judgment against such Person, and such attachment, seizure, garnishment or other action is not vacated, stayed or otherwise resolved within ninety (90) days thereafter.

        "Business Day" means a day which is not a Saturday, Sunday or legally recognized public holiday in the United States.

        "Change Order" means any change instructed or approved by Owner and identified in writing by Owner as a change order, including:

        (a)    increases or decreases in, or omissions from, the scope of the Project or the execution of additional work or acceleration of the work agreed upon by Developer and Owner in accordance with Article 3;

2

        (b)    material changes in the character or quality of any material or work, provided that for the purposes of this clause (b) and the following clause (c) of this definition, any change or series of related changes which would be likely to result in an increased or decreased cost of one hundred thousand dollars ($100,000) or more, individually, or five hundred thousand dollars ($500,000) or more, in the aggregate, shall be deemed material, and unless Owner and Developer otherwise agree, changes resulting in a lesser increase or decrease shall not be deemed material;

        (c)    material changes requested by Owner in the levels, lines, positions or dimensions of any part of the Project;

        (d)    changes in any work made necessary by an unanticipated change in the requirements of any Authority, or a revised interpretation or opinion of the requirement by such Authority from the interpretation communicated to Developer prior to the date hereof, or an unanticipated change in any Legal Requirements or Insurance Requirements; or

        (e)    work resulting from unanticipated environmental or extraordinary subsurface conditions.

        "Comparable Project" means "The Grove", located at 101 The Grove Drive, Los Angeles, California.

        "Consents" has the meaning assigned thereto in Section 2.01.

        "Construction Management Fee" means a construction management fee equal to *** of the final Hard Costs.

        "Construction Schedule" means the preliminary construction schedule for the Project attached hereto as Schedule III, and any final construction schedule approved by Owner or Owner's Representative and Developer in accordance with the provisions of Section 3.04, as such final schedule may be amended from time to time by Change Order or otherwise by the agreement of Owner's Representative and Developer.

        "Construction Standard" means a quality of construction, materials and workmanship consistent with or better than the quality of construction, materials and workmanship utilized for the Comparable Project.

        "Contract" means any contract entered into by Developer with contractors, suppliers, consultants or other persons for the supply of labor, materials or other services required for the execution of the Project.

        "Contractor" means any contractor, supplier, consultant or other person with whom Developer (or Owner at Developer's direction) shall enter into a Contract in connection with the Project.

        "Date for Substantial Project Completion" shall mean the date which is specified in the Construction Schedule as the projected date upon which the building shell construction of the Project will be substantially complete (excluding construction work to be performed by sub-ground lease tenants), as such date may be adjusted from time to time for extensions of time under Article 6.

3

        "Date of Substantial Project Completion" means the date which Owner's Representative certifies under Section 16, as the date on which the Substantial Project Completion has been achieved.

        "Design Documentation Schedule" means the schedule for the preparation of architectural designs, drawings and specifications for the Project as agreed between Developer and Owner or Owner's Representative, as such schedule may be amended from time to time by the agreement of Developer and Owner or Owner's Representative or by an extension of time pursuant to Article 6.

        "Developer" means Caruso Management Company, Ltd., a California limited partnership, and its permitted successors and assigns hereunder.

        "Default Notice" has the meaning assigned thereto in Section 13.02.

        "Developer Representative" means the representative of Developer appointed pursuant to Section 8.02.

        "Development" means the performance either prior to or after the date of this Agreement of (i) all of the planning and evaluation for the Project, (ii) all negotiations with relevant Authorities required to obtain all required Consents (as defined in Section 2.01 below) and entitlements for the execution of the Project from the applicable Authorities and (iii) any other services or obligations described in Section 3.02.

        "Development Fee" means a development fee equal to *** of the final Hard Costs.

        "Development Site" means that part of the Land and the existing buildings located thereon, if any, upon or within which the Project is to be carried out and refers to the same in its condition during the period from the date hereof until the Date of Substantial Project Completion.

        "Due Care" means the care, skill, prudence and diligence under circumstances then prevailing that a skillful, prudent, diligent, careful and experienced developer of national standing would use in the conduct of the Comparable Project.

        "Emergency" means an event which, in Developer's reasonable judgment, requires immediate action to be taken prior to Owner's Representative's approval of a Proposed Change Order in order to comply with Legal Requirements or Insurance Requirements, to preserve any portion of the Project, to assure the safety of any Contractor or employees of any Contractor, Occupants, customers or invitees of the Property, or to avoid the suspension of any material services necessary proceed with the Project (if such services will only be available after material delay or material expense following the suspension thereof).

4

        "Entitlements" means all land use approvals from all applicable Authorities required for (i) the development of additional floor area or (ii) the modification of existing floor area at the Property for leasing to tenants for retail or other ancillary use.

        "Final Completion" of the Project means the occurrence of all of the following events: (a) the completion by Developer or its Contractors of all work required to be performed under this Agreement, including the performance of all punch list items and the correction of any defective or nonconforming work identified to Developer prior to the later of the first anniversary of the Date of Substantial Project Completion and the expiration of the Warranty Period, but excluding any Occupant's Improvements; (b) the receipt by Owner or Owner's Representative of all Consents required for the permanent use and occupancy of the Project for its intended purposes; (c) the delivery by Developer to Owner or Owner's Representative of waivers or releases from liens and claims for payment from all Contractors in a form reasonably satisfactory to Owner or Owner's Representative, or with respect to any liens or claims that have not been released, the bonding over (at no cost to Developer) of such liens or claims in a manner reasonably acceptable to Owner or Owner's Representative; and (d) the closing of the construction books and records for the Project.

        "Force Majeure Event" shall have the meaning specified in Section 6.02.

        "Force Majeure Notice" shall have the meaning specified in Section 6.03.

        "Hard Costs" means the "direct hard cost" of the Project as set forth in the Approved Budget, which Hard Costs shall exclude the Development Fee and the Construction Management Fee payable to Developer hereunder, as the same may be adjusted from time to time pursuant to the provisions of this Agreement, including, without limitation by any Change Order.

        "Horse Safety Requirements" means those horse safety requirements set forth on Exhibit "B" attached hereto.

        "Insurance Requirements" means the requirements for insurance set forth in Exhibit "I" of the LLC Agreement.

        "Land" means the real property on which the Property is located, together with all rights, privileges and easements appurtenant to or used in connection therewith.

        "Leasable Areas" means those sections of the completed Project intended to be leased or licensed to Occupants, as provided in the construction documents.

        "Lease" means any lease, sublease, license to occupy or other right of occupancy, use or possession of the Property or any part of the Property, including advertising agreements and sponsorship agreements, and any amendment thereof, entered into or granted by or as agent of Company, including Temporary Leases, whether temporarily or for a fixed or periodic term, whether or not recorded, and whether oral or written including, without limitation, any storage license, cart or kiosk lease or license, and any other specialty lease or license. "Leases" means each and every Lease in effect at the applicable time, collectively.

5

        "Leasing Fee" has the meaning set forth in Section 14.03 below.

        "Leasing Plan" shall set forth in reasonable detail the following items:

                (a)   a description of the proposed size of, type of tenants for and pro forma rent for each tenant space and tenant improvement allowances;

                (b)   a merchandising plan for vacant space; and

                (c)   Leasing Guidelines shall include items (a) and (b) above for any space reasonably anticipated to be vacant within the next Fiscal Year, and such other information provided in the form of Document Request attached hereto as Schedule VI.

        "Legal Requirements" means all laws, statutes, codes, ordinances, orders, regulations, judgments, decrees and directions of all Federal, state and local governments and courts and the appropriate agencies, officers, departments, boards, authorities and commissions thereof, whether now or hereafter enacted, to the extent that the same are applicable to the Project or any portion thereof.

        "Lender" means the holder of any Loan.

        "LLC Agreement" means that certain Limited Liability Company Agreement between Santa Anita Commercial Enterprise, Inc. and Santa Anita Associates Holding Co., LLC, dated of even date herewith, as the same may be amended from time to time in accordance with the terms thereof.

        "Loan" means any loan made to Owner and secured by the Property at any time on or after the date hereof.

        "Management Committee" has the meaning set forth in Section 2.01(a) of the LLC Agreement.

        "Manager" means Caruso Management Company, Ltd., a California limited partnership, and its permitted successors and assigns under the Management Agreement.

        "Management Agreement" means the Management Agreement entered into between Owner and Manager, as the same may be amended from time to time.

        "Occupant" means any Person occupying or proposing to occupy any part of the Leasable Areas under any lease, license or other occupancy agreement with Owner.

        "Occupant's Improvements" means those works which are proposed to be constructed by or on behalf of any Occupant to complete and fit-out any part of the Leasable Areas to such Occupant's own occupancy requirements. Occupant's Improvements are not the obligation of Developer under this Agreement.

        "Off-Site Improvements" means those works outside the boundaries of the Land required to be carried out or paid for by Owner in order to obtain any entitlements from, or comply with any other conditions imposed by, any Authority in respect of the Project.

6

        "Owner" means Santa Anita Associates, LLC, a Delaware limited liability company, and any permitted successor or assign under the terms of this Agreement.

        "Owner's Representative" means the representative of Owner appointed pursuant to Section 8.01, provided that if Owner has not appointed a representative pursuant to Section 8.01 all references to "Owner's Representative" contained in this Agreement shall be deemed to refer to Owner.

        "Operating Plan" has the meaning set forth in the Management Agreement.

        "Person" means an individual, partnership, joint venture, corporation, firm, unincorporated association or any Authority, and a reference to a Person includes a reference to that person's executors, administrators, successors, substitutes and assigns.

        "Plans and Specifications" means the plans and specifications for the Project now or hereafter approved by Owner, as evidenced by being initialed by Owner's Representative and Developer for identification, prepared by or on behalf of Developer, as they may be amended from time to time pursuant to Section Article XVII or by Change Order or otherwise by the written agreement of Owner's Representative and Developer in accordance with the provisions of this Agreement. The Plans and Specifications prepared by Developer and approved by Owner as of the date hereof are set forth in Schedule II hereof.

        "Prime Rate" means as of the first day of each month, the "Prime Rate" most recently reported in The Wall Street Journal, which rate shall be adjusted concurrently with any adjustments to such Prime Rate.

        "Project" means the development of the Property and construction of the improvements (including, without limitation, the construction of Off-Site Improvements and the installation of services and any landscaping, parking, roadways, traffic control works, or other works with respect to common areas or other improvements) to be carried out on the Development Site, and any work required to be performed at the existing Property in connection with or as a result of such development and construction of the Property, all in accordance with (i) the Approved Budget, (ii) the Plans and Specifications, (iii) the Construction Schedule, (iv) Insurance Requirements and Legal Requirements and (v) all of the other terms and conditions of this Agreement.

        "Proposed Change Order" means any Change Order which requires the approval of Owner hereunder but has not been approved by Owner.

        "Related Person" means, with respect to any Person (the "Subject Person"), any other Person having any of the following relationships with the Subject Person:

        (a)    any Affiliate of the Subject Person;

        (b)    any other Person owning directly or indirectly more than fifteen percent (15%) of the issued and outstanding stock of, or more than a fifteen percent (15%) beneficial or voting interest in, the Subject Person; or

7

        (c)    any other Person more than fifteen percent (15%) of the issued and outstanding stock of which, or more than a fifteen percent (15%) beneficial or voting interest in which, is owned directly or indirectly by the Subject Person.

        "Substantial Project Completion" means the stage when the Project is in all material respects complete in accordance with the Plans and Specifications and this Agreement, and is ready for occupation and fit for use for its intended purposes, or with respect to Leasable Areas, is ready to be turned over to the Occupants for the construction of the Occupant's Improvements (it being acknowledged that Substantial Project Completion shall be determined to have been achieved notwithstanding that any Occupants' Improvements have not been completed), subject in any case to the completion of punch list items (it being acknowledged that Substantial Project Completion shall be determined to have been achieved notwithstanding that any punch list items have not been completed) and a temporary certificate of occupancy has been issued by the appropriate Authorities for all applicable portions of the Project, other than Leasable Areas, as may be required by Legal Requirements.

        "Standard Form of Lease" means (i) the standard form leasing documents for Leases as reasonably modified from time to time by the Manager, and (ii) for Leases, with any national tenant, either: (a) leasing documents that are materially consistent with the leasing documents generally used by Manager and its Affiliates and such tenant at other properties managed by Manager and its Affiliates; or (b) to the extent that Manager and its Affiliates do not have a prior relationship with the national tenant, then leasing documents (x) that are used by such national tenants at other locations, or (y) the standard form leasing documents for Leases, as the same may be amended or restated from time to time in accordance with the provisions of this Agreement.

        "Temporary Lease" means any Lease of a temporary or seasonal nature, having a term, including renewal options (if any) of one (1) year or less, including without limitation, short-term concessions or license agreements and cart or kiosk leases or licenses for one (1) year or less.

        Section 1.02  Interpretation.

        (a)    Where under any provision of this Agreement, except Article 13 any notice is to be given or any other act, matter or thing is to be done in a stated period of days, only Business Days shall be counted, and where anything is to be done on a day which is a non-Business Day then that thing will be deemed to be required to be done on the next succeeding Business Day.

        (b)    The word "including" where used in this Agreement shall be deemed to be followed by the words "without limitation" if not already followed by those words.

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ARTICLE II

CONSENTS AND APPROVALS

        Section 2.01 Obtaining Consents.    Subject to this Article 2, Developer shall (to the extent it has not already done so) obtain and maintain all necessary consents, approvals, licenses, permits, variances, zoning changes, and other authorizations necessary pursuant to applicable Legal Requirements or otherwise required by any Authorities, utility companies and other parties entitled to approve or consent to all or any portion of the Project to enable the timely commencement and completion of the Project, including the Final Completion and the issuance of a permanent certificate of occupancy (collectively, the "Consents"). Owner acknowledges, however, that Developer shall have no liability to Owner if despite the exercise of its diligent, good faith efforts, Developer is unable to obtain or maintain any of the Consents, provided that, except as may otherwise be agreed upon by Owner or Owner's Representative and Developer, Developer will not permit any construction of the Project in the absence of any Consent required to do so.

        Section 2.02 Owner's Cooperation.    Owner shall reasonably cooperate with and shall cause the ground lessor to reasonably cooperate with the Developer to enable Developer to obtain the Consents.

        Section 2.03 Copies of Consents to be Delivered to Owner.    Developer shall provide to Owner's Representative copies of any documents issued by any Authorities or other persons evidencing any Consents or other notices or orders arising out of any Legal Requirements or Insurance Requirements and relating to the Project, within a reasonable time after such documents are received by Developer.

ARTICLE III

THE PROJECT, COMMENCEMENT AND PROGRAMMING

        Section 3.01 Scope of Project.    Owner and Developer have agreed to undertake a Project of the scope described in Schedule VII.

        Section 3.02 Services of Developer.    In consideration of the payments to be made by Owner to Developer hereunder and any other sums payable to Developer in accordance with the Approved Budget, Developer shall undertake all actions consistent with the Approved Budget, Leasing Plan, the Plans and Specifications, the Construction Schedule and all other provisions of this Agreement necessary or appropriate to execute all aspects of leasing and the Development and construction of the Project, including, without limitation:

        (a)    using its diligent, good faith efforts to obtain and maintain all of the Consents in full force and effect until Final Completion (or for such shorter period as any such Consent may be required to be kept in effect), and executing and completing the Project in accordance with all Consents;

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        (b)    Provide the necessary employees, engage, subject to Owner's approval, the necessary Consultants and supervise and coordinate the services of all such employees and Consultants. Elkus/Manfredi Architects ("Architect"), has been retained by Owner as the Architect for the construction of the Project. The services, duties and responsibilities of Consultants shall be described in agreements between Owner and each respective Consultant unless Consultants are retained by Architect;

        (c)    Supervise the preparation by the Architect of, and analyze and evaluate, the Plans and make recommendations to Owner when required, to achieve an economical and efficient design and construction in consideration of the functional and aesthetic requirements of the Project as a whole;

        (d)    Recommend to Owner for Owner's approval the identity and method of retention of a general contractor and/or construction manager (collectively, the "Contractor") to construct the Project and, upon Owner's retention of the Contractor, Manager shall supervise the Contractor's activities in connection with such construction;

        (e)    Maintain accounting records for the construction of the Project and establish a procedure reasonably satisfactory to Owner and its mortgagee, if any, for making payments to trade contractors, material suppliers and others and analyze, verify and make recommendations respecting construction progress payments to the Contractor in keeping with the approved procedures therefor;

        (f)    Prepare and submit to Owner for approval monthly draw requests for funds pursuant to the financing arrangements of Owner for the construction of the Project;

        (g)    Arrange and coordinate regular observations and/or inspections by the Architect and other appropriate Consultants of all necessary and appropriate work relating to the construction of the Project and use reasonable and diligent efforts so that all defects in work, if any, are corrected;

        (h)    Develop and implement a system for the preparation, review and processing of Change Orders (as such term is hereinafter defined) and recommend necessary or desirable changes to Owner and the Consultants, review requests for changes, submit recommendations to Owner and the Consultants, and negotiate Change Orders;

        (i)    Not less than once every month during the Term of this Agreement, prepare and submit to Owner a "Development Status Report" describing the status of the development, design and construction of the Project;

        (j)    Conduct meetings (including telephonic) with Owner (and representatives from each member of Owner) in Los Angeles every thirty (30) days or more frequently as may be required by Owner upon no fewer than three (3) business days prior written notice, for the purpose of reviewing the progress of the development, design and construction of the Project;

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        (k)    retaining, supervising and arranging for the payment (subject to receipt of funds from Owner in accordance with the terms of this Agreement) of all necessary or appropriate Contractors, including contractors, suppliers, surveyors, engineers, architects, agents and any other experts or consultants that Developer may desire to retain in connection with the Project, and entering into Contracts with all such Contractors and, to the extent determined appropriate by Developer, enforcing such Contracts;

        (l)    administering, reviewing and approving or rejecting all requests for payment made by Contractors or other third parties providing labor, material or services to the Project;

        (m)    causing to be prepared by appropriately qualified consultants all design and working plans, drawings, specifications and other construction documents relating to the Project;

        (n)    hiring, directing, supervising and administering all required on-site personnel needed by Developer to enable Developer to perform its obligations hereunder with respect to the Project and the design, development and construction thereof;

        (o)    recording and reporting the progress of the construction of the Project;

        (p)    generally performing such other acts and things as may be required in accordance with this Agreement for the full and complete supervision and coordination of the planning, design, Development and construction of the Project; and

        (q)    use Due Care to lease the Project in accordance with the Leasing Plan.

No delegation by Developer of any of its obligations hereunder shall be permitted except in accordance with this Agreement and no such delegation shall relieve Developer of any responsibility or liability with respect to such obligations hereunder.

        Section 3.03 Commencement; Diligent Performance.    Developer shall, subject to delays caused by a Force Majeure Event, regularly and diligently cause Contractors to proceed with the completion of the Project in accordance with this Agreement, the Plans and Specifications, the terms of all applicable Consents and the Construction Schedule, until the Date of Substantial Project Completion. Following Substantial Project Completion through Final Completion of the Project, Developer shall diligently perform such work as may be required in accordance with all applicable provisions of this Agreement.

  Section 3.04 Construction Schedule.

        (a)    The Construction Schedule submitted by Developer shall be in the form of a critical path network and shall:

          (i)    include a Design Documentation Schedule;

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          (ii)    provide for a sequence for the Project which conforms with the requirements for access to the Project for the purpose of Occupant's Improvements as set out in the program for the performance of such Occupant's Improvements provided to Developer by Owner's Representative, which requirements shall be recorded as milestone dates in the Construction Schedule; and

          (iii)    provide an estimated date for the achievement of Substantial Project Completion and Final Completion.

        (b)    Developer shall proceed with the Project in accordance with the Construction Schedule, as adjusted or amended from time to time by delays caused by Force Majeure Events.

        (c)    Developer shall update the Construction Schedule as and when necessary to reflect any changes to the timing or sequence of the activities included therein or in the Design Documentation Schedule resulting and shall forthwith submit the revised Construction Schedule or Design Documentation Schedule to Owner's Representative for review and approval.

        Section 3.05 Performance Standard.    Developer shall exercise its powers and perform its responsibilities under this Agreement in a manner consistent with the Construction Standard. In performing its duties hereunder, Developer is, and at all times shall be, acting as an independent developer contracted by Owner under this Agreement and all personnel contracted with, paid or supervised by Developer shall be independent contractors or employees of Developer, and shall not be employees of Owner. Developer shall be limited in its authority to the express authority herein granted and by the express restrictions on authority set forth in this Agreement.

        Section 3.06 Adjustment of Approved Budget.    At least once every month if applicable, Developer shall deliver to Owner's Representative an adjustment to the Approved Budget taking into account any increases or reductions in costs resulting from the implementation of each Change Order pursuant to Article 4.

        Section 3.07 Architectural Contract.    With Owner's approval, Developer will draft and negotiate (i) the architectural contract for the construction of the Project with the Architect, (ii) the construction contract for the construction of the Project with the Contractor, (iii) agreements, if any, with governmental authorities having jurisdiction and (iv) other requisite documents relating to the development and construction of the Project. In addition to the foregoing, Developer shall assist Owner in drafting and negotiating all financing documents.

ARTICLE IV

CHANGES TO PLANS AND CHANGE ORDERS

  Section 4.01 Initiation of Change Orders, Changes or Additions.

        (a)    Owner may from time to time instruct Developer to undertake a Change Order and Developer shall comply with that instruction.

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        (b)    Developer may from time to time during the progress of the Project submit to Owner's Representative for approval as a Change Order a copy of any proposed changes or additions to the Plans and Specifications, such submission to be accompanied by a written report setting out the reasons for the proposed changes or additions. Any Change Order proposed by Developer under this Section 4.01(b) (a "Proposed Change Order") shall constitute a Change Order hereunder if and when it is approved by Owner's Representative in accordance with this Article 4.

        Section 4.02 Increase in Price; Extension of Time.    Where any Change Order instructed by Owner's Representative under Section 4.01(a) or required by Owner's Representative under Section 10.02, or any Proposed Change Order proposed by Developer under Section 4.01(b) if it would be likely to result in an increased or decreased cost of one hundred thousand dollars ($100,000) or more, individually, or five hundred thousand dollars ($500,000) or more, in the aggregate, and is approved by Owner, may result in an increase or decrease in the Hard Costs and/or is likely to cause any delay to the Date for Substantial Project Completion, Developer shall promptly submit to Owner's Representative an analysis of the applicable Change Order or Proposed Change Order, and that analysis shall:

        (a)    specify the actual cost increase or reduction resulting from the applicable Change Order or Proposed Change Order;

        (b)    contain an estimate of any increase in or reduction of the time required to bring the Project to Substantial Project Completion, including the cost increase (if any) or cost reduction (if any) associated with such extension or reduction of time, and with respect to any extension of time, the information required under Section 6.06;

        (c)    specify the impact, if any, on Consents already obtained and/or the need to obtain additional Consents, to the extent such information is available to, or actually known by, Developer; and

        (d)    contain sufficient detail, including, where appropriate, methods of calculation to enable Owner's Representative to establish the accuracy of the information relating to items (a) through (c), inclusive.

        (e)    Upon receipt of the analysis from Developer, Owner's Representative shall meet with the Developer Representative as soon as is practicable in an endeavor to agree in good faith upon the cost and time consequences of the applicable Change Order or Proposed Change Order.

  Section 4.03 Owner's Approval of Proposed Change Orders.

        (a)    If the amount of the Proposed Change Order would be likely to result in an increased or decreased cost of one hundred thousand dollars ($100,000) or more, individually, or five hundred thousand dollars ($500,000) or more, in the aggregate, Owner's Representative shall notify Developer in writing of its approval or disapproval of any Proposed Change Order within ten (10) days following its submission of the Proposed Change Order. If Owner's Representative has not notified Developer of its approval or rejection of the Proposed Change Order within ten (10) days following the receipt of the Proposed Change Order, then the Proposed Change Order shall be deemed to have been approved by Owner's Representative. Except in an Emergency, Developer shall not commence work on any Proposed Change Order until such Proposed Change Order has been approved in writing or deemed approved by Owner's Representative. Promptly after an Emergency, Developer shall deliver a notice thereof to Owner's Representative together with its recommendations with regard thereto.

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        (b)    Notwithstanding any other provision of this Agreement, in the event that the amount of the Proposed Change Order would be likely to result in an increased or decreased cost of one hundred thousand dollars ($100,000) or more, individually, or five hundred thousand dollars ($500,000) or more, in the aggregate, Owner's Representative may in its absolute discretion refuse to approve any Proposed Change Order, provided, however, that if failure to institute a Proposed Change Order would expose Developer to any possible civil or criminal liability, then Developer may process the Proposed Change Order without the need to obtain Owner's consent.

        Section 4.04 Adjustment of Hard Costs and Date for Substantial Project Completion.    If Developer has submitted an evaluation of a Proposed Change Order pursuant to Section 4.02 and the cost and time consequences of the change or addition have been approved by Owner's Representative or otherwise determined pursuant to Section 4.02, the Hard Costs shall be deemed to have been correspondingly increased or decreased and/or the Date for Substantial Project Completion shall be deemed to have been altered as the case may be as of the date at which the increase or decrease in the Hard Costs and/or the alteration to the Date for Substantial Project Completion was approved or determined.

        Section 4.05 Adjustment of Developer Fees.    In the event that the Hard Costs are increased or decreased as a result of the operation of this Article 4 by any amount (the "Hard Costs Increments"), then, in addition to all other payments to be made by Owner pursuant to this Agreement, the fees payable to Developer pursuant to Article 14 shall be adjusted accordingly; provided, however, that Developer's fees shall be adjusted due to approved or deemed approved Change Orders but only to the extent of (i) Hard Costs Increments resulting from Owner approved changes in the scope of the work, or (ii) Hard Costs Increments that do not exceed the final Approved Budget (upon commencement of work) including the applicable contingency.

ARTICLE V

COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS

  Section 5.01 Compliance.

        (a)    In carrying out the Project, Developer shall, on behalf of Owner, comply in all material respects with the provisions of all Legal Requirements and Insurance Requirements set forth on Exhibit "I" of the LLC Agreement. Notwithstanding the foregoing, Developer, with the prior approval of Owner, shall be entitled to contest in good faith any Legal Requirement or any such Insurance Requirement provided that such contest is not reasonably expected to result in the cancellation or interruption of insurance coverage for the Property or subject Owner to any civil or criminal liability or fines and is not reasonably expected to result in a breach, violation or termination of any mortgage, Lease or other material contract or agreement encumbering or relating to the Property. Manager's good faith noncompliance with the applicable Legal Requirement or Insurance Requirement shall not be deemed a default under this Agreement provided that Manager prosecutes such contest in good faith and with due diligence to a final determination.

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        (b)    Upon the written request of Owner, Developer agrees to make such commercially reasonable modifications to the terms of this Agreement as are required by any lender providing funds to Owner with respect to the Development and the Project ("Construction Lender").

        (c)    In carrying out the Project, Developer shall comply in all material respects with the provisions of the Leases with anchor stores, if any, and shall comply with the provisions of all of Owner's Loan documents, which provisions are applicable to the Development or construction of the Project, provided that Owner makes the provisions of any such documents known to Developer. Developer shall provide Owner and any member of the Management Committee of Owner with reasonable access from time to time to the Contracts. To the extent a Loan is outstanding, such access shall be on the same basis and on the same terms and conditions, as has been granted to Lender. Developer agrees to provide to Owner or, to the extent a Loan is outstanding, to Lender, any documents, instruments or certificates with respect to the Project reasonably required from time to time by Owner or, to the extent a Loan is outstanding, by such Lender, within the time periods as may be required by the Loan.

ARTICLE VI

COMPLETION AND ACCELERATION OF THE PROJECT

        Section 6.01 Completion Dates.    Subject to the provisions of this Article VI, Developer shall use Due Care to cause Contractors to bring the Project to Substantial Project Completion on or before the Date for Substantial Project Completion, subject to any delays caused by Force Majeure Events.

        Section 6.02 Force Majeure Events.    If progress of the Project is delayed by:

        (a)    delay by an Authority (unless such delay is caused by Developer) in giving any necessary approval in respect of any properly prepared application made by Developer and submitted with all necessary fees in a timely manner;

        (b)    delay caused by unusually inclement weather for the area in which the Property is located or conditions resulting from such unusually inclement weather, earthquake, fire or act of God;

        (c)    the commencement of litigation against Developer, Owner or Project, other than litigation arising from any willful misconduct or negligent or fraudulent act of Developer;

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        (d)    the progress of the Project being affected by any civil commotion, act of terrorism, workmen strike or labor unrest, or any combination thereof; or

        (e)    work resulting from unanticipated environmental or extraordinary subsurface conditions.

and, as a result of any such event or occurrence set forth in subparagraphs (a) through (d) above (a "Force Majeure Event") a delay will occur in the achievement of Substantial Project Completion, then, subject to Section 6.03, Developer shall be granted such extensions of the Date for Substantial Project Completion or the respective Dates for Substantial Stage Completion with respect to the applicable Stage(s) as shall under all of the circumstances be reasonable.

  Section 6.03 Limitations on Extension of Time.

        (i)    Notwithstanding anything to the contrary contained in this Agreement, Developer acknowledges that it is obligated to take all reasonable steps to avoid the occurrence of the delay or to minimize the impact of the delay on the progress of the Project.

        (b)    Upon the occurrence of any Force Majeure Event set forth in Section 6.02)(a)-(d) above, Developer shall promptly submit to Owner's Representative a notice of the occurrence of such Force Majeure Event, as well as a reasonably detailed explanation of the cause of such Force Majeure Event, the impact on the critical path of the Construction Schedule and Developer's good faith estimate, if ascertainable, of the resulting delay (a "Force Majeure Notice").

        Section 6.04 Owner's Acceleration Direction.    At any time between the date of this Agreement and the Date of Substantial Project Completion, Owner's Representative may direct Developer to cause Contractors to accelerate the performance of the Project, provided that Owner approves any resulting Change Order pursuant to Article IV.

        Section 6.05 Acceleration Cost and Time Consequences.    Upon receipt of a direction from Owner's Representative to accelerate the performance of the Project (an "Acceleration Direction"), Developer must promptly provide a report (an "Acceleration Report") to Owner's Representative for its review and approval. Each Acceleration Report shall include the following information:

        (a)    details of additional labor and construction materials and equipment which Developer considers will be required to comply with the direction through Contractors;

        (b)    Developer's estimate of the extra costs and expenses relating to the provision of architectural design and engineering services which it may reasonably incur in complying with the direction;

        (c)    a revised Construction Schedule for the period which will elapse between the date on which the acceleration of the Project or any stage of the Project commences, and the date notified by Owner in the direction as being the date for the completion of the Project or the relevant stage of the Project (the "Acceleration Period"); and

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        (d)    if so requested by Owner's Representative following receipt of this information, such additional information as Owner's Representative may reasonably require to enable it to make a properly informed assessment of the likely cost and time consequences of the acceleration.

ARTICLE VII

PERFORMANCE OF OBLIGATIONS AND CONTRACTING

        Section 7.01 Transfer by Developer.    This Agreement shall be binding on the parties hereto. No assignment by Developer shall be effective for any purpose without the written consent and approval of Owner. Any attempted assignment or sub-contract in violation of the provisions of this Section 7.01 shall be void ab initio.

        Section 7.02 Transfer by Owner.    The term "Owner" as used in this Agreement, so far as covenants or obligations on the part of Owner are concerned, shall be limited to mean and include only Owner or the successor-in-interest of Owner under this Agreement at the time in question. In the event of any transfer, assignment or the conveyance of Owner's leasehold estate, the Owner herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Agreement thereafter to be performed by Owner. Owner may transfer its interest in this Agreement without the consent of Developer and such transfer or subsequent transfer shall not be deemed a violation on the part of Owner or the then grantor of any of the terms or conditions of this Agreement.

ARTICLE VIII

REPRESENTATIVES

        Section 8.01 Owner's Representative.    Owner shall be entitled to appoint as Owner's Representative from time to time any Person selected by Owner. Owner may by notice in writing to Developer terminate the appointment of such person and appoint some other Person as the Owner's Representative.

        Section 8.02 Developer Representative.    Developer shall select and appoint employees of Developer having substantial experience in development of shopping centers to act as the Developer Representative for purposes of this Agreement. Owner shall not unreasonably delay or withhold its consent to the selection of and appointment of any Developer's Representative. Owner hereby consents to the appointment of either Rick Moses or Michael McManus as Developer's Representative.

        Section 8.03 Sufficient Personnel.    Developer acknowledges that in order to perform the services required of Developer hereunder, it will be necessary for Developer to have in Developer's employ sufficient personnel (as provided in, and pursuant to, the Budget) with appropriate skills. Accordingly, Developer agrees that the staff available to Developer in connection with Developer's performance of this Agreement shall at all times consist of personnel with the requisite expertise to perform the responsibilities outlined in this Agreement by Developer, and that such personnel shall devote appropriate effort to permit the full performance of this Agreement by Developer.

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ARTICLE IX

ACCESS

        Section 9.01 Owner's Access to Project.    Subject to the receipt of reasonable advance notice, Developer shall permit Owner's Representative or any other agent or representative of Owner or any Member access at any reasonable time to the Development Site or to any other place where works are being prepared for use on the Development Site, provided that at Developer's election, such agent or representative shall be accompanied by the Developer Representative or a designee. Owner will take all reasonable steps to cause any person for whom Owner is responsible to avoid unreasonable interference with the construction of the Project and to comply with the reasonable directions of Developer with respect to site safety and other conditions prevailing on the Development Site.

  Section 9.02 Access to Property.

        (a)    Where access to the Property is or must be through the Development Site, Developer shall make and maintain safe and reasonable access through the Development Site available to Occupants, invitees and customers of the Property, it being acknowledged by Owner, however, that there are risks to the safety of persons inherently arising from the operation of a construction site. Developer shall be entitled to undertake such measures as are in its reasonable opinion necessary to restrict or regulate the access route to enable it to ensure the safety of persons in transit through the Development Site.

        (b)    Developer shall, while carrying out the Project, use its diligent, good faith efforts to (i) cause as little obstruction to the use and operation of Santa Anita Park and its customers as is commercially reasonable; (ii) minimize disruption caused by the Project, or by any act or thing associated with the Project, to Santa Anita Park's businesses, and (iii) comply with the Horse Safety Requirements, in each case to such extent as is reasonably practicable under the circumstances, it being acknowledged that, having regard to the nature, extent and scope of the Project, some disruption to Santa Anita Park and its customers and some disruption to Santa Anita Park's businesses and a certain level of noise and dust is inevitable in order for Developer to carry out the Project in accordance with this Agreement

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ARTICLE X

MANNER OF EXECUTION OF PROJECT

        Section 10.01 Construction Standard.    With respect to the quality of the Project and the execution thereof, Developer warrants, covenants and agrees with Owner that Developer shall:

        (a)    execute and complete the Project in accordance with the provisions of this Agreement; and

        (b)    ensure that the standard and quality of the workmanship and materials to be incorporated in the Project are of a standard and quality commensurate with the Construction Standard.

        Section 10.02 Effect of Owner's Approval.

        (a)    Notwithstanding anything to the contrary contained in this Agreement, the responsibility of Developer pursuant to this Agreement will not be relieved or reduced nor will Owner be made responsible to Developer by reason of:

                (i)    the review or approval by Owner, Owner's Representative or any other agent or representative of Owner or any Member of any work, construction means, methods or proposed methods of working, techniques, equipment or labor levels, sequences, procedures or other matters employed or to be employed by Developer or any of the Contractors in the execution of the Project;

                (ii)    the estimating of quantities by Owner, Owner's Representative or any other agent or representative of Owner; or

                (iii)    the provision, review or approval by Owner, Owner's Representative or any other agent or representative of Owner or any Member of the Plans and Specifications, Change Order or any Construction Schedule supplied by Developer pursuant to this Agreement.

ARTICLE XI

LIABILITY FOR EMPLOYEES

        Developer shall obtain insurance against any liability, loss, claim or proceeding whatsoever arising under any statute relating to Workers' Compensation or Employers' Liability, at common law or under any other Legal Requirement in respect of any injury or death suffered by any person employed by Developer, or by any Affiliate of Developer. All such insurance shall be for such amounts as may be reasonably specified by Owner, but in no event less than One Million Dollars ($1,000,000) per accident, and the statutory limit for Workers' Compensation. All insurance obtained in accordance with this Article 11 shall be obtained and maintained in accordance with the requirements of Article 12, except that Owner shall not be an "insured" and each such policy (other than workers compensation) shall contain a provision waiving the applicable insurance company's rights of subrogation against Owner. Developer shall require each Contractor to maintain reasonably similar insurance with respect to the employees of such Contractor, and each such Contractor shall be required to furnish Developer with satisfactory evidence of such coverage.

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ARTICLE XII

INSURANCE

        Section 12.01 Developer's Insurance.    Developer shall in the joint names of Developer and Owner (hereinafter referred to as the "insured"), as their respective rights, interests and liabilities may appear, effect or cause to be effected insurance coverage in accordance with the Insurance Requirements.

        Section 12.02 Application of Casualty Proceeds.    In the event of any occurrence resulting in loss of or damage to the Project or to materials or equipment while located on the premises in an amount exceeding One Million Dollars ($1,000,000) in respect of which Developer is required to insure under this Agreement, in the event that Owner elects to re-construct, all moneys received by Owner or Developer in settlement of any claim under the insurance aforesaid shall be paid, if directed by Owner, to a bank reasonably acceptable to Owner into an account in the name of Owner, and Developer shall thereupon proceed to reconstruct the Project and replace and repair the materials or equipment destroyed or damaged, and Owner's Representative shall certify in accordance with the provisions of this Agreement against the aforesaid joint account for the cost of reconstructing the Project and replacing and repairing the materials or equipment destroyed or damaged. The provisions of this Section 12.02 shall be subject to the requirements of any loan documents encumbering the Property.

        Section 12.03 Duration of Insurance.    The insurance referred to in Article 11 and in this Article 12 shall be effected before the Project is commenced. The builder's risk insurance shall be maintained effective until the Date of Substantial Project Completion of the Project. The commercial general liability and workers' compensation insurance shall be maintained throughout the period during which Developer and/or any of its Contractors are performing work on the Project.

        Section 12.04 Failure to Effect Insurance.    Where Developer is required to effect any insurance pursuant to this Agreement and fails to do so or fails to comply with its obligations pursuant to Section 12.04 hereof, upon no fewer than five (5) days' prior written notice to Developer, Owner may effect such insurance and the premiums shall be deducted from the line item therefor in the Approved Budget.

ARTICLE XIII

TERMINATION BY OWNER

        Section 13.01 Non-Curable Terminating Events.    Owner may terminate this Agreement immediately upon written notice to Developer upon the occurrence of any of the following events:

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        (a)    a Bankruptcy occurring with respect to Developer;

        (b)    Owner sells or transfers one hundred percent (100%) of its interest in the Property (other than to a Related Person), whether directly or indirectly;

        (c)    Santa Anita Associates Holding Co., LLC or its Affiliate sells, exchanges, assigns or transfers any of its interest in Owner if such transfer is not permitted pursuant to the Limited Liability Company Agreement of Owner;

        (d)    the appointment of a receiver or the foreclosure by any mortgagee upon the Property or the taking of possession thereof by a deed-in-lieu of foreclosure, except as otherwise agreed in writing by Developer and such mortgagee;

        (e)    a good faith determination of the Company that there has occurred an act of fraud, willful misconduct, gross negligence, habitual neglect or conviction of a crime involving moral turpitude by Developer under this Agreement, or by Manager under the Management Agreement;

        (f)    Any misappropriation of funds by Developer provided that if such misappropriation of funds is committed by an employee of Developer, then such event may be cured if, within five (5) Business Days after being notified in writing of such event, Developer (i) makes full restitution to Owner of all damages caused by such event, (ii) terminates the employment of such employee, and (iii) promptly takes all appropriate actions necessary to remediate the situation and protect the interests of Owner;

        (g)    if Developer ceases to be owned and controlled by Rick J. Caruso, his immediately family, or his heirs and his Affiliates;

        (h)    the Property or a substantial part of the Property is damaged or destroyed where the Owner has determined not to rebuild or reconstruct;

        (i)    Owner terminates the Management Agreement due to (i) a default by Manager thereunder or (ii) the mutual agreement of Manager and Owner; and

        (j)    Santa Anita Associates Holding Co., LLC, is removed as Managing Member under the LLC Agreement.

        (k)    An independent audit or inspection of Developer's books of account reveals the posting of total Hard Costs that are more than five percent (5%) in excess of the amount of total Hard Costs actually expended by the Developer, provided, however, the reclassification by outside independent auditors of an entry as a (i) "soft cost" in Developer's books of account rather than as a Hard Cost shall not constitute a deviation that is included in such five percent (5%) or greater deviation; (ii) Hard Cost in Developer's books of account rather than as a "soft cost" shall not constitute a deviation that is included in such five percent (5%) or greater deviation.

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        Section 13.02 Curable Defaults.

        (a)    Either Owner or Developer may terminate this Agreement by written notice to the other party in the event that the other party shall default (the "Defaulting Party") in the performance or observance of any material term, condition or covenant contained in this Agreement in respect of the Project not falling under Section 13.01 above or shall fail to perform or observe the same in accordance with the required standard under this Agreement and such default shall continue for a period of * * * days after written notice thereof shall have been received by the non-defaulting party (the "Non-Defaulting Party") specifying such default and requesting that the same be remedied in such thirty-day period, provided that a ten (10) day period shall apply with respect to any failure to make a monetary payment hereunder (a "Default Notice").

        (b)    The Defaulting Party shall be deemed to have complied with a Default Notice given under this Section 13.02 if the default (other than a monetary default) is such that it cannot reasonably be remedied within * * * days but can reasonably be remedied within one hundred twenty (120) days and the Defaulting Party shall, in good faith, have commenced to remedy the default specified therein as soon as is practicable after receiving such Default Notice, and, thereafter shall have diligently prosecuted the cure to its completion within such one hundred twenty (120) day period. If at the end of such one hundred twenty (120) day period, the default (other than a monetary default) can reasonably be remedied within an additional and reasonably foreseeable period of time, and if the Defaulting Party shall continue to diligently prosecute the cure to its completion, then the Defaulting Party shall have such additional reasonably foreseeable period of time to cure the default; provided, however, that the Non-Defaulting Party shall have the right to initiate binding arbitration proceedings pursuant to Article XXIV for the purpose of determining whether the Defaulting Party has promptly commenced and diligently pursued the cure to its completion, or if such cure is reasonably capable of being completed within a reasonably foreseeable period of time. Termination of this Agreement shall be effective upon the later of (i) delivery of a Default Notice, or (ii) expiration of the cure period provided in the preceding sentence.

        Section 13.03 Rights and Duties after Owner's Termination.    In the event that Owner shall terminate the engagement of Developer, the following shall be the respective rights and duties of Owner and Developer with respect to all Sections of this Agreement that relate to the execution of the Project:

        (a)    Owner may employ and pay another developer or other Person or Persons to carry out and complete the Project;

        (b)    Developer shall remove from the Development Site as and when required and within such reasonable time as Owner's Representative may in writing specify any temporary buildings, equipment, machinery, appliances, goods or materials belonging to Developer and if Developer fails to do so, Owner, upon at least five (5) days' written notice to Developer (or such longer period as may be reasonably required provided Developer is diligently pursuing such removal), may remove and sell any such property of Developer (without being responsible for any loss or damage), distributing the proceeds less all costs incurred in removing and selling such property of Developer promptly to Developer;

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        (c)    Developer shall promptly deliver to Owner all design documentation in Developer's possession relating to the Project, all Consents and certificates from Authorities, all job documents, all Project Documents and other records relevant to the Project in its possession or in the possession of any Affiliate, and all warranties and guaranties by any Contractor. Developer shall assign to Owner all of its right, title and interest in the foregoing documentation to the extent such rights relate to the Property. Developer also shall provide such additional information or documentation as Owner may reasonably require in order to cause the completion of the Project.

        (d)    Owner and Developer shall cooperate in a reasonable manner in order to minimize the additional costs which will be incurred by Owner in completing the Project as the result of such termination.

        (e)    Notwithstanding any termination of this Agreement, the provisions of this Section 13.03 shall remain in full force and effect after any such termination and no such termination shall prejudice any right or remedy which a party has or, but for the termination of Developer's appointment hereunder, might have had, for breach of this Agreement.

        (f)    Owner shall pay to Developer any accrued but unpaid Development Fee, Construction Management Fee and Leasing Fee.

ARTICLE XIV

FEES AND PAYMENTS

        Section 14.01 Development Fee.    In consideration of Developer designing and constructing the Project and providing the other services required of Developer by this Agreement, Owner shall pay to Developer at the times and in the manner hereinafter provided (a) the Development Fee, and (b) any other reimbursements payable to Developer in accordance with the Approved Budget or otherwise under this Agreement.

        Section 14.02 Construction Management Fee.    In consideration of Developer performing construction management services as required of Developer by this Agreement, Owner shall pay Developer at the times and in the manner hereinafter provided the Construction Management Fee.

        Section 14.03 Leasing Fee.    Developer shall be entitled to receive from Owner a leasing fee of *** per rentable square foot leased by the Occupant ("Leasing Fee"). The Leasing Fee shall be payable one-half (1/2) upon execution of the Lease, and the remaining one-half (1/2) to be paid upon opening for business by the Occupant; provided, however, that in the event that the Occupant fails to open for business following execution of the Lease, Developer shall refund the one half (1/2) portion of such Leasing Fee paid upon execution of the Lease. In addition, Developer shall receive a mutually agreed upon market rate leasing fee for carts, which fee shall be agreed upon prior to the date of this Agreement. Notwithstanding the foregoing, no Leasing Fee shall be payable with respect to any Lease entered into on or after the effective date of the Management Agreement, and Developer's leasing obligations pursuant to Article XIX of this Agreement shall be performed by Manager under the Management Agreement (it being clear that no Leasing Fee shall be payable under this Agreement with respect to a Lease for which a Leasing Fee is payable pursuant to the Management Agreement).

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ARTICLE XV

PAYMENT OF DEVELOPMENT FEE AND
CONSTRUCTION MANAGEMENT FEE

        Section 15.01    Developer shall be entitled to claim and Owner, subject to the other applicable provisions of this Agreement, shall pay to Developer ninety percent (90%) of the Development Fee and Construction Management Fee in equal monthly installments over the period of the Construction Schedule, and the remaining ten percent (10%) of the Development Fee and Construction Management Fee upon Substantial Project Completion and completion of the work relating to the punch list items set forth in Section 16.04 below. Notwithstanding the foregoing, Developer shall continue to use Due Care to achieve Final Completion and to complete supervision and coordination of construction of Occupant's Improvements, close-out the construction books and records and obtain a final certificate of occupancy in accordance with the Construction Schedule.

ARTICLE XVI

SUBSTANTIAL PROJECT COMPLETION

        Section 16.01 Notice of Substantial Project Completion.    When Developer believes that the Project has reached Substantial Project Completion it shall give written notice to Owner's Representative to that effect together with a list of any punch list items requiring completion known to Developer (without any obligation to inspect).

        Section 16.02 Inspection; Certification of Substantial Project Completion.    Owner's Representative shall within fifteen (15) days after receiving a notice under Section 16.01 arrange for a joint inspection of the Project with the Developer Representative and Contractor. Within ten (10) days after the completion of such inspection, Owner's Representative shall:

        (a)    agree with the notice and certify to Developer that the Project has achieved Substantial Project Completion, as of the date of the delivery of Developer's notice under Section 16.01; or

        (b)    give written notice to Developer and Contractor of any work which Owner's Representative reasonably considers should be undertaken by Developer in order to have the Project reach Substantial Project Completion.

        Section 16.03 Reinspection.    When Developer believes Contractor has rectified the defects of which it has been notified under Section 16.02(b), it shall give written notice to Owner's Representative to that effect, and subject to the provisions of Article XXIV, the provisions of Section 16.02 shall reapply until Owner's Representative issues a certificate of Substantial Project Completion under Section 16.02.

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        Section 16.04 Punch list.    Together with or promptly after Owner's certification of Substantial Project Completion under Section 16.02(a), Developer shall issue to Owner for Owner's review, comment and approval a list of those defects or unfinished items in the Project ("punch list items") which do not prevent the Project from achieving Substantial Project Completion, but which Developer is required to rectify under the provisions of this Agreement and Developer shall set and Owner shall approve a timetable for the completion of all work necessary to remedy those punch list items. Developer shall complete all punch list items as promptly as possible.

ARTICLE XVII

PROJECT DOCUMENTATION

        Section 17.01 Design Documents.    Developer will in the development and execution of the design for the Project cause to be prepared such plans and specifications (in addition to the Plans and Specifications referred to in Schedule II), schematic drawings and other usual design documents (collectively, the "design documents") as are necessary or desirable to carry out the development and execution of the Project.

        (a)    Copies of the design documents will be provided to Owner's Representative for Owner's review and reasonable approval as soon as reasonably practicable after their preparation. Owner's approval, however, shall not be required to the extent that the design documents are in every material sense, including quality requirements, in conformity with the Construction Standard (excluding from the definition thereof the exceptions for deviations shown in the Plans and Specifications or any design documents approved or deemed approved under this Section 17.01). Owner's Representative shall determine in its reasonable judgment whether the design documents are in every material sense, including quality requirements, in conformity with the Construction Standard. Owner's Representative's determination as to whether such component is in material conformance with the Construction Standard shall be given in writing by Owner's Representative not later than the end of the review period reasonably specified by Developer in its submission of such design documents (the "specified period"), which will in no event be less than ten (10) days after Owner's Representative's receipt thereof. If within the specified period after the receipt of any design documents Owner's Representative notifies Developer that it is not practicable for Owner to respond within the specified period and fixes a reasonable period within which Owner's review will be completed, then the review period shall be the period specified by Owner's Representative after receipt by Owner's Representative of copies of the design documents; provided, that, such review period specified by Owner's Representative shall not be greater than thirty (30) days. If Owner's Representative has not notified Developer that the design documents are in every material sense, including quality requirements, in conformity with the Construction Standard within the specified period or the reasonable period nominated by Owner's Representative (as the case may be), then the applicable design documents shall be deemed to have been approved by Owner.

        (b)    In the event that Owner's Representative determines that any component of such design documents is inconsistent with (i) the Construction Standard, (ii) the Construction Schedule, or (iii) the Approved Budget, as determined by Owner's Representative, then such component shall be subject to approval by Owner in its sole and absolute discretion. Owner's approval or rejection of any such component of the design documents shall be given in writing by Owner or Owner's Representative, as applicable, not later than the end of specified period, which will in no event be less than ten (10) days after Owner's receipt thereof. If within the specified period after the receipt of any design documents Owner's Representative notifies Developer that it is not practicable for Owner to respond within the specified period and fixes a reasonable period within which Owner's review will be completed, then the review period shall be the period specified by Owner's Representative after receipt by Owner of copies of the design documents; provided, that, such review period specified by Owner's Representative shall not be greater than fifteen (15) days. If Owner has not notified Developer of its rejection or acceptance of any of the design documents within the specified period or the reasonable period nominated by Owner's Representative (as the case may be), then the applicable design documents shall be deemed to have been approved by Owner.

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        Section 17.02 Final Plans and Specifications.    Within six (6) months after the Date of Substantial Project Completion, Developer shall cause to be prepared and deliver to Owner copies of the final Plans and Specifications for the Project, which shall include copies of all as-built drawings, if any, received by Developer from Contractors in the normal course of business. Promptly after the Date of Substantial Completion, Developer shall deliver to Owner original comprehensive maintenance and operating manuals in form and content reasonably acceptable to Owner relating to the operation and maintenance of all equipment installed in the Project.

        Section 17.03 Project Meetings.    Throughout the course of construction of the Project, Developer shall convene project meetings to be held at the Development Site (or at such other location as may be mutually agreed) at least once each month (or more frequently if reasonably requested by Owner or Developer) at a time mutually acceptable to all parties entitled to attend, and for this purpose shall provide advance written notice to Owner's Representative of the time and location of such project meeting, and Owner's Representative shall be entitled to attend such project meetings. Developer shall cause the appropriate experienced representatives to attend all such project meetings. Any Member of the Management Committee of Owner and its representatives shall be entitled to attend any project meeting which Owner is entitled to attend.

        Section 17.04 Monthly Progress Reports.    Developer shall provide to Owner at least once a month a progress report on the design and construction of the Project in form and content reasonably satisfactory to Owner which report shall contain the information specified in Schedule V.

ARTICLE XVIII

CERTIFICATE OF COMPLIANCE

        Section 18.01 Preliminary and Final Certificates.    Developer shall use its diligent, good faith efforts to obtain all relevant Consents and temporary and final certificates of occupancy, issuable by relevant Authorities in connection with the construction and right of occupation of the Project and shall give access to the Development Site to any Authority for that purpose. Owner acknowledges that for the purpose of achieving Substantial Project Completion, Developer shall be required to obtain only a temporary certificate of occupancy from the relevant Authority covering all applicable portions of the Project excluding any portions of Leasable Areas with respect to which Developer is not responsible for the construction of the Occupant's Improvements.

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ARTICLE XIX

LEASING THE PROJECT

        Section 19.01 Leasing Obligations.    Developer shall use Due Care to lease the Project in accordance with the Leasing Plan and shall exercise professional competence in leasing the Project at the prevailing national standard of industry practice for Comparable Project. In connection therewith, Developer shall:

        (a)    use the Standard Form of Lease as the basis for the negotiation of all Leases;

        (b)    subject to and in accordance with the terms of the Leasing Plan, negotiate the terms and conditions of all Leases, including, without limitation, all extensions, renewals, amendments and modifications thereto, in accordance with the Leasing Plan;

        (c)    arrange for the execution of Leases and all amendments and modifications thereto by all parties thereto, and distribute copies thereof in accordance with this Agreement;

        (d)    locate and endeavor to secure, in accordance with the Leasing Plan, suitable Occupants for all areas of the Project that may be vacant from time to time or are to become vacant in the near future and are reasonably available for occupation or use, including, to the extent applicable, the Common Areas;

        (e)    review the general suitability of prospective Occupants and, to the extent Developer may deem it reasonably necessary or appropriate, seek references from prospective Occupants and conduct such other investigations as will establish whether or not the prospective Occupant is capable of performing all obligations which the prospective Occupant would be required to perform under its Lease; and

        (f)    coordinate the activities of management, leasing, design and engineering personnel and/or consultants to implement the leasing program for the Project.

        Section 19.02 Brokers.    Developer may engage and cooperate with brokers, as may be reasonably necessary or appropriate, so as to secure prospective tenants for the Project. The Company will pay third party independent broker a commission in accordance with the Approved Budget.

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        Section 19.03 Temporary Leases.    Developer is authorized to execute Temporary Leases (including, without limitation, all extensions, renewals, amendments and modifications thereto) as agent of Company, without seeking Management Committee's consent thereto. Developer shall deliver a conformed copy of any such executed Temporary Lease (and all extensions, renewals, amendments and modifications thereto) to Company promptly after Company's request therefore.

        Section 19.04 Leases.    Developer shall deliver a Document Request (which shall contain the Lease Summary information described in Exhibit "A") to Management Committee within ten (10) Business Days after Developer's approval of the proposed lease terms for a Lease as set forth in the Document Request. If the terms and conditions of any Lease are consistent with the Leasing Plan or have otherwise been approved in writing by the Company (or in the Company's LLC Agreement), Developer is authorized to execute such Lease (including, without limitation, all extensions, renewals, amendments and modifications thereto) as agent of Company, without seeking Management Committee's consent thereto. Developer shall deliver a conformed copy of each such executed Lease (and all extensions, renewals, amendments and modifications thereto) to Management Committee within ten (10) Business Days after Developer's execution thereof.

        Section 19.05 Leasing Fee.    Developer shall be entitled to receive fees in connection with the negotiation and execution or administration of Leases in accordance with Section 14.03 above as its sole compensation for the leasing services contemplated by this Article XIX.

        Section 19.06 Occupant Improvements.    Developer shall review, approve and coordinate the design of the Occupants' stores to the extent contemplated in the Occupants' respective Leases, including without limitation obtaining and reviewing design drawings for Occupants' store fronts and monitoring the progress of Occupants' construction of standard tenant improvements at the Project.

ARTICLE XX

NOTICES

        Section 20.01 In Writing; Address.    All notices, demands, requests, consents, reports, submissions, deliveries and other communications provided for in this Agreement (collectively, "Notices") shall be in writing, shall be given by a method prescribed in Section 20.02, and shall be given to the applicable party at the address set forth below.

  If to Owner as follows:
  Santa Anita Associates, LLC
  337 Magna Drive
  Aurora, Ontario 74G 7K1
  Attention: Chief Executive Officer, Chief Financial Officer and Corporate Secretary
  Fax: 905-726-7172

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  With a copy to:

  Allen Matkins Leck Gamble & Mallory LLP
  12348 High Bluff Drive, Suite 100
  San Diego, California 92130
  Attention: Michael C. Pruter, Esq.
  Fax: 858-481-5028

  If to Developer:
  Caruso Management, Co., Ltd.
  101 The Grove Drive
  Los Angeles, California 90036
  Attention: Rick J. Caruso, Richard A. Moses
  and Michael McManus
  Fax: 323-900-8101

  With a copy to:

  Donfeld, Kelley & Rollman
  11845 West Olympic Blvd., Suite 1245
  Los Angeles, CA 90064
  Attention: Jeffrey E. Donfeld, Esq.
  Fax: 310-312-8014

Developer or Owner may change the address to which Notices are to be delivered hereunder by giving written notice thereof to Owner or Developer, as applicable.

        Section 20.02 Methods.    Any Notice may be delivered by United States certified mail, return, receipt requested, postage prepaid, or by hand delivered or nationally recognized overnight courier which maintains evidence of receipt or by facsimile transmission (with confirmed receipt). All Notices shall be deemed effective when received by all applicable parties at the addresses set forth above (as such addresses may be changed as provided in Section 20.01). Notwithstanding the foregoing, no Notice shall be deemed ineffective because of any party's refusal to accept delivery at the address specified for the giving of such notice in accordance herewith.

        Section 20.03 Response Period.    Any Notice which is intended to initiate a response period provided in this Agreement must specifically reference such response period in order to effectively initiate such response period.

ARTICLE XXI

GOVERNING LAW

        This Agreement shall be constructed and take effect in accordance with and the obligations of the parties hereto shall be governed by the laws of the State of California.

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ARTICLE XXII

CAPACITY AND AUTHORITY

        Each party to this Agreement warrants to each other party hereto that it has the capacity, and has obtained all necessary authorizations and passed all necessary resolutions required, to enter into this Agreement, and has validity executed and delivered this Agreement.

ARTICLE XXIII

GENERAL

        Section 23.01  Further Assurances.    In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver such additional documents and instruments, and to perform such additional acts as may be necessary or reasonably appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

        Section 23.02  Pronouns.    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require. Words importing the singular shall be deemed to embrace the plural and vice versa.

        Section 23.03  References to this Agreement.    All references to numbered or lettered Articles, Sections, paragraphs and sub-paragraphs herein contained refer to the Articles, Sections, paragraphs and sub-paragraphs of this Agreement unless otherwise expressly stated.

        Section 23.04  Headings.    All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        Section 23.05  Binding Effect.    Except as herein otherwise expressly provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

        Section 23.06  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

        Section 23.07  Amendments.    This Agreement may not be amended, altered or modified except by a written instrument signed by each of the parties hereto.

        Section 23.08  Severability.    Every provision of this Agreement is hereby declared to be independent of, and separable from, every other provision of this Agreement. To the extent any such provision shall be held to be invalid or unenforceable, such provision shall be deemed not to exist in this Agreement and any such holding shall be without effect upon the validity or enforceability of any other provision of this Agreement. It is the intention of the parties hereto that, in lieu of each provision of this Agreement which is determined to be invalid or unenforceable, there shall be added, as part of this Agreement, such an alternative clause or provision as may be valid or enforceable but otherwise as close to the applicable original provision as possible.

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        Section 23.09  Waiver.    No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure on the part of any party to complain of any act of any other party, or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

        Section 23.10  No Third Party Beneficiary.    This Agreement is made for the exclusive benefit of the parties hereto, their executors, administrators, successors and assigns herein permitted (including, without limitation, persons taking by novation or accession) and except as otherwise expressly provided not for any third party as a third party beneficiary or otherwise. Except as otherwise specifically provided, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, their executors, administrators, successors and assigns herein permitted, any rights or remedies by reason of this Agreement.

        Section 23.11  Indemnities.

        (a)    Developer hereby agrees to indemnify, defend and protect Owner and its officers, directors, members (each such person collectively called "the indemnified parties" for the purposes of this Section 23.11(a)) against all claims, losses, causes of action, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against the indemnified parties resulting from any willful misconduct or gross negligence or fraudulent act by Developer with respect to its duties and obligations under this Agreement. The indemnified parties shall, in good faith, endeavor to notify Developer in writing as to every such claim, demand or action against the indemnified parties within ten (10) days after they become aware that such claim or demand has been made or such action has been taken, provided, however, that a good faith failure to notify Developer does not limit Developer's liability under this Section 23.11(a) to the extent such failure does not materially adversely affect Developer's rights with respect to such claim.

        (b)    Owner hereby agrees to indemnify, defend and protect Developer and each of its respective officers, directors, members, advisors, fiduciaries, agents, affiliates, successors and assigns and managers (each such person collectively called "the indemnified parties" for the purposes of this Section 22.12(b)), and hold each of the indemnified parties harmless against all claims, losses, causes of action, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against the indemnified parties resulting from any willful misconduct or gross negligence or fraudulent act by Owner with respect to its duties and obligations under this Agreement, except to the extent an Developer or Affiliate of Caruso is responsible for such willful misconduct or gross negligence or fraud of Owner. The indemnified parties shall, in good faith, endeavor to notify Owner in writing as to every such claim, demand or action against the indemnified parties within ten (10) days after they become aware that such claim or demand has been made or such action has been taken, provided, however, that a good faith failure to notify Owner does not limit Owner's liability under this Section 23.11(b) to the extent such failure does not materially adversely affect Developer's rights with respect to such claim.

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        (c)    No person engaged as an independent contractor by Owner or Developer shall be considered an employee, servant, agent or other Person that Owner or Developer (as the case may be) shall be obligated to indemnify for the purposes of this Section 23.11. Developer shall cause Owner and Developer to be listed as an indemnified party in any indemnity contained in an agreement with an independent contractor. The indemnity contained in this Section 23.11 made by Owner and Developer shall survive the termination of this Agreement.

        Section 23.12  Attorneys' Fees.

        (a)    All parties to this Agreement must pay their respective legal costs and disbursements associated with the preparation, negotiation and execution of this Agreement, and any modification hereof.

        (b)    In any judicial action between the parties to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all reasonable costs and expenses incurred therein by the prevailing party, including, without limitation, all reasonable attorneys' fees and expenses and court costs.

        Section 23.13  Schedules.    All Schedules attached hereto are hereby expressly incorporated herein to the same extent and with the same effect as if fully set out herein.

        Section 23.14  Herein.    Wherever used in this Agreement, the words "herein", "hereof" or words of similar import shall be deemed to refer to this Agreement in its entirety and not to a specific section unless otherwise stated.

        Section 23.15  Cumulative Rights.    Unless otherwise provided in this Agreement, all rights, privileges, and remedies afforded the parties by this Agreement shall be cumulative and in addition to, and not exclusive of, any other rights, remedies and benefits allowed by law or equity to any party and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

        Section 23.16  Object of Agreement.    The object of this Agreement is the provision of services, and any transfer of tangible property under this Agreement is incidental to the services to be provided under this Agreement.

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        Section 23.17  Estoppel Certificate.

        (a)    Developer shall within fifteen (15) days of written notice from Owner, execute, acknowledge and deliver a statement in writing (i) certifying that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement as so modified is in full force and effect) and the dates to which the Development Fee are paid, (ii) acknowledging that there are not, to Developer's knowledge, any uncured defaults on the part of Owner hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Agreement or the Project as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of Property or the Development Site of which the Project is a part. Developer's failure to deliver such statement within such time shall be conclusive upon Developer that the Agreement is in full force and effect and without modification except as may be represented by Owner in any certificate prepared by Owner and delivered to Developer for execution.

        (b)    Owner shall within fifteen (15) days of written notice from Developer, execute, acknowledge and deliver a statement in writing (i) certifying that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement as so modified is in full force and effect) and the dates to which the Development Fee are paid, (ii) acknowledging that there are not, to Owner's knowledge, any uncured defaults on the part of Developer hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Agreement or the Project as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of Developer. Owner's failure to deliver such statement within such time shall be conclusive upon Owner that the Agreement is in full force and effect and without modification except as may be represented by Developer in any certificate prepared by Developer and delivered to Owner for execution.

        Section 23.18  Standard For Consent.    Where the consent of Owner, Owner's Representative or Developer is required by any provision of this Agreement, unless expressly so provided to the contrary, such consent may be granted or withheld in Owner's sole discretion.

        Section 23.19  Time.    Time is of the essence of this Agreement and each of its provisions.

        Section 23.20  Inadequacy of Damages.    Owner and Developer hereby acknowledge and agree that in the event of a wrongful termination of this Agreement by Owner, the receipt by Developer of monetary damages at law as a result of such wrongful termination of Developer hereunder would not be adequate or sufficient to compensate Developer for all losses it will sustain as a result thereof. Owner hereby agrees that it shall not in any event contest a claim by Developer of the inadequacy of monetary damages as a result of the wrongful termination of this Agreement by Owner, and that it shall be bound by the terms and conditions of this Section 23.20 in any action, suit or proceeding brought by Developer against Owner arising out of, or relating to, the Development Agreement.

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        Section 23.21  Disputes Arising Under Section 13.01(e).    Within forty-five (45) days following the date of termination of this Agreement with respect to any matter described in Section 13.01(e), Developer shall have the right to contest such termination by filing suit, and if Developer fails to timely file suit within such forty-five (45) day period, Developer shall have no further right to contest such termination.

        Section 23.22  Venue.    With respect to any litigation that might arise under Section 23.21, Owner and Developer agree that any litigation, claim or lawsuit directly or indirectly arising out of or related to this Agreement shall be instituted exclusively in the courts, whether federal or state, located in the County of Los Angeles, State of California, and nowhere else. Owner and Developer further agree that, notwithstanding the foregoing, any such litigation, claim or lawsuit as to which there is federal jurisdiction, by reason of diversity, federal question or otherwise, shall be instituted exclusively in a federal district court located in the Central District of California.

ARTICLE XXIV

ARBITRATION PROVISIONS

        Section 24.01  Dispute, Controversy or Claim.    Any dispute, controversy or claim arising out of or relating to this Agreement (other than a dispute arising under Section 13.01(e), which dispute shall be resolved by litigation pursuant to Section 23.21), including whether the Owner has the right to terminate this Agreement pursuant to the provisions of Sections 13.01 and 13.02 above or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified herein (the "Rules") and the Supplementary Procedures for Large, Complex Disputes. The place of arbitration shall be Los Angeles, California. There shall be three arbitrators, of whom the claimant shall appoint one and the respondent shall appoint one within five (5) Business Days of receipt by the respondent from the AAA of service of the notice of arbitration. The two arbitrators so appointed shall select the chairperson of the tribunal within five (5) Business Days of the appointment of the second arbitrator. If the two party appointed arbitrators fail to appoint a chairperson within the time limits set forth herein, the chairperson will be appointed in accordance with the following procedure. The parties will agree to a list of five (5) candidates. Each party will individually and confidentially rank the candidates and submit such rankings to the AAA. The AAA will appoint the chairperson from these ranked lists in accordance with the Rules. If for some reason the parties are unable to agree on a list of five (5) candidates within five (5) Business Days of the appointment of the second arbitrator, the AAA shall provide the parties with a list of ten (10) proposed candidates from the Los Angeles Large Complex Case Panel. The parties will each strike up to three (3) names from this list, and rank the remaining seven (7) names in order of preference. This list shall be returned to the AAA within five (5) Business Days of receipt of this list. The AAA will then appoint the chairperson from this list in accordance with the Rules.

        Section 24.02  Arbitration Award.    The arbitral tribunal is not empowered to award damages, and each party hereby irrevocably waives any right to recover damages pursuant to the arbitration with respect to any dispute. The sole purpose of the arbitration shall be to determine whether a party shall be in default in the performance or observance of any material term, condition, warranty or covenant contained in this Agreement. Except to the extent contradictory with the last sentence of this paragraph (b), any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The award shall be final and binding on the parties (the "Arbitration Award") and judgment upon any Arbitration Award may be entered in any court of competent jurisdiction. The arbitrators shall be required to enter the Arbitration Award within sixty (60) days of the appointment of the chairperson arbitrator.

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        Section 24.03  Information Exchange.    Exchange of information will take place as described herein. Each party will, upon the written request of the other party, provide the other with copies of documents on which the producing party may rely in support of or in opposition to any claim or defense within ten (10) Business Days of actual receipt of the request, whether served by U.S. mail, telecopy, fax, hand delivery or overnight delivery. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the chair of the arbitration panel which determination shall be conclusive. Each party may take up to six depositions of the opposing party or of six individuals under the control of the opposing party.

        Section 24.04  No Disclosure/Confidentiality.    The arbitration proceedings conducted pursuant to this Agreement shall be confidential. Neither party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the arbitration award without the prior written consent of such other party except as required in the course of a judicial, regulatory or arbitration proceeding, as may be requested or required by a governmental authority or as required for the enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

        Section 24.05  Payment of Costs and Expenses.    Each party to the arbitration shall pay the compensation, costs, fees and expenses of its own witnesses, experts and counsel. The compensation and any costs and expenses of the arbitrators shall be borne equally by the parties.

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        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first above written.

OWNER:

SANTA ANITA ASSOCIATES, LLC, a Delaware limited liability company

By:	Santa Anita Associates Holding Co., LLC, a California limited liability company, Its Member,

By:
Name:
Title:

By:	Santa Anita Commercial Enterprise, Inc., a Delaware corporation, Its Member

By:
Name:
Title:

DEVELOPER:

CARUSO MANAGEMENT COMPANY, LTD., a California limited partnership

By:	Caruso Property Management, Inc., a California corporation, its general partner

By:
	Name:	Rick J. Caruso, President

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SCHEDULE I
DESCRIPTION OF PROPERTY

37

SCHEDULE II
PLANS AND SPECIFICATIONS

38

SCHEDULE III
CONSTRUCTION SCHEDULE

39

SCHEDULE IV
PROJECT BUDGET

40

SCHEDULE V
MINIMUM CONTENT OF MONTHLY REPORTS

                (a)   a report on design progress and Contract documentation;

                (b)   a report on construction progress with photographs and the awarding of Contracts;

                (c)   a report on labor relations issues which have arisen or are likely to arise on the Project;

                (d)   details of and recommendations on proposed changes in the Construction Schedule;

                (e)   reports on all contractual matters including claims, progress payments, and list of change orders;

                (f)    quality control reports;

                (g)   an up-to-date drawing schedule;

                (h)   early advice of any matter, event or thing which may affect the progress, cost or quality of the Project;

                (i)    such other material and information as Owner may reasonably require to keep it informed on all aspects of the Project;

                (j)    changes to the Approved Budget and the reasons for those changes and a monthly update showing, among other things, a comparison of the Approved Budget and the Hard Costs paid to date; and

                (k)   a comparison of estimated costs to complete the Project to the amount set forth in the Approved Budget to complete the Project.

41

SCHEDULE VI
DOCUMENT REQUEST

42

SCHEDULE VII
CONSTRUCTION SCHEDULE

43

i

ii

iii

ARTICLE XXIV	ARBITRATION PROVISIONS	34
Section 24.01	Dispute, Controversy or Claim	34
Section 24.02	Arbitration Award	34
Section 24.03	Information Exchange	35
Section 24.04	No Disclosure/Confidentiality	35
Section 24.05	Payment of Costs and Expenses	35

SCHEDULES

SCHEDULE I — DESCRIPTION OF PROPERTY
SCHEDULE II — PLANS AND SPECIFICATIONS
SCHEDULE III — CONSTRUCTION SCHEDULE
SCHEDULE IV — APPROVED BUDGET
SCHEDULE V — MINIMUM CONTENT OF MONTHLY REPORTS
SCHEDULE VI — DOCUMENT REQUEST
SCHEDULE VII — CONSTRUCTION SCHEDULE

iv

INDEX

Page(s)
AAA	34
Acceleration Direction	16
Acceleration Period	16
Acceleration Report	16
Affiliate	1
Agreement	1
Approved Budget	1
Arbitration Award	34
Architect	10
Authorities	2
Bankruptcy	2
Business Day	2
Change Order	2
Comparable Project	3
Consents	9
Construction Lender	15
Construction Management Fee	3
Construction Schedule	3
Construction Standard	3
Contract	3
Contractor	3
Date for Substantial Project Completion	3
Date of Substantial Project Completion	4
Default Notice	22
Defaulting Party	22
Design Documentation Schedule	4
design documents	25
Developer	4
Developer Representative	4
Development	4
Development Fee	4
Development Site	4
Due Care	4
Emergency	4
Entitlements	5
Final Completion	5
Force Majeure Event	16
Force Majeure Notice	16
Hard Costs	5
Hard Costs Increment	14
Insurance Requirements	5
insured	20
Land	5
Leasable Area	5
Lease	5
Leasing Fee	23
Legal Requirements	6

v

Lender	6
LLC Agreement	6
Loan	6
Management Agreement	6
Management Committee	6
Manager	6
Non-Defaulting Party	22
Notices	28
Occupant	6
Occupant's Improvements	6
Off-Site Improvements	6
Operating Plan	7
Owner	7
Owner's Representative	7
Person	7
Plans and Specifications	7
Prime Rate	7
Project	7
Property	1
Proposed Change Order	7
Related Person	7
Rules	34
Santa Anita Project	1
Standard Form of Lease	8
Subject Person	1
Temporary Lease	8
the indemnified parties	31

vi

EXHIBIT "G"

MANAGEMENT AGREEMENT
(SANTA ANITA PROJECT)

        THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the                          day of                                     , 200             by and between Santa Anita Associates, LLC, a Delaware limited liability company ("Company"), and Caruso Management Company, Ltd., a California limited partnership ("Manager").

R E C I T A L S:

        A.    Company is the lessee of certain lands pursuant to that certain seventy-five (75) year ground lease with two (2), ten (10) year renewal options with The Santa Anita Companies, Inc. as lessor, and has constructed thereon the shopping center commonly known as "[Santa Anita Project]", (as more particularly described in the definition of "Project"); and

        B.    Company and Manager desire to enter into this Agreement to appoint Manager to manage the Project, it being the understanding that the object of this Agreement is the provision of property management and leasing services by Manager to Company, upon all of the terms and conditions set forth in this Agreement.

A G R E E M E N T:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings respectively set forth in this Article I:

        "Accounting Firm" has the meaning set forth in the LLC Agreement.

        "Affiliate" means, with respect to any Person (the "Subject Person"), any other Person controlling, controlled by or under common control with the Subject Person. As used in this definition of "Affiliate," the term "control" means, with respect to any Person, the right to (i) the exercise, directly or indirectly, of fifty percent (50%) or more of the voting rights attributable to such Person or (ii) otherwise direct the management policies of such Person by contract or otherwise.

        "Bankruptcy" of any Person means the occurrence of any of the following events:

          (i)    if such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person of all, or substantially all, of its property; or

          (ii)    if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or substantially all of its property shall be appointed without the consent of such Person and such appointment shall remain unvacated and unstayed for a period of ninety (90) days, or if such Person shall file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

          (iii)    if such Person shall admit in writing its inability to pay its debts as they mature; or

          (iv)    if such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

          (v)    if any assets of such Person are attached, seized or subjected to a garnishment or other action by a creditor of such Person seeking to realize upon a judgment against such Person, and such attachment, seizure, garnishment or other action is not vacated, stayed or otherwise resolved within ninety (90) days thereafter.

        "Business Day" means a day which is not a Saturday, Sunday or legally recognized public holiday in the United States.

        "Capital Account" has the meaning set forth in the LLC Agreement.

2

        "Caruso Member" means the two individuals appointed by Santa Anita Holdings, LLC, a California limited liability company, from time to time as its representative on the Management Committee.

        "Cash Receipts" has the meaning set forth in Section 6.02 below.

        "Commissionable Revenue" has the meaning set forth in Section 13.01 below.

        "Common Areas" means all those parts of the Property which are not exclusively used or intended for the exclusive use of any particular Occupant. Common Areas shall include, without limitation, the following areas within the Property: parking areas, parking garage, pools, fountains, trolleys and facilities, traffic control and information signs and equipment, roadways, pedestrian sidewalks, public transportation loading and unloading facilities not devoted to a single Occupant, truckways, delivery areas, landscaped areas, community rooms, office facilities, Property Manager's office, elevators, escalators, the open air mall, including space occupied by carts or kiosks, stairs and ramps not contained within any Occupant's floor area, public restrooms and comfort stations, service areas, service and fire exit corridors and passageways, those areas within the Property and adjacent to the Property containing signs, pylons or structures advertising the Property, and other areas, amenities, facilities and improvements provided by Company for the convenience and use of Company, the Occupants and their respective concessionaires, agents, employees, customers, invitees and other licensees.

        "Company" means the limited liability company created pursuant to the LLC Agreement and the filing of a Certificate of Formation with the Delaware Secretary of State in accordance with the provisions of the Delaware Act.

        "Company's Account" means the separate account established by Company into which Manager is to deposit all amounts collected by Manager under Section 6.01 below, which may be a cash management account if required by the Company or the company's Lender.

        "Comparable Project" has the meaning set forth in Section 3.01 below.

        "Control" means, with respect to any Person, the possession, direct or indirect, of the power to (i) vote fifty percent (50%) or more of the outstanding voting securities of any Person, or (ii) otherwise direct management policies of any Person by contract or otherwise.

        "Developer" means Manager and its permitted successors and assigns to the extent expressly permitted by the Development Agreement.

        "Development Agreement" means the agreement entered into between Developer and Company in the form attached as an Exhibit to the LLC Agreement.

3

        "Discretionary Expenses" means all Operating Expenses that are not Non-Discretionary Expenses.

        "Document Request" means the form of Document Request and Lease Summary attached hereto as Exhibit "A".

        "Emergency" means an event which, in Manager's reasonable judgment, requires action to be taken prior to the time that approval could be obtained from Company (as reasonably determined by Manager) in order to comply with Legal Requirements or Insurance Requirements or to preserve the Property, or to assure the safety of any employees, Occupants, customers or invitees of the Property, or to avoid the suspension of any services necessary to, or required by, the Occupants, customers or invitees thereof.

        "Fiscal Year" means the calendar year.

        "GAAP" has the meaning set forth in Section 7.02 below.

        "Gross Income" in respect of a particular period means all minimum, fixed and percentage rents and all other receipts, revenues, proceeds and other monies received by Company, or by Manager as agent of Company, from or in connection with the operation of the Property in respect of such period, directly or indirectly and from any source whatsoever including, without limitation, all payments made to Company by Occupants including, but not limited to (i) minimum, fixed and percentage rent (including proceeds from any litigation wherein damages equivalent to or based upon rent from a defaulted tenant are recovered, exclusive of interest), (ii) Common Area maintenance charges, (iii) contributions for personal and real property taxes and sales taxes, insurance premiums and deductibles, utilities, heating, ventilating and air conditioning, domestic water and waste handling, sprinkler charges, Manager's administrative costs and any other expenses of the Property for the payment of which Occupants are obligated to contribute pursuant to their respective Leases or Property Agreements, (iv) security deposits which have been applied to rent, and (v) all proceeds from loss of rents insurance maintained by Company relating to the Property.

        "Ground Lease" means that certain seventy-five (75) year Ground Lease with two (2), ten (10) year renewal options as between The Santa Anita Companies, Inc., as ground lessor and the Company as ground lessee for the certain property on which the Project is located.

        "Horse Safety Requirements" means those horse safety requirements set forth in Exhibit "B" attached hereto.

4

        "Index" with respect to any applicable calculation that is provided for herein, for each particular year or period in question, means the "All Items" portion of the Consumer Price Index for All Urban Consumers: U.S. City Average (1982-84 = 100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the terms or number of items contained in the Index, or if the Index is altered, modified, converted or revised in any way, then the Index shall be determined by reference to the index designated as the successor to the prior Index or other substitute index published by the government of the United States and new index numbers shall be substituted for the old index numbers in making the calculations, as may be appropriate. If at any time the Bureau of Labor Statistics shall no longer publish such Index, then any successor or substitute index to the Index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication selected by Manager and reasonably acceptable to Company shall be used in evaluating the information theretofore used in determining the Index.

        "Insurance Requirements" means the requirements of any insurer or insurance carrier, to the extent that such requirements are applicable to the Property, or any portion thereof, or to Company in its capacity as owner of the Property.

        "Lease" means any lease, sublease, license to occupy or other right of occupancy, use or possession of the Property or any part of the Property, including advertising agreements and sponsorship agreements, and any amendment thereof, entered into or granted by or as agent of Company, whether temporarily or for a fixed or periodic term, including any Temporary Lease, whether or not recorded, and whether oral or written including, without limitation, any storage license, cart or kiosk lease or license, and any other specialty lease or license. "Leases" means each and every Lease in effect at the applicable time, collectively.

        "Leasing Fee" has the meaning set forth in Section 13.03 below.

        "Leasing Plan" has the meaning set forth in Section 7.02 below.

        "Legal Requirements" means all laws, statutes, codes, ordinances, orders, regulations, judgments, decrees and directions of all federal, state and local governments and courts and the appropriate agencies, officers, departments, boards, authorities and commissions thereof, whether now or hereafter enacted, to the extent that the same are applicable to the use or operation of the Property or any portion thereof.

        "Lender" means any lender under a Loan existing at any time on or after the date hereof.

        "LLC Agreement" means that certain Limited Liability Company Agreement between Santa Anita Associates Holding Co., LLC dated of even date herewith, as the same may be amended from time to time in accordance with the terms thereof.

5

        "Loan" means any loan made to Company and secured by all or any part of the Property at any time on or after the date hereof.

        "Management Duties" has the meaning set forth in Section 11.05 below.

        "Management Fee" has the meaning set forth in Section 13.01 below.

        "Management Committee" has the meaning set forth in of the LLC Agreement.

        "Managing Member" initially means Santa Anita Associates Holding Co., LLC, a California limited liability company, unless replaced pursuant to the LLC Agreement.

        "Marketing Fund" means the media fund or other like fund or organization established, operated and maintained by Manager in accordance with the Operating Budget for the advertising, merchandising and promotion of the Property.

        "Non-Discretionary Expenses" means the following Operating Expenses, the payment and amount of which are not within the discretion of Company or Manager: utility charges, scheduled payments of principal and interest on Loans, real estate and personal property taxes and assessments, insurance premiums for policies approved by Company, and amounts due and payable under service contracts and other agreements entered into in accordance with any Operating Plan.

        "Occupants" means all Persons using or in possession or occupation of any portion of the Property from time to time under any Lease.

        "Operating Budget" has the meaning set forth in Section 7.02 below.

        "Operating Expenses" means the total for each relevant period of the on-site costs and expenses incurred or accrued in respect of the Property by Company or by Manager as agent of Company in accordance with this Agreement (to the extent not paid by individual tenants). Subject to the foregoing, Operating Expenses shall include, without limitation:

          (i)    all rates, taxes, assessments and impositions whatsoever (whether assessed, charged or imposed by or under Federal, State or local Legal Requirements) assessed, charged or imposed in respect of the Property or Company in its capacity as lessee of the Property, including, without limitation, sales taxes paid by Manager with respect to goods or services benefiting the Property acquired or provided in accordance with the Operating Budget;

          (ii)    charges for supply of water, sewerage, gas, electricity and other utilities supplied to the Common Areas, and the disposal of all garbage and refuse from the Common Areas;

6

          (iii)    costs of operating, maintaining, repairing and cleaning all areas of the Property, and costs of providing on-site security personnel for the Common Areas, including the salary, wages, benefits and other costs of all on-site employees at the Property employed by Manager;

          (iv)    all charges for leasing or licensing, operating, maintaining and repairing the lighting and HVAC systems, vertical or horizontal transportation equipment, sanitary, security and fire detection and fighting equipment and all other equipment, machinery and systems provided for or to the Property from time to time, in accordance with the Operating Budget;

          (v)    the costs of leasing, maintenance, registration and other expenses incurred in respect of on-site security and maintenance vehicles used by employees of Manager in connection with the performance of services for the benefit of the Property which are properly incurred in the performance by Manager of its duties and obligations under this Agreement, in accordance with the Operating Budget;

          (vi)    all fees and charges incurred in connection with the opening, maintenance and operation of any bank accounts operated for the Property by Manager;

          (vii)    advertising, marketing and promotional costs for the Property in accordance with the Operating Budget or which otherwise have been approved in writing by Management Committee;

          (viii)    the fees of appraisers, attorneys and consultants incurred by Manager in accordance with the Operating Budget or at the written request of Management Committee in connection with the performance by Manager of its duties and obligations under this Agreement including, without limitation, the enforcement of all Leases;

          (ix)    all contributions made by Company or by Manager as agent of Company from time to time to the Marketing Fund in accordance with the Operating Budget or which otherwise have been approved in writing by Management Committee;

          (x)    the payment or reimbursement of the applicable portion of costs incurred by Company or by or on behalf of Manager for insurance and claims management services for the Property in accordance with the Operating Budget, whether such payment is incurred pursuant to any master policy covering other properties under the management of Manager, or otherwise;

7

          (xi)    all third party out-of-pocket expenses incurred by Manager in accordance with the Operating Budget or as otherwise approved in writing by Management Committee in connection with equipment and vehicles provided by or on behalf of Manager or by others for the purpose of the operation and maintenance of the Property or the applicable portion of such costs relating solely to the Property including, without limitation, all financing, leasing and other charges incurred in respect of such equipment and vehicles;

          (xii)    third party audit and accountancy fees incurred in accordance with the Operating Plan in connection with the preparation of any accounts, reports or financial statements relating solely to the Property prepared by or on behalf of Company for the purpose of providing the financial information to Company required by this Agreement and enabling Manager to perform its obligations under this Agreement;

          (xiii)    the Management Fee payable to Manager in accordance with Section 13.01 below;

          (xiv)    general expenses associated with the Property incurred in accordance with the Operating Budget or as otherwise approved in writing by Management Committee; and

          (xv)    all costs incurred in accordance with the Operating Budget or as otherwise approved in writing by Management Committee in connection with (a) complying with Legal Requirements and Insurance Requirements binding the Project, binding Company in its capacity as owner of the Project, or binding Manager in its capacity as Company's agent; and (b) enforcing compliance with Legal Requirements and Insurance Requirements binding Occupants, contractors or consultants, provided, however, that if any such noncompliance was caused by Manager's fraud, willful misconduct, gross negligence, misappropriation of funds or other intentional wrongful act or intentional wrongful omission in the performance of it tasks, any incremental increase in the cost of enforcing such compliance shall be borne by Manager and shall not be an Operating Expense;

provided, however, that notwithstanding the foregoing, "Operating Expenses" shall exclude:

        (1)    all general and administrative costs, wages, salaries and benefits of supervisory personnel employed by Manager other than at the Project site;

        (2)    income taxes, capital gains tax and any other taxes imposed on Company, Manager or Occupants in their capacities as individual taxpayers;

8

        (3)    the fees of consultants and other costs proven by Company to have been incurred as a direct result of Manager's fraud, willful misconduct, gross negligence, misappropriation of funds or other intentional wrongful act or intentional wrongful omission in the performance of its tasks or breach of this Agreement; and

        (4)    premiums and other costs payable by Manager for fidelity insurance.

        "Operating Plan" has the meaning set forth in Section 7.02 below.

        "Person" means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated association or other entity.

        "Prime Rate" means as of the first day of each month, the "Prime Rate" most recently reported in The Wall Street Journal, which rate shall be adjusted concurrently with any adjustments to such Prime Rate.

        "Project" means the property shown on Exhibit "C" attached hereto together with, to the extent of Company's interest therein, all of the improvements now or hereafter erected thereon (including, without limitation, buildings, parking structures, paved areas, any street and interior roads, landscaped areas, landscaping, sidewalks, bridges and tunnels), including the improvements commonly known as "                                    " as it may be expanded or renovated from time to time hereafter, together with all fixtures, machinery, equipment, and other property located thereon belonging to or leased or licensed by or for Company and used in connection with the operation thereof.

        "Project Agreements" means any and all reciprocal easement agreements, operating agreements, supplemental agreements and other similar agreements concerning the operation of the Project, as the same may be modified, amended, restated or supplemented from time to time.

        "Promotional Activity" means all promotional activities relating to the Project or the Company, including, without limitation, naming rights, sponsorship rights, vending agreements, banking, credit card agreements, pay phone agreements and any other type or kind of promotional activities or exclusive agreement applicable to or binding upon the Project or Company.

        "Property Manager" has the meaning set forth in Section 3.05 below.

        "REA" means those certain reciprocal easement agreements or covenants, conditions and restrictions, as same may be modified, amended, restated or supplemented from time to time, which provide reciprocal easements and other rights and obligations appurtenant.

9

        "Race Track Project" means the existing horse racing facility consisting of a grandstand, racetrack, stable and related improvements and facilities known as "Santa Anita Park" as may be modified, reconstructed, renovated or redeveloped from time to time.

        "Related Person" means, with respect to any Person (the "Subject Person"), any other Person having any of the following relationships with the Subject Person:

          (i)    any Affiliate of the Subject Person;

          (ii)    any other Person owning directly or indirectly more than fifteen percent (15%) of the issued and outstanding stock of, or more than a fifteen percent (15%) beneficial or voting interest in, the Subject Person; or

          (iii)    any other Person more than fifteen percent (15%) of the issued and outstanding stock of which, or more than a fifteen percent (15%) beneficial or voting interest in which, is owned directly or indirectly by the Subject Person;

        "Santa Anita Member" means one of the two individuals appointed by Santa Anita Commercial Enterprise, Inc. from time to time as its representatives on the Management Committee.

        "Security Deposit Account" has the meaning set forth in Section 6.03 below.

        "Standard Form of Lease" means (i) the standard form leasing documents for Leases as reasonably modified from time to time by the Manager, and (ii) for Leases, with any national tenant, either: (a) leasing documents that are materially consistent with the leasing documents generally used by Manager and its Affiliates and such tenant at other properties managed by Manager and its Affiliates; or (b) to the extent that Manager and its Affiliates do not have a prior relationship with the national tenant, then leasing documents (x) that are used by such national tenants at other locations, or (y) the standard form leasing documents for Leases, as the same may be amended or restated from time to time in accordance with the provisions of this Agreement.

        "Taxable Year" means the taxable year of the Company, which shall be the calendar year, unless the Company otherwise notifies Manager of a change in the taxable year of the Company.

        "Temporary Lease" means any Lease of a temporary or seasonal nature, having a term, including renewal options (if any) of one (1) year or less, including without limitation, short-term concessions or license agreements and cart or kiosk leases or licenses for one (1) year or less.

10

ARTICLE II

APPOINTMENT

        Company hereby appoints Manager as the exclusive manager to rent, lease, operate, manage and direct the operation of the Project subject to the terms and conditions hereinafter set forth.

        Company and Manager acknowledge that Company may engage Developer as the exclusive developer for the Project pursuant to the Development Agreement with respect to the initial development and any expansion, redevelopment or refurbishment of the Project.

ARTICLE III

MANAGER'S DUTIES

        Section 3.01    Operating Standard; Duties.    Manager shall exercise its powers and perform its duties and obligations under this Agreement in a good faith and diligent manner, and shall (provided the Company makes funds available) exercise professional competence in managing the Project for the initial give (5) year term following the opening of the Project at the standard currently existing as of the date of this Agreement for "The Grove", located at 101 The Grove Drive, Los Angeles, California, and after the initial five (5) year term following the opening of the Project, at the prevailing standard of industry practice for first-class open-air lifestyle and entertainment centers in the Southern California area (individually or collectively, as the case may be, the "Comparable Project"). Manager shall provide to Company the full benefit of the judgment, experience and advice of the members of Manager's organization and staff. Manager represents and warrants that it, together with its Affiliates, has the skill and experience necessary to perform its obligations in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Manager shall perform the following duties, subject to the limitations imposed by the Operating Plan and all other provisions of this Agreement:

                (a)   The billing and collection of all amounts payable to Company by Occupants under the Leases, and other amounts included in Gross Income and the prompt deposit of all such amounts received by Manager in the Company's Account;

11

                (b)   To the extent funds have been made available by Company through deposits into the Company's Account, the payment of all Operating Expenses and capital expenses of the Project;

                (c)   Subject to the Operating Plan, the negotiation of Leases and service and maintenance agreements, the administration and enforcement by commercially reasonable methods of all Leases and all other service, maintenance and other agreements or contracts made by or as agent of Company for the Project, and the performance of the obligations specified in Article IV below relating to the leasing of the Project;

                (d)   Fulfill the obligations of Company subject to the approved Operating Budget, set forth in the in the REA and Project Agreements;

                (e)   The selection, engagement, employment, payment, supervision, direction and discharge of all Project employees reasonably necessary or appropriate for the proper, safe and economic operation and maintenance of the Project, in number and at wages in accordance with the Operating Budget, the carrying of Worker's Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and the use of reasonable care in the selection, supervision and discharge of such employees. Manager shall use its diligent, good faith efforts to comply with all laws and regulations and collective bargaining agreements, if any, affecting such employment. All persons employed in connection with the operation and maintenance of the Project shall be employees of Manager or its Affiliates, not Company, or employees of contractors providing contract services to the Project;

                (f)    The cleaning, maintenance, servicing and repair of the Project (whether by employees of Manager or through supervision of contractors), including all machinery, equipment and other items whether leased or provided by Manager or provided by Company for the operation of the Project, in accordance with Article XI below;

                (g)   The management and administration of the Marketing Fund and the advertising, merchandising and promotion of the Project and the Occupants' (if required by any Project Agreements or Leases) respective businesses in accordance with the Operating Plan and this Agreement or as otherwise approved in writing by Management Committee;

12

                (h)   The provision to Company of the financial, accounting and reporting services relating to the Project specified in Article XII below;

                (i)    The making of recommendations concerning the Project (including, without limitation, as to the tenant mix, maintenance, refurbishment of the Project and structural alterations or improvements to the Project) as Management Committee may from time to time reasonably require;

                (j)    Prepare, maintain and provide (at the request of Management Committee) copies to Management Committee of all depreciation schedules for the machinery, equipment and other property located at the Project;

                (k)   Notify Company in its quarterly report to Company of any material tax assessments, reassessments, or other impositions relating to the Project or to Company received by or on behalf of Manager and the handling of any relevant appeals at the request and cost of Company;

                (l)    Attend, by telephone or, at the request of Management Committee, in person (in which event, Manager shall be reimbursed for reasonable travel costs), such meetings with the representatives of Management Committee on a quarterly basis and at such other times as Management Committee may reasonably require (provided Manager receives reasonable notice thereof) for the purposes of delivering Operating Plans, reports, financial statements and other documents, making such recommendations or discussing such aspects of the operation and management of the Project as Manager is required to provide under this Agreement, provided that this provision will not be deemed to require Manager to deliver Operating Plans, reports, financial statements or other documents at times earlier than the times otherwise set forth herein;

                (m)  Pursuant to Article XIV, formulating and, subject to the Company's approval, implementing an insurance program for the Project;

13

                (n)   The management, administration and coordination of all design and construction associated with the maintenance, repair and/or leasing of the Project including all tenant improvements to be constructed at the Project (which services shall be supervised by Manager but may be conducted by an Affiliate of Manager at no additional cost or expense to the Company), provided, however, that Manager shall not be required to perform any actual design or construction work, and provided further that with respect to tenant improvements, Manager shall only be responsible for the approval, supervision and coordination of the design of any Occupant's store to the extent contemplated in such Occupant's Lease, including without limitation the design of such Occupant's store front and the specifications of such Occupant's equipment;

                (o)   Keep the Management Committee reasonably informed through reports at regular quarterly meetings with Management Committee with respect to any other material matters relating to the management, leasing and operation of the Project;

                (p)   Cause the Project to be operated in a manner which uses all good faith, diligent and reasonable efforts to comply with the Horse Safety Requirements, and

                (q)   Perform all additional duties which Management Committee may reasonably require Manager to perform from time to time which are (i) consistent with the provisions of this Agreement, and (ii) generally performed by property managers of a Comparable Project.

        Section 3.02    Independent Contractor; Employees.    In performing its duties hereunder, Manager at all times shall be acting as an independent contractor contracted by Company (except where acting as agent for Company as specifically required pursuant to this Agreement) and all contractors or consultants engaged or supervised by Manager shall be independent contractors or employees of Manager. All personnel performing services at the Project shall be independent contractors of, or employed by Manager or its Affiliates and Manager shall oversee such Project independent contractors and employees in the discharge of their duties.

        Section 3.03    Compliance with Requirements.    Subject to the Operating Plan or as otherwise approved or authorized in writing by Management Committee and Manager, Manager, on behalf of Company, shall manage, maintain, lease and operate the Project in compliance with the following:

                (a)   all Legal Requirements concerning the Project;

14

                (b)   the provisions of all mortgages, notes, deeds of trust and any other instruments encumbering the Project;

                (c)   all Insurance Requirements;

                (d)   the Leases;

                (e)   all Project Agreements;

                (f)    the REA;

                (g)   all covenants binding Manager under agreements or arrangements made with third parties including, without limitation, contractors, consultants and the lessors of any leased equipment or machinery, and, to the extent it is in Manager's legal capacity to do so, Manager shall perform all obligations binding Company under agreements or arrangements made with third parties; and

                (h)   Comply With all Horse Safety Requirements.

        If Manager ascertains that the Project is not in compliance with any of the foregoing items and such compliance is not contemplated by the Operating Plan, Manager shall notify Management Committee in writing, and Management Committee shall instruct Manager in writing as to how to proceed. To the extent that Manager complies with Management Committee's instructions relating to Company's, Manager's or the Project's compliance or non-compliance with any of the foregoing items, Manager shall in no event be deemed in breach of any provision of this Agreement, and Manager shall be fully indemnified under the provisions of Section 18.15(b) below.

        Notwithstanding the foregoing, Manager, with the prior written approval of Management Committee, shall be entitled to contest in good faith any Legal Requirement or Insurance Requirement provided that such contest is not reasonably expected to result in the cancellation or interruption of insurance coverage for the Project or subject Company to any civil or criminal liability or fines and is not reasonably expected to result in a breach, violation or termination of any mortgage, Lease or other material contract or agreement encumbering or relating to the Project. Manager's good faith noncompliance with the applicable Legal Requirement or Insurance Requirement shall not be deemed a default under this Agreement provided that Manager prosecutes such contest in good faith and with due diligence to a final determination.

        Section 3.04    Implementation of Operating Plan.    Manager shall use its diligent and good faith efforts to implement the terms of each approved Operating Plan and shall exercise control over and shall expend or otherwise transfer rents and all other sums received as agent of Company in accordance with the terms hereof. Manager shall not take any actions which are inconsistent with the Operating Plan and are not otherwise authorized in writing by Company, provided that Manager may exceed the annual Operating Budget with respect to the payment of Operating Expenses as set forth in Section 8.01 below.

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        Section 3.05    Property Manager.    Manager shall retain the services of an experienced property manager, and such other personnel as are specifically approved by the Company pursuant to a separate line item contained in the Operating Budget (as employee(s) of Manager) (the "Property Manager"), at Company's cost (which costs will be included in the Operating Budget for the applicable Fiscal Year), to perform the on-site management functions specified herein.

        Section 3.06    No Default.    Notwithstanding anything to the contrary in this Agreement, except to the extent that the payment of additional monies is proven by Company to have been required as a direct result of Manager's fraud, willful misconduct, or gross negligence, Manager shall not be required to expend money in excess of that contained in the Company's Account or otherwise made available by Company to be expended by Manager hereunder. Manager will not be in breach or default of any obligation under this Agreement if, upon receipt of a timely written request from Manager, Company fails to advance funds as provided in Article IX below, fails to make a decision, recommendation or request, fails to give a direction, approval or consent, fails to execute any notice or document required by Manager, or fails to make a demand or other communication in any such case necessary for the performance by Manager of that obligation under this Agreement.

        Section 3.07    Powers, Duties and Obligations.    For the purposes of carrying out its duties referred to in this Agreement, Manager shall have the right, duty and obligation to perform the following functions and activities from time to time during the continuance of this Agreement, in each case subject to the limitations, if any, set forth in this Agreement:

                (a)   To enter upon the Project for the purposes of carrying out the provisions of this Agreement;

                (b)   Preparing, supervising the preparation of, and submitting to the Management Committee the Operating Plan and Operating Budget as provided in Article VII;

                (c)   Properly administer the day-to-day activities at the Project, and implement all actions necessary or appropriate to implement the approved Operating Plan and Operating Budget as provided in Article VII;

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                (d)   To negotiate Leases in Company's name and implement rent escalations, the terms of such Leases and rent escalations to be in accordance with the Leasing Plan;

                (e)   To execute in Company's name all Temporary Leases, and all licenses or other occupancy agreements negotiated for Common Areas, provided that Manager shall have obtained Management Committee's prior written consent with respect to those Leases and agreements requiring such consent pursuant to Article IV below, and, for the purpose only of such execution, Company hereby appoints Manager as Company's attorney-in-fact;

                (f)    Recommending for approval by the Management Committee specific policies, plans and procedures for security, maintenance, marketing/promotional, sponsorship and other operating aspects of the Project (in each case, addressing integration and synergies with the Racetrack Project and periodically updating such policies, plans and procedures no later than sixty (60) days prior to the commencement of each fiscal year, or more frequently as reasonably requested by Management Committee;

                (g)   Contracting on behalf of the Company for all supplies, equipment, repairs, improvements, and services for the Project in accordance with the last approved Plan and Operating Budget as provided in Article VII;

                (h)   As agent for Company but without need for consent of Company except as set forth in writing by Management Committee, to institute, prosecute, defend, settle or otherwise deal with (a) any claim or legal proceeding against Company alleging damages related to or resulting from personal injury or personal property damage which occurred on or about the Project which is not covered by Company's insurance or Company's self-insured retention, but is likely to be settled or otherwise resolved at a total cost to Company (including attorneys' fees and expenses and payments made to any claimant or potential claimant) that is equal to or less than ***, subject to annual increase on each January 1 commencing on the year after the Project opens to the pubic based on the percentage increase in the Index during the preceding Fiscal Year, (b) any litigation or claims involving any tenant defaults or delinquencies (which the Manager may undertake without the consent of Company only if the amount of litigation expenses incurred or projected to be incurred by the Company is reasonably anticipated to be less than *** and any collection or enforcement action or eviction proceeding commenced in the ordinary course of business with respect to any Lease, and (c) the settlement of any legal proceedings against the Company or the confession of any judgment against any Company or any property of the Company if the amount of any such settlement or judgment is less than ***;

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                (i)    As agent for Company, to accept and receive all Gross Income for deposit into the Company's Account;

                (j)    To advertise, merchandise and promote the Project in accordance with the Operating Plan or as otherwise approved in writing by Management Committee, including supervising the preparation, dissemination and execution of advertising, publicity and community and press relations for the Project;

                (k)   Supervising and coordinating the operation, management, maintenance and repair of the Project;

                (l)    To select, retain, engage, employ, replace, supervise, dismiss, or otherwise deal with any contractors, vendors or consultants as may be reasonably necessary or desirable for the efficient management and operation of the Project by Manager in accordance with the Operating Plan, provided that such contractor, vendor or consultant is not a Related Person of Manager and the applicable contract or agreement shall not be for a term longer than one (1) year unless such contract may be terminated on no more than thirty (30) days' notice without charge or penalty; and

                (m)  Subject to the Operating Plan or as otherwise authorized or approved in writing by Management Committee, to do and perform in respect of the Project all things reasonably necessary or appropriate on the part of Manager in compliance with the covenants and obligations of Manager herein contained to fully and effectively manage the Project and otherwise perform its obligations hereunder.

        Section 3.08    Instructions to Manager.    To be effective, any notices, requests or instructions given to the Manager by the Management Committee, pursuant to this Agreement, must be in writing and signed by one of the Santa Anita Members on behalf of Santa Anita Commercial Enterprise, Inc. and by one of the Caruso Members on behalf of Santa Anita Associates Holding Co., LLC.

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ARTICLE IV

LEASING THE PROJECT

        Section 4.01    Leasing Obligations.    Manager shall use its diligent, good faith efforts during the term of this Agreement to lease the Project in accordance with the Leasing Plan and shall exercise professional competence in leasing the Project at the prevailing national standard of industry practice for Comparable Project. In connection therewith, Manager shall:

                (a)   use the Standard Form of Lease as the basis for the negotiation of all Leases;

                (b)   subject to and in accordance with the terms of the Leasing Plan, negotiate the terms and conditions of all Leases, including, without limitation, all extensions, renewals, amendments and modifications thereto, in accordance with the Operating Plan;

                (c)   arrange for the execution of Leases and all amendments and modifications thereto by all parties thereto, and distribute copies thereof in accordance with this Agreement;

                (d)   locate and endeavor to secure, in accordance with the Leasing Plan, suitable Occupants for all areas of the Project that may be vacant from time to time or are to become vacant in the near future and are reasonably available for occupation or use, including, to the extent applicable, the Common Areas;

                (e)   review the general suitability of prospective Occupants and, to the extent Manager may deem it reasonably necessary or appropriate, seek references from prospective Occupants and conduct such other investigations as will establish whether or not the prospective Occupant is capable of performing all obligations which the prospective Occupant would be required to perform under its Lease;

                (f)    coordinate the activities of management, leasing, design and engineering personnel and/or consultants to implement the leasing program for the Project; and

                (g)   perform such other leasing activities as may be required by and consistent with the prevailing national standard for properties of a similar type and quality as the Project.

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        Section 4.02    Brokers.    Manager may engage and cooperate with brokers, as may be reasonably necessary or appropriate, so as to secure prospective tenants for the Project. The Company will pay a third party independent broker in accordance with the approved Operating Budget.

        Section 4.03    Temporary Leases.    Manager is authorized to execute Temporary Leases (including, without limitation, all extensions, renewals, amendments and modifications thereto) as agent of Company, without seeking Management Committee's consent thereto. Manager shall deliver a conformed copy of any such executed Temporary Lease (and all extensions, renewals, amendments and modifications thereto) to Company promptly after Company's request therefore.

        Section 4.04    Leases.    Manager shall deliver a Document Request (which shall contain the Lease Summary information described in Exhibit "A") to Management Committee within ten (10) Business Days after Manager's approval of the proposed lease terms for a Lease as set forth in the Document Request. If the terms and conditions of any Lease are consistent with the Operating Plan and the Leasing Plan or have otherwise been approved in writing by the Company (or in the Company's LLC Agreement), Manager is authorized to execute such Lease (including, without limitation, all extensions, renewals, amendments and modifications thereto) as agent of Company, without seeking Management Committee's consent thereto. Manager shall deliver a conformed copy of each such executed Lease (and all extensions, renewals, amendments and modifications thereto) to Management Committee within ten (10) Business Days after Manager's execution thereof.

        Section 4.05    Leasing Fee.    Manager shall be entitled to receive fees in connection with the negotiation and execution or administration of Leases in accordance with Section 13.03 below as its sole compensation for the leasing services contemplated by this Article IV.

        Section 4.06    Occupant Improvements.    Manager shall review, approve and coordinate the design of the Occupants' stores to the extent contemplated in the Occupants' respective Leases, including without limitation obtaining and reviewing design drawings for Occupants' store fronts and specifications for Occupants' equipment, and monitoring the progress of Occupants' construction of standard tenant improvements at the Project.

ARTICLE V

TENANT RELATIONS

        Section 5.01    Tenant Relations.    Manager shall exercise its diligent and professional good faith efforts consistent with Article IV above to maintain good tenant relations with Occupants of the Project in a reasonable manner, and shall exercise professional competence in maintaining good tenant relations at the prevailing national standard of industry practice for Comparable Project.

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        Section 5.02    Procedures.    Manager shall establish procedures for the prompt receipt, investigation and handling of Occupant requests and complaints, and shall request that any and all allegations by Occupants of defaults by Company or Manager under the Leases be made in writing.

        Section 5.03    Enforcement of Leases.    Manager shall establish procedures consistent with this Agreement for the collection and receipt of rent and all other charges due Company under and in accordance with the Leases, including procedures for advising Occupants of overdue rent. To the extent commercially reasonable, Manager shall, as agent of Company:

                (a)   subject to the limitations set forth in Section 3.07(d) above, engage attorneys experienced in the field of landlord-tenant relations to prosecute defaults under any of the Leases without the consent of the Management Committee only if the amount of litigation expenses incurred or projected to be incurred by Company is reasonably anticipated to be less than ***;

                (b)   take such other action as may be directed by Company to enforce the Leases; and

                (c)   hire auditors to audit Occupants in order to collect applicable sales information.

        Section 5.04    Performance of Company's Obligations.    Manager shall use its diligent and professional efforts to cause to be performed the duties of Company for day-to-day management of the Project under each Lease. All services to be provided by Company, as landlord, under Leases (which may include, by way of example, common area maintenance, normal repairs and maintenance, cleaning and janitorial services) shall be arranged for and supervised by Manager.

ARTICLE VI

RECEIPTS

        Section 6.01    Company's Account.    Company shall establish, and Manager shall maintain, the Company's Account in the name of Company at an institution selected by Management Committee from time to time. All funds on deposit in the Company's Account or otherwise held by or in the name of Manager as managing agent for Company, shall be held by Manager in trust for Company and shall not be commingled with Manager's others funds. Except as expressly set forth herein, no accounts (other than the Company's Account) shall be established with respect to the Project, except to the extent (i) approved by Management Committee, which consent may be withheld in Management Committee's sole and absolute discretion or (ii) required pursuant to the terms and conditions of any Loan.

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        Section 6.02    Cash Receipts.    Except as provided in Section 6.03 below, all rent and other monies with respect to the Project received by Manager from whatever source (the "Cash Receipts") shall promptly be deposited by Manager into the Company's Account.

        Section 6.03    Security Deposit Account.    Manager shall deposit into a segregated interest bearing deposit account (hereinafter referred to as the "Security Deposit Account"), prior to the close of business of the third succeeding Business Day after receipt by Manager, all security deposits. If any Lease requires the security deposit or any other payment to be held in an interest bearing account, Manager shall so comply. Manager shall hold all security deposits received in a form other than cash (e.g., letters of credit or certificates of deposit) in a safe and secure location. Manager shall from time to time withdraw funds from any Security Deposit Account (and convert any non-cash security deposits to cash) and deposit the same in the Company's Account in accordance with the terms of the Leases. Manager shall not commingle security deposits with any funds or other property of Manager. Manager shall from time to time withdraw funds from the Security Deposit Account (and convert any non-cash security deposits to cash) as are necessary to return a security deposit or any portion thereof to a tenant as required pursuant to the terms of its Lease or as may be otherwise directed by Company.

ARTICLE VII

OPERATING PLAN

        Section 7.01    Initial Operating Plan.    Manager shall prepare and submit to Management Committee on or before one hundred eighty (180) days prior to the scheduled opening of the Project, a preliminary Operating Plan for the 200     Fiscal Year. Thereafter, Manager will submit a revised Operating Plan to the 200     Fiscal Year, as revised to take into account any comments received by the Management Committee with respect to the preliminary Operating Plan, on or before sixty (60) days prior to the scheduled opening of the Project. Management Committee will provide comments to the Manager on the preliminary Operating Plan within thirty (30) days of its receipt. Within ten (10) days following the date of Management Committee's comments, Manager shall submit the final Operating Plan for the 200     Fiscal Year to Management Committee for its review and final approval.

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        Section 7.02    Submission of Operating Plans.    On or before October 15 for each year following the initial Operating Plan, Manager shall submit a draft Operating Plan for the ensuing Fiscal Year to Management Committee for its review. Management Committee shall provide comments to the Manager on the draft Operating Plan on or before November 1 of such year. On or before November 15 for such year, Manager shall submit a final Operating Plan for the ensuing Fiscal Year incorporating the comments and changes requested by Management Committee. The Management Committee shall provide its approval (or its disapproval) of the final Operating Plan for the ensuing Fiscal Year on or before December 1 of the preceding year. Each Operating Plan submitted by Manager to Management Committee shall incorporate:

                (a)   an operating budget (the "Operating Budget") for such Fiscal Year setting forth, with reasonable specificity, the estimated Gross Income, operating and extraordinary expenses (including capital expenditures) of the Project on a monthly basis;

                (b)   a monthly income statement prepared in accordance with generally accepted accounting principles ("GAAP");

                (c)   a monthly cash flow statement separately reflecting cash flow from sales activities and cash flow from operating activities;

                (d)   a schedule reflecting monthly contributions by and Cash Flow distributions to the Company;

                (e)   the leasing plan for the Project (the "Leasing Plan"), which shall set forth in reasonable detail the following items:

    (i)
    a description of the proposed size of, type of tenants for and pro forma rent for each tenant space and tenant improvement allowances;

    (ii)
    a merchandising plan for such vacant space;

    (iii)
    the proposed material economic terms for each lease of each vacant space; and

    (iv)
    Leasing Guidelines shall include items (i), (ii) and (iii) above for any space reasonably anticipated to be vacant within the next Fiscal Year, and such other information provided in the form of Document Request attached hereto as Exhibit "A".

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                (f)    a monthly capital expenditures budget for such Fiscal Year and a quarterly schedule reflecting the estimated capital expenditures for such Fiscal Year;

                (g)   a staffing plan identifying all key members of the Manager's team along with a description of the role to be played by each such member;

                (h)   Manager's marketing plan for the Project;

                (i)    the type and coverage level of all insurance for the Project to be maintained during such Fiscal Year;

                (j)    a summary of all agreements relating to the Project between Manager and/or any Affiliate thereof) and Company;

                (k)   a projection setting forth the estimated annual revenues, expenses and net operating income expected to be incurred for the ensuing Fiscal Year, which shall be updated periodically to compare the actual results to the projected results set forth in the Operating Budget; and

                (l)    such other items as are reasonably requested by Company and/or as otherwise reasonably necessary to keep the Company informed as to the business and affairs of the Company.

        The Operating Plan shall be in form and substance reasonably acceptable to Management Committee, and shall be submitted together with a report containing recommendations for the subsequent Fiscal Year in relation to any matters deemed appropriate by Manager or reasonably requested by Company. The Operating Plan for the applicable Fiscal Year (or other period) that is approved by Company is referred to as the "Operating Plan."

        Section 7.03    Management Committee's Approval.    Management Committee shall approve or disapprove Manager's proposed Operating Plan or specific items in such proposed Operating Plan on or before December 1 of the year preceding each Fiscal Year. Management Committee's failure to respond within such period shall be deemed a disapproval of the Operating Plan as submitted. Upon Manager's receipt from Company of a request for supplemental information regarding the proposed Operating Plan or any component thereof, Manager shall diligently undertake to modify the disapproved matters or to provide Company with such requested supplemental information. Pending the resolution of any such dispute within the Management Committee, the submitted Operating Plan shall control with the sole exception of those specific items not approved by Management Committee, and the Operating Plan for the preceding Fiscal Year (exclusive of any line items relating to expenditures for specified capital works which shall be established by Management Committee) shall control with respect to those specific items not approved by Management Committee; provided, however, that unless Management Committee and Manager otherwise agree:

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                (a)   individual unapproved line items may be increased to such amount as may be necessary for Non-Discretionary Expenses and any Operating Expenses incurred in connection with any Emergency;

                (b)   any other unapproved line item relating to Operating Expenses payable to (A) third parties who are not Related Persons to Manager pursuant to the existing terms of existing contracts or (B) Related Persons to Manager pursuant to the existing terms of existing contracts (other than the renewal terms of contracts which automatically renew upon expiration pursuant to the terms thereof) in each case with respect to clauses (A) and (B) which are known at that time to have increased or decreased in cost shall be increased or decreased, as applicable pursuant to the existing terms of existing contracts, to the then current level as of the end of such prior Fiscal Year;

                (c)   any line items relating to expenditures for capital works or other capital expenditure in the Operating Plan for the preceding Fiscal Year shall be disregarded except where the capital expenditure approved for the preceding Fiscal Year remains to be paid in accordance with the approval; and

                (d)   with respect to each other unapproved line item of the submitted Operating Budget, the amount for such line item set forth in the Operating Budget for the preceding Fiscal Year shall be increased by the percentage increase in the Index during the preceding Fiscal Year.

        Section 7.04    Monthly Operating Plan Updates.    The Operating Plan (including, without limitation, the income statement, cash flow statement and projected development and construction costs) shall be updated on a monthly basis to reflect (i) the actual results of the operations of Company from the beginning of the Fiscal Year through the last complete calendar month ending prior to the month in which such updated plan is provided; and (ii) variance reports to show variances to the approved Operating Plan. If any material changes to the Operating Plan are required, then Manager shall deliver an updated Operating Plan to Management Committee within forty-five (45) days after the Manager reasonably determines that such material changes are required.

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        Section 7.05    Operating and Capital Plans.    On or before December 1, 200    , and on or before December 1 for each Fiscal Year thereafter, Manager shall submit for informational purposes only, a proposed operating and capital plan for the Fiscal Year following the ensuing Fiscal Year to the Management Committee.

        Section 7.06    Miscellaneous Provisions.    Manager shall operate the Project in accordance with the applicable Operating Plan and Operating Budget with such variances as may be permitted pursuant to Article VIII. Manager may from time to time recommend to Management Committee proposed amendments to the then current Operating Plan or Operating Budget, and upon Management Committee's written approval thereof, Manager shall operate the Project in accordance with the Operating Plan or Operating Budget as so amended. Any inconsistencies between the terms and conditions of this Agreement and the provisions of any Operating Plan shall be governed by the provisions of the Operating Plan. Manager shall not be deemed to be in breach of its obligation to comply with the operating standards provided in this Agreement to the extent that the failure to comply with such standards results from insufficient funds due to Management Committee's refusal to approve any element of an Operating Plan proposed by Manager, or insufficient funds being on deposit in the Company's Account due to withdrawals by Company, provided, however, that the foregoing shall not be deemed to relieve Manager from liability for such obligations if the need for such funds resulted from Manager's fraud, willful misconduct, dishonesty, bad faith, gross negligence, recklessness or breach of this Agreement.

ARTICLE VIII

DISBURSEMENTS

        Section 8.01    Payment of Operating Expenses.    Subject to the provisions of Article IX below, Manager shall pay, prior to delinquency, during each month of the term hereof from funds on deposit in the Company's Account as provided in Section 8.02 below, all Operating Expenses due and payable in accordance with the Operating Budget without further consent of Management Committee, and such further sums as Management Committee may have directed in writing Manager to pay. In addition, Manager may pay the following Operating Expenses without obtaining Management Committee's consent whether or not the amount thereof is in excess of the respective amounts set forth therefor in the Operating Budget: (1) all Non-Discretionary Expenses and (2) Emergency expenditures in accordance with Section 11.04 below.

        Section 8.02    Checks.    Manager shall designate two or more officers or employees to sign checks, and all checks in the amount of Twenty-Five Thousand Dollars ($25,000.00) or more shall require two (2) signatures, for the payment of Operating Expenses due and payable in accordance with the Operating Budget and such further sums as Management Committee may have directed in writing Manager to pay, from the Company's Account. Except for the drawing of funds from the Company's Account as expressly authorized herein, Manager shall not have any authority to withdraw funds from, or otherwise give instructions relating to, the Company's Account. Management Committee shall designate one or more representatives of Company as signatories on the Company's Account which representatives shall have the right to sign checks, draw funds from and otherwise give instructions relating to the Company's Account.

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ARTICLE IX

ADVANCES FOR OPERATING EXPENSES

        Section 9.01    Notification.    Pursuant to Section 12.01 below, Manager shall submit to Management Committee, on a monthly basis, an estimate of the Operating Expenses (including the fees payable to Manager pursuant to Section 13.01 and Section 13.03 in the ensuing calendar month) and other items required to be paid by Manager hereunder which will become due during the ensuing calendar month and the dates on which such amounts will be payable. In addition, if, during any month within the term of this Agreement, Manager determines that the balance in the Company's Account is or will be insufficient to pay Operating Expenses and any other items required to be paid by Manager hereunder, Manager shall promptly notify Management Committee of that event and of the amount of the deficiency, actual or anticipated. Such notice shall be accompanied by an explanation for any variance from the Operating Budget, and, unless any such variance is the result of Company's withdrawal of funds from the Company's Account, then as promptly as practicable thereafter Manager shall deliver to Management Committee for Management Committee's reasonable approval a revised Operating Budget for the remainder of the applicable Fiscal Year.

        Section 9.02    Company's Advances.    Promptly after receipt of the Manager's estimate under Section 9.01 above or upon written request by Manager, Company shall have the right but not the obligation to advance or cause to be advanced to the Company's Account such funds as are necessary to pay Operating Expenses as they become due. Manager's obligation to pay the obligations of the Project and Company under this Agreement is conditioned upon the availability of sufficient funds (from a Person other than Manager) to perform such obligation, and, Manager shall not be deemed in default of any provision of this Agreement for its failure to pay or discharge any Operating Expenses or other Project expenses to the extent the balance of the Company's Account is insufficient to pay the same.

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ARTICLE X

FIDELITY INSURANCE COVERAGE

        Manager and all officers and employees of Manager who may handle or are responsible for the handling of receipts or disbursements shall be covered by insurance maintained by Manager, at its sole cost and expense, in an amount not less than Five Million Dollars ($5,000,000) for employee dishonesty coverage against any and all loss, theft, embezzlement or other fraudulent acts on the part of Manager or Manager's employees, and not less than One Hundred Thousand Dollars ($100,000) for money and securities on and off the premises, transit and depositors forgery coverage, indemnifying Company, as obligees, against any and all loss, theft, embezzlement or other fraudulent acts on the part of Manager or Manager's employees.

ARTICLE XI

MAINTENANCE OF THE PROJECT

        Section 11.01    Standard.    Manager shall cause the Project and all buildings, improvements and systems comprising same to be maintained at a standard not less than the standard for the Comparable Project. In connection therewith, Manager shall use its professional and diligent good faith efforts to contract in the name and at the expense of Company, for all services and utilities necessary for the efficient maintenance and operation of the Project, as contemplated by the Operating Plan. Manager shall not enter into any contracts as agent of Company without the prior written consent of Management Committee unless (1) the payments required to be made by Manager and/or Company under such contract, in the aggregate, are contemplated by the applicable Operating Plan, (2) such contract is for a term no longer than one (1) year unless such contract may be terminated on no more than thirty (30) days' notice without charge or penalty, and (3) such contract is not with a Related Person to Manager, in which event Manager shall be entitled to enter into such contract without Management Committee's consent. All work for the maintenance and repair of the Project shall be performed by independent contractors or affiliates of Manager, or by Manager's or Project employees, except to the extent required by Manager's gross negligence, willful misconduct or fraud.

        Section 11.02    Supplies and Equipment.    Manager shall, at Company's expense, purchase such supplies, equipment and services as are necessary for the maintenance and operation of the Project; provided, however, that except as otherwise expressly permitted hereunder no disbursement for this purpose shall exceed the amount set forth in the Operating Budget (subject to variances permitted by Section 8.01 above) and no such disbursement shall be made unless the necessary funds are available to Manager from the Company's Account.

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        Section 11.03    Enforcement of Contracts.    In connection with the maintenance and operation of the Project, Manager shall take all commercially reasonable steps, including legal action when authorized in writing by Management Committee, to enforce all maintenance, service and supply contracts, guarantees, warranties, bonds and other third party contractual undertakings, if any.

        Section 11.04    Emergencies.    In the event of an Emergency, Manager may make such repairs to the Project and take such other actions as Manager may deem reasonably necessary irrespective of any cost limitations or other restrictions imposed by this Agreement, provided, however, that Manager will use its diligent good faith efforts to notify Management Committee prior to making any such repair or taking any such action and shall not take any such action if Management Committee has otherwise directed Manager in writing following receipt of such notification. Promptly, but not later than three (3) Business Days, after an Emergency, or after knowledge of any conditions which require maintenance or repair work at a projected cost in excess of the annual amounts authorized in the Operating Plan, Manager shall deliver a written notice thereof to Management Committee advising Management Committee of the nature of the Emergency, the estimated costs of any repairs or actions required as a result of the Emergency (to the extent such costs are known by Manager), together with its recommendations with regard thereto.

        Section 11.05    Management Duties.    Subject to the terms and conditions provided herein, Manager shall use its good faith diligent and professional efforts to cause to be performed all duties of Company for management and operation of the Project (the "Management Duties") as such duties are set forth in any Project Agreements and REA. Notwithstanding the foregoing, Manager shall arrange for and supervise the performance of all material duties of Company as set forth in the Project Agreements and the REA (including any supplemental agreements) for the operation, maintenance, service and repair of the Project, including, without limitation, the Common Areas. In addition, Manager shall be entitled to invoke Company's rights under the Project Agreements with respect to the Management Duties.

        Section 11.06    Promotional Activities.    Manager shall use its good faith diligent and professional efforts to conduct or cause to be conducted an advertising and promotional program for the benefit of the Project to the extent provided in the Operating Plan, including, but not limited to, preparing an annual promotional budget planning seasonal promotional campaigns and coordinating tenant participation in a regular ongoing advertising program. The cost of such advertising and promotional service, including, without limitation, the actual cost for radio, newspaper, television, artwork, paper, stationery, etc. and office equipment, utilities and telephone shall be the obligation of the Occupants and Company; provided, however, that Manager shall not exceed the amounts set forth in the approved Operating Budget for such services unless specifically authorized in writing by Management Committee.

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        Section 11.07    Comply With Management Committee's Standards and Instruction.    Manager agrees to abide by those reasonable standards and instructions which Management Committee may issue from time to time regarding the operation of the Project. Notwithstanding the authority granted herein, Manager further agrees to abide by those reasonable standards and instructions which Company may issue from time to time regarding the operation of the Project.

ARTICLE XII

RECORDS AND REPORTS

        Section 12.01    Monthly Reports.    Manager shall send to Company the following at the expense of Company:

                (a)   Manager shall cause an unaudited monthly balance sheet and income statement to be transmitted electronically to Management Committee no later than 5:00 p.m. (PST) on the tenth (10th) Business Day following the end of each such calendar month.

                (b)   Within thirty (30) days after the end of each month, in each case certified by Manager as being true and correct in all material respects and prepared in accordance with GAAP and generally accepted industry standards: (i) a leasing activity report, and copies of completed Lease Document Requests approved by Manager during such month; (ii) monthly financial statements (including, without limitation, an accrual based balance sheet and income statement); (iii) a statement of the cash flow for Company and an explanation of any profit and loss variance to the Approved Plan in excess of One Hundred Thousand Dollars ($100,000); (iv) a progress report on any construction work being undertaken by Company during the period of such construction work (to the extent not otherwise delivered to Company pursuant to the Development Agreement); (v) a report of all capital expenditures with an explanation of each item that exceeds the Approved Plan by the greater of One Hundred Thousand Dollars ($100,000) or five percent (5%) of any individual line item; and (vi) a budget analysis including, without limitation, the actual and expected total projected cost variances, by line item, to the Operating Budget most recently submitted to Management Committee;

                (c)   Each monthly report shall also include the following information:

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    (i)
    (A) a detailed general ledger, (B) a check register, (C) a cash receipts journal (by tenant), (D) the supporting calculations for the management fee, development fee and leasing fees and other fees paid to Manager and/or its Affiliates, (E) a security deposit ledger, (F) a rent roll and other supplemental lease information reasonably requested by Management Committee, (G) delinquencies/tenant receivable aging report, broken down by 30/60/90/90+ day categories and the amount of arrearages for each tenant, (H) a job cost report, total costs incurred to date, estimated costs to complete the improvements, total anticipated costs and budget variances by line item, and (I) an account analysis including the composition of the ending balance/subledger report for accounts receivable, fixed assets and other balance sheet asset and liability accounts including, without limitation, prepaid accounts and accrued liabilities; and

    (ii)
    (A) a comparison of the actual and planned occupancy for the Project, (B) an overview of the strategic plan for the Project including the leasing activity, construction completion activity/timeline for completion, lease expiration and other information reasonably requested by Management Committee, (C) leasing information including a description of the spaces that are leased and occupied and vacancies calculated by square footage and percentage, a description of any space re-leased during the month and a description of any current leasing activity, (D) a summary of any material tenant claims or other concerns, (E) a list of any material litigation matters with a description of any material developments with respect thereto, and (F) a summary of any other matters affecting the Company.

        Section 12.02    Quarterly Reports.

                (a)   Within fifteen (15) days after the end of each calendar quarter, (i) balance sheet, statements of profit and loss and cash flow, and (ii) for the quarter ending June 30 and December 30 of each Fiscal Year, a straight-line rent schedule complying with Financial Accounting Standard 13.

                (b)   Manager shall deliver to Management Committee a report, describing in reasonable detail, any litigation or material claims relating to Company and/or the Project, or any tenant defaults or delinquencies (unless with respect to an Anchor Lease), within thirty (30) days after the end of each calendar quarter.

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        Section 12.03    Quarterly Forecasts.    Within thirty (30) days after the end of each calendar quarter, a report showing the planned and forecasted revenues, expenses, net income and net cash flow of the Company, including any item which varies more than the greater of One Hundred Thousand Dollars ($100,000) or five percent (5%) from the Operating Budget.

        Section 12.04    Annual Reports.    Within forty-five (45) days after the end of each Fiscal Year financial statements for Company audited by the Accounting Firm, prepared in accordance with GAAP, which shall contain a balance sheet as of the end of such Fiscal Year, statements of profit and loss and cash flow, a statement of changes in the Capital Accounts and a statement of changes in financial position for such Fiscal Year. Drafts of such financial statements shall be delivered to Management Committee within thirty (30) days after the end of each Fiscal Year. The timing of the annual audit for each Fiscal Year shall be such that the Accounting Firm is in a position to render a conclusion as to the probable fairness of presentation of the financial statements of Company for such Fiscal Year by the forty-fifth (45th) day following the close of such Fiscal Year.

        Section 12.05    Financial Statements.

                (a)   Manager shall maintain or cause to be maintained accurate and complete financial accounts (including the appropriate ledgers and journals) and supporting documents (including invoices and receipts) for the Project showing assets, liabilities, income, operations, transactions and the financial position of the Project to enable the financial statements referred to in Section 12.04 above to be properly and efficiently prepared in accordance with generally accepted accounting principles, consistently applied (including, without limitation, by maintaining proper computer programs and systems), and must keep "electronic" copies of such financial accounts and supporting documents at its principal office, or otherwise ensure that such copies are readily available, for at least seven (7) years. Company acknowledges that (unless Company shall have contributed to the cost of acquiring or developing such software) the computer software maintained by Manager for the purposes of this Section 12.05(a) belongs to Manager if the software is used by Manager or Affiliates in connection with other shopping centers or assets.

                (b)   Manager shall use commercially reasonable efforts to timely deliver, in the manner set forth in the documents evidencing and securing any Loan, all financial statements and reports relating to the Project and Company's ownership interest therein as are required to be delivered pursuant to the terms thereof.

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        Section 12.06    Records.

                (a)   Manager shall maintain proper and sufficient management accounts and records for the Project to enable Manager to efficiently perform its obligations under this Agreement and to enable Company (or any partner in Company) to promptly obtain any information concerning the Project reasonably required by Management Committee (or any partner in Company), and Manager shall keep such management accounts and records at the Project or stored at another off-site location in the Southern California area reasonably approved by Management Committee for at least seven (7) years. All records maintained by Manager pursuant to this Agreement shall be the property of Company and shall be delivered to Management Committee upon the termination of this Agreement or, at Company's request, prior to disposal by Manager. Manager shall maintain files with the originals, or if the originals have been delivered to Company, copies of all Leases and other material contracts and agreements relating to the Project.

                (b)   Without limiting Section 12.06(a) above, Manager shall keep or cause to be kept the following records with respect to the Project:

    (i)
    a rent roll of Occupants containing all relevant information in relation to each such Occupant;

    (ii)
    a record of all material contracts or other material agreements made with contractors or consultants containing details of the essential terms of such contracts or arrangements;

    (iii)
    a register of depreciable improvements and equipment showing the cost, date of purchase and current depreciated value of each item shown in the books of account kept by Manager for Company;

    (iv)
    a record of all insurance claims pending, current or contemplated in respect of any insured risk incurred as a consequence of the ownership, use, operation or occupation of the Project made or managed by Manager as agent of Company showing the status of each claim (a loss run prepared by a third party insurance adjustor will satisfy this requirement);

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    (v)
    an updated record of the total benefits and entitlements of all Project employees;

    (vi)
    a register of all written claims received concerning the Project from all Persons including, without limitation, customers, visitors, authorities, and neighboring residents and owners, and the responses made thereto, except those claims which, in Manager's reasonable opinion, do not require further action; and

    (vii)
    a lease file for each Occupant, which will include copies of all written complaints covering the Project received from Occupants.

        Section 12.07    Production of Records and Information.    Subject to all other provisions of this Agreement, Manager shall:

                (a)   if requested by Management Committee (or any partner in Company) produce such financial accounts, books of account, records or information in relation to the Project to any one or more of Company's (or any partner in Company's) appraisers, accountants, Lenders or other agents as Company (or any partner in Company) may reasonably require and take or permit those Persons to take photocopies of the books of account and records or information at the expense of such Persons;

                (b)   if requested by Management Committee (or any partner in Company), no more than once per Fiscal Year, permit Company or any partner in Company or their agents to carry out an independent audit (in addition to the annual audit required pursuant to Section 12.04 above) or inspection of Manager's books of accounts, records or information for the Project or Company at Company's cost, unless the amount of Gross Income or total Operating Expenses for any Fiscal Year as determined by any such audit or inspection differs by more than two and one-half percent (2.5%) from the amount of Gross Income or total Operating Expenses for such Fiscal Year recorded in Manager's books and records, in which case Manager shall be responsible for the cost of such audit or inspection; provided, however, that the following accounting deviations ("Permitted Accounting Deviations") shall not be taken into account in determining whether the amount of Gross Income or total Operating Expenses for any Fiscal Year as determined by such audit or inspection differs by more than two and one-half percent (2.5%) from the amount of Gross Income or total Operating Expenses for such Fiscal Year recorded in Manager's books and records:

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    (i)
    the reclassification of an item otherwise reflected in Manager's books and records from an asset which has been expensed but is determined by outside independent auditors to be required to be capitalized, or vice versa, provided that such reclassification is a direct result from input by outside independent auditors;

    (ii)
    reasonable timing delays relating to Manager's reasonable estimates of items not reasonably known at the time the books are closed, such as percentage rent, bad debt reserves and write-offs, write-offs of tenant improvement allowances, lease commissions, etc., provided that such estimates provided in Manager's books and records are otherwise reasonable and based upon the best information at the time that Manager's books and records are closed;

    (iii)
    finalization and reconciliation of first year common area maintenance charges and tenant billings; provided, however, that such delays are not otherwise within Manager's reasonable control and are otherwise reasonable under the circumstances, and estimates provided by Manager are otherwise reasonable and based upon the best information reasonably available to Manager;

    (iv)
    delays in obtaining final property tax assessments from the Los Angeles County Assessor's office; provided, however, that Manager shall make reasonable efforts to estimate anticipated property taxes and such estimates will be based on the best information reasonably available to Manager.

                (c)   from time to time, as may be reasonably appropriate in order to give Management Committee time to make any necessary or appropriate decisions in response thereto, provide information and recommendations to Management Committee as to:

    (i)
    market conditions and trends affecting the Project;

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    (ii)
    changes to Legal Requirements affecting the Project (including, without limitation, reassessments carried out by any responsible authority) to the extent known by Manager or adopted by the majority of property owners or managers or both with respect to the management, operation and leasing of properties of a type and quality similar to the Project;

    (iii)
    any improvements which may be made to the Project, this Agreement, the procedures employed by Manager for carrying out its obligations under this Agreement, the Operating Budget, the capital budget or any other matter to improve the value, economical operation and efficiency or appearance of the Project;

    (iv)
    the occupancy mix within the Project;

    (v)
    the type of insurance maintained for the Project, the coverage level of insurance under any policy effected for the Project and alterations to the terms of any insurance policy held by or as agent of Company for the Project; and

    (vi)
    any other matters which may be reasonably requested by Management Committee from time to time, including, without limitation, any additional information or financial reports and statements that Company may reasonably require to provide to its Lenders, bankers, partners, shareholders, joint venturers or any similar Person.

        Section 12.08    Tax Returns.    Within one hundred twenty (120) days after the end of each Taxable Year, Manager will provide the information relating to the Project necessary to complete the tax returns of Company for such Taxable Year and will cooperate with Company and its attorneys, accountants and tax advisers with respect to the completion thereof in good faith.

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ARTICLE XIII

COSTS AND EXPENSES — COMPENSATION

        Section 13.01 Management Fee.    Manager shall be entitled to a management fee (the "Management Fee" ) for rendering the services herein required during the term of this Agreement equal to *** of all revenues, less CAM, taxes, insurance, and marketing/promotional amounts paid to Company under all Leases ("Commissionable Revenue") at the Project during each Fiscal Year (or the pro rata portion of such amounts for any partial Fiscal Year during the term of this Agreement). Subject to adjustment as hereinafter provided, such fee shall be payable monthly by Company in arrears at the end of each month during the term of this Agreement based on the Commissionable Revenue for such month as shown in the most recent leasing status report delivered to Management Committee. Manager is hereby authorized to pay to itself on account of the Management Fee each such monthly installment from the Company's Account.

        The Management Fee shall be adjusted on the following basis so that the aggregate Management Fee equals the amount set forth in this Section 13.01: (1) monthly on an interim basis as soon as practicable after Manager has delivered to Company the financial statements specified in Section 12.01 above for such month; (2) quarterly on an interim basis as soon as is practicable after the delivery to Management Committee of the quarterly financial statements specified in Section 12.02 above; and (3) annually on a final basis as soon as is practicable after the delivery to Management Committee of the annual financial statements specified in Section 12.04 above. Promptly after each such adjustment, Company or Manager, as the case may be, shall pay to the other the amount of the applicable shortfall or overpayment of the Management Fee as determined by such adjustment.

        In the event that there are insufficient funds in the Company's Account to pay the Management Fee due for any month during the term of this Agreement, then if Company does not pay the amount of such Management Fee within ten (10) Business Days after receipt of written notice of such insufficiency, such unpaid Management Fee shall bear interest at a rate equal to the lesser of (1) the Prime Rate plus four percent (4%), compounded monthly, or (2) the highest rate allowable by law, for the period from the date such Management Fee was due until the date that it is paid in full by Company to Manager. With respect to any partial Fiscal Year during the term of this Agreement, for the purpose of calculating the Management Fee, the percentage rent shall be allocated to the portion of the year during which the Management Fee is payable by multiplying (a) the amount of percentage rent received from the Project for the entire applicable Fiscal Year, by (b) a fraction, the numerator of which shall be the applicable Occupant's gross sales upon which the percentage rent is calculated with respect to the portion of such Fiscal Year during which this Agreement was in effect, and the denominator of which shall be such gross sales of the applicable Occupants with respect to such entire Fiscal Year.

        Section 13.02 Expense Reimbursement.    In addition to the Management Fee specified in Section 13.01 above, Manager shall be entitled to monthly reimbursement as an Operating Expense of the Project, for those costs and expenses directly relating to the on-site management, accounting, operation and leasing of the Project incurred by it and specifically authorized for reimbursement under the terms of this Agreement, including the cost of the on-site management office furniture, fixtures and equipment and office supplies, to the extent approved in the Operating Budget or by the Management Committee (which furniture, fixtures and equipment shall remain the property of Company) except to the extent any of the foregoing are an expense of Common Area maintenance.

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        Section 13.03 Leasing Fee.    Manager shall be entitled to receive from Company a leasing fee of *** per rentable square foot leased by the Occupant ("Leasing Fee"). The Leasing Fee shall be payable one-half (1/2) upon execution of the Lease, and the remaining one-half (1/2) to be paid upon opening for business by the Occupant; provided, however, that in the event that the Occupant fails to open for business following execution of the Lease, Manager shall refund the one half (1/2) portion of such Leasing Fee paid upon execution. In addition, Manager shall be entitled to receive from the Company an additional Leasing Fee equal to *** per rentable square foot leased by the Occupant upon renewal of the term of its Lease. Finally, Manger shall receive a mutually agreed upon market rate leasing fee for carts, which fee shall be agreed upon prior to the date of this Agreement.

        Section 13.04 Promotional Activities.    Except to the extent contemplated by the Operating Plan, neither Manager and any Related Person of Manager shall enter into any Promotional Activity applicable to or binding upon the Project or Company which activity would promote or include any racetrack or gaming activity (other than for the Race Track Project) without Management Committee's prior written consent. Manager shall coordinate the Company's Promotional Activities with any promotional activities undertaken by the Race Track Project. If Management Committee approves a Promotional Activity, such Promotional Activity is contemplated by the Operating Plan, or Manager is otherwise permitted to enter into such Promotional Activity pursuant to the preceding sentence of this Section 13.04, Manager will credit Company any amounts earned by the Project with respect to such Promotional Activity. If such Promotional Activity also relates to additional properties owned or managed by Manager or any of its Affiliates, Manager will credit Company its allocable share of any amounts earned by the Project with respect to such Promotional Activity. All amounts earned by Company shall be included in the calculation of the Gross Income of the Company for the applicable period.

ARTICLE XIV

INSURANCE

        Manager shall procure and maintain all insurance required pursuant to the applicable Operating Plan or any mortgage or deed of trust encumbering the Project, and shall procure (or cause Occupants to procure) such insurance in such amount and from such companies as may be approved by Management Committee in the Operating Plan or otherwise authorized by Management Committee in writing. Manager shall comply with all Insurance Requirements in the management and operation of the Project and shall use its diligent good faith efforts to cause all Occupants to comply with any applicable Insurance Requirements.

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ARTICLE XV

ALTERATIONS

        Manager shall make no changes or alterations in or additions to the Project or any part thereof of a material nature without the prior written consent of Management Committee, except as otherwise expressly set forth in the Operating Plan. Except with respect to any expansion, redevelopment or refurbishment, or preliminary services relating thereto, performed pursuant to a Development Agreement for the Project, Manager shall supervise the performance of all repairs, renovations and alterations performed at the Project, and shall monitor all Occupant alterations of the Project as agent of Company in such a manner as may be reasonably required of Manager. Manager shall promptly report any liens on the Project to Management Committee.

ARTICLE XVI

TERMINATION

        Section 16.01 Term.    The term of this Agreement shall be for an initial term expiring on one year after the execution date. Thereafter, until this Agreement is terminated in accordance with its terms, this Agreement shall be deemed renewed automatically each year for an additional one year period unless terminated as set forth below. If this Agreement is terminated, then Company shall deliver to Manager prior written notice of the determination not to renew this Agreement based on the terms set forth in this Section 16.01 not less than thirty (30) days prior to the expiration of the then existing term. If this Agreement is not renewed, Company shall designate the date, not less than forty-five (45) nor more than one hundred eighty (180) days from the date of the notice, on which the Manager shall turn over management of the Project to Company and this Agreement shall terminate as of such date.

        Section 16.02 Non-Curable Terminating Events.    Notwithstanding anything contained in Section 16.01 above, Company may terminate this Agreement immediately upon written notice to Manager upon the occurrence of any of the following events:

                (a)   the Bankruptcy of Manager;

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                (b)   Company sells, exchanges, assigns or transfers all of its interest in the Project (other than to an Affiliate), whether directly or indirectly;

                (c)   Santa Anita Associates Holding Co. (or its Affiliate), sells, exchanges, assigns or transfers any of its interest in Company if such transfer is not permitted pursuant to the LLC Agreement;

                (d)   the appointment of a receiver or the foreclosure by any mortgagee upon the Project or the taking of possession thereof by deed-in-lieu of foreclosure, except as otherwise agreed in writing by Manager and such Mortgagee;

                (e)   a good faith determination of the Company that there has occurred an act of fraud, willful misconduct, gross negligence, habitual neglect or conviction of a crime involving moral turpitude by Manager under this Agreement, or the Development Agreement;

                (f)    Any misappropriation of funds by Manager provided that if such misappropriation of funds is committed by an employee of Manager, then such event may be cured if, within five (5) Business Days after being notified in writing of such event, Manager (i) makes full restitution to Company of all damages caused by such event, (ii) terminates the employment of such employee, and (iii) promptly takes all appropriate actions necessary to remediate the situation and protect the interests of Company;

                (g)   if Manager ceases to be owned and controlled by Rick J. Caruso or his heirs, his immediate family, or his Affiliates;

                (h)   the Project or a substantial part of the Project is damaged or destroyed where the Company has determined not to rebuild or reconstruct, provided, however, that in such event Manager will continue to operate the Project for a reasonable period of time until Company winds down the operation of the Project and for a reasonable fee to be agreed upon between Company and Manager, and provided further that (i) this Agreement shall be automatically reinstated if, within eighteen (18) months after the date of such damage or destruction, Company determines to rebuild the Project or develop a new shopping center as a replacement for the Project, and (ii) in the case of the destruction of only a substantial part of the Project, if Company elects to continue the operation of the remaining portion of the Project, this Agreement shall remain in effect with respect to the portion of the Project to be operated;

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                (i)    Company terminates any Development Agreement due to (i) a default by Manager thereunder or (ii) the mutual agreement of Manager and Company; and

                (j)    Santa Anita Associates Holding Co., LLC, is removed as Managing Member under the LLC Agreement.

                (k)   An independent audit or inspection of Manager's books of account pursuant to Section 12.07(b) above reveals a difference by more than five percent (5%) from the amount of Gross Income or total Operating Expenses from the amount of Gross Income or total Operating Expenses recorded in Manager's books and records, excluding Permitted Accounting Deviations (as defined in Section 12.07(b) above).

  Section 16.03 Curable Defaults.

                (a)   Either Company or Manager may terminate this Agreement by written notice to the other party in the event that the other party shall default (the "Defaulting Party") in the performance or observance of any material term, condition or covenant contained in this Agreement in respect of the Project not falling under Section 16.02 above or shall fail to perform or observe the same in accordance with the required standard under this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof shall have been received by the non-defaulting party (the "Non-Defaulting Party") specifying such default and requesting that the same be remedied in such thirty-day period, provided that a ten (10) day period shall apply with respect to any failure to make a monetary payment hereunder (a "Default Notice").

                (b)   The Defaulting Party shall be deemed to have complied with a Default Notice given under this Section 16.03 if the default (other than a monetary default) is such that it cannot reasonably be remedied within thirty (30) days but can reasonably be remedied within one hundred twenty (120) days and the Defaulting Party shall, in good faith, have commenced to remedy the default specified therein as soon as is practicable after receiving such Default Notice, and, thereafter shall have diligently prosecuted the cure to its completion within such one hundred twenty (120) day period. If at the end of such one hundred twenty (120) day period, the default (other than a monetary default) can reasonably be remedied within an additional and reasonably foreseeable period of time, and if the Defaulting Party shall continue to diligently prosecute the cure to its completion, then the Defaulting Party shall have such additional reasonably foreseeable period of time to cure the default; provided, however, that the Defaulting Party shall have the right to initiate binding arbitration proceedings pursuant to Section 18.20 for the purpose of determining whether the Defaulting Party has promptly commenced and diligently pursued the cure to its completion, or if such cure is reasonably capable of being completed within a reasonably foreseeable period of time. Termination of this Agreement shall be effective upon the later of (i) delivery of a Default Notice, or (ii) expiration of the cure period provided in this Section 16.03(b).

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        Section 16.04 Manager's Rights and Obligations on Termination.    Upon the termination of this Agreement, all rights and obligations of the parties hereunder shall expire, other than those rights and obligations which expressly survive the termination of this Agreement; provided, however, that termination of this Agreement shall not release the Defaulting Party from liability for failure to perform any of the duties and obligations required to be performed by it prior to the date of such termination. Upon termination of this Agreement Manager shall:

                (a)   promptly surrender and deliver to Company any space in the Project occupied by Manager and pay to Company or as Company shall direct all Gross Income and other monies related to the Project on hand and all moneys due to Company under this Agreement including any moneys received after termination;

                (b)   promptly deliver to Company originals in the possession of or reasonably available to Manager, its Affiliates, agents or employees or, if such originals are not in the possession or reasonably available to Manager, copies of all contracts, documents, reports, market studies, files, funds, surveys, insurance policies, papers, Leases, keys, records and other property pertaining to this Agreement or to the Project in the possession of or reasonably available to Manager, its Affiliates, agents or employees;

                (c)   furnish all such information and take all such action as Company may reasonably require in order to effect an orderly and systematic termination of Manager's duties and activities hereunder and the appointment of a substitute manager;

                (d)   if requested by Company, promptly give written notice to the Occupants, in a form reasonably satisfactory to Company, that Manager no longer manages or is otherwise associated with the Project;

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                (e)   immediately assign and transfer all accounts maintained by Manager under this Agreement for Company and assign all assignable contracts with respect to the Project to a person designated by Company or as otherwise directed by Company and such person shall assume all of Manager's obligations under such contracts; and

                (f)    be paid all Management Fees, expense reimbursements as provided in Section 13.02 and Leasing Fees earned under the provisions of this Agreement prior to such termination. Manager shall not be obligated to refund any Management Fees earned and received from any month prior to the month in which this Agreement is terminated, provided, however, that Manager shall refund to Company any overpayments of the Management Fee previously paid to Manager.

ARTICLE XVII

DELIVERY OF DOCUMENTS AND NOTICES

        In order to be deemed effective, all documents to be delivered and all notices, approvals, authorizations and/or consents to be given or obtained by any party to this Agreement shall be in writing and shall be given by personal delivery, or sent by express mail or nationally recognized overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile (with confirmed receipt) addressed as follows:

To Manager:	Caruso Management, Co., Ltd. 101 The Grove Drive Los Angeles, California 90036 Attention: Rick J. Caruso, Richard A. Moses and Daniel J. Burgner Facsimile: 323-900-8101

With a Copy to:	Donfeld, Kelley & Rollman 11845 West Olympic Blvd., Suite 1245 Los Angeles, CA 90064 Attention: Jeffrey E. Donfeld, Esq. Fax: 310-312-8014

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To Company and/or Management Committee:	Santa Anita Commercial Enterprise, Inc.
c/o Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario 74G 7K1
Attention: Chief Executive Officer, Chief Financial Officer and Corporate Secretary
Fax: 905-726-7172

With a Copy to:	Allen Matkins Leck Gamble & Mallory LLP 12348 High Bluff Drive, Suite 100 San Diego, California 92130 Attention: Michael C. Pruter, Esq. Fax: 858-481-5028

        The above addresses may be changed for future communications or delivery of notice hereunder by giving notice of such change to the others listed above in the manner prescribed by this Article XVII. All notices shall be deemed effective when received by all applicable parties at the addresses set forth above either by delivery or facsimile transmission (as such addresses may be changed by the parties in accordance herewith). Notwithstanding the foregoing, no notice shall be deemed ineffective because of any party's refusal to accept delivery at the address specified for the giving of such notice in accordance herewith.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

        Section 18.01 Law to Apply.    This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of California.

        Section 18.02 Incorporation by Reference.    The Recitals as attached hereto, is hereby expressly incorporated herein to the same extent and with the same effect as if fully set out herein.

        Section 18.03 Section Headings and References.    Headings at the beginning of Articles and Sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. All references herein to specific Articles or Sections are references to the applicable Articles or Sections of this Agreement, unless otherwise indicated.

        Section 18.04 Terms.    When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders.

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        Section 18.05 Waiver.    Any waiver, express or implied, by a party hereto, of any breach of this Agreement by another party or parties, shall not be considered a waiver of any subsequent breach.

        Section 18.06 Severability.    The invalidity or unenforceability of any portion of this Agreement shall not render the remainder hereof invalid or unenforceable.

        Section 18.07 Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, with the same effect as if all parties hereto had all signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one more additional signature pages.

        Section 18.08 Time.    Time is of the essence of this Agreement and each of its provisions.

        Section 18.09 Incorporation of Prior Agreements.    This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto.

        Section 18.10 Further Assurances.    Each party hereto hereby agrees to execute and deliver any and all instruments, agreements and other documents reasonably necessary to effect the acts contemplated hereby, to the extent required by this Agreement.

        Section 18.11 Attorneys' Fees.    If any party commences an action against another to enforce any of the terms hereof or because of the breach by any party of any of the terms hereof, then the successful party after final judgment shall be entitled to receive from the other party its reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such action.

        Section 18.12 Personal Agreement.    This Agreement shall be binding on the parties hereto. No assignment by Manager shall be effective for any purpose without the written consent and approval of Management Committee. Any attempted assignment or sub-contract in violation of the provisions of this Section 18.12 shall be void ab initio.

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        Section 18.13 No Partnership.    Nothing contained in this Agreement shall constitute Company and Manager as partners with one another. Subject to the terms and provisions of this Agreement, each of the parties shall have the right to engage in other businesses and business transactions and the other party shall have no right or interest therein.

        Section 18.14 Amendments.    No amendment to this Agreement shall be effective unless signed by at least one constituent member of each of the owners of the Company and the Manager.

  Section 18.15 Indemnities.

                (a)   Manager hereby agrees to indemnify, defend and protect Company and each of Company's constituent members and their respective officers, directors, shareholders and partners (such persons collectively called the "Indemnified Parties" for the purposes of this Section 18.15(a)), and hold each of the Indemnified Parties harmless against all losses, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the Indemnified Parties by reason of any claim or demand being made upon or any action taken against any of the Indemnified Parties arising from Manager's gross negligence, willful misconduct or fraud with respect to its duties and obligations under this Agreement. The Indemnified Parties shall, in good faith, endeavor to notify Manager in writing as to every such claim, demand or action against (or any loss, damage, cost, expense or liability suffered by) the Indemnified Parties within ten (10) Business Days after the Indemnified Parties become aware that such claim or demand has been made or such action has been taken (or such loss, damage, cost, expense or liability has been suffered). A failure to notify Manager shall not limit Manager's liability under this Section 18.15(a) to the extent that such failure to notify does not adversely affect Manager's rights with respect to such claim.

                (b)   Company hereby agrees to indemnify, defend and protect Manager and each of Manager's constituent partners and their respective officers, directors, shareholders and partners (each such person collectively called the "Indemnified Parties" for the purposes of this Section 18.15(b)), and hold each of the Indemnified Parties harmless against all losses, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the Indemnified Parties by reason of any claim or demand being made upon or any action taken against any of the Indemnified Parties arising from (i) any gross negligence, willful misconduct or fraud of Company, except to the extent Manager or its Affiliate is responsible for such gross negligence, willful misconduct or fraud, or (ii) any act taken or omission made by Manager in the performance of its obligations under this Agreement, which act or omission was not the result of Manager's gross negligence, willful misconduct, fraud or breach of this Agreement. The Indemnified Parties shall, in good faith, endeavor to notify Management Committee in writing as to every such claim, demand or action against the indemnified parties within ten (10) Business Days after the Indemnified Parties become aware that such claim or demand has been made or such action has been taken. A failure to notify Management Committee shall not limit Company's liability under this Section 18.15(b) to the extent that such failure to notify does not adversely affect Company's rights with respect to such claim.

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                (c)   No person engaged as an independent contractor by Company or Manager shall be considered an employee, servant, agent or other Person that Company or Manager (as the case may be) shall be obligated to indemnify for the purposes of this Section 18.15. Manager shall cause Company to be listed as an indemnified party in any indemnity contained in an agreement with an independent contractor. The indemnity contained in this Section 18.15 made by Company and Manager shall survive the termination of this Agreement for a period of two (2) years.

        Section 18.16 Object of Agreement.    The object of this Agreement is the provision of services by Manager to Company, and no tangible property will be conveyed other than tangible property incidental to the provision of such services.

  Section 18.17 Company's Lenders and/or Purchasers.

                (a)   Manager shall, at the request of Company, enter into agreements with a Lender, pursuant to which agreements Manager (i) recognizes the collateral rights, if any, of such Lender with respect to this Agreement, and (ii) acknowledges that if any such Lender forecloses upon Company's interest in this Agreement, then such Lender or its assignee shall not be liable for any act or omission of Company under this Agreement prior to the date of such foreclosure or assignment.

                (b)   Manager shall, at Company's request, cooperate with and provide information to any Lender or to any potential purchaser(s) of the Project regarding actual facts and matters within the knowledge of Manager's personnel engaged in the management of the Project.

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        Section 18.18 Confidentiality.    Manager agrees to hold in confidence and not to use or disclose to others any confidential or proprietary information of Company heretofore or hereafter disclosed to Manager, but only to the extent that such information is marked or otherwise expressly designated as "Confidential" by Company ("Company Confidential Information"), except where required by judicial or administrative order, or where Company specifically gives Manager written authorization to disclose any of the foregoing to others or such disclosure hereunder. If Manager is required by a judicial or administrative order to disclose any Company Confidential Information, Manager will promptly notify Company thereof, consult with Company on the advisability of taking steps to resist or narrow such request and cooperate with Company in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded to the Company Confidential Information disclosed.

        Section 18.19 Company's Consents and Approvals.    Whenever Company's consent or approval is required pursuant to this Agreement, such consent or approval may be granted or withheld in Company's sole and absolute discretion. With respect to any matter which is a Major Decision (as such term is defined in the LLC Agreement) or which otherwise requires the consent of the Management Committee under the LLC Agreement, Company's consent or approval shall only be deemed given if Company affirmatively grants such consent or approval in writing (whether or not the applicable provisions of the Agreement requires that such consent or approval be obtained in writing). With respect to any matter which is a Major Decision or which otherwise requires the consent of Management Committee, to the extent that Company's consent or approval is not affirmatively confirmed in writing with any applicable time frame provided in this Agreement, Company shall be deemed to have withheld its consent and disapproved the applicable matter.

        Section 18.20 Arbitration.    Any controversy or claim arising out of or relating to this Agreement including whether the Company has the right to terminate this Agreement pursuant to the provisions of Sections 16.02 and 16.03 above, or the claimed breach or interpretation thereof, shall except as provided in Section 18.21 be resolved by binding arbitration, subject to the following additional provisions:

                (a)   The Party seeking arbitration ("Demanding Party") shall deliver a written notice of demand to resolve dispute (the "Demand") to the other Party ("Non-Demanding Party"). The demand shall include a brief statement of the Demanding Party's claim or controversy, the amount thereof, and the name of the proposed arbitrator to decide the dispute, which proposed arbitrator shall be a retired judge, or attorney with ten (10) years or more of experience in commercial real estate matters ("Arbitrator(s)"). Within ten (10) days after receipt of the demand, the Non-Demanding Party against whom a demand is made shall deliver a written response to the Demanding Party. Such response shall include a short and plain statement of the Non-Demanding Party's defenses to the claim and shall also state the name of the arbitrator chosen by the Demanding Party. Thereafter, the two (2) arbitrators shall select a third independent arbitrator. An arbitrator shall not be employed by any Party or its Affiliate, directly, indirectly or as an agent, except in connection with the arbitration proceeding. Any person appointed as an arbitrator shall be knowledgeable and experienced in the matters sought to be arbitrated. As examples, if the arbitrable dispute deals with construction issues, the arbitrator so appointed shall be experienced and knowledgeable as to construction practice of shopping centers.

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                (b)   The locale of the arbitration shall be in Los Angeles County, California, unless otherwise mutually agreed upon between the parties.

                (c)   If the Non-Demanding Party selects a proposed arbitrator different than the arbitrator selected by the Demanding Party, and such selection is indicated by the Non-Demanding Party in its written response to the Demanding Party made within ten (10) days after receipt of the demand, then the parties shall, for ten (10) days after the Demanding Party's receipt of the Non-Demanding Party's written response to the demand, attempt to agree upon an arbitrator. If the parties cannot agree upon an arbitrator within said ten (10) day period, then a single neutral arbitrator shall be appointed by the then Presiding Judge of the California Superior Court located in Los Angeles County, acting in his individual and nonofficial capacity on the application of the Demanding Party.

                (d)   The arbitrator's powers shall be limited as follows: the arbitrator shall follow the substantive laws of the State of California, and the Rules of Evidence of California, and his/her decision shall be subject to review thereon as would the decision of the Presiding Judge of the California Superior Court located in Los Angeles County sitting without a jury.

                (e)   The costs of the resolution (including all reporter costs) shall be split between the Parties prorata in accordance with their Distribution Percentages, provided, however, that such costs, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in full or in part, by the arbitrator, in his/her discretion, to the prevailing party. Unless the arbitrator so awards attorneys' fees, each Party shall be responsible for its own attorneys' fees.

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                (f)    To the extent possible, the arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the hearings.

                (g)   In connection with any arbitration proceedings commenced hereunder, either Party shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

                (h)   The arbitrator shall render her/his decision(s) concerning the substantive issue(s) in dispute in writing. The written decision shall be sent to the parties no later than thirty (30) days following the last hearing date.

                (i)    All hearings shall be concluded within ninety (90) days from the day the arbitrator is selected or appointed, unless the arbitrator determines that this deadline is impractical.

                (j)    If any of the provisions relating to arbitration are not adhered to or complied with either party may petition the Presiding Judge of the California Superior Court located in Los Angeles County, for appropriate relief.

                (k)   The award of the arbitrator may be entered as a judgment in a court of competent jurisdiction. All arbitration conducted under this Section 18.20 shall be in accordance with the rules of the American Arbitration Association to the extent such rules do not conflict with the procedures herein set forth. To the extent permitted by law, compliance with this Section 18.20 is a condition precedent to the commencement by any Party of a judicial proceeding arising out of any dispute relating directly or indirectly to this Agreement.

        Section 18.21 Disputes Arising Under Section 16.02(e).    Within forty-five (45) days following the date of termination of this Agreement with respect to any matter described in Section 16.02(e), Manager shall have the right to contest such termination by filing suit, and if Manager fails to timely file suit within such forty-five (45) day period, Manager shall have no further right to contest such termination.

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        Section 18.22 Venue.    With respect to any litigation that may arise under Section 18.21, Owner and Manager agree that any litigation, claim or lawsuit directly or indirectly arising out of or related to this Agreement shall be instituted exclusively in the courts, whether federal or state, located in the County of Los Angeles, State of California, and nowhere else. Owner and Manager further agree that, notwithstanding the foregoing, any such litigation, claim or lawsuit as to which there is federal jurisdiction, by reason of diversity, federal question or otherwise, shall be instituted exclusively in a federal district court located in the Central District of California.

Remainder of this page left intentionally blank.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY:

SANTA ANITA ASSOCIATES, LLC,
a Delaware limited liability company

By:	Santa Anita Associates Holding Co., LLC,
a California limited liability company, Its Member,

By:
Name:
Title:

By:	Santa Anita Commercial Enterprise, Inc.,
a Delaware corporation, Its Member

By:
Name:
Title:

MANAGER:

CARUSO MANAGEMENT COMPANY, LTD.,
a California limited partnership
By:	Caruso Property Management, Inc.,
a California corporation, its general partner

By:
Rick J. Caruso, President

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i

ii

iii

INDEX

Page(s)
Accounting Firm	1
Affiliate	1
Agreement	1
Annual Operating Plan	24
Arbitrator(s)	48
Bankruptcy	2
Business Day	2
Capital Account	2
Caruso Member	3
Cash Receipts	22
Commissionable Revenue	37
Common Areas	3
Company	3
Company Confidential Information	48
Company's Account	3
Comparable Project	11
Control	3
Default Notice	41
Defaulting Party	41
Demand	48
Demanding Party	48
Developer	3
Development Agreement	3
Discretionary Expenses	4
Document Request	4
Emergency	4
Fiscal Year	4
GAAP	23
Gross Income	4
Ground Lease	4
Horse Safety Requirement	4
Indemnified Parties	46
Index	5
Insurance Requirements	5
Lease	5
Leasing Fee	38
Leasing Plan	23
Legal Requirements	5
Lender	5
LLC Agreement	5
Loan	6
Management Committee	6
Management Duties	6, 29
Management Fee	6, 37
Manager	1

iv

PAGE
Managing Member	6
Marketing Fund	6
Non-Defaulting Party	41
Non-Demanding Party	48
Non-Discretionary Expenses	6
Occupants	6
Operating Budget	23
Operating Expenses	6
Permitted Accounting Deviations	34
Person	9
Prime Rate	9
Project	9
Project Agreements	9
Promotional Activity	9
Property Manager	16
Race Track Project	10
REA	9
Related Person	10
Santa Anita Member	10
Santa Anita Park	10
Santa Anita Project	1
Security Deposit Account	22
Standard Form of Lease	10
Subject Person	1
Taxable Year	10
Temporary Lease	10

v

EXHIBIT "H"

Lease Summary

Tenant:

Guarantor/Indemnifier
Premises
Date of Lease/Amendments
Term
Expiry
Gross Leasable Area
Base Rent
Additional Rent
Percentage Rent
Free Rent Period
Tenant's Leasehold Allowance
Renewal Options
Landlord's Right to Terminate
Tenant's Right to Terminate
Go Dark Provision
Operating Covenant
Co-Tenancy Requirement
Exclusive Use Provision
Tenant's Right of Rent Abatement
Security Deposit-Advance Rent
Assignment Rights of tenant
Other Comments

Date Completed:

By:

EXHIBIT "I"
INSURANCE REQUIREMENTS

        Caruso shall procure and maintain in effect during the Term of this Agreement the insurance coverages described in this Exhibit "I", which insurance shall be placed with insurance companies reasonably approved by Santa Anita and having a general policyholders' rating of not less than "A-" and a financial rating of not less than "VIII" or better by the latest issue of Best's Key Rating Guide. Such insurance companies shall be licensed and authorized to do business in the State of California, and shall name the Members as additional insureds. Notwithstanding the foregoing, the Members may agree to self-insure with respect to any of the coverages required below provided that such self-insurance is permitted by the Company's Lender and by each Member, which consent may be granted or withheld by each Member in each such Member's sole discretion.

         (a)    Insurance Required.

    (i)
    Worker's Compensation Insurance with statutory benefits and limits which shall fully comply with all applicable state and federal requirements and which shall also include Broad Form All States and Voluntary Compensation and Employer's Liability Insurance with limits of not less than $1,000,000 per accident, $1,000,000 per disease, and a $1,000,000 policy limit on disease.

    (ii)
    Automobile Liability Insurance in Caruso's name covering all owned, non-owned, leased and hired vehicles utilized by Caruso, with a combined single limit per occurrence for bodily injury and property damage of not less than $1,000,000.

    (iii)
    Commercial General Liability Insurance on an occurrence basis in Caruso's name, providing coverage of not less than $10,000,000 per occurrence, which shall include: Bodily injury, Personal injury, Products and Completed Operations (for a minimum period of time to satisfy applicable statute of limitations for construction defects), Blanket Contractual Liability and Broad Form Property Damage coverage, with bodily injury and property damage of combined single limits of not less than $10,000,000 per occurrence. The required policy shall not contain any limitation of coverage and/or exclusion coverage for Explosion, Collapse and Underground Hazards (X, C, U). Caruso may provide the coverage required herein through the use of a primary liability policy and umbrella liability policies.

    (iv)
    Valuable Papers and Records Insurance to cover the plans, drawings, specifications, records and any other documents pertaining to the Project, including electronic media and data of any type, if applicable.

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    (v)
    Upon commencement of construction on or about the Project, and unless otherwise directed by the Management Committee, Caruso shall maintain at the expense of the Company, a standard "all risk" Developer's Risk Policy for not less than the full replacement cost of improvements on or about the Project (including any improvements constructed off-site) and shall include a replacement cost endorsement.

         (b)    Terms and Conditions.

    (i)
    Before Caruso commences any on-site work pursuant to this Agreement, Caruso shall file with Santa Anita valid, original insurance certificates, including the required amendatory riders and endorsements, evidencing that all required insurance is in force. An authorized representative of the applicable insurance company shall execute the foregoing. All required insurance certificates should identify the Project and location. Caruso shall not make any changes in the required insurance, or allow the required insurance to lapse, without Santa Anita's prior written approval.

    (ii)
    Caruso shall require all Project consultants and all contractors and subcontractors (other than non-material specialty trade subcontractors, such as artisans, mosaic tile, etc.), to comply with the Worker's Compensation, Employer's Liability and Automobile Liability Insurance provisions required of Caruso pursuant to this Agreement. Caruso shall require its sub-contractors and sub-consultants to provide Commercial General Liability Insurance in amounts typically provided by sub-contractors and sub-consultants of that respective trade but in no event shall: (A) any general contractor carry less than $10,000,000 in coverage; (B) any electrical, drywall, plumbing, roofing or framing contractor carry less than $5,000,000 in coverage; and (C) as to all other sub-contractors or sub-consultants not specified in (A) or (B) above, carry less than $1,000,000 in coverage.

    (iii)
    Caruso shall further require all Project consultants to maintain Professional Liability Insurance covering damages by reason of any negligent act, error, or omission committed, or alleged to have been committed, by Caruso or its sub-contractors and sub-consultants with limits as approved by the Management Committee.

    (iv)
    Caruso agrees that it will contractually obligate all Project consultants and all contractors and sub-contractors to promptly advise Caruso of any changes or lapses of the requisite insurance coverages and Caruso agrees to promptly advise Santa Anita of same. Caruso assumes all responsibility for monitoring the applicable insurance certificates for compliance with the insurance provisions of this Agreement.

2

    (v)
    Caruso will give to the Company written notice within five (5) business days following the date that it receives any written notice of a proposed cancellation of a policy required to be carried hereunder by the Company.

    (vi)
    Should a notice of cancellation be issued for non-payment of premiums or any part thereof, or should Caruso fail to provide and maintain certificates as set forth herein, Santa Anita shall have the right, but shall not be obligated, to pay such premium to the insurance company to obtain such coverage and to seek reimbursement for said payments from the Company, which sums shall be due and payable immediately upon receipt by the Company of notice from Santa Anita.

    (vii)
    All certificates of insurance and all notices required pursuant to this paragraph shall be sent to the address of Santa Anita as set forth in on Exhibit "C" hereof.

    (viii)
    Caruso agrees with respect to Commercial General Liability and Automobile Liability insurance provided or required to require each certificate to contain the following wording:

      "It is agreed that the 'Persons Insured' provision of this policy is amended to include Santa Anita, the Santa Anita Companies, Inc., Magna Entertainment Corp., and their officers, directors, shareholders and employees as Additional Insureds, jointly and severally, with respect to any coverage afforded by this policy, but only with respect to operations by, or on behalf of, or to facilities of, used by, or for, the Named Insured."

    (ix)
    For all insurance required in connection with this Agreement, such insurance is primary and is not additional to, or contributing with, any other insurance carried by, or for the benefit of, Santa Anita or any Additional Insured.

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